     As filed with the Securities and Exchange Commission on _____________, 1999
                                                Registration No. 333-___________
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                       SOUTH BRANCH VALLEY BANCORP, INC.
            (Exact name of registrant as specified in its charter)

      West Virginia                   6711                     55-0672148
(State or other jurisdiction (Primary Standard Industrial   (I.R.S. Employer
     of incorporation         Classification Code Number)  Identification No.)
     or organization)

                             310 North Main Street
                        Moorefield, West Virginia 26836
                                (304) 538-1000
                         -----------------------------
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                       H. Charles Maddy, III, President
                       South Branch Valley Bancorp, Inc.
                                 P. O. Box 680
                             310 North Main Street
                        Moorefield, West Virginia 26836
                                (304) 538-1000
                       --------------------------------
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                with copies to:

       Sandra M. Murphy, Esq.                   Charles D. Dunbar, Esq.
       Bowles Rice McDavid Graff & Love, PLLC   Elizabeth Osenton Lord, Esq.
       600 Quarrier Street                      Jackson & Kelly, PLLC
       P. O. Box 1386                           1600 Laidley Tower
       Charleston, West Virginia  25325-1386    P. O. Box 553
                                                Charleston, West Virginia  25322

     Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
   Title of each class of       Amount to be         Proposed maximum            Proposed maximum           Amount of
 securities to be registered   registered (1)    offering price per unit     aggregate offering price    registration fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock.................  320,000 shares           $37.31(2)                  $11,937,600(2)           $3,318.65
par value $2.50 per share
===========================================================================================================================

(1) The number of shares of common stock, par value $2.50 per share of South Branch Valley Bancorp, Inc. to be registered pursuant to this Registration Statement is based upon the number of shares of common stock, par value $10.00 per share of Potomac Valley Bank presently outstanding multiplied by the exchange ratio of 3.319 shares of South Branch common stock which would have resulted had the proposed transaction been consummated on June 30, 1999.
(2) Pursuant to Rule 457(f), based upon the book value in the amount of $132.64 per share of the common stock of Potomac Valley Bank as of June 30, 1999.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

________________________________________________________________________________

                              POTOMAC VALLEY BANK
                              4 North Main Street
                                P. O. Box 1079
                       Petersburg, West Virginia 26847

                  ------------------------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON _____________________, 1999
                  ------------------------------------------


TO THE SHAREHOLDERS OF POTOMAC VALLEY BANK:

     Potomac will hold a special meeting of shareholders at its principal executive offices, 4 North Main Street, Petersburg, West Virginia, at 9:00 a.m. local time on ______________________________, 1999, to vote on:

     1. A proposal to approve the Agreement and Plan of Merger, dated as of July 16, 1999, among South Branch Valley Bancorp, Inc. and the parties to the Agreement and Plan of Merger, Potomac Valley Bank and Potomac Interim Bank, Inc. a wholly-owned subsidiary of South Branch Valley Bancorp, Inc. Attached as Annex I to the accompanying joint proxy statement/prospectus is a copy of the merger agreement.

     2. Any other matters that properly come before the special meeting, or any adjournments or postponements of the special meeting.

     Shareholders of Potomac of record at the close of business on ________________________, 1999, are entitled to notice of and to vote at the meeting. You are cordially invited to attend the meeting in person; however, whether or not you plan to attend, we urge you to complete, date and sign the accompanying proxy card and to return it promptly in the enclosed postage prepaid envelope.

                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    ______________________________
                                    G. R. Ours, Jr.
Petersburg, West Virginia           Chairman of the Board
__________, 1999

     Please complete, sign, date and return the enclosed proxy card promptly whether or not you plan to attend the meeting. Failure to return a properly executed proxy or to vote at the meeting will have the same effect as a vote against the merger. Please do not send in any certificates for your shares at this time.

                       SOUTH BRANCH VALLEY BANCORP, INC.
                             310 North Main Street
                                 P. O. Box 680
                        Moorefield, West Virginia 26836
          __________________________________________________________

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                TO BE HELD ON ___________________________, 1999
          __________________________________________________________


           TO THE SHAREHOLDERS OF SOUTH BRANCH VALLEY BANCORP, INC.:

     Notice is hereby given that, pursuant to the call of the Board of Directors, a Special Meeting of Shareholders of South Branch Valley Bancorp, Inc. will be held at Moorefield, West Virginia on ________ __, 1999, at ______ p.m., local time, for the purpose of considering and voting upon the following matters:

     1. Approval of an amendment to the Articles of Incorporation of South Branch Valley Bancorp, Inc. to change the name of South Branch to "Summit Financial Group, Inc." The text of the proposed amendment is attached as Annex III to the accompanying Prospectus/Joint Proxy Statement.

     2. Authorization for the issuance of up to 320,000 shares of Summit stock in connection with an Agreement and Plan of Merger dated as of July 16, 1999, among South Branch Valley Bancorp, Inc., and the parties to the Agreement and Plan of Merger, Potomac Valley Bank and Potomac Interim Bank, Inc., a wholly owned subsidiary of South Branch Valley Bancorp, Inc. A copy of the merger agreement is attached as Annex I to the accompanying Prospectus/Joint Proxy Statement.

     The close of business on _____________, 1999, has been fixed by the Board of Directors as the record date for determining shareholders entitled to notice of and to vote at this Special Meeting.

     The Board of Directors of South Branch Valley Bancorp, Inc. has unanimously determined the Merger to be fair to and in the best interests of South Branch Valley Bancorp, Inc. and its shareholders and unanimously recommends that shareholders vote "FOR" approval of the authorization for the issuance of the shares and the name change.

                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    ___________________________
                                    Oscar M. Bean
                                    Chairman of the Board
Moorefield, West Virginia
__________________, 1999

                          Your Vote is Very Important
To Vote Your Shares, Please Complete, Date and Sign the Enclosed Proxy Card and
               Mail it Promptly in the Enclosed Return Envelope

                              PROXY STATEMENT OF
                              POTOMAC VALLEY BANK

                                 PROSPECTUS OF
                       SOUTH BRANCH VALLEY BANCORP, INC.

                        SPECIAL MEETING OF SHAREHOLDERS
                 MERGER PROPOSAL - YOUR VOTE IS VERY IMPORTANT


     The board of directors of Potomac Valley Bank has unanimously approved a merger combining Potomac Interim Bank, Inc., a wholly-owned subsidiary of South Branch Valley Bancorp, Inc. and Potomac Valley Bank. We anticipate that South Branch will change its name to "Summit Financial Group, Inc." In the merger, Potomac shareholders will receive shares of Summit common stock depending upon South Branch's and Potomac's respective book values. Potomac shareholders generally will not recognize federal income tax gain or loss for the Summit stock they receive. However, each shareholder should consult his or her own tax advisor for information concerning how the merger will affect his or her own tax situation.

     At the meeting, you will consider and vote on the merger agreement. The merger cannot be completed unless holders of at least a majority of Potomac common stock approve it. The Potomac board believes the merger is in the best interests of Potomac shareholders and unanimously recommends that shareholders vote to approve the merger agreement.

     On June 30, 1999, the book value of Potomac was $132.63 and the book value of South Branch was $39.96. If these were the book values just before the merger occurred, Potomac's shareholders would receive 3.319 shares of Summit stock for each share of Potomac stock owned by them. The book values will, however, fluctuate between now and the merger.

     The date, time and place of the meeting are:

     _____________, 1999
     9:00 a.m.
     Potomac Valley Bank
     4 North Main Street
     Petersburg, West Virginia

     This joint proxy statement/prospectus provides you with detailed information about the proposed merger. We encourage you to read this entire document carefully. You can also obtain other information about South Branch from documents it files with the Securities and Exchange Commission.

     Whether or not you plan to attend the meeting, if you are a holder of Potomac stock please take the time to vote by completing and mailing the enclosed proxy card to us. If you fail to return your card or vote in person, the effect will be a vote against approval of the merger agreement. You can revoke your proxy by writing to Potomac's corporate secretary any time before the meeting or by attending the meeting and voting in person.

     On behalf of the Board of Directors of Potomac, I urge you to vote "FOR" approval and adoption of the merger agreement.

                                                          _____________________
                                                          G. R. Ours, Jr.
                                                          Chairman of the Board


--------------------------------------------------------------------------------
     Neither the Securities and Exchange Commission nor any state securities regulators have approved the Summit stock to be issued in the merger or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------


This proxy statement/prospectus is dated ___________, 1999, and is expected to be first mailed to shareholders of Potomac and South Branch on ___________, 1999.

                                PROXY STATEMENT

                       SOUTH BRANCH VALLEY BANCORP, INC.

                        SPECIAL MEETING OF SHAREHOLDERS

                 MERGER PROPOSAL - YOUR VOTE IS VERY IMPORTANT


     The board of directors of South Branch Valley Bancorp, Inc. has unanimously approved a merger combining Potomac Interim Bank, Inc. a wholly-owned subsidiary of South Branch, and Potomac Valley Bank. It is anticipated that upon your approval, South Branch will change its name to "Summit Financial Group, Inc." In the merger, Potomac shareholders will receive shares of Summit common stock depending upon South Branch's and Potomac's respective book values. Potomac shareholders generally will not recognize federal income tax gain or loss for the Summit stock they receive. However, each shareholder should consult his or her own tax advisor for information concerning how the merger will effect his or her own tax situation.

     At the meeting, you will consider and vote on the issuance of stock and change of name to "Summit Financial Group, Inc." contemplated by the merger agreement. These items cannot be completed unless holders of at least a majority of South Branch common stock approve it. The South Branch Board believes the merger, the issuance of shares and the name change are in the best interests of South Branch shareholders and unanimously recommends that shareholders vote to approve the issuance of shares of stock and the change of South Branch's name.

     On June 30, 1999, the book value of South Branch was $39.96 and the book value of Potomac was $132.63. If these were the book values just before the merger occurred, the Potomac shareholders would receive 3.319 shares of Summit stock for each share of Potomac stock owned by them. The book values will, however, fluctuate between now and the merger.

     The date, time and place of the meeting are:

     ______________, 1999
     9:00 a.m.
     South Branch Valley Bank, Inc.
     310 North Main Street
     Moorefield, West Virginia

     This proxy statement/prospectus provides you with detailed information about the proposals. We encourage you to read this entire document carefully.

     Whether or not you plan to attend the meeting, if you are a holder of South Branch stock please take the time to vote by completing and mailing the enclosed proxy card to us. You can revoke your proxy by writing to South Branch's corporate secretary any time before the meeting or by attending the meeting and voting in person.

     On behalf of the Board of Directors of South Branch, I urge you to vote "FOR" approval and adoption of the proposals.


                                                      _______________________
                                                      Oscar M. Bean
                                                      Chairman of the Board

--------------------------------------------------------------------------------
     Neither the Securities and Exchange Commission nor any state securities regulators have determined if this proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

This proxy statement/prospectus is dated __________, 1999, and is expected to be first mailed to shareholders of South Branch and Potomac on _______________, 1999.

                  A WARNING ABOUT FORWARD-LOOKING INFORMATION


     Potomac and South Branch have made forward-looking statements in this document and in certain documents that we refer to in this document that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the management of Potomac and management of South Branch, and on information currently available to them or, in the case of information that appears under the heading "The Merger" at page 27, information that was available to management as of the date of the merger agreement. Forward-looking statements include the information concerning possible or assumed future results of operations of Potomac and South Branch set forth under "Summary," "The Merger-Background of the Merger," "The Merger-South Branch Reasons for the Merger," "The Merger-Potomac Reasons for the Merger" and statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

     We caution you that these statements are not guarantees of future performance and involve risks and uncertainties. In addition, many of these forward-looking statements are based on assumptions about the future that may be inaccurate. Accordingly, actual results may differ materially from those expressed in the forward-looking statements.

     Moreover, any statements in this document about the anticipated performance in future periods are subject to risks relating to, among other things, the following:

     1. expected cost savings from the merger may not be fully realized or realized within the expected time frame;

     2. deposit attrition, customer loss or revenue loss following the merger may be greater than expected;

     3. competitive pressures among depository and other financial institutions may increase significantly;

     4. costs or difficulties related to the integration of the businesses of South Branch and Potomac may be greater than expected;

     5. changes in the interest rate environment may reduce margins;

     6. general economic or business conditions, either nationally or in the states or regions in which Potomac and South Branch do business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit;

     7. legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which Potomac and South Branch are engaged; and

     8. competitors of Potomac and South Branch may have greater financial resources and develop products that enable those competitors to compete more successfully than Potomac and South Branch.

     Management of each of Potomac and South Branch believes the forward-looking statements about its respective companies are reasonable; however, shareholders should not place undue reliance on them. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of Summit following completion of the merger may differ materially from those expressed or implied in these forward-looking statements. Many of the factors that will determine these results and values are beyond Potomac's and South Branch's ability to control or predict.

                               Table of Contents

                                                                    Page
Common Questions and Answers about the Merger.......................   1
Summary.............................................................   3
   The Merger.......................................................   3
   Federal Income Tax Consequences..................................   3
   Dissenters' Rights...............................................   4
   The Companies....................................................   4
   The Special Meeting..............................................   4
   Voting at the Special Meeting....................................   4
   Ownership of Potomac Common Stock by South Branch................   5
   Regulatory Approvals.............................................   5
   Effective Date of the Merger.....................................   5
   Conditions to the Merger.........................................   5
   Termination of the Merger Agreement..............................   6
   Accounting Treatment.............................................   6
   Comparative Per Share Market Price Information...................   6
   Risk Factors.....................................................   6
   Comparison of Shareholder Rights.................................   6
South Branch Selected Financial Data................................   8
Potomac Valley Bank Selected Financial Data.........................   9
Pro Forma Combined Financial Information............................  10
   Pro Forma Combined Balance Sheet.................................  12
   Pro Forma Combined Income Statements.............................  13
   Notes to Pro Forma Financial Information.........................  18
Comparative Per Share Data..........................................  19
   South Branch Common Stock Dividend Policy........................  22
   Potomac Common Stock Dividend Policy.............................  22
The Potomac Special Meeting.........................................  23
   General..........................................................  23
   Date, Time and Place of the Special Meeting......................  23
   Record Date; Voting at the Special Meeting.......................  23
The South Branch Special Meeting....................................  25
   General..........................................................  25
   Date, Time and Place of the Special Meeting......................  25
   Record Date; Voting at the Special Meeting.......................  25
The Merger..........................................................  27
Background of the Merger............................................  27
Recommendation of the Potomac Board.................................  27
Potomac Reasons for the Merger......................................  27
South Branch Reasons for the Merger.................................  29
Interest of Certain Persons in the Merger...........................  29
Effects of the Merger; The Surviving Corporation....................  30
Government Approvals................................................  33
Rights of Potomac Shareholders Who Dissent from the Merger..........  33
Resale Restrictions.................................................  35
Accounting Treatment................................................  36
Certain Federal Income Tax Consequences of the Merger...............  36
The Merger Agreement................................................  38
   The Merger.......................................................  39
   Conversion of Securities.........................................  39
   Representations and Warranties...................................  40
   Mutual Covenants.................................................  41
   Additional Covenants of South Branch and Potomac.................  42
   Conditions to Obligations of the Parties.........................  43
   Conditions to Obligations of South Branch........................  44
   Conditions to Obligations of Potomac.............................  44
   Termination; Expenses............................................  45
   Amendment or Waiver..............................................  46
Comparative Rights of Shareholders..................................  46
   Description of South Branch Capital Stock........................  46
   Description of Potomac Capital Stock.............................  46
   Comparison of Rights of South Branch and Potomac Shareholders....  47
   Differences in Rights............................................  47
   Advantages of South Branch Anti-Takeover Provisions..............  48
   Disadvantages of South Branch Anti-Takeover Provisions...........  48
Information with Respect to Potomac.................................  49
   History and Operations...........................................  49
   Competition......................................................  50
   Security Ownership of Certain Beneficial Owners and Management...  50
   Directors and Executive Officers.................................  51
   Compensation of President and Chief Executive Officer............  52
Information with Respect to South Branch............................  53
   History and Operations...........................................  53
Supervision and Regulation..........................................  54
   General..........................................................  54
   Permitted Non-banking Activities.................................  55
   Credit and Monetary Policies and Related Matters.................  56
   Capital Requirements.............................................  57
   Federal Deposit Insurance Corporation Improvement Act of 1991....  59
   Reigle-Neal Interstate Banking Bill..............................  60
   Community Reinvestment Act.......................................  60
   Deposit Acquisition Limitation...................................  61
   Competition......................................................  61
   Employees........................................................  61
   Properties.......................................................  61
   Security Ownership of Certain Beneficial Owners and Management...  62
Related Transactions................................................  66

                                                                    Page
Indemnification.....................................................  66
Fees and Benefit Plans for Directors................................  66
   Monthly Cash Retainer Fees.......................................  66
   Meeting Fees.....................................................  66
   Executive Compensation...........................................  67
Change of Control Agreements........................................  67
South Branch Employee Benefit Plans.................................  69
   Defined Contribution Plan........................................  69
   Company ESOP.....................................................  70
   Incentive Compensation Program...................................  70
   Stock Option Plan................................................  70
Proposal to Amend Articles of Incorporation of South Branch.........  70
Legal Matters.......................................................  70
Experts.............................................................  71
Shareholder Proposals...............................................  71
Other Matters.......................................................  71
Where You Can Find More Information About South Branch..............  71

Annex I--Agreement and Plan of Merger dated as of July 16,
     1999, by and between South Branch and Potomac
Annex II--Section 31-1-123 of the West Virginia Code
     relating to Dissenters' Rights
Annex III--Proposed amendment to Articles of Incorporation of South Branch Valley Bancorp, Inc.

                 Common Questions and Answers about the Merger

Q:   What am I being asked to vote on?

A:   Potomac shareholders are being asked to vote on the merger with Potomac
Interim Bank, Inc., a wholly-owned subsidiary of South Branch which will change its name to "Summit Financial Group, Inc." The merger is structured between Potomac and this interim subsidiary of South Branch instead of South Branch directly in order to permit the merger to be treated as a tax-free transaction for Potomac shareholders. We cannot complete the merger unless the holders of a majority of Potomac's common stock vote to approve the merger.

     South Branch shareholders are being asked to vote to change the company's name to "Summit Financial Group, Inc."

     South Branch shareholders are also being asked to vote on the issuance of stock by Summit in connection with the merger.

Q:   If the merger is completed, what will I receive?

A:   If the merger is completed, each share of Potomac common stock owned by you will be converted into a number of shares of Summit common stock.

Q:   How many shares of Summit common stock will I receive in the merger?

A:   If you are a Potomac shareholder, you will receive shares of Summit common stock based on the book values of South Branch and Potomac. If the merger were completed as of June 30, 1999, you would receive 3.319 shares of Summit
Common Stock for each share of Potomac Common Stock you own.

Q:   How will I be affected by the merger?

A:   If you are a Potomac shareholder, after the merger you will own shares in
Summit. Summit is a bank holding company, and there are different regulatory requirements applicable to it. You should carefully review these differences, which are discussed beginning on page 54.

     If you are a South Branch shareholder, you will continue to hold your shares of South Branch stock, but if South Branch's shareholders approve the amendment of its Articles of Incorporation, South Branch's name will be changed and new certificates will be issued.

Q:   What are the tax consequences to Potomac shareholders from the merger?

A:   We expect that the merger will be a tax-free transaction for federal income tax purposes for Potomac shareholders. However, you will have to pay taxes on any cash received for dissenters' shares and any cash received in lieu of fractional shares. The tax consequences of the merger to you will depend on your own situation. Therefore, you should consult your tax advisor for a full understanding of the tax consequences of the merger.

Q:   When will the merger be completed?

A:   Assuming we receive the required approvals, we expect the merger to be completed during the last quarter of 1999.

Q:   How can I vote if I do not plan to attend the special meeting?

A:   You should read this document carefully and then mail your signed proxy card approving or disapproving the merger in the enclosed return envelope as soon as possible. A failure to vote or turn in a proxy card has the same effect as voting against the merger.

Q:   Should I send in my stock certificates now?

A:   No. If the merger is completed, we will send written instructions for exchanging Potomac common stock for Summit common stock. If the shareholders of South Branch approve the name change, South Branch shareholders will receive new certificates for the shares of South Branch they own.

Q:   Where can I get more information about South Branch and the merger?

A:   You may obtain more information about South Branch and the merger in this document and in the other sources listed on page 71.

                                    Summary

     You are urged to read the entire proxy statement/prospectus before deciding how to vote your shares. In this proxy statement/prospectus, the words "we" and "us" refer to Summit, South Branch and Potomac together. In addition, we anticipate South Branch will change its name to "Summit Financial Group, Inc.", so you will see the words "Summit" and "South Branch" used interchangeably.

     The Merger (Pages 27 and 30)

     The merger agreement provides that the merger is intended to be a merger of equals. We propose a merger between Potomac Interim Bank, Inc., a wholly-owned subsidiary of Summit, and Potomac, with Potomac continuing as the surviving corporation and becoming a wholly-owned subsidiary of South Branch, which will change its name to "Summit Financial Group, Inc." Therefore, the exchange ratio is based on the book values of Potomac and South Branch. Not only does the merger agreement provide for the change of South Branch's name to that of Summit, it includes a number of provisions about the operations of the combined company. For example, Potomac will retain its officers and directors, except that two individuals of South Branch will be appointed to serve on the Board of Directors of Potomac when the merger is completed.

     Similarly, two individuals of Potomac will be appointed to serve on the Board of Directors of South Branch Valley National Bank, a wholly-owned subsidiary of Summit located in Moorefield, West Virginia.

     In the merger, for each share of Potomac common stock you own, you will receive a number of shares of Summit common stock based on the book values per share of Potomac and South Branch plus cash instead of any fractional share at the value referred to below.

     You will receive a check in payment for any fractional shares based on the average market value of a share of Summit common stock during a specified period prior to the merger.

     Your shares of Potomac common stock will be canceled as a result of the merger. However, unless you properly exercise dissenters' rights, you will receive shares of a larger and more diversified company, as more fully described in this proxy statement/prospectus.

     Federal Income Tax Consequences (Page 36)

     We intend the merger to be a reorganization for federal income tax purposes. If we obtain this treatment, you will not recognize any gain or loss for federal income tax purposes upon receipt of shares of Summit common stock in exchange for your shares of Potomac common stock. However, you will have to pay taxes on any cash received in lieu of fractional shares.

     Because of the complexity of the tax laws and the individual nature of the tax consequences of the merger to a shareholder, you should consult your own tax advisor concerning all federal, state, local and foreign tax consequences of the merger that may apply to you.

     Dissenters' Rights (Page 33)

     South Branch shareholders do not have dissenters' rights on the proposals regarding the issuance of shares or the name change to "Summit".

     In connection with the merger, Potomac shareholders may be entitled to dissenters' rights under West Virginia law. If you properly exercise your dissenters' rights, you will be entitled to receive in cash the fair value of your shares determined as of the day prior to the date of the special meeting, without regard to any appreciation or depreciation in anticipation of the merger. See "The Merger--Rights of Dissenting Shareholders" beginning on page
____.

     The Companies (Pages 49 and 53)

Potomac

     Potomac is located in Grant County, West Virginia, and provides general banking services, including personal lines of credit, commercial, agricultural, real estate and installment loans, checking, savings, NOW and money market accounts, certificates of deposit and individual retirement accounts. The offices of Potomac are located at 4 North Main Street, P. O. Box 1079, Petersburg, West Virginia 26847. Its telephone number is (304) 257-1244.

South Branch

     South Branch is a bank holding company with banking subsidiaries located in West Virginia and Virginia. Through these subsidiaries, South Branch conducts a general banking, commercial and trust business. The principal executive offices of South Branch are located at 310 North Main Street, Moorefield, West Virginia 26836. Its telephone number is (304) 538-1000.

     The Special Meetings (Pages 23 and 25)

Potomac

     Potomac's special meeting will be held on _______, __________, 1999 at _____ a.m., local time at the offices of Potomac at 4 North Main Street, Petersburg, West Virginia. At the meeting you will vote on the merger agreement and will conduct any other business that properly arises.

South Branch

     The South Branch special meeting will be held on __________, ___________, 1999, at ________ a.m. local time at the offices of South Branch at 310 North Main Street, Moorefield, West Virginia 26836.

     There are two purposes for the South Branch special meeting. The first purpose of the South Branch special meeting is to vote upon the issuance of stock in connection with the Merger. The second purpose of the South Branch special meeting is to vote upon an amendment to South Branch's Articles of Incorporation to change South Branch's name to "Summit Financial Group, Inc."

     Voting at the Special Meetings (Pages 23 and 25)

     You may vote at the Potomac special meeting only if you owned shares of Potomac common stock at the close of business on ______, __________, 1999. You may cast one vote for each share of Potomac common stock owned at that date. To approve the merger, the holders of a majority of the outstanding shares of Potomac common stock must vote in favor of the merger. As of September 30, 1999 there were 90,000 shares of Potomac common stock outstanding, held by approximately 323 holders of record.

     You may vote at the South Branch special meeting only if you owned shares of South Branch common stock at the close of business on __________________, _____________________, 1999. You may cast one vote for each share of South Branch common stock you owned at that date.

     To approve the issuance of shares or the name change, the holders of a majority of the outstanding shares of South Branch common stock must vote in favor of each proposal. As of September 30, 1999, there were 591,292 shares of South Branch common stock outstanding held by approximately 1,014 shareholders of record.

     You can vote your shares by attending the special meeting and voting in person, or by marking the enclosed proxy card with your vote, signing it and mailing it in the enclosed return envelope.

     You can change your vote as late as the date of the special meeting either by sending in a new proxy card received prior to the special meeting or by attending the special meeting and voting in person.

     Ownership of Potomac Common Stock by South Branch (Page 29)

     South Branch and parties related to South Branch own a total of 500 shares of Potomac common stock, representing less than 1% of the outstanding shares. See "The Special Meeting--Record Date; Voting at the Special Meeting" on page 25 for more information about South Branch's ownership of Potomac common stock. Potomac and parties related to Potomac own a total of 232 shares of South Branch common stock representing less than 1% of the outstanding shares.

     Government Approvals (Page 33)

     In addition to your approval, the merger is subject to the approval of the Board of Governors of the Federal Reserve System and the West Virginia Board of Banking and Financial Institutions. We have applied for the approval of the Federal Reserve Board and the West Virginia Board of Banking and Financial Institutions, and we expect to receive these approvals prior to the special meeting. We cannot guarantee, however, that the Federal Reserve Board or the West Virginia Board of Banking and Financial Institutions will approve the merger or, if approved, whether we will receive the approvals in the time frame contemplated by the merger agreement. We also cannot predict whether conditions will be attached to these approvals. South Branch believes it will be required to sell its branch located in Petersburg, West Virginia, in order to obtain approval from The Federal Reserve Board.

     Effective Date of the Merger (Pages 27 and 39)

     We expect the merger to occur as soon as practicable after shareholder and regulatory approvals have been received, and all applicable regulatory waiting periods have expired. We expect this to occur during the last quarter of 1999.

     Conditions to the Merger (Pages 43 and 44)

     Several conditions must be satisfied or waived before the merger can be completed, including approval of the merger by the shareholders of Potomac and approval of the issuance of shares by the shareholders of South Branch. Please see "The Merger Agreement--Conditions to Obligations of the Parties" beginning on page 43 for a complete list of the conditions that must be satisfied.

     Termination of the Merger Agreement (Page 45)

     By mutual consent, we may agree to terminate the merger agreement at any time without completing the merger, even after you have approved it.

     There are several other grounds for termination. First, either of us may decide, without the consent of the other, to terminate the merger agreement if the merger has not occurred by January 31, 2000. If the shareholders of Potomac fail to approve the merger, or if shareholders of South Branch fail to approve the issuance of shares, the Agreement may be terminated. Failure to obtain regulatory approval or certain breaches of this merger agreement by either party are also reasons for termination. For a description of other circumstances in which either of us may terminate the merger agreement, see "The Merger Agreement--Termination; Expenses" beginning on page 45.

     Accounting Treatment (Page 36)

     It is anticipated that the merger will be treated as pooling of interests for accounting purposes.

     Comparative Per Share Market Price Information (Page 21)

     Shares of South Branch trade on the OTC Bulletin Board under the symbol "SBVB". On March 19, 1999, the last trading day before we signed the merger agreement, the closing price per share as reported on the OTC Bulletin Board was $42.75. Potomac common stock is not actively traded. The last trade prior to announcement of the merger known to Potomac management occurred on October 2, 1998 and the buyer paid $130.00.

     Risk Factors (Pages 33 and 44)

     Potomac shareholders who do not exercise their dissenters' rights will be exchanging their Potomac stock for Summit Stock. Many of the risks associated with holding Potomac Stock will be similar to the risks of holding South Branch common stock. There are risks inherent in any equity investment. Both companies are subject to substantial state and federal regulation, including regulation of business opportunities and the ability to pay dividends.

     As to the proposed merger, there is a risk that the required regulatory approval, shareholder approvals, or other conditions to consummation will not be met. See "Government Approvals" page 33 and "Conditions to Consummation of the Merger" page 44.

     Comparison of Shareholder Rights (Pages 46 and 47)

     The rights of the shareholders of South Branch and Potomac are governed by the articles of incorporation and bylaws of the respective organizations and by West Virginia law, and are similar in many respects. Important differences do exist including certain antitakeover provisions contained in South Branch's Articles of Incorporation. These provisions will be a part of Summit's Articles of Incorporation after the name change. Please see

"Comparative Rights of Shareholders" beginning on page 46 for a complete description of these differences.

                       South Branch Valley Bancorp, Inc.
                            Selected Financial Data
                 (dollars in thousands, except per share data)

The following selected financial data is not covered by the independent auditor's report appearing in this document. However, the annual information is based upon the audited consolidated financial statements. You should read this information together with its notes and with the consolidated financial statements and their related notes included in this document.

                                       Six Months
                                         Ended
                                        June 30,   --- Year ended December 31, ---
                                          1999       1998       1997       1996
                                      ----------------------------------------------
PERIOD END BALANCES
  Assets                                 $271,866   $192,999   $140,648   $122,114
                                      ----------------------------------------------
  Loans                                  $171,635   $144,142   $ 93,468   $ 83,273
                                      ----------------------------------------------
  Deposits                               $209,628   $146,373   $106,985   $100,941
                                      ----------------------------------------------
  Long term debt                         $ 20,803   $ 16,469   $ 10,396   $  3,515
                                      ----------------------------------------------
  Shareholders equity                    $ 23,631   $ 24,145   $ 15,061   $ 12,304
                                      ----------------------------------------------

INCOME FOR THE PERIOD
  Interest income                        $  8,264   $ 13,879   $ 10,590   $  9,692
  Interest expense                          4,206      7,043      5,407      4,764
                                      ----------------------------------------------
  Net interest income                       4,058      6,836      5,183      4,928
  Provision for loan losses                   160        270        155         95
  Other income                                364        609        524        456
  Other expense                             2,909      4,475      3,342      3,156
                                      ----------------------------------------------
  Net income (loss) from operations      $    862   $  1,733   $  1,520   $  1,490
                                      ----------------------------------------------

PER SHARE DATA ON COMMON STOCK
  Net income (loss) from operations      $   1.46   $   3.16   $   3.83   $   3.94
                                      ----------------------------------------------
  Cash dividends declared                $   0.47   $   0.89   $   0.84   $   0.77
                                      ----------------------------------------------
  Shareholders equity                    $  39.96   $  40.83   $  36.48   $  32.51
                                      ----------------------------------------------

                              Potomac Valley Bank
                            Selected Financial Data
                 (dollars in thousands, except per share data)

The following selected financial data is not covered by the independent auditor's report appearing in this document. However, the annual information is based upon the audited consolidated financial statements. You should read this information together with its notes and with the consolidated financial statements and their related notes included in this document.

                                       Six Months
                                         Ended
                                        June 30,   ------Year ended December 31,------
                                          1999        1998         1997        1996
                                      --------------------------------------------------
PERIOD END BALANCES
    Assets                                $90,718      $94,297     $94,593     $94,262
                                       --------------------------------------------------
    Loans                                 $52,405      $51,135     $51,599     $50,907
                                       --------------------------------------------------
    Deposits                              $78,664      $81,968     $83,066     $82,945
                                       --------------------------------------------------
    Long term debt                        $     0      $     0     $     0     $     0
                                       --------------------------------------------------
    Shareholders equity                   $11,937      $11,812     $11,129     $10,407
                                       --------------------------------------------------

INCOME FOR THE PERIOD
   Interest income                        $ 3,202      $ 6,759     $ 6,768     $ 6,484
   Interest expense                         1,354        3,245       3,473       3,554
                                       --------------------------------------------------
   Net interest income                      1,848        3,514       3,295       2,930

   Provision for loan losses                    0          345         399         330
   Other income                               120          143          50         119
   Other expense                            1,116        2,163       1,914       1,754
                                       --------------------------------------------------
  Net income (loss) from operations       $   565      $   869     $   780     $   921
                                       --------------------------------------------------

PER SHARE DATA ON COMMON STOCK
  Net income (loss) from operations       $  6.28      $  9.65     $  8.67     $ 10.24
                                       --------------------------------------------------
  Cash dividends declared                 $  1.50      $  3.00     $  3.00     $  3.00
                                       --------------------------------------------------
  Shareholders equity                     $132.63      $131.24     $123.66     $115.63
                                       --------------------------------------------------

                     South Branch Valley Bancorp, Inc. and
                              Potomac Valley Bank
                      Pro Forma  Selected Financial Data
                 (dollars in thousands, except per share data)

     The following selected financial data reflects the pro forma combined data for South Branch and Potomac assuming the transaction had been completed at a book-to-book exchange rate as of June 30, 1999. This exchange rate was used for all years because the difference for the other periods would have not been material.

                                       Six Months
                                         Ended
                                        June 30,   -----Year ended December 31,-----
                                          1999        1998        1997       1996
                                      -----------------------------------------------
PERIOD END BALANCES
    Assets                               $362,584    $287,296    $235,241   $216,376
                                      -----------------------------------------------
    Loans                                $224,040    $195,277    $145,067   $134,180
                                      -----------------------------------------------
    Deposits                             $288,292    $228,341    $190,051   $183,886
                                      -----------------------------------------------
    Long term debt                       $ 20,803    $ 16,469    $ 10,396   $  3,515
                                      -----------------------------------------------
    Shareholders equity                  $ 35,568    $ 35,957    $ 26,190   $ 22,711
                                      -----------------------------------------------

INCOME FOR THE PERIOD
   Interest income                       $ 11,466    $ 20,638    $ 17,358   $ 16,176
   Interest expense                         5,560      10,288       8,880      8,318
                                      -----------------------------------------------
   Net interest income                      5,906      10,350       8,478      7,858
   Provision for loan losses                  160         615         554        425
   Other income                               484         752         574        575
   Other expense                            4,025       6,638       5,256      4,910
                                      -----------------------------------------------
  Net income (loss) from operations      $  1,427    $  2,602    $  2,300   $  2,411
                                      -----------------------------------------------

PER SHARE DATA ON COMMON STOCK
  Net income (loss) from operations      $   1.68    $   3.19    $   2.64   $   2.64
                                      -----------------------------------------------
  Cash dividends declared                $   0.47    $   0.89    $   0.84   $   0.77
                                      -----------------------------------------------
   Shareholders equity                   $  39.96    $  40.40    $  29.26   $  26.39
                                      -----------------------------------------------

                     South Branch Valley Bancorp, Inc. and
                              Potomac Valley Bank
               Unaudited Pro Forma Combined Financial Statements


     Following are unaudited pro forma financial statements and related notes reflecting the consummation of the transaction between South Branch Valley Bancorp, Inc. and Potomac. The merger agreement dated July 16, 1999 calls for Potomac to receive shares of Summit based upon a book-to-book exchange as calculated using the respective book values of Summit and Potomac at the date of closing. For comparability, all of the pro forma statements reflect the exchange ratio of 3.319 shares of the combined company for each Potomac share which would have been the exchange ratio had the transaction closed on June 30, 1999. A review of the exchange ratio in other periods indicates that any variances would not have been material. The transaction is to be structured as a pooling of interests and accordingly the following statements are prepared on that basis.

     In two transactions on April 22, 1999, South Branch acquired three branch banking facilities in Greenbrier County, West Virginia. On April 1, 1998, South Branch acquired Capital State Bank, Inc. Both these transactions were treated as purchases for accounting purposes and their balance sheets and results of operations were included from the dates of the respective acquisitions forward. These pro forma financial statements have been adjusted to give affect to both of these transactions as though they been completed at the beginning of the various periods presented.

     The following unaudited pro forma financial statements are not necessarily indicative of the results of future operations of the combined entities and you should read them in conjunction with the various financial statements and notes thereto for the individual entities, which are included elsewhere in this proxy statement.

                     South Branch Valley Bancorp, Inc. and
                              Potomac Valley Bank
                  Unaudited Pro Forma Combined Balance Sheet
                                 June 30, 1999
                            (dollars in thousands)

     The following unaudited pro forma combined condensed balance sheet combines the balance sheets of South Branch and Potomac as of June 30, 1999 and has been prepared to give effect to the exchange of all the outstanding shares of Potomac for common stock of the combined entity on the basis of a book-to-book exchange as of June 30, 1999. The transaction is to be accounted for as a pooling of interests. Accordingly, the only adjustments required is to reflect the reclassifications between common stock and surplus to reflect the par value of the new shares to be issued with regards to this transaction. Because the transaction will be based upon a book-to-book exchange at closing, the amounts of shares issued, etc. will change based upon both the timing of closing as well as the individual performances of both South Branch and Potomac. You should read this statement in conjunction with the other financial statements and notes thereto included elsewhere in this proxy statement

                                                     South                                        Pro Forma
                                                     Branch      Potomac     Adjustments           Combined
                                                   ---------    ---------   -------------        -----------
Assets
  Cash and due from banks                           $  5,118     $ 2,324                           $  7,442
  Interest bearing deposits with other banks           6,597                                          6,597
  Federal funds sold                                  10,007         900                             10,907
  Securities available for sale                       64,513      31,992                             96,505
  Securities held to maturity                                      1,297                              1,297
  Investment in affiliate                                                                                 0
  Loans less allowance                               170,169      51,673         ($1,000)  (B-2)    220,842
  Bank premises and equipment                          6,968       1,699                              8,667
  Accrued Interest receivable                          1,493         739                              2,232
  Other assets                                         7,001          94               0              7,095
                                                   ---------    --------    ------------          ---------
                  Total assets                      $271,866     $90,718         ($1,000)          $361,584
                                                   ---------    --------    ------------          ---------

Liabilities and shareholders equity
Liabilities
  Non interest bearing deposits                     $ 17,921     $ 8,087                           $ 26,008
  Interest bearing deposits                          191,707      70,577     $         0            262,284
                                                   ---------    --------    ------------          ---------
                  Total deposits                     209,628      78,664               0            288,292
  Short term borrowings                               16,313                                         16,313
  Long term borrowings                                20,803                      (1,000)  (B-2)     19,803
  Other liabilities                                    1,491         117               0              1,608
                                                   ---------    --------    ------------          ---------
                  Total liabilities                  248,235      78,781          (1,000)           326,016
                                                   ---------    --------    ------------          ---------

 Shareholders equity
 Common stock, par value                               1,501         900            (153)  (B-1)      2,248
  Surplus                                              9,612       1,500             153   (B-1)     11,265
  Retained earnings                                   13,688       9,686                             23,374
  Less treasury stock                                   (385)          0                               (385)
  Accumulated other comprehensive income                (785)       (149)              0               (934)
                                                   ---------    --------    ------------          ---------
                  Total shareholders' equity          23,631      11,937               0             35,568
                                                   ---------    --------    ------------          ---------

Total liabilities and shareholders equity           $271,866     $90,718         ($1,000)          $361,584
                                                   ---------    --------    ------------          ---------

See notes to unaudited pro forma combined financial statements

                     South Branch Valley Bancorp, Inc. and
                              Potomac Valley Bank
                Unaudited Pro Forma Combined Income Statements

                            (dollars in thousands)


     The following unaudited pro forma combined statements of income combine the historical income statements of South Branch and Potomac for the six months ended June 30, 1999, as well as for the years ended December 31, 1998, 1997 and 1996 using the pooling of interests method of accounting. Although the exchange ratio would have been slightly different had the transaction actually closed at those earlier dates, because any variances in pro forma earnings per share would have been immaterial, the exchange ratio for shares was left the same for all periods. The exchange ratio used was the 3.319 shares for each Potomac share that would have been the exchange ratio had the transaction occurred on June 30, 1999. In addition, adjustments have been included as appropriate to reflect both the Capital State Bank acquisition and the Greenbrier branch acquisition (both accounted for using the purchase method of accounting) as if they had occurred at the beginning of each period presented.

     The unaudited pro forma combined income statements are not necessarily indicative of future operations. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this proxy statement.

                     South Branch Valley Bancorp, Inc. and
                              Potomac Valley Bank
                Unaudited Pro Forma Combined Income Statements
                         Six Months Ended June 30,1999
                            (dollars in thousands)

                                                       Adjustments
                                                       for Green-     Adjusted
                                             South     brier (I-2)     South                                  Pro Forma
                                             Branch    Greenbrier      Branch   Potomac  Adjustments          Combined
                                             ---------------------    ------------------------------          ---------
Interest income
  Interest and fees on loans                 $6,658           $250      $6,908   $2,175         ($10)  (I-1)    $ 9,073
  Interest and dividends on securities:
      Taxable                                 1,381            632       2,013      840                           2,853
      Tax-exempt                                158                        158      109                             267
  Interest on interest bearing deposits                                      0                                        0
  Interest on federal funds sold                 67              0          67       78            0                145
                                            ----------------------     -----------------------------           --------
            Total interest income             8,264            882       9,146    3,202          (10)            12,338
                                            ----------------------     -----------------------------           --------

Interest expense
   Interest on deposits                       3,518            476       3,994    1,354                           5,348
   Interest on short-term borrowings            172                        172        0                             172
   Interest on long-term borrowings             516              0         516        0          (10)  (I-1)        506
                                            ----------------------     -----------------------------           --------
            Total interest expense            4,206            476       4,682    1,354          (10)             6,026
                                            ----------------------     -----------------------------           --------

            Net interest income               4,058            406       4,464    1,848            0              6,312
 Provision for loan losses                      160              0         160        0            0                160
                                            ----------------------     -----------------------------           --------
     Net interest income after provision      3,898            406       4,304    1,848            0              6,152
                                            ----------------------     -----------------------------           --------

Other income
   Insurance commissions                         33                         33       12                              45
   Trust services income                                                     0                                        0
   Service fees                                 258             56         314       88                             402
   Securities gains                                                          0                                        0
   Gain on sales of assets                                                   0                                        0
   Other                                         73              5          78       20            0                 98
                                            ----------------------     -----------------------------           --------
            Total other income                  364             61         425      120            0                545
                                            ----------------------     -----------------------------           --------

Other expenses
   Salaries and employee benefits             1,390            108       1,498      642                           2,140
   Net occupancy expense                        193             29         222       70                             292
   Equipment rentals, depreciation
      and maintenance                           252              4         256       91                             347
   Other                                      1,074            209       1,283      313            0              1,596
                                            ----------------------     -----------------------------           --------
            Total other expenses              2,909            350       3,259    1,116            0              4,375
                                            ----------------------     -----------------------------           --------

Income before income tax expense              1,353            117       1,470      852            0              2,322
  Income tax expense                            491             45         536      287            0                823
                                            ----------------------     -----------------------------           --------
                Net income                  $   862           $ 72     $   934   $  565        $   0           $  1,499
                                            ----------------------     -----------------------------           --------

 Basic earnings per share                   $  1.46                    $  1.58                                 $   1.68
                                            -------                    -------                                 --------

Diluted earnings per share                  $  1.46                    $  1.58                                 $   1.68
                                            -------                    -------                                 --------

 Shares outstanding - basic                     591                        591      299                             890
                                            -------                    ----------------                        --------

 Shares outstanding - diluted                   591                        591      299                             890
                                            -------                    ----------------                        --------

 See notes to unaudited pro forma combined financial statements

                     South Branch Valley Bancorp, Inc. and
                              Potomac Valley Bank
                 Unaudited Pro Forma Combined Income Statement
                     For the year ended December 31, 1998
                        (dollars amounts in thousands)

                                                    Adjustments   Adjustments   Adjusted
                                            South    for Green-   for Capital    South                          Pro Forma
                                           Branch   brier (I-2)   State  (I-3)   Branch   Potomac  Adjustments  Combined
                                          ------------------------------------ -------------------------------- ---------
Interest income
  Interest and fees on loans               $11,437       $  816          $507    $12,760   $4,402                 $17,162
  Interest and dividends on securities:
      Taxable                                1,813        2,058           129      4,000    1,709                   5,709
      Tax-exempt                               321                                   321      229                     550
  Interest on interest bearing deposits         72                                    72                               72
  Interest on federal funds sold               236            0            99        335      419        $0           754
                                          -----------------------------------  ----------------------------     ---------
          Total interest income             13,879        2,874           735     17,488    6,759         0        24,247
                                          -----------------------------------  ----------------------------     ---------

Interest expense
   Interest on deposits                      6,093        1,551           388      8,032    3,245                  11,277
   Interest on short-term borrowings           231                                   231        0                     231
   Interest on long-term borrowings            719            0             0        719        0         0           719
                                          -----------------------------------  ----------------------------     ---------
          Total interest expense             7,043        1,551           388      8,982    3,245         0        12,227
                                          -----------------------------------  ----------------------------     ---------

          Net interest income                6,836        1,323           347      8,506    3,514         0        12,020
   Provision for loan losses                   270            0            30        300      345         0           645
                                          -----------------------------------  ----------------------------     ---------
     Net interest income after provision     6,566        1,323           317      8,206    3,169         0        11,375
                                          -----------------------------------  ----------------------------     ---------

Other income
   Insurance commissions                        83                                    83       21                     104
   Trust services income                         4                                     4                                4
   Service fees                                431          184             9        624       87                     711
   Securities gains                              8                                     8        0                       8
   Gain on sales of assets                      18                                    18                               18
   Other                                        65           15             3         83       36         0           119
                                          -----------------------------------  ----------------------------     ---------
          Total other income                   609          199            12        820      144         0           964
                                          -----------------------------------  ----------------------------     ---------

Other expenses
   Salaries and employee benefits            2,214          353            89      2,656    1,218                   3,874
   Net occupancy expense                       300           94            26        420      156                     576
   Equipment rentals, depreciation
      and maintenance                          389           14            23        426      156                     582
   Other                                     1,572          681           142      2,395      633         0         3,028
                                          -----------------------------------  ----------------------------     ---------
          Total other expenses               4,475        1,142           280      5,897    2,163         0         8,060
                                          -----------------------------------  ----------------------------     ---------

Income before income tax expense             2,700          380            49      3,129    1,150         0         4,279
  Income tax expense                           967          146            36      1,149      281         0         1,430
                                          -----------------------------------  ----------------------------     ---------
    Net income                             $ 1,733       $  234          $ 13    $ 1,980   $  869        $0       $ 2,849
                                          -----------------------------------  ----------------------------     ---------

Basic earnings per share                   $  3.16                               $  3.34                          $  3.19
                                          --------                             ---------                        ---------

Diluted earnings per share                 $  3.16                               $  3.34                          $  3.19
                                          --------                             ---------                        ---------

 Shares outstanding - basic                    548                         45        593      299                     892
                                          --------                   --------  ------------------               ---------

 Shares outstanding - diluted                  548                         45        593      299                     892
                                          --------                   --------  ------------------               ---------

 See notes to unaudited pro forma combined financial statements

                     South Branch Valley Bancorp, Inc. and
                              Potomac Valley Bank
                 Unaudited Pro Forma Combined Income Statement
                      For the year ended December 31, 1997
                            (dollars in thousands)

                                                       Adjustments   Adjustments   Adjusted
                                              South    for Green-    for Capital    South                           Pro Forma
                                             Branch    brier (I-2)   State  (I-4)   Branch   Potomac   Adjustments   Combined
                                            -------------------------------------- -------------------------------- ----------
Interest income
  Interest and fees on loans                 $ 8,558        $  816        $1,767    $11,141   $4,536                  $15,677
  Interest and dividends on securities:
      Taxable                                  1,541         2,058           500      4,099    1,654                    5,753
      Tax-exempt                                 315                                    315      372                      687
  Interest on interest bearing deposits           96                           9        105                               105
  Interest on federal funds sold                  80             0           271        351      206            $0        557
                                            ------------------------------------   -------------------------------  ---------
          Total interest income               10,590         2,874         2,547     16,011    6,768             0     22,779
                                            ------------------------------------   -------------------------------  ---------

Interest expense
   Interest on deposits                        4,607         1,551         1,160      7,318    3,473                   10,791
   Interest on short-term borrowings             256                                    256        0                      256
   Interest on long-term borrowings              544             0                      544        0             0        544
                                            ------------------------------------   -------------------------------  ---------
          Total interest expense               5,407         1,551         1,160      8,118    3,473             0     11,591
                                            ------------------------------------   -------------------------------  ---------

          Net interest income                  5,183         1,323         1,387      7,893    3,295             0     11,188
 Provision for loan losses                       155             0           120        275      399             0        674
                                            ------------------------------------   -------------------------------  ---------
   Net interest income after provision         5,028         1,323         1,267      7,618    2,896             0     10,514
                                            ------------------------------------   -------------------------------  ---------

Other income
   Insurance commissions                          91                                     91       29                      120
   Trust services income                           4                                      4                                 4
   Service fees                                  280           184            29        493       82                      575
   Securities gains                               10                                     10      (82)                     (72)
   Gain on sales of assets                        90                                     90                                90
   Other                                          50            15            14         79       21             0        100
                                            ------------------------------------   -------------------------------  ---------
          Total other income                     525           199            43        767       50             0        817
                                            ------------------------------------   -------------------------------  ---------

Other expenses
   Salaries and employee benefits              1,772           353           563      2,688    1,059                    3,747
   Net occupancy expense                         196            94           138        428      145                      573
   Equipment rentals, depreciation
      and maintenance                            290            14           100        404      151                      555
   Other                                       1,084           681           685      2,450      559             0      3,009
                                            ------------------------------------   -------------------------------  ---------
          Total other expenses                 3,342         1,142         1,486      5,970    1,914             0      7,884
                                            ------------------------------------   -------------------------------  ---------

Income before income tax expense               2,211           380          (176)     2,415    1,032             0      3,447
  Income tax expense                             691           146            40        877      252             0      1,129
                                            ------------------------------------   -------------------------------  ---------
               Net income                    $ 1,520        $  234         ($216)   $ 1,538   $  780            $0    $ 2,318
                                            ------------------------------------   -------------------------------  ---------

Basic earnings per share                     $  3.83                                $  2.65                           $  2.64
                                            --------                               --------                         ---------

Diluted earnings per share                   $  3.83                                $  2.65                           $  2.64
                                            --------                               --------                         ---------

 Shares outstanding - basic                      397                         183        580      299                      879
                                            --------                   ---------   -----------------                ---------

 Shares outstanding - diluted                    397                         183        580      299                      879
                                           ---------                   ---------   -----------------                ---------

 See notes to unaudited pro forma combined financial statements.

                     South Branch Valley Bancorp, Inc. and
                              Potomac Valley Bank
                 Unaudited Pro Forma Combined Income Statement
                     For the year ended December 31, 1996
                            (dollars in thousands)

                                                      Adjustments   Adjustments   Adjusted
                                             South    for Green-    for Capital    South                           Pro Forma
                                            Branch    brier (I-2)   State  (I-4)   Branch   Potomac   Adjustments  Combined
                                          --------------------------------------- ------------------------------- -----------
Interest income
  Interest and fees on loans                 $7,552        $  816        $  777    $ 9,145   $4,335                  $13,480
  Interest and dividends on securities:
      Taxable                                 1,711         2,058           330      4,099    1,605                    5,704
      Tax-exempt                                255                                    255      470                      725
  Interest on interest bearing deposits         126                          12        138                               138
  Interest on federal funds sold                 49             0           314        363       74            $0        437
                                          -------------------------------------   ------------------------------- ----------
          Total interest income               9,693         2,874         1,433     14,000    6,484             0     20,484
                                          -------------------------------------   ------------------------------- ----------

Interest expense
   Interest on deposits                       4,590         1,551           474      6,615    3,540                   10,155
   Interest on short-term borrowings             69                                     69       14                       83
   Interest on long-term borrowings             106             0             0        106        0             0        106
                                          -------------------------------------   ------------------------------- ----------
          Total interest expense              4,765         1,551           474      6,790    3,554             0     10,344
                                          -------------------------------------   ------------------------------- ----------

          Net interest income                 4,928         1,323           959      7,210    2,930             0     10,140
 Provision for loan losses                       95             0           124        219      330             0        549
                                          -------------------------------------   ------------------------------- ----------
     Net interest income after provision      4,833         1,323           835      6,991    2,600             0      9,591
                                          -------------------------------------   ------------------------------- ----------

Other income
   Insurance commissions                        111                                    111       29                      140
   Trust services income                          6                                      6                                 6
   Service fees                                 233           184            15        432       82                      514
   Securities gains                              30                                     30      (13)                      17
   Gain on sales of assets                        7                                      7                                 7
   Other                                         69            16             6         91       21             0        112
                                          -------------------------------------   ------------------------------- ----------
          Total other income                    456           200            21        677      119             0        796
                                          -------------------------------------   ------------------------------- ----------

Other expenses
   Salaries and employee benefits             1,728           353           443      2,524    1,027                    3,551
   Net occupancy expense                        189            94           103        386      139                      525
   Equipment rentals, depreciation
      and maintenance                           222            14            86        322      137                      459
   Other                                      1,017           681           562      2,260      452             0      2,712
                                          -------------------------------------   ------------------------------- ----------
          Total other expenses                3,156         1,142         1,194      5,492    1,755             0      7,247
                                          -------------------------------------   ------------------------------- ----------

Income before income tax expense              2,133           381          (338)     2,176      964             0      3,140
  Income tax expense                            643           147            39        829       43             0        872
                                          -------------------------------------   ------------------------------- ----------
               Net income                    $1,490        $  234         ($377)   $ 1,347   $  921            $0    $ 2,268
                                          -------------------------------------   ------------------------------- ----------

Basic earnings per share                     $ 3.94                                $  2.40                           $  2.64
                                          ---------                               --------                        ----------

Diluted earnings per share                   $ 3.94                                $  2.40                           $  2.64
                                          ---------                               --------                        ----------

 Shares outstanding-basic                       379                         183        562      299                      861
                                          ---------                   ---------   -----------------               ----------

 Shares outstanding-diluted                     379                         183        562      299                      861
                                          ---------                   ---------   -----------------               ----------

See notes to unaudited pro forma combined financial statements

                     South Branch Valley Bancorp, Inc. and
                              Potomac Valley Bank
          Notes to Unaudited Pro Forma Combined Financial Statements


B-1- These adjustments are to reflect the reclassification out of par value into surplus of the amount to bring par value to the level needed to include South Branch and the 298,695 shares anticipated to be issued with regards to this transaction assuming it had closed on June 30, 1999.

B-2- To eliminate the intercompany borrowing between South Branch and Potomac.

I-1- To eliminate the interest income and expense included in the combined numbers for the six months ended June 30, 1999 that relates to the intercompany loan between Potomac and South Branch.

I-2- Since the Greenbrier purchase consisted of three branch banks and not a full entity, historical data was not available. Accordingly, in order to show the pro forma affects of this transaction as if it had been in place at the beginning of the period, current performance levels were used to estimate what impact the transaction would have had.

I-3- Column includes the historical Capital State data for that portion of the year Capital was not a part of South Branch, including the various purchase accounting adjustments for a similar period so as to reflect Capital State as if it had been a part of South Branch from the beginning of the year.

I-4- Column includes the historical Capital State data for the year presented net of the various purchase accounting adjustments made in order to reflect Capital State as having been a part of South Branch for the entire year.

                       South Branch Valley Bancorp, Inc.
                              Potomac Valley Bank
                        Per Share and Equivalent Values

The following information reflects the per common share information for South Branch and Potomac. The information is presented both on a historical and a pro forma combined basis with regard to book value, dividends, market value and net income per common share. Included in the pro forma net income are the adjustments necessary to reflect prior transactions by South Branch that were treated as purchases (see pro forma income statements for additional details).

Also presented is the equivalent per common share data for Potomac shareholders. These amounts are computed based upon the book-to-book exchange ratio of 3.319 shares of the combined company for each Potomac share which was the ratio that would have resulted had the transaction closed at June 30, 1999.

The calculations presented here are based upon the historical and pro forma combined statements appearing elsewhere in this document and should be read in conjunction with those statements and the notes thereto.

No assurances can be given that the pro forma results reflected in the pro forma combined financial statements in this documents will be indicative of actual future operations.


                               Book Value Per           Dividends Per        Net Income Per
                                Common Share            Common Share         Common Share
                           -----------------------------------------------------------------------
                            Historical  Pro Forma   Historical  Pro Forma   Historical  Pro Forma
                           -----------------------------------------------------------------------
For the six months ended
June 30, 1999
  South Branch              $   39.96               $    0.47               $   1.46
  Potomac                   $  132.63               $    1.50               $   6.28
  South Branch/Potomac/
    Prior Transactions
    Pro Forma                           $  39.96                $    0.47               $   1.68
  Equivalent per Potomac
    common share                        $ 132.64                $    1.56               $   5.59

For the year ended
December 31, 1998
  South Branch              $   40.83               $    0.89               $   3.16
  Potomac                   $  131.24               $    3.00               $   9.65
  South Branch/Potomac/
    Prior Transactions
    Pro Forma                           $  40.40                $    0.89               $   3.19
  Equivalent per Potomac
    common share                        $ 134.09                $    2.95               $  10.60

                       South Branch Valley Bancorp, Inc.
                              Potomac Valley Bank
                        Per Share and Equivalent Values
                                  (continued)

                               Book Value Per              Dividends Per           Net Income Per
                                Common Share               Common Share            Common Share
                           ------------------------  ----------------------- ------------------------
                            Historical   Pro Forma    Historical  Pro Forma   Historical   Pro Forma
                           ------------ -----------  ------------ ---------- ------------ -----------
For the year ended
December 31, 1997
  South Branch             $     36.48               $    0.84               $   3.83
  Potomac                  $    123.66               $    3.00               $   8.67
  South Branch/Potomac/
    Prior Transactions
    Pro Forma                           $  29.26                  $  0.84                 $   2.64
  Equivalent per Potomac
    common share                        $  97.12                  $  2.79                 $   8.75

For the year ended
December 31, 1996
  South Branch             $     32.51               $    0.77               $   3.94
  Potomac                  $    115.63               $    3.00               $  10.24
  South Branch/Potomac/
    Prior Transactions
    Pro Forma                           $  26.39                  $  0.77                 $   2.64
  Equivalent per Potomac
    common share                        $  87.58                  $  2.56                 $   8.75

                               Market Value Per
                                 Common Share
                           ------------------------
                            Historical   Pro Forma
                           ------------ -----------
                                (1)
South Branch               $      42.75
Potomac                    $     130.00

  Equivalent per Potomac
    common share                        $   141.88


(1) Market value for South Branch is as of March 19, 1999, the last full trading day prior to March 22, 1999, the announcement date of the letter of intent regarding the transaction. The market value for Potomac is as of October 2, 1998, which was the last reported trade management was aware of prior to March 22, 1999.

Comparative Per Share Market Price Information

     The following table presents the high and low prices of South Branch stock and Potomac stock and the dividends declared per share during the periods indicated. The information in this table is qualified by the following factors. Neither South Branch nor Potomac is registered on an exchange and therefore neither stock is widely-traded. South Branch has a market maker in its shares, and since January 5, 1999, has been traded on the OTC Bulletin Board under the symbol "SBVB". Accordingly, the stock prices indicated are based on trades known either to the respective managements of South Branch and Potomac, or with respect to South Branch during the three quarters of 1999, its market makers or trades on the OTC Bulletin Board. However, many times trades are made without the price being known to the respective managements of South Branch and Potomac.

                     South Branch Common Stock     Potomac Common Stock
                     -------------------------  ---------------------------
                      High    Low    Dividends   High      Low    Dividends
                     ------  ------  ---------  -------  -------  ---------
1997
  First Quarter      $45.40  $40.00    $0.00    $  0.00  $  0.00    $0.00
  Second Quarter     $46.02  $39.00    $0.41    $110.00  $100.00    $1.00
  Third Quarter      $43.50  $43.50    $0.00    $  0.00  $  0.00    $0.00
  Fourth Quarter     $43.50  $43.50    $0.43    $  0.00  $  0.00    $2.00

1998
  First Quarter      $45.00  $40.00    $0.00    $  0.00  $  0.00    $0.00
  Second Quarter     $45.00  $42.75    $0.44    $122.22  $122.22    $1.00
  Third Quarter      $44.00  $42.00    $0.00    $130.00  $130.00    $0.00
  Fourth Quarter     $43.50  $40.00    $0.45    $  0.00  $  0.00    $2.00

1999
   First Quarter     $44.75  $41.25    $0.00    $130.00  $130.00    $0.00
   Second Quarter    $43.88  $40.25    $0.47    $130.00  $130.00    $1.50
   Third Quarter     $42.50  $40.19    $0.00    $135.00  $130.00    $0.00
   Fourth Quarter
      (through __________, 1999)

          On March 19, 1999, the last full trading day prior to the execution of the merger agreement, the closing price per share of South Branch common stock as reported on the OTC Bulletin Board was $42.75. On ______________, the most recent practicable date prior to the printing of this proxy statement/prospectus, the closing price per share of South Branch common stock as reported on the OTC Bulletin Board was $_______.

     We urge you to obtain current market quotations for South Branch common stock. Prices at which South Branch common stock may trade prior to the merger may not be indicative of prices at which South Branch common stock may trade following the merger.

     Potomac common stock is not listed on any exchange, quotation system or over-the-counter market and is not actively traded. However, since October 1, 1998, a total of 1,120 shares of Potomac common stock have been traded in approximately 13 transactions known to Potomac. In each of these transactions, the buyer paid $130 for each share of Potomac common stock.

     South Branch Common Stock Dividend Policy

     South Branch has historically declared and paid cash dividends on a semi-annual basis. South Branch anticipates that, after the merger, Summit will initially declare semi-annual dividends on shares of Summit common stock of $.50 per share. You are cautioned, however, that the Summit Board of Directors may, at any time and without notice, stop declaring dividends or reduce the amount of the dividend.

     Whether Summit pays a dividend, and the amount of any dividend, will depend upon Summit's results of operations, financial condition, cash requirements, future prospects, limitations imposed by credit agreements or senior securities and other factors deemed relevant by the Summit board of directors. Because Summit's principal source of income will be dividends from its subsidiaries, its ability to pay future dividends will depend upon the financial condition and earnings of its subsidiaries. It is anticipated that under federal regulatory requirements, regulatory approval will be required prior to South Branch Valley National Bank's payment of dividends to South Branch.

     Summit will be able to pay dividends at the discretion of its board of directors out of any funds legally available for the payment of dividends under West Virginia law. Under the West Virginia Corporation Act, dividends may be paid out of unreserved and unrestricted earned surplus, and, additionally, in certain circumstances and with the affirmative vote of holders of a majority of its outstanding shares, out of capital surplus. Summit may never pay a dividend, however, if, at the time of or after payment of the dividend, it is or would be insolvent.

     Potomac Common Stock Dividend Policy

     Potomac anticipates that prior to the merger it will declare a dividend on shares of Potomac common stock of $1.50 per share. You are cautioned, however, that the Potomac board of directors may, at any time and without notice, stop declaring dividends or reduce the amount of dividends.

     Potomac has historically declared and paid dividends on a semi-annual basis. Potomac may pay dividends at the discretion of its board of directors out of any funds legally available for the payment of dividends under West Virginia law.

     Under the West Virginia Corporation Act, dividends may be paid out of unreserved and unrestricted earned surplus, and, additionally, in certain circumstances and with the approval of holders of a majority of its outstanding shares, out of capital surplus. Potomac may never pay a dividend, however, if at the time of or after payment of the dividend, it is or would be insolvent.

The Potomac Special Meeting

     General

     The Potomac board of directors is soliciting proxies from the holders of Potomac common stock to be voted at the special meeting. At the meeting, Potomac shareholders will vote upon the merger agreement providing for the merger of Potomac Interim Bank, Inc. into Potomac, and the exchange of each outstanding share of Potomac common stock for shares of Summit common stock.

     The Potomac board of directors unanimously has approved the merger agreement and recommends that you vote FOR approval thereof.

     A copy of the merger agreement is attached to this proxy statement/prospectus as Annex I and is incorporated by reference into this document in its entirety. You should read this agreement carefully.

     Date, Time and Place of the Special Meeting

     The Potomac special meeting will be held on _________, __________, 1999, at _________ a.m., local time, in the principal executive offices of Potomac, at 4 North Main Street, Petersburg, West Virginia.

     Record Date; Voting at the Special Meeting

     Potomac common stockholders of record on __________, 1999, will be entitled to notice of and to vote at the special meeting and any adjournments or postponements of the special meeting. On that date, there were 90,000 shares of Potomac common stock outstanding and entitled to vote at the special meeting.
Each share is entitled to one vote.   As of September 30, 1999, there were
approximately 323 holders of record of Potomac common stock.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Potomac common stock is necessary to constitute a quorum at the special meeting. The holders of at least a majority of the outstanding shares of Potomac common stock must vote in favor of the merger in order to approve it. Abstentions and broker non-votes will have the effect of a vote against approval of the merger agreement and the merger.

     Each director and executive officer of Potomac who owns or has control over shares of Potomac common stock has advised Potomac that he or she will vote FOR adoption and approval of the merger agreement. As of September 30, 1999, the directors, executive officers and affiliates of Potomac owned or controlled the vote of 36,420 shares of Potomac common stock, constituting approximately 40.5% of the outstanding shares of Potomac common stock.

     John W. Crites, a director of South Branch, directly owns 500 shares of Potomac common stock, representing approximately 0.6% of the outstanding shares.

     The named proxies will vote all shares of Potomac common stock represented at the special meeting by properly executed proxies received prior to or at the special meeting, and not revoked in accordance with the instructions on the proxies. If you properly execute a proxy but include no voting instructions, the proxies will vote your shares to approve the merger agreement and authorize the merger.

     The Potomac board of directors does not know of any matters, other than as described in the notice of special meeting, which are to come before the special meeting. If any other matters are properly presented at the special meeting for action, the persons named in the enclosed form of proxy will have the authority to vote on those matters in their discretion.

     If you give a proxy, you have the right to revoke it at any time before it is voted. You may revoke your proxy by 1) filing with the Secretary of Potomac a written notice of revocation bearing a later date than the proxy, 2) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Potomac before the taking of the vote at the special meeting, or 3) attending the special meeting and voting in person. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Potomac Valley Bank, 4 North Main Street, P.O. Box 1079, Petersburg, West Virginia 26847, Attention: Corporate Secretary, or hand delivered to the foregoing representative of Potomac, at or before the taking of the vote at the special meeting.

     Potomac will bear the cost of the solicitation of proxies, except that the parties will share the costs of preparing, printing and mailing this proxy statement/prospectus in proportion to their respective book values as of June 30, 1999. In addition to soliciting by mail, directors, officers and employees of Potomac may solicit proxies in person or by telephone, telegram or other means of communication. Potomac will not compensate these directors, officers and employees for soliciting proxies but it may reimburse them for out-of-pocket expenses they incur in connection with the solicitation. Potomac will also make arrangements with custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Potomac common stock held of record by such persons. Potomac may reimburse these custodians, nominees and fiduciaries for reasonable out-of-pocket expenses they incur in connection therewith.

     Do not send your stock certificates with your proxy card.

The South Branch Special Meeting

     General

     The South Branch board of directors is soliciting proxies from the holders of South Branch common stock to be voted at the special meeting. There are two purposes for the South Branch special meeting. The first purpose of the South Branch special meeting is to vote upon the issuance of stock in connection with the merger. The second purpose of the South Branch special meeting is to vote upon an amendment to South Branch's Articles of Incorporation to change South Branch's name to "Summit Financial Group, Inc."

     Approval of the merger agreement is not required under West Virginia law or the Articles of Incorporation of South Branch. However, South Branch will be issuing approximately 50% of the number of shares it has issued and outstanding in connection with the transaction with Potomac. In consideration of the magnitude of the proposed transaction, the Board of Directors of South Branch, in its discretion, has elected to present for approval by South Branch's shareholders, the issuance of up to 320,000 shares of South Branch common stock, the maximum number of shares that could be exchanged. Shareholder approval has been made a condition to consummation of the transaction. If the maximum number of shares is exchanged, former holders of Potomac Stock will hold approximately 35% of the total issued and outstanding shares of Summit Stock. The merger agreement requires that South Branch take all steps necessary to effect the name change to "Summit Financial Group, Inc." prior to the effective date of the merger.

     The South Branch board of directors unanimously has approved the issuance of shares and the name change and recommends that you vote FOR approval thereof.

     A copy of the merger agreement is attached to this proxy statement/prospectus as Annex I and is incorporated by reference into this document in their entirety. You should read these agreements carefully.

     Date, Time and Place of the Special Meeting

     The South Branch special meeting will be held on _________, __________, 1999, at ______ a.m., local time, in the principal executive offices of South Branch, at 310 North Main Street, Moorefield, West Virginia.

     Record Date; Voting at the Special Meeting

     Only holders of record of South Branch common stock on __________, 1999, will be entitled to notice of and to vote at the special meeting and any adjournments or postponements of the special meeting. On that date, there were 591,292 shares of South Branch common stock outstanding and entitled to vote at
the special meeting.  Each share is entitled to one vote.   As of September 30,
1999, there were approximately 1,014 holders of record of South Branch common stock.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of South Branch common stock is necessary to constitute a quorum at the special meeting. The holders of at least a majority of the voting shares of South Branch common stock must vote in favor of the two proposals to approve them.

     Each director and executive officer of South Branch who owns or has control over shares of South Branch common stock has advised South Branch that he or she will vote FOR adoption and approval of the issuance of shares and the name change. As of September 30, 1999, the directors, executive officers and affiliates of South Branch owned or controlled the vote of 76,562 shares of South Branch common stock, constituting approximately 24.2% of the outstanding shares of South Branch common stock.

     G. R. Ours, Jr., Chairman of the Board of Potomac and F. Richard Thompson, a director of Potomac, each own 110 shares of South Branch stock, and James Paul Geary owns 12 shares of South Branch stock, less than 1% of the outstanding shares.

     All shares of South Branch common stock represented at the special meeting by properly executed proxies received prior to or at the special meeting, and not revoked, will be voted at the special meeting in accordance with the instructions on the proxies. If you properly execute a proxy but include no voting instructions, your shares will be voted to approve the merger agreement and authorize the merger.

     The South Branch board of directors does not know of any matters, other than as described in the notice of special meeting, which are to come before the special meeting. If any other matters are properly presented at the special meeting for action, the persons named in the enclosed form of proxy will have the authority to vote on those matters in their discretion.

     If you give a proxy, you have the right to revoke it at any time before it is voted. You may revoke your proxy by 1) filing with the Secretary of South Branch a written notice of revocation bearing a later date than the proxy, 2) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of South Branch before the taking of the vote at the special meeting, or 3) attending the special meeting and voting in person. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to South Branch Valley Bancorp, Inc., 310 North Main Street, P. O. Box 680, Moorefield, West Virginia 26836, Attention: Corporate Secretary, or hand delivered to the foregoing representative of South Branch, at or before the taking of the vote at the special meeting.

     South Branch will bear the cost of the solicitation of proxies, except that the parties will share the costs of preparing, printing and mailing this proxy statement/prospectus in proportion to their respective book values as of June 30, 1999. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of South Branch in person or by telephone, telegram or other means of communication. These directors, officers and employees will not be additionally compensated but may be reimbursed for out-of-pocket expenses they incur in connection with the solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of South Branch common stock held of record by such persons. South Branch may reimburse these custodians, nominees and fiduciaries for reasonable out-of-pocket expenses they incur in connection therewith.

     Do not send your stock certificates with your proxy card.

The Merger

     The following description of the terms of the merger is qualified in its entirety by reference to the provisions of the merger agreement which is attached to this proxy statement/prospectus as Annex I and incorporated into this document by reference. We strongly encourage you to read the merger agreement for a more complete description of the terms of the merger.

Background of the Merger

     Several years ago, representatives of South Branch contacted Potomac representatives inquiring into the possibility of a merger. At that time, Potomac was not interested in combining with another entity. Since that time, the parties engaged in numerous informal discussions regarding the possibility of a potential business combination. In the Fall of 1997, Potomac's Board of Directors, at regularly scheduled director meetings, regularly discussed the possibility of a transaction with South Branch. The Board, however, did not pursue any other alternatives because a transaction with South Branch was the only opportunity that presented itself, and because the Board of Directors desired for Potomac to maintain its independence and autonomy. As the parties continued to discuss the proposed transaction, negotiations led to what Potomac directors believed to be a transaction that would be in the best interests of Potomac's shareholders, because South Branch and Potomac began discussing the possibility of a "merger of equals." With such a transaction, Potomac could retain significant autonomy and remain a community bank providing the level of personal services which the shareholders, community and customers had historically received. As it became apparent that a merger of equals was also contemplated by South Branch, Potomac's Board of Directors began seriously considering such a proposal. As discussed below, in Potomac's Reasons for the Merger, Potomac's directors decided to enter into the merger agreement with South Branch.

Recommendation of the Potomac Board

     The Potomac board of directors has unanimously approved the merger agreement and recommends that you vote FOR approval and adoption of the merger agreement. The Potomac board of directors has determined that the merger is in your best interests and in the best interests of Potomac's employees and customers.

Potomac Reasons for the Merger

     Potomac's board believes that the merger is in the best interests of Potomac and its shareholders. Accordingly, Potomac's board has unanimously approved and adopted the merger agreement and recommends approval of the agreement by Potomac's shareholders. In reaching its

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decision to approve the agreement, the board considered several factors but did not assign any relative or specific weights to the factors it considered.

     In considering the merger, the board recognized Potomac's strong tradition as a small community bank in Grant County and believed that it was in the best interests of the bank, shareholders, employees and the community to continue that tradition. However, the board also recognized that to remain competitive and to best serve the community and its shareholders the bank would need to increase its earnings and market share. The board believes that a business combination with South Branch allows Potomac to continue to provide the quality of service it presently provides and also allows it to increase shareholder value by combining with South Branch and thereby creating a larger financial institution with a larger market share and shareholder base which should result in increased earnings, greater convenience for Potomac's customers and enhanced liquidity for Potomac's shareholders.

     The Board found the proposed transaction particularly attractive for the following reasons:

     . The agreement provides that the transaction will result in a "merger of equals;"

     . Potomac will retain its bank charter and therefore will continue to serve the community as "Potomac Valley Bank;"

     . Potomac will retain its autonomy by keeping its current board of directors;

     . Potomac will appoint two current Potomac directors to serve on the Board of Directors of South Branch Valley National Bank;

     . South Branch will change its holding company name to "Summit Financial Group, Inc." prior to the effective date of the merger;

     . The Summit board will consist of 18 directors, six of which will be Potomac representatives;

     . Summit's bylaws will require that 75% of the board must approve any of the following: (1) mergers and closures of banks and branches; (2) any amendment to Summit's articles of incorporation or bylaws; (3) the adoption of any agreement or plan of merger, consolidation, liquidation, dissolution or the sale of Summit's shares of stock or the sale, lease or exchange of all or substantially all of Summit's assets; and (4) any change of Potomac's name;

     . Four Potomac representatives will be appointed to Summit's nine member executive committee; and

     . A transaction with a larger financial institution could have a negative impact on the quality of Potomac's customer service and could result in decisions not being made at the local level.

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

     The board considered the exchange ratio and believes that it is fair to its shareholders from a financial point of view. In the merger, Potomac's shareholders will receive shares of Summit common stock based upon the parties' respective book values. Because this consideration is based upon the book values of the parties' respective institutions, Potomac's board did not believe that it was necessary to hire a financial advisor to determine whether the consideration was fair from a financial point of view.

     Potomac's board believes that the combination with South Branch will allow it to continue its tradition as a community bank serving Grant County and serving the bank's loyal customer base. The board also believes that the combination will allow it to enhance shareholder and customer value. Based on the foregoing, Potomac's board recommends that Potomac's shareholders vote "FOR" adoption of the agreement and the transactions that the agreement contemplates, including the merger.

South Branch Reasons for the Merger

     South Branch's board of directors believes that the combination of its resources with those of Potomac will afford the resulting combined institution better opportunities to compete with other financial and non-financial institutions (including other commercial banks, thrift institutions, finance companies, credit unions, money market mutual funds, brokerage firms, investment companies, credit companies, insurance companies and retail stores that maintain their own credit operations) in the markets in which Potomac and South Branch's subsidiary banks conduct their business. The combined entity will also benefit from the elimination of duplicative expenses.

     The combined entity will be able to offer a broader range of services than that currently available to Potomac and South Branch customers. These additional services include, broader loan programs and, through participation by affiliated banks, the ability to service larger loan transactions.

     In summary, South Branch's board of directors believes that the merger will enable both Potomac and South Branch to better serve the financial needs of their communities. The South Branch board of directors also believes that South Branch will obtain these benefits at a cost that, under all the facts and circumstances, is reasonable.

Interest of Certain Persons in the Merger

     As of September 30, 1999, directors and officers of Potomac beneficially owned, in the aggregate, 29,942 shares of Potomac common stock, representing approximately 33.3% of the outstanding shares of Potomac common stock.

     All of Potomac's directors and officers will, as a result of the merger, obtain an equity interest in Summit in exchange for their shares of Potomac common stock. Each of them will receive the same number of shares of Summit common stock for each share of Potomac common stock owned by him or her as every other Potomac shareholder. Directors and officers of Potomac will be treated the same as other Potomac shareholders, except that they may be subject

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

to certain restrictions on any resale of Summit common stock received by them pursuant to the merger. See "Resale Restrictions" below.

     As of September 30, 1999, G. R. Ours, Jr., Chairman of the Board of Potomac, and F. Richard Thompson, a director of Potomac, each owned 110 shares of South Branch stock, and James Paul Geary owns 12 shares of South Branch stock or a total of less than 1% of the outstanding shares.

     Pursuant to the merger agreement, after the merger, G. R. Ours, Jr., James Paul Geary, Duke A. McDaniel and Patrick N. Frye will become directors of Summit and members of the executive committee of that Board. Dewey Bensenhaver, MD and Gerald W. Huffman will become directors of Summit.

     As of September 30, 1999, other than John W. Crites, who owns 500 shares, no directors, executive officers or affiliates of South Branch own shares of Potomac common stock.

     No directors, officers or affiliates of Potomac or South Branch have any special interest in the merger or are receiving any special consideration or compensation as a result of the merger.

     No outstanding transactions between Potomac or South Branch and their respective affiliates, and any directors, officers, or principal shareholders of Potomac or South Branch or their respective associates, including any outstanding loans or trust relationships, will be affected by the merger.

Effects of the Merger; The Surviving Corporation

     The merger will become effective at the time the Articles of Merger are filed with, and the Certificate of Merger is issued by, the Secretary of State of the State of West Virginia. At that time, the separate existence of Potomac Interim Bank, Inc. the wholly-owned subsidiary of Summit will cease and Potomac will be the surviving corporation. The assets, liabilities, and capital of Potomac Interim Bank, Inc. will be merged into Potomac and those assets, liabilities and capital will then constitute part of the consolidated assets, liabilities and capital of Summit. Potomac will continue to operate under its articles of incorporation and bylaws effective as of the date of the merger.

     The articles of incorporation and bylaws and internal management of South Branch will be affected by the merger. Specifically, the merger agreement provides that the following changes will occur:

     .    Change of Name of South Branch.  South Branch has agreed that it will take all steps necessary to change its name to "Summit Financial Group, Inc." prior to the effective time of the merger.

     .    Directorship of Summit; Formation of Executive Committee.

          . Summit will initially have a Board of Directors consisting of 18 members, and Summit agrees to cause 6 current members of Potomac's Board of Directors

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

               designated by Potomac 1) to be appointed to the Board of Directors of Summit as of the Effective Time, and 2) to be nominated and recommended for election at the next Annual Meeting of Summit shareholders after the Effective Time if such director is a member of a class whose terms are expiring at such Annual Meeting.

          . If the number of directors of Summit is different from 18 at the Effective Time, the number of directors shall be divisible by 3, and Potomac will be entitled to designate 1/3 of the directors.

          . Directors designated by Potomac for the initial Board of Directors of Summit shall be spread evenly among the classes of directors of Summit. Upon the expiration of their initial terms, Summit's directors designated by Potomac shall be eligible to be nominated to serve for such additional terms as Summit shall determine consistent with prudent banking practices and such director's fulfillment, to Summit's satisfaction, of his or her fiduciary duty to Summit.

          . Summit will form an executive committee or other governing body consisting of not more than 9 members, of which 5 individuals shall be designated by South Branch and 4 individuals designated by Potomac.

          . The provisions of any resolution, bylaw or of the articles of incorporation of Summit which state or set forth a mandatory retirement age shall not apply to any person initially designated by Potomac to serve on the Board of Directors of Summit who, as of the Closing Date, is a director of Potomac and has attained the age of 60 years ("Exempt Person"). Such Exempt Person will be permitted to serve until he or she reaches the age of 80, provided such Exempt Person's service as a director is consistent with prudent banking practices and such Exempt Person fulfills, to Summit's satisfaction, his or her fiduciary duty to Summit.

     .    Officers of Summit.  Oscar M. Bean shall be retained as Chairman of the Board of Summit. G. R. Ours, Jr. shall be appointed as Vice Chairman of the Board of Summit. H. Charles Maddy, III shall be retained as President of Summit.

     .    Members of the Board of Directors of Potomac and South Branch, Other
Matters.

          . Two individuals of South Branch shall be appointed to serve on the Board of Directors of Potomac. Two individuals of Potomac shall be appointed by Potomac to serve on the Board of Directors of South Branch Valley National Bank.

          . The current members of the Board of Directors of Potomac shall continue to serve as such after the Merger, and for a period of 5 years after the Merger, provided that such person continues to fulfill his or her fiduciary duties to Potomac and Summit.

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

          . Vacancies and new board seats shall be filled by affirmative vote of the current members of the Board of Directors of Potomac and their successors. During the five-year period, the maximum size of the Potomac Board of Directors shall not exceed 12 persons. The requirements of this provision may be modified during the five-year period only upon the affirmative vote of 3/4 of Summit's Board of Directors.

     .    Location of Summit Offices.  Summit's corporate offices shall be located in Moorefield, West Virginia.

     .    Changes to Organizational Documents.  Summit's bylaws shall include provisions ensuring that the following actions by Summit's Board of Directors shall require an affirmative vote of at least three-fourths (3/4) of the board:

          .    mergers and closures of banks and branches;

          .    any amendment to Summit's Articles of Incorporation or Bylaws;

          . the adoption of any agreement or plan to merge, consolidate, liquidate, dissolve or sell shares of stock or the sale, lease or exchange of all or substantially all the assets of Summit; and

          .    any change of Potomac's name.

     .    Divestiture of Branch.  South Branch shall take all action reasonably necessary to divest its branch located in Petersburg, West Virginia, provided that 1) such divestment is required for regulatory approval, and 2) South Branch is not required to reflect a financial loss based on generally accepted accounting principles. South Branch will use its best efforts to accomplish such divestiture if divestiture is required for regulatory approval.

     For information concerning South Branch's current management, see pages 63 and 71. See "Where You Can Find More Information About South Branch."

     If the merger had occurred as of June 30, 1999, Potomac would have, on a pro forma consolidated basis, constituted approximately 27% of deposits, 25% of assets, and 33% of equity of South Branch, and its shareholders would have held approximately 33% of the total outstanding shares of South Branch. In addition, for the six months ended June 30, 1999, Potomac would have contributed approximately 29% of net interest income and 38% of net income to South Branch on a pro forma consolidated basis.

     These percentages reflect the relative size of Potomac as of June 30, 1999 and may change with the normal variances in the rates of growth for deposits and loans for all Summit affiliates. Additionally, it is contemplated that Summit may combine with other financial institutions in the future and these mergers may affect the percentages shown above. Summit is not presently involved in any other material merger transactions for which definitive agreements or letters of intent have been executed.

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

Government Approvals

     The completion of the merger is conditioned upon the approval of the merger by the West Virginia Board of Banking and the Board of Governors of the Federal Reserve System.

     Applications for approval were filed with the Board of Governors of the Federal Reserve System on September 24, 1999.

     The merger cannot proceed in the absence of these regulatory approvals. Although there can be no assurances, we believe that the required governmental approval of the Board of Governors of the Federal Reserve System and the West Virginia Board of Banking and Financial Institutions will be received.

Rights of Potomac Shareholders Who Dissent from the Merger

     South Branch shareholders are not voting on the merger and, therefore, do not have dissenters' rights.

     Potomac shareholders will be voting on the merger. If you object to the merger and comply with Section 31-1-123 of the West Virginia Corporation Act, you are entitled to payment of the fair value of your shares. The fair value of the shares will be determined as of the day prior to the date of the special meeting without regard to any appreciation or depreciation in anticipation of the merger.

     The following is a brief summary of the steps you must take to perfect your dissenters' rights under West Virginia law. This summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the provisions of Section 31-1-123 of the West Virginia Corporation Act, which is reproduced in full as Annex II to this proxy statement/prospectus.

     You Must Object to the Merger in Writing. You must file written objection to the proposed merger with the Secretary of Potomac prior to or at the special meeting.

     You Must Not Vote in Favor of the Merger. You must not vote your shares in favor of the merger. You are not required to vote against the merger, but if you vote for the merger you will lose your right to exercise dissenters' rights.

     You Must Make Written Demand for Fair Value. You must make written demand on Potomac or the surviving corporation for payment of the fair value of your shares within 10 days after the vote is taken at the special meeting. Voting against the merger does not constitute the demand for payment required by law. If you fail to make written demand within the 10-day period, you will be bound by the terms of the merger agreement. The written demand may be addressed to Patrick N. Frye, President and Chief Executive Officer, Potomac Valley Bank, 4 North Main Street, P.O. Box 1079, Petersburg, West Virginia 26847. Once you demand to be paid the fair value of your shares, you cannot withdraw your demand without the permission of Potomac or the surviving corporation.

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

     Your Rights as a Dissenting Shareholder. If you make a demand, you shall thereafter be entitled only to payment as a dissenting shareholder as provided by law, and you shall not be entitled to vote or to exercise any other rights of a shareholder of Potomac. Your right to be paid the fair value of your shares will cease, and your status as a shareholder of Potomac will be restored, without prejudice to any corporate proceedings which may have been taken during the interim, if any of the following events occurs:

     . your demand is withdrawn with the consent of Potomac or the surviving corporation;

     .    the merger is abandoned or rescinded;

     .    the Potomac shareholders revoke the authority to effect the merger;

     . no demand or petition for the determination of fair value by a court of general civil jurisdiction has been made or filed within the time provided by statute; or

     . a court of general civil jurisdiction determines that you are not entitled to relief as a dissenting shareholder.

     You Must Surrender your Certificate(s). You must surrender your stock certificates to Potomac or the surviving corporation within 20 days after demanding payment for your shares so that a notation that such demand has been made may be placed on your stock certificates. Your failure to surrender your certificates shall, at Potomac's or the surviving corporation's option, terminate your dissenters' rights unless a court, for good cause shown, directs otherwise.

     Surviving Corporation Must Make Offer. If you have demanded to be paid the fair value of your shares, within 10 days after the merger becomes effective, the surviving corporation must give you written notice of the merger and offer, in writing, to purchase your shares at a price deemed by the surviving corporation to be the fair value of your shares. The offer must be accompanied by a balance sheet of Potomac as of the latest available date, which shall not be more than twelve months prior to the making of the offer, and a profit and loss statement of Potomac for the twelve month period ended on the date of that balance sheet. If within 30 days after the merger becomes effective, you and the surviving corporation agree upon the fair value, you will be entitled to receive the agreed payment for your shares within 90 days after the merger becomes effective upon surrender of your shares. Upon payment of the agreed value, you shall cease to have any interest in your shares of Potomac common stock.

     Filing Suit. If you and the surviving corporation fail to agree upon the fair value within 30 days after the merger becomes effective then, within 30 days after receipt of written demand from any dissenting shareholder, which written demand must be given within 60 days after the merger becomes effective, the surviving corporation will file a complaint in the Circuit Court of Hardy County, West Virginia, requesting that the fair value of the shares be found and determined. If the surviving corporation fails to institute such a proceeding, you or any other dissenting shareholder may do so in the name of the surviving corporation.

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

     To exercise your dissenters' rights, strict adherence to the provisions of West Virginia law is required. If you think you may exercise your dissenters' rights, you should carefully review the statutory provisions attached to this proxy statement/prospectus as Annex II. As in all legal matters, you should seek an attorney's guidance.

     If you receive cash for the fair value of your shares of Potomac common stock, that cash will be subject to federal income taxes. The amount of gain or loss and its character as ordinary or capital gain or loss will be determined in accordance with Sections 302 and 1001 (and in certain cases, other provisions) of the Internal Revenue Code of 1986 (the "IRC"). If you are contemplating the possible exercise of dissenters' rights, we urge you to consult a tax advisor as to the federal (and any applicable state and local) income tax consequences.

Resale Restrictions

     The shares of Summit common stock that you will receive in the merger will be registered under the Securities Act of 1933. Under current law, if you are not an affiliate of South Branch or Potomac within the meaning of Rule 144 under the Securities Act of 1933, you may sell or transfer any shares of Summit common stock that you receive in the merger without need of further registration under the Securities Act of 1933.

     If you are an affiliate of Potomac before the merger or an affiliate of South Branch after the merger, you may resell the shares of Summit common stock issued to you in the merger only:

     . in transactions permitted by Rules 144 and 145 under the Securities Act of 1933;

     .    pursuant to an effective registration statement; or

     .    in transactions exempt from registration.

     Generally, if you are an executive officer, director or a principal shareholder or other control person of Potomac or South Branch, you may be deemed to be an affiliate for these purposes. Other shareholders would not be deemed to be affiliates. Rules 144 and 145, insofar as relevant to shares acquired in the merger, impose restrictions on the manner in which affiliates may make resales and also on the quantity of resales that such affiliates, and others with whom they might act in concert, may make within any three-month period.

     It is a condition to South Branch's obligation to consummate the merger that Potomac deliver to South Branch a schedule specifying the persons who may be deemed to be affiliates of Potomac and use its best efforts to cause each affiliate to deliver to South Branch, prior to the closing of the merger, an affiliate's letter. An affiliate's letter is a letter that states that the shares of Summit common stock issued to an affiliate pursuant to the merger will not be sold or otherwise disposed of except:

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

     . in accordance with Rule 145 (where the affiliate has given South Branch evidence of compliance with the rule reasonably satisfactory to South Branch); or

     . pursuant to an effective registration statement under the Securities Act of 1933 unless such person has furnished to Summit a no-action or interpretive letter from the SEC or an opinion of counsel reasonably satisfactory to Summit that such transaction is exempt from or otherwise complies with the registration requirements of the Securities Act of 1933.

     An affiliate's letter also acknowledges that the certificates representing the shares of Summit common stock received by the affiliate may bear a legend regarding these restrictions.

Accounting Treatment

     The merger is anticipated to be accounted for as a pooling of interests by Summit. The results of this accounting treatment are shown in the unaudited combined pro forma financial data included on pages 10 through 18 of this proxy statement/prospectus.

Certain Federal Income Tax Consequences of the Merger

     The merger is conditioned upon receipt of legal opinion as to certain federal income tax consequences expected to result from the merger. Counsel for Potomac, Jackson & Kelly PLLC will provide this opinion to Potomac shareholders and counsel for South Branch, Bowles Rice McDavid Graff & Love, PLLC will provide this opinion to South Branch.

     The following summary of certain federal income tax consequences expected to result from the merger is qualified in its entirety by reference to the full text of the opinions of Jackson & Kelly PLLC and Bowles Rice McDavid Graff & Love, PLLC including the assumptions upon which their opinions are based. The opinions are filed as Exhibit 8 to the registration statement of which this proxy statement/prospectus is a part.

     This summary applies only to Potomac shareholders, if any, who hold their Potomac stock as a capital asset. This discussion does not address all aspects of taxation that may be relevant to particular Potomac shareholders in light of their personal investment or tax circumstances, or to ceratin types of Potomac shareholders (including insurance companies, financial institutions, broker-dealers, foreign corporations, persons who receive stock through the exercise of stock options or otherwise as compensation for services rendered and persons who are not citizens or residents of the United Sates) subject to special treatment under the federal income tax laws, nor does it discuss any state, local or foreign tax considerations. Accordingly, each Potomac shareholder is urged to consult his or her own tax advisor as to the specific tax consequences of the merger, including the applicable federal, state, local and foreign tax consequences of the merger.

     No rulings have been requested from the Internal Revenue Service as to the federal income tax consequences of the merger. You should be aware that neither the opinion of Jackson & Kelly, PLLC nor the opinion of Bowles Rice McDavid Graff & Love, PLLC is binding on the IRS or any court, and neither the IRS nor any court is precluded from taking a different position. You should also be aware that some of the federal income tax consequences of the merger are governed by provisions of the Internal Revenue Code as to which there are no final regulations and little or no judicial or administrative guidance. Jackson & Kelly's and Bowles Rice McDavid Graff & Love's opinions are based upon the federal income tax laws as in effect on the date of the opinion and as those laws are currently interpreted. There can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements contained herein or in the opinion.

     The federal income tax consequences discussed below are conditioned upon, and Jackson & Kelly's and Bowles Rice McDavid Graff & Love's opinions are based upon, the accuracy, as of the date of this proxy statement/prospectus and at, as of and after the time the merger becomes effective, of certain assumptions and representations of fact provided by Potomac, Summit and Potomac Valley Bank, Inc. Neither Jackson & Kelly PLLC nor Bowles Rice McDavid Graff & Love, PLLC has independently verified these assumptions and representations. These assumptions and representations include, but are not limited to, the following:

     . that following the merger, Summit will continue the historic business of Potomac or use a significant portion of Potomac's historic business assets in a business;

     .    that a bona fide corporate business purpose exists for the merger; and

     . that in the merger shares of stock of Potomac representing control of Potomac will be exchanged solely for Summit common stock. For this purpose, control means 80% of the total combined voting power of all classes of stock entitled to vote and of at least 80% of the total number of shares of each other class of stock of Potomac.

     As of the date of this proxy statement/prospectus, South Branch and Potomac believe that all of these assumptions are now, and will be at, as of and after the time the merger becomes effective, accurate. If either South Branch or Potomac learns before that time that the assumptions are false and that its counsel therefore believes that the merger is unlikely to be treated as a tax-free reorganization, then additional shareholder approval will be obtained before consummation of the merger.

     Subject to the limitations and assumptions described above, it is anticipated that Jackson & Kelly, PLLC will render an opinion to Potomac and Bowles Rice McDavid Graff & Love will render an opinion to Summit that the merger will have the following federal income tax consequences:

     .    The merger will constitute a reorganization within the meaning of
          Section 368(a)(2)(E) of the Internal Revenue Code of 1986.

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

     . No gain or loss will be recognized by the shareholders of Potomac as a result of their exchange of Potomac common stock for Summit common stock, except to the extent any shareholder receives cash in lieu of a fractional share or as a dissenting shareholder;

     . The holding period of the Summit common stock received in the merger will include the period during which the stock of Potomac exchanged therefor was held, provided such stock was a capital asset in the hands of the holder on the date of exchange;

     . The federal income tax basis of the Summit common stock received in the merger will be the same as the basis of the Potomac common stock exchanged therefor; and

     . The payment of cash to Potomac shareholders in exchange for Potomac common stock pursuant to the exercise of dissenter's rights will be treated as having been received as a distribution in redemption of such stockholder's Potomac common stock, subject to the provisions and limitations of Section 302 of the Code. Where as a result of such distribution a stockholder owns no Potomac common stock either directly or through the application of section 318(a) of the Code, the redemption will be a complete termination of interest within the meaning of section 302(b)(3) of the Code and such cash will be treated as a distribution in full payment in exchange for his or her Potomac common stock, as provided in section 302(a) of the Code. Under
          Section 1001 of the Code, gain or (subject to the limitations of section 267 of the Code) loss will be realized and recognized to such stockholders in an amount equal to the difference between the amount of such cash and the adjusted basis of the Potomac common stock surrendered, as determined under section 1011 of the Code. If a Potomac stockholder has held his or her stock for more than one year, the gain should be treated as long-term capital gain, provided that the shares were held as a capital asset on the date of the exchange.

     In addition, Bowles Rice will render an opinion that neither South Branch, Potomac Interim Bank, Inc. nor Potomac will recognize any gain or loss as a result of the merger.

     The tax consequences of the merger may vary depending upon your particular circumstances. You are urged to consult your own tax advisor to determine the particular tax consequences of the merger to you, including the applicability and effect of any state, local or foreign income, property, transfer and other tax laws.

The Merger Agreement

     The following summary of the merger agreement is qualified in its entirety by reference to the Agreement and Plan of Merger, a copy of which is attached to this proxy statement/prospectus as Annex I. We urge you to read this document for a more complete description of the merger.

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

     The Merger

     After approval and adoption of the merger agreement by the Potomac shareholders, and the satisfaction or waiver of other conditions to the merger, a wholly-owned subsidiary of Summit, will be merged into Potomac, with Potomac continuing as the surviving corporation.

     Conversion of Securities

     In the merger, each share of Potomac common stock issued and outstanding immediately prior to the time the merger becomes effective (subject to certain exceptions) will be exchanged for and become, without action on the part of the shareholder, the right to receive a certain number of shares of Summit common stock.

     In the merger agreement, the term "Exchange Ratio" refers to the number of shares of Summit common stock that each share of Potomac common stock will be exchanged for. The Exchange Ratio depends on the respective book values of South Branch and Potomac common stock over a specified period of time. Based on this formula, as of June 30, 1999, shareholders of Potomac would have received
3.319 shares of Summit stock for each share of Potomac they own.

     Shares of Potomac common stock held by Potomac in its treasury or beneficially owned by South Branch (other than in a fiduciary capacity by them for others) will not be exchanged for shares of Summit common stock in the merger. Instead, these shares will be canceled and retired. Shares of Potomac common stock as to which dissenters' rights are properly exercised also will not be exchanged for shares of Summit common stock in the merger.

     No fractional shares of Summit common stock will be issued in the merger. Cash will be paid in lieu of fractional shares.

     Promptly after the merger becomes effective, Summit will mail transmittal forms and exchange instructions to each holder of record of Potomac common stock to be used to exchange shares of Potomac common stock for shares of Summit common stock. These transmittal letters will be accompanied by instructions specifying other details of the exchange. You should not send in your certificates until you receive a transmittal form and instructions.

     After the merger becomes effective, each certificate evidencing shares of Potomac common stock will be deemed to evidence only the right to receive:

     . the number of shares of Summit common stock that the holder is entitled to receive by virtue of the merger; and

     . the cash payment for any fractional share of Summit common stock which the holder does not elect to purchase.

     The holder of an unexchanged certificate will not be entitled to receive any dividend or other distribution payable by Summit until the certificate has been exchanged.

     Representations and Warranties

     The merger agreement contains various customary representations and warranties of Potomac and South Branch. These representations and warranties, which will terminate when the merger becomes effective, relate to, among other things:

     . the corporate organization and qualification of Potomac, South Branch, and South Branch's subsidiaries, and certain similar corporate matters;

     . the authorization, execution, delivery, and enforceability of the merger agreement and related matters;

     . the absence of any violation under the charters and bylaws of Potomac, South Branch, or South Branch's subsidiaries, or under contracts or laws;

     . the absence of additional regulatory filings and approvals other than those already discussed;

     .    the financial statements of each of Potomac and South Branch;

     . the absence of undisclosed suits, actions, proceedings, claims, or investigations against either Potomac, South Branch, or South Branch's subsidiaries;

     .    the absence of regulatory orders, decrees, similar arrangements;

     .    the capital structure of Potomac and South Branch;

     .    material contracts;

     .    the absence of materially adverse contracts;

     .    the absence of undisclosed liabilities;

     .    title to properties;

     . the accuracy of information provided in this proxy statement/prospectus;

     .    taxes, tax returns and audits, and certain tax matters;

     .    the absence of certain materially adverse changes or events;

     . the maintenance of fidelity bonds by Potomac, South Branch, and South Branch's subsidiaries;

     .    benefit matters;

     .    the absence of labor disputes;

     .    environmental matters;

     .    the adequacy of reserves for possible loan losses;

     .    the ownership by Potomac and South Branch of their subsidiaries;

     . the filing and delivery of certain reports under the Securities Exchange Act of 1934;

     . the authority of Summit to issue shares of Summit common stock under the merger agreement; and

     .    year 2000 compliance.

     Mutual Covenants

     Under the merger agreement, Potomac and South Branch have agreed that, until the merger becomes effective or the merger agreement is terminated, whichever occurs first, each will, with some exceptions:

     . use its best efforts to take, or cause to be taken, all action required under the merger agreement on its part to be taken so as to permit the consummation of the merger at the earliest possible date;

     . cooperate in furnishing information for the preparation and filing of this proxy statement/prospectus;

     . cooperate in the filing of any regulatory applications with respect to the merger;

     . advise the other of any materially adverse change in its financial condition, assets, business, or operations, or of any material changes or inaccuracies in data provided to the other party under the merger agreement; and

     . in addition, Potomac and South Branch have agreed to make certain changes in the name, structure and management of South Branch. These changes are described on page 30 under the heading "Effects of the Merger; the Surviving Corporation."

    Additional Covenants of South Branch and Potomac

    South Branch and Potomac have further agreed that, until the Effective Date of the Merger:

    .    each will operate its business in the ordinary course;

    .    neither will make any change in its authorized capital stock;

    .    except as disclosed, neither will issue any shares of common stock;

    . except as disclosed, neither will issue or grant any options, warrants, or other rights to purchase shares of common stock;

    . neither will declare or pay any dividends or other distributions on any shares of common stock except its normal dividend;

    . Potomac will not enter into or amend or renew any employment, consulting, severance or similar arrangements with any director, officer or employee;

    . Potomac will not enter into, establish or adopt or amend any provision, retirement stock option, stock purchase savings, profit sharing, deferred compensation or similar plan;

    . neither will sell its assets or properties, except in the ordinary course of business;

    . neither will acquire all or any portion of the assets, business deposits or properties of any other business other than in the ordinary course of business;

    .    neither will amend its governing documents;

    . neither will implement or adopt any changes in its accounting principles, practices or methods;

    . neither will settle any claim, action or proceeding except in the ordinary course of its business;

    . except in the ordinary course of its business consistent with past practice, neither will enter into or terminate any material contract;

    . neither will solicit any acquisition proposal, including any proposal to merge or consolidate with, or acquire all or any substantial portion of the assets of, it, or any tender or exchange offer (or proposal to make any tender or exchange offer) for any shares of stock of it;

    . take any action which would prevent or impede the merger from being accounted for as a pooling of interests or from being treated as a reorganization under Section 368 of the Internal Revenue Code;

    . South Branch will notify Potomac prior to any acquisitions of any third parties by it, and Potomac may, at its option, terminate this Agreement after notice of any transaction in which South Branch is not the surviving entity.

    . neither party will incur indebtedness other than in the ordinary course of business;

    . neither party will implement or adopt any material change in its interest rate and other risk management policies;

    . neither party will fail to follow existing policies with respect to managing exposure to risk; and

    . neither party will fail to use commercially reasonable means to avoid any material risk.

    Conditions to Obligations of the Parties

    The respective obligations of Potomac and South Branch to effect the merger are subject to the following conditions, among others:

    . the approval of the merger agreement by vote of a majority of the shares of Potomac;

    . the approval of the issuance of shares by vote of a majority of shares voting at the meeting of South Branch;

    . the absence of an order by the West Virginia Board of Banking and Financial Institutions disapproving the transaction with Potomac and South Branch and the merger of Potomac with and into Potomac Interim Bank, Inc. pursuant to the merger agreement;

    .    the approval by the Federal Reserve System of the merger;

    . the effective status of the registration statement on the date the merger closes and a declaration of effectiveness regarding, or a withdrawal of, all post-effective amendments thereto by that date;

    . the absence of a pending or threatened stop order or proceedings seeking a stop order suspending the effectiveness of the registration statement or any amendments thereto;

    . the receipt of all required state securities and "Blue Sky" permits or approvals;

    . the absence of any order to restrain, enjoin, or otherwise prevent the consummation of the merger entered by any court or administrative body which remains in effect on the date the merger closes;

    . the receipt of all other material governmental or other consents, approvals, and permissions, including the filing of the registration statement with the SEC;

    . the expiration of all periods for review, objection, or appeal of or to any consents, approvals or permissions required for the consummation of the merger;

    Conditions to Obligations of South Branch

    In addition to the conditions discussed above, the consummation of the merger by South Branch is conditioned upon:

    . the accuracy in all material respects of the representations and warranties of Potomac set forth in the merger agreement;

    . the performance by Potomac of its obligations under the merger agreement;

    .    the receipt of legal opinions from the parties' counsel;

    . the delivery of certified copies of the resolutions duly adopted by the boards of directors of Potomac and South Branch and the shareholders of Potomac and South Branch, approving the merger agreement and authorizing the transactions contemplated therein;

    . the receipt of an opinion letter from its independent auditors that the Merger will qualify for "pooling of interests" treatment;

    . satisfaction of South Branch with the results of its due diligence investigation of Potomac; and

    . satisfaction of South Branch with Potomac's loan loss reserve provision of charge-off's, funding of benefits and other reserve accounts.

    Conditions to Obligations of Potomac

    The consummation of the merger by Potomac is also conditioned upon:

    . the accuracy in all material respects of the representations and warranties of South Branch set forth in the merger agreement;

    . the performance by South Branch of its obligation under the merger agreement;

    .    the receipt of legal opinions from the parties' counsel;

    . the receipt of an opinion letter from its independent auditors that the Merger will qualify for "pooling of interests" treatment;

    . satisfaction of Potomac with the results of its due diligence investigation of South Branch; and

    . satisfaction of Potomac with South Branch's loan loss reserve provision of charge-off's, funding of benefits and other reserve accounts.

    Termination; Expenses

    The merger agreement may be terminated at any time prior to the closing of the merger, either before or after the special meeting:

    .    by mutual consent of Potomac and South Branch;

    . by either Potomac or South Branch if any of the conditions to such party's obligations to close under the merger agreement have not been met as of the date the merger is to close and such conditions have not been waived by the party adversely affected thereby;

    . by either Potomac or South Branch if the merger has not closed by January 31, 2000;

    . by either Potomac or South Branch in the event that governmental approvals will not be obtained in that the shareholders of Potomac vote against consummation of the merger or the shareholders of South Branch vote against the issuance of shares in connection with the Merger be either Potomac or South Branch if the regulatory approvals are not obtained; or

    . by either Potomac or South Branch if the other company's board fails to recommend or withdraws its recommendation of the Merger.

    In the event of any termination of the merger agreement by either Potomac or South Branch as provided above, all further obligations of Potomac and South Branch under the merger agreement, except with respect to specified matters, including without limitation those related to confidentiality and expenses, will terminate without further liability of the parties.

    Whether or not the merger is consummated, all legal and accounting fees, and other costs and expenses incurred in connection with the merger agreement and the transactions contemplated therein, will be paid by the party incurring such expenses, except that expenses incurred in the printing of the registration statement and joint proxy statement, and any Securities and Exchange Commission fees will be shared in proportion to the respective book values of Potomac and South Branch as of June 30, 1999.

    Amendment or Waiver

    The provisions of the merger agreement may be waived at any time by the party which is, or the shareholders of which are, entitled to the benefit of those provisions, by action taken by the board of directors of that party. Any of the terms of the merger agreement may be amended or modified in writing before or after the special meeting at any time prior to the closing of the merger. The Exchange Ratio and any other material terms of the merger will not be amended after the special meeting unless the amended terms are resubmitted to the shareholders of Potomac for approval.

Comparative Rights of Shareholders

    Description of South Branch Capital Stock

    The authorized capital stock of South Branch consists of 2,000,000 shares of common stock, par value $2.50 per share. As of September 30, 1999, there were 591,292 shares of South Branch common stock outstanding, held of record by approximately 1,014 holders.

    In the event of any liquidation, dissolution or winding up of South Branch, and subject to the application of state and federal laws, holders of South Branch common stock are entitled to share ratably in the assets available for distribution to stockholders remaining after payment of South Branch's obligations.

    Each share of South Branch common stock is entitled to one vote, and to cumulate votes in the election of directors. No holder of shares of South Branch common stock has any preemptive right to subscribe for or purchase any other securities of South Branch, and there are no conversion rights or redemption or sinking fund provisions applicable to South Branch common stock. However, South Branch elects directors on a staggered basis by class with terms of three years. This provision of its articles of incorporation requires a super-majority vote of its shareholders to change it. See "Comparison of Rights of South Branch and Potomac Shareholders" on page 47.

    Description of Potomac Capital Stock

    The authorized capital stock of Potomac consists of 90,000 shares of common stock, par value of $10 per share. As of September 30, 1999, there were 90,000 shares of Potomac common stock outstanding, held of record by approximately 323 holders.

    Each share of Potomac common stock is entitled to one vote. No holder of shares of Potomac common stock has any preemptive right to subscribe for or purchase any other securities of Potomac, and there are no conversion rights or redemption or sinking fund provisions applicable to Potomac common stock.

    Dividends may be paid on Potomac common stock at the discretion of the Potomac board of directors out of any funds legally available therefor. For a discussion of Potomac's dividend policy and restrictions on the payment of dividends, see "Comparative Per Share Market Price Information" and "Potomac Common Stock Dividend Policy."

    In the event of a dissolution of Potomac, the liquidation of its assets, or the winding up of its affairs, and subject to the application of state and federal laws, the holders of Potomac common stock will be entitled to share ratably in the assets of Potomac available for distributions to its shareholders remaining after payment of Potomac's obligations.

    Comparison of Rights of South Branch and Potomac Shareholders

    The rights of the Potomac shareholders and the South Branch shareholders are governed by the respective articles of incorporation and bylaws of each corporation and West Virginia law. In many respects, the rights of Potomac shareholders and South Branch shareholders are similar. For example:

    . Holders of common stock of each corporation are entitled to one vote for each share of common stock and to receive pro rata any assets distributed to shareholders upon liquidation.

    .    Neither corporation's shareholders have preemptive rights.

    . The shareholders of both corporations have the right under West Virginia law to dissent from certain corporate transactions and to elect dissenters' rights.

    . The shareholders of both corporations have cumulative voting in the election of directors.

    . South Branch's Articles require that shareholders who intend to nominate candidates for election to the board of directors must give written notice of such intent at least 30 days prior to the date of any shareholders meeting called for such purpose. Potomac's bylaws also require prior written notice of shareholder nominations for directors.

    . The directors of both South Branch and Potomac are elected for staggered terms of three years, with no more than one-third of the directors being elected in any one year.

    Differences in Rights

    There are, however, differences between the rights of Potomac shareholders and South Branch shareholders. For example:

    . South Branch's articles of incorporation contain certain "super majority provisions." These provisions provide that the affirmative vote of the holders of not less than 75% of the outstanding shares of the voting stock of South Branch will be required to amend or repeal the articles of incorporation provision dealing with the classification of the board of directors into three separate classes, each to serve for staggered terms of three years. Potomac's articles of incorporation contain no such provision.

    . South Branch's articles of incorporation also has a fair price provision which generally provides that if South Branch is to be acquired, South Branch shareholders receive the same price for their shares as the price paid by a person who has gained control of the Company by acquiring 25% or more of South Branch's shares. Potomac's articles of incorporation do not contain such a provision.

    . South Branch's articles of incorporation permit its Board of Directors to consider social and economic factors in evaluating a proposed acquisition by another company. Potomac's articles of incorporation do not contain such a provision.

    In addition, Potomac, as a banking corporation, is subject to certain restrictions on dividends under West Virginia law that South Branch, as a bank holding company, is not subject to. Section 31A-4-25 of the West Virginia Code provides that not less than one-tenth part of the net profits of the preceding half year (in the case of quarterly or semi-annual dividends) or the preceding two consecutive half-year periods (in the case of annual dividends) must be carried to a bank's surplus fund until the surplus fund equals the amount of its capital stock. The prior approval of the West Virginia Commissioner of Banking is required if the total dividends declared by a state bank in any calendar year will exceed the bank's net profits for that year combined with its retained net profits for the preceding two years. Section 31A-4-12 of the West Virginia Code provides that the outstanding shares of a bank may be assessed if its common stock becomes impaired by losses or otherwise. However, South Branch's ability to pay dividends are subject to funds available to it from its subsidiaries.
See "Comparative Per Share Market Price Information" and "South Branch Stock Dividend Policy."

    Advantages of South Branch Anti-Takeover Provisions

    Some of the provisions of South Branch's articles of incorporation and bylaws discussed above may constitute defensive measures in that they may discourage or deter a third party from attempting to acquire control of South Branch. These provisions will continue after the name change of South Branch to Summit Financial Group, Inc. They are designed, in part, to discourage and to insulate the corporation against hostile takeover efforts, which the South Branch board of directors might determine are not in the best interests of South Branch and its shareholders. The provisions are designed as reasonable precautions to protect against, and to assure the opportunity to assess and evaluate, such confrontations.

    Disadvantages of South Branch Anti-Takeover Provisions

    The classification of the board of directors makes it more difficult to change directors since they are elected for terms of three years rather than one year, and at least two annual meetings instead of one are required to change a majority of the board of directors. Furthermore, due to the smaller number of directors to be elected at each annual meeting, holders of a minority of the voting stock may be in a less favorable position to elect directors through the use of cumulative voting.

    The super majority provision makes it more difficult for shareholders to effect changes in the classification of directors.

    The ability of the board of directors to issue additional shares of common and preferred stock also permits the board of directors to authorize issuances of stock which may be dilutive and, in the case of preferred stock, which may affect the substantive rights of shareholders without requiring an additional shareholder vote.

    Collectively, the provisions may be beneficial to management in a hostile takeover attempt, making it more difficult to effect changes, and at the same time, adversely affecting shareholders who might wish to participate in such a takeover attempt.

    The foregoing identification of specific differences between the rights of South Branch and Potomac shareholders is not intended to indicate that other equally or more significant differences do not exist. This summary is qualified in its entirety by reference to the West Virginia Corporation Act and the articles and bylaws of South Branch and Potomac.

Information With Respect To Potomac

    History and Operations

    Potomac is a West Virginia state-chartered bank which engages in general banking business with the primary market area being Grant County, West Virginia. The FDIC insures Potomac's deposits.

    Potomac provides consumers, businesses and governments with a broad range of banking services, including personal lines of credit, commercial, agricultural, real estate and installment loans, checking, savings, NOW and money market accounts, certificates of deposit and individual retirement accounts. At June 30, 1999, Potomac had total assets of approximately $90,718,000, deposits of approximately $78,664,000 and shareholders' equity of approximately $11,937,000.

    The FDIC insures all of Potomac's deposit accounts up to the maximum allowed by law (generally $100,000 per depositor, subject to aggregation rules).
Potomac solicits these accounts from individuals, businesses, associations and organizations, and governmental authorities.

    Potomac also offers a full range of short-to-medium-term commercial and personal loans. Commercial loans include both secured and unsecured loans for working capital (including inventory and receivables), business expansion (including acquisition of real estate and improvements) and purchase of equipment and machinery. Consumer loans include secured and unsecured loans for financing automobiles, home improvements, education and personal investments.

    Competition

    For most of the services that Potomac performs, there is competition from financial institutions other than commercial banks. For instance, credit unions and issuers of commercial paper and money market funds actively compete for funds and for various types of loans. In addition, personal and corporate trust and investment counseling services are offered by insurance companies, investment counseling firms and other business firms and individuals.

    Due to the geographic location of Potomac's primary market area, the existence of larger financial institutions in Petersburg, West Virginia, influences the competition in the market area. In addition, larger regional and national corporations continue to be increasingly visible in offering a broad range of financial services to all types of commercial and consumer customers.

    The principal competitive factors in the markets for deposits and loans are interest rates, either paid or charged. The chartering of numerous new banks in West Virginia has increased competition for Potomac. West Virginia law allows state-wide branch banking and provides increased opportunities for Potomac, but it also increases competition for Potomac in its service area. Additionally, out-of-state banks may form denovo banks or may acquire existing branches of West Virginia banks on a reciprocal basis.

         Security Ownership of Certain Beneficial Owners and Management

    The following table sets forth, as of September 30, 1999, information with respect to the securities holdings of all persons known to Potomac to be the beneficial owners of more than 5% of the outstanding shares of Potomac common stock. Also set forth in the table is the beneficial ownership of all shares of Potomac common stock as of such date of all directors and named executive officers, individually, and all directors and executive officers as a group. Unless otherwise indicated, the address of each person in the following table is 4 North Main Street, Petersburg, West Virginia 26847.

                                           Amount and Nature of
Name of Beneficial Owner                   Beneficial Ownership     Percent of Class
------------------------                   --------------------     ----------------
Patrick N. Frye                                             110            *

G. R. Ours, Jr.                                           7,921/1/        8.8

Lysle T. Veach                                            1,200/1/        1.3

Dewey F. Bensenhaver, M.D.                                  516/1/         *

James Paul Geary                                          7,350/1/        8.2

Charles W. Halterman                                      6,778           7.5

George R. Halterman, II                                   6,478           7.2
126 Mountain View Street
Petersburg, West Virginia  26847

Gerald W. Huffman                                         1,100/1/        1.2

F. Richard Thompson                                       1,182/1/        1.3

Duke A. McDaniel                                          1,310/1/        1.5

David P. Van Meter, IV                                    1,860/1/        2.1

John A. Harper                                              550            *

Mary V. Bergdoll                                             20            *

Bobby A. Cooper                                              20            *

Jay P. Mongold                                               25            *

All directors and executive officers as
 a group (14 individuals)                                29,942          33.3


*    Beneficial ownership does not exceed one percent.
/1/ Includes shares owned jointly with other persons and/or shares controlled by such person.

      Directors and Executive Officers

      After the merger, G. R. Ours, Jr., James Paul Geary, Duke A. McDaniel and Patrick N. Frye will serve on the board of directors of Summit and on the executive committee of that board. Dewey Bensenhaver, M.D. and Gerald W. Huffman will become directors of Summit. G. R. Ours, Jr. and Patrick N. Frye will serve as a directors of South Branch Valley National Bank. After the merger, Patrick
N. Frye will continue as President and Chief Executive Officer of Potomac. Information concerning the background and experience of these individuals is set forth in the chart which follows. As of the date of these proxy materials, South Branch does not know which members of its current board will resign to create vacancies for directors to be appointed by Potomac.

======================================================================================
Name of Beneficial Owner          Positions Held
======================================================================================
* G. R. Ours, Jr.          67     Retired President of Petersburg Oil Company,
                                  Director of Potomac Valley Bank since 1974 and
                                  Chairman of Potomac Valley Bank since 1995
--------------------------------------------------------------------------------------
* James Paul Geary         73     Director of Potomac Valley Bank since 1961 and
                                  Vice Chairman of Potomac Valley Bank since
                                  1995.  Managing partner in the law firm of Geary
                                  and Geary.
--------------------------------------------------------------------------------------
* Duke A. McDaniel         60     Director of Potomac Valley Bank since 1985.
                                  Attorney at law.
--------------------------------------------------------------------------------------
Dewey Bensenhaver, M.D.    52     Director of Potomac Valley Bank since 1998.
                                  Physician-private family practice.  Farming
                                  operation since 1975.
--------------------------------------------------------------------------------------
Gerald W. Huffman          54     Director of Potomac Valley Bank since 1998.
                                  President of Potomac Trucking and Excavation,
                                  Inc. and Huffman Logging, Inc.
--------------------------------------------------------------------------------------
* Patrick N. Frye          40     President and Chief Executive Office of Potomac
                                  Valley Bank since December, 1998.  Chief
                                  Financial Officer of Potomac Valley Bank from
                                  March, 1998 to December, 1998.  Director of
                                  Potomac Valley Bank since 1999.  Previously with
                                  One Valley Bank from 1982 to 1998.
--------------------------------------------------------------------------------------

* to be appointed members of the Summit Financial Group, Inc. Executive
  Committee

    Compensation of President and Chief Executive Officer

    During 1998, directors of Potomac received $100 per regular meeting and $75 per committee meeting for their service on the Potomac board of directors . In addition, the directors are covered by Potomac's health insurance plan. During 1999, the directors have received $200 per regular meeting and $100 for committee meetings. The Chairman has a retainer of $500 per meeting and the Secretary of the Board has a retainer of $100 per month. Set forth below is certain summary information concerning compensation paid to Patrick N. Frye, Potomac's President and Chief Executive Officer during fiscal year 1998. Mr. Frye began his employment with Potomac in March, 1998.

     Year            Salary         Bonus              All Other Compensation
     ----            ------         -----              ----------------------
     1998            $63,462       $    0              $   0

     On April 1, 1999, Potomac entered into an employment agreement with Mr. Patrick N. Frye. The agreement is for a term of two years and nine months. Under the agreement, the base compensation is $100,000 per year with bonuses tied to the bank's performance. If Potomac terminates the agreement for other than "cause" (as defined in the agreement), then Mr. Frye will be entitled to receive payment from the bank equivalent to his base salary for the remainder of the remaining term or severance pay equal to 12 months of base salary payments, whichever is greater.

     The agreement also provides that Mr. Frye may voluntarily terminate employment for good reason (as defined) until 24 months after a change in control (as defined). However, a change in control does not include the transaction contemplated by the merger agreement. In the event of a change in control, Potomac will pay Mr. Frye a cash payment equal to his salary being the greater of $100,000 or the average of his full earnings for the two full years prior to the change in control.

Information With Respect to South Branch

     History and Operation

     Organized in 1987 as a West Virginia corporation, South Branch Valley Bancorp, Inc. is a registered bank holding company under the Bank Holding Company Act of 1956, as amended.

     South Branch conducts its business through its three bank subsidiaries, South Branch Valley National Bank, Capital State Bank, and Shenandoah Valley National Bank. The bank subsidiaries constitute substantially all of the consolidated assets, revenues and earnings of South Branch. South Branch Valley National Bank was originally chartered by the Office of the Comptroller of the Currency ("OCC") on August 15, 1883. Capital State Bank is a West Virginia banking corporation and was chartered on December 8, 1995. Shenandoah Valley National Bank is a national Bank located in Winchester, Virginia which was chartered on May 14, 1999. South Branch Valley National Bank, Capital State Bank, and Shenandoah National Bank are full service, FDIC insured institutions engaged in the commercial and retail banking business.

     At June 30, 1999, South Branch had total assets of approximately $271,866,000, deposits of approximately $209,628,000 and shareholders equity of approximately $23,631,000.

     South Branch offers a wide variety of banking services to its customers. South Branch accepts deposits and has night depositories and automated teller machines for the convenience of its customers. South Branch offers its customers various deposit arrangements with a variety of maturities and yields, including non-interest bearing and interest bearing demand deposits, savings deposits, time certificates of deposit, club accounts, and individual retirement accounts.

     South Branch also offers a full spectrum of loan products to its customers, including commercial loans and lines of credit, residential real estate loans, consumer installment loans and other personal loans. South Branch offers credit cards, the balances of which are insignificant to total loans. Loan terms, including interest rates, loan to value ratios, and maturities are tailored to meet the needs of the borrower. Commercial loans, which represented approximately 32% of total loans at June 30, 1999, are generally secured by various collateral including commercial real estate, accounts receivable and business machinery and equipment. Residential real estate loans represented approximately 50% of total loans as of June 30, 1999 and consist primarily of mortgages on the borrower's personal residence, and are typically secured by a first lien on the subject property. Consumer and personal loans are generally secured, often by first liens on automobiles, consumer goods or depository accounts. Indirect lending represents less than 1.0% of the Company's total loans. A special effort is made to keep loan products as flexible as possible within the guidelines of prudent banking practices in terms of interest rate risk and credit risk. Company lending personnel adhere to established lending limits and authorities based on each individual's lending expertise and experience. The Company does not currently originate loans for sale.

     South Branch's subsidiary bank, South Branch Valley National Bank also has trust powers which permits it to serve as trustee where appointed by a court or under a private trust agreement. As trustee, SBVNB invests the trust assets and makes disbursements according to the terms and conditions of the governing trust document and state and Federal law. For the year ended December 31, 1998, fees generated from the operation of the SBVNB's Trust Department comprised less than one percent of gross revenues earned during the year.

Supervision and Regulation

     General

     South Branch, as a bank holding company, is subject to the restrictions of the Bank Holding Company Act, as amended (BHCA). As a bank holding company, South Branch is subject to the reporting requirements of the Federal Reserve Board of Governors ("FRB"), and is subject to examination by the FRB.

     The BHCA prohibits the acquisition by a bank holding company of direct or indirect ownership of more than five percent of the voting shares of any bank within the United States without prior approval of the FRB. With certain exceptions, a bank holding company is prohibited from acquiring direct or indirect ownership or control or more than five percent of the voting shares of any company which is not a bank, and from engaging directly or indirectly in business unrelated to the business of banking or managing or controlling banks.

     The BHCA permits South Branch to purchase or redeem its own securities. However, Regulation Y provides that prior notice must be given to the FRB if the gross consideration for such purchase or consideration, when aggregated with the net consideration paid by the company for all such purchases or redemptions during the preceding 12 months is equal to 10 percent or more of the company's consolidated net worth. Prior notice is not required if (i) both before and immediately after the redemption, the bank holding company is well-capitalized;
(ii) the bank holding company is well-managed and (iii) the bank holding company is not the subject of any unresolved supervisory issues.

     Bank holding companies may engage in non-banking activities closely related to banking or managing or controlling banks. Approval of the FRB is necessary to engage in these activities or to make acquisitions of corporations engaging in these activities as the FRB determines whether these acquisitions or activities are in the public interest. In addition, by order, and on a case by case basis, the FRB may approve other non-banking activities.

     As a bank holding company doing business in West Virginia, South Branch is also subject to regulation by the West Virginia Board of Banking and Financial Institutions and must submit annual reports to the West Virginia Division of Banking.

     Federal law restricts subsidiary banks of a bank holding company from making certain extensions of credit to the parent bank holding company or to any of its subsidiaries, from investing in the holding company stock, and limits the ability of a subsidiary bank to take its parent company stock as collateral for the loans of any borrower. Additionally, federal law prohibits a bank holding company and its subsidiaries from engaging in certain tie-in arrangements in conjunction with the extension of credit or furnishing of services.

     The operations of South Branch Valley National Bank and Shenandoah Valley National Bank, as a national banking associations, are subject to federal statutes and regulations which apply to national banks, and are primarily regulated by the OCC. Capital State Bank is subject to similar West Virginia statutes and regulations, and is primarily regulated by the West Virginia Division of Banking. South Branch Valley National Bank, Capital State Bank and Shenandoah Valley National Bank are also subject to regulations promulgated by the FRB and the FDIC. As members of the FDIC, the deposits of South Branch Valley National Bank, Capital State Bank and Shenandoah Valley National Bank are insured as required by federal law. Bank regulatory authorities regularly examine revenues, loans, investments, management practices, and other aspects of South Branch Valley National Bank, Capital State Bank and Shenandoah Valley National Bank. These examinations are conducted primarily to protect depositors and not shareholders. In addition to these regular examinations, South Branch's subsidiary banks each must furnish to regulatory authorities quarterly reports containing full and accurate statements of their affairs.

     Permitted Non-banking Activities

     The FRB permits, within prescribed limits, bank holding companies to engage in non-banking activities closely related to banking or to managing or controlling banks. Such activities are not limited to the state of West Virginia. Some examples of non-banking activities which presently may be performed by a bank holding company are: making or acquiring, for its own account or the account of others, loans and other extensions of credit; operating as an industrial bank, or industrial loan company, in the manner authorized by state law; servicing loans and other extensions of credit; performing or carrying on any one or more of the functions or activities that may be performed or carried on by a trust company in the manner authorized by federal or state law; acting as an investment or financial advisor; leasing real or personal property; making equity or debt investments in corporations or projects designed primarily to promote community welfare, such as the economic rehabilitation and the development of low income areas; providing bookkeeping services or financially oriented data processing services for the holding company and its subsidiaries; acting as an insurance agent or a broker, to a limited extent, in relation to insurance directly related to an extension of credit; acting as an underwriter for credit life insurance which is directly related to extensions of credit by the bank holding company system; providing courier services for certain financial documents; providing management consulting advice to nonaffiliated banks; selling retail money orders having a face value of not more than $1,000, traveler's checks and U. S. savings bonds; performing appraisals of real estate; arranging commercial real estate equity financing under certain limited circumstances; providing securities brokerage services related to securities credit activities; underwriting and dealing in government obligations and money market instruments; providing foreign exchange advisory and transactional services; and acting under certain circumstances, as futures commission merchant for nonaffiliated persons in the execution and clearance on major commodity exchanges of futures contracts and options.

     Credit and Monetary Policies and Related Matters

     South Branch's subsidiary banks are affected by the fiscal and monetary policies of the federal government and its agencies, including the FRB. An important function of these policies is to curb inflation and control recessions through control of the supply of money and credit. The operations of South Branch's subsidiary banks are affected by the policies of government regulatory authorities, including the FRB which regulates money and credit conditions through open market operations in United States Government and federal agency securities, adjustments in the discount rate on member bank borrowings, and requirements against deposits and regulation of interest rates payable by member banks on time and savings deposits. These policies have a significant influence on the growth and distribution of loans, investments and deposits, and interest rates charged on loans, or paid for time and savings deposits, as well as yields on investments. The FRB has had a significant effect on the operating results of commercial banks in the past and is expected to continue to do so in the future. Future policies of the FRB and other authorities and their effect on future earnings cannot be predicted.

     The FRB has a policy that a bank holding company is expected to act as a source of financial and managerial strength to each of its subsidiary banks and to commit resources to support each such subsidiary bank. Under the source of strength doctrine, the FRB may require a bank holding company to contribute capital to a troubled subsidiary bank, and may charge the bank holding company with engaging in unsafe and unsound practices for failure to commit resources to such a subsidiary bank. This capital injection may be required at times when South Branch may not have the resources to provide it. Any capital loans by a holding company to any of the subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In addition, the Crime Control Act of 1990 provides that in the event of a bank holding company's bankruptcy, any commitment by such holding company to a federal bank or thrift regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

     In 1989, the United States Congress enacted the Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA"). Under FIRREA depository institutions insured by the FDIC may now be liable for any losses incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989, in connection with (i) the default of a commonly controlled FDIC-insured depository institution, or (ii) any assistance provided by the FDIC to commonly controlled FDIC-insured depository institution in danger of default. "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance. Accordingly, in the event that any insured bank or subsidiary of South Branch causes a loss to the FDIC, other bank subsidiaries of South Branch could be liable to the FDIC for the amount of such loss.

     Under federal law, the OCC may order the pro rata assessment of shareholders of a national bank whose capital stock has become impaired, by losses or otherwise, to relieve a deficiency in such national bank's capital stock. This statute also provides for the enforcement of any such pro rata assessment of shareholders of such national bank to cover such impairment of capital stock by sale, to the extent necessary, of the capital stock of any assessed shareholder failing to pay the assessment. Similarly, the laws of certain states provide for such assessment and sale with respect to the subsidiary banks chartered by such states. South Branch as the sole stockholder of its subsidiary banks, is subject to such provisions.

     Capital Requirements

     As a bank holding company South Branch is subject to FRB risk-based capital guidelines. The guidelines establish a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among banking organizations, takes off-balance sheet exposures into explicit account in assessing capital adequacy, and minimizes disincentives to holding liquid, low-risk assets. Under the guidelines and related policies, bank holding companies must maintain capital sufficient to meet both a risk-based asset ratio test and leverage ratio test on a consolidated basis. The risk-based ratio is determined by allocating assets and specified off-balance sheet commitments into four weighted categories, with higher levels of capital being required for categories perceived as representing greater risk. South Branch's subsidiary banks are subject to substantially similar capital requirements adopted by its applicable regulatory agencies.

     Generally, under the applicable guidelines, a financial institution's capital is divided into two tiers. "Tier 1", or core capital, includes common equity, noncumulative perpetual preferred stock (excluding auction rate issues) and minority interests in equity accounts of consolidated subsidiaries, less goodwill and other intangibles. "Tier 2", or supplementary capital, includes, among other things, cumulative and limited-life preferred stock, hybrid capital instruments, mandatory convertible securities, qualifying subordinated debt, and the allowance for loan losses, subject to certain limitations, less required deductions. "Total capital" is the sum of Tier 1 and Tier 2 capital. Bank holding companies are subject to substantially identical requirements, except that cumulative perpetual preferred stock can constitute up to 25% of a bank holding company's Tier 1 capital.

     Bank holding companies are required to maintain a risk-based ratio of 8%, of which 4% must be Tier 1 capital. The appropriate regulatory authority may set higher capital requirements when an institution's particular circumstances warrant.

     For purposes of the leverage ratio, the numerator is defined as Tier 1 capital and the denominator is defined as adjusted total assets (as specified in the guidelines). The guidelines provide for a minimum leverage ratio of 3% for bank holding companies that meet certain specified criteria, including excellent asset quality, high liquidity, low interest rate exposure and the highest regulatory rating. Bank holding companies not meeting these criteria are required to maintain a leverage ratio which exceeds 3% by a cushion of at least 1 to 2 percent.

     The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets. Furthermore, the FRB's guidelines indicate that the FRB will continue to consider a "tangible Tier 1 leverage ratio" in evaluating proposals for expansion or new activities. The tangible Tier 1 leverage ratio is the ratio of an institution's Tier 1 capital, less all intangibles, to total assets, less all intangibles.

     On August 2, 1995, the FRB and other banking agencies issued their final rule to implement the portion of Section 305 of FDICIA that requires the banking agencies to revise their risk-based capital standards to ensure that those standards take adequate account of interest rate risk. This final rule amends the capital standards to specify that the banking agencies will include, in their evaluations of a bank's capital adequacy, an assessment of the exposure to declines in the economic value of the bank's capital due to changes in interest rates.

     Failure to meet applicable capital guidelines could subject the bank holding company to a variety of enforcement remedies available to the federal regulatory authorities, including limitations on the ability to pay dividends, the issuance by the regulatory authority of a capital directive to increase capital and termination of deposit insurance by the FDIC, as well as to the measures described under the "Federal Deposit Insurance Corporation Improvement Act of 1991" as applicable to undercapitalized institutions.

     As of June 30, 1999, the regulatory capital ratios of South Branch and of South Branch/Potomac Pro Forma Combined were as set forth in the table below:

          South Branch and Potomac Pro Forma Regulatory Capital Ratios
                                 June 30, 1999
                             (dollars in thousands)

                                            South Branch/
                                               Potomac
                                              Pro Forma
                                              Combined             South Branch
                                         ------------------      ------------------
Tier 1 Risk-based Capital:
  Actual Tier 1                           $32,398     15.0%      $20,312      12.7%
  Regulatory Minimum - Tier 1             $ 8,653      4.0%      $ 6,409       4.0%
  Excess over Regulatory Minimum          $23,745     11.0%      $13,903       8.7%

Total Risk-based Capital
  Actual Total                            $34,566     16.0%      $21,778      13.6%
  Regulatory Minimum - Total              $17,307      8.0%      $12,819       8.0%
  Excess over Regulatory Minimum          $17,259      8.0%      $ 8,959       5.6%

Leverage Capital:
  Actual                                  $32,398      9.2%      $20,312       7.9%
  Regulatory Minimum                      $10,542      3.0%      $ 7,717       3.0%
  Excess over Regulatory Minimum          $21,856      6.2%      $12,595       4.9%

     Federal Deposit Insurance Corporation Improvement Act of 1991

     In December, 1991, Congress enacted the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), which substantially revised the bank regulatory and funding provisions of the Federal Deposit Insurance Corporation Act and made revisions to several other banking statues.

     FDICIA establishes a new regulatory scheme, which ties the level of supervisory intervention by bank regulatory authorities primarily to a depository institution's capital category. Among other things, FDICIA authorizes regulatory authorities to take "prompt corrective action" with respect to depository institutions that do not meet minimum capital requirements. FDICIA establishes five capital tiers: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically under capitalized.

     By regulation, an institution is "well-capitalized" if it has a total risk-based capital ratio of 10% or greater, a Tier 1 risk-based capital ratio of 6% or greater and a Tier 1 leverage ratio of 5% or greater and is not subject to a regulatory order, agreement or directive to meet and maintain a specific capital level for any capital measure. The banking subsidiaries of South Branch were "well capitalized" institutions as of June 30, 1999. As well-capitalized institutions, they are permitted to engage in a wider range of banking activities, including among other things, the accepting of "brokered deposits," and the offering of interest rates on deposits higher than the prevailing rate in their respective markets.

     Another requirement of FDICIA is that federal banking agencies must prescribe regulations relating to various operational areas of banks and bank holding companies. These include standards for internal audit systems, loan documentation, information systems, internal controls, credit underwriting, interest rate exposure, asset growth, compensation, a maximum ratio of classified assets to capital, minimum earnings sufficient to absorb losses, a minimum ratio of market value to book value for publicly traded shares and such other standards as the agency deems appropriate.

     Reigle-Neal Interstate Banking Bill

     In 1994, Congress passed the Reigle-Neal Interstate Banking Bill (the "Interstate Bill"). The Interstate Bill permits certain interstate banking activities through a holding company structure, effective September 30, 1995. It permits interstate branching by merger effective June 1, 1997 unless states "opt-in" sooner, or "opt-out" before that date. States may elect to permit de novo branching by specific legislative election. In March, 1996, West Virginia adopted changes to its banking laws so as to permit interstate banking and branching to the fullest extent permitted by Interstate Bill. The Interstate Bill will permit consolidation of banking institutions across state lines and, perhaps, de novo entry. As its provisions become effective, it is likely that the resulting restructurings and interstate activities will result in the realization of economies of scale within those institutions with entities in more than one state. One result could be increased competitiveness, due to the realization of economies of scale and, where permitted, due to de novo market entrants.

     Community Reinvestment Act

     Bank holding companies and their subsidiary banks are also subject to the provisions of the Community Reinvestment Act of 1977 ("CRA"). Under the CRA, the Federal Reserve Board (or other appropriate bank regulatory agency) is required, in connection with its examination of a bank, to assess such bank's record in meeting the credit needs of the communities served by that bank, including low and moderate income neighborhoods. Further such assessment is also required of any bank holding company which has applied to (i) charter a national bank, (ii) obtain deposit insurance coverage for a newly chartered institution, (iii) establish a new branch office that will accept deposits, (iv) relocate an office, or (v) merge or consolidate with, or acquire the assets or assume the liabilities of a federally-regulated financial institution. In the case of a bank holding company applying for approval to acquire a bank or other bank holding company, the Federal Reserve Board will assess the record of each subsidiary of the applicant bank holding company, and such records may be the basis for denying the application or imposing conditions in connection with approval of the application. On December 8, 1993, the federal regulators jointly announced proposed regulations to simplify enforcement of the CRA by substituting the present twelve categories with three assessment categories for use in calculating CRA ratings

(the "December 1993 Proposal"). In response to comments received by the regulators regarding the December 1993 Proposal, the federal bank regulators issued revised CRA proposed regulations on September 26, 1994 (the "Revised CRA Proposal"). The Revised CRA Proposal, compared to the December 1993 Proposal, would essentially broaden the scope of CRA performance examinations and more explicitly consider community development activities. Moreover, in 1994, the Department of Justice, became more actively involved in enforcing fair lending laws.

     In the most recent CRA examinations by the applicable bank regulatory authorities, South Branch's bank subsidiaries were given "satisfactory" or better CRA ratings.

     Deposit Acquisition Limitation

     Under West Virginia banking law, an acquisition or merger is not permitted if the resulting depository institution or its holding company, including any depository institutions affiliated therewith, would assume additional deposits to cause it to control deposits in the State of West Virginia in excess of twenty five percent (25%) of such total amount of all deposits held by insured depository institutions in West Virginia. This limitation may be waived by the Commissioner of Banking for good cause shown.

     Competition

     South Branch competes primarily with numerous other banks and financial institutions within its primary market area of the Eastern Panhandle and South Central counties of West Virginia. It can be expected that with the liberalization of the branch banking laws in West Virginia, additional financial institutions may compete with the Company. South Branch intends to continue vigorously competing for its share of the market within its service area by offering competitive rates and terms on both loans and deposits.

     Employees

     As of September 30, 1999, the Company employed 100 full-time equivalent employees.

     Properties

     In 1974 the South Branch Valley National Bank acquired 5.82 acres of land located on the west side on U.S. Route 220 on Main Street in Moorefield, West Virginia. On June 29, 1976 South Branch Valley National Bank received the approval of the Office of the Comptroller of the Currency to locate of its main office to this site. This is the present location of the South Branch Valley National Bank's and the Company's principal offices. In April 1994 SBVNB acquired approximately one acre of real estate on the west side of U.S. Route 220 adjoining the main office. During 1998, South Branch Valley National Bank acquired an additional 5 acres of the land adjoining this site.

     On April 5, 1983 the South Branch Valley National Bank acquired property located in the town of Mathias, West Virginia. Since December 28, 1984 the South Branch Valley National Bank has operated its Mathias branch bank from this site.

     By deeds dated May 31, 1986 and July 14, 1986 the South Branch Valley National Bank acquired two parcels of land located on the east side of U.S. Route 220 in the town of Franklin, West Virginia. On October 3, 1986 the South Branch Valley National Bank received preliminary approval from the Office of the Comptroller of the Currency to establish a branch bank at this location. South Branch Valley National Bank's Franklin branch was opened for banking operations on January 1, 1987.

     During 1995, South Branch Valley National Bank acquired a parcel of land and branch office located on the north side of U.S. Route 220 in the town of Petersburg, West Virginia. This property was purchased from Blue Ridge Bank and began operating as a branch of South Branch Valley National Bank on November 15, 1995.

     In connection with the acquisition of Capital State Bank in March 1998, South Branch acquired Capital State Bank's banking facility located in Southridge Centre in Charleston, West Virginia. Southridge is a large shopping center complex on U.S. Route 119 approximately eight miles south of the Charleston downtown area. Capital State Bank's facility opened on December 16, 1995, and is constructed on land leased for an initial 50 year term expiring in 2045.

     In connection with the formation of Shenandoah Valley National Bank, South Branch purchased 1.15 acres of land in Winchester, Virginia on which the bank will construct a permanent facility in the year 2000. Shenandoah currently occupies leased premises across the street from its proposed permanent bank location.

        Security Ownership of Certain Beneficial Owners and Management

          As of September 30, 1999, directors of South Branch and the named executive officers of the company owned beneficially, directly or in-directly the number of shares of common stock indicated. Each director is required to own a minimum of 1000 shares of South Branch common stock. Ownership is defined as shares held in the individual's own name, jointly with a spouse, or by a company where the individual has a controlling interest. Directors who are also employees of South Branch's subsidiary banks are exempt from this requirement.

------------------------------------------------------------------------------------------------------------------
                                                                                              Amount of
 Name of Beneficial Owner                        Positions Held                              Beneficial
                                                                                              Ownership
------------------------------------------------------------------------------------------------------------------
                                                                                                      % of
                                                                                         Shares      Class
------------------------------------------------------------------------------------------------------------------
John W. Crites ............. 59      President of Allegheny Wood Products, Inc.           57,287      9.7%
                                     and a partner in Allegheny Dimension, LLC,
                                     both involved in the wood products industry.
                                     Principal stockholder of KJV Aviation, Inc.
                                     Director of the Company and of South Branch
                                     Valley National Bank since 1989.
------------------------------------------------------------------------------------------------------------------
Frank A. Baer, III ......... 38      President of Commercial Insurance Service, an         1,085       *
                                     insurance brokerage.  Vice President of M &
                                     B Properties, a real estate company.  Director
                                     of Capital State Bank since 1995 - presently
                                     serves on Bank's Executive Committee.
                                     Director of the Company since March, 1998.
------------------------------------------------------------------------------------------------------------------
Donald W. Biller ........... 68      President of D.W. Biller, Inc., a farming             6,120      1.1%
                                     operation in the Lost River Valley.  Director of
                                     the Company since 1987 and of South Branch
                                     Valley National Bank since 1975 - Presently
                                     serves on Bank's Compliance and Audit
                                     Committee.  Director of West Virginia Farm
                                     Credit, ACA.
------------------------------------------------------------------------------------------------------------------
Jeffrey E. Hott ............ 48      Vice President of Franklin Oil Company,              22,585      3.8%
                                     Hott's AG Services and E.E. Hott, Inc., in
                                     Pendleton County, the latter two involved in
                                     agricultural services and farming operations.
                                     Director of the Company and South Branch
                                     Valley National Bank since 1990.
------------------------------------------------------------------------------------------------------------------
Ronald F. Miller ........... 55      President of Shenandoah Valley National Bank          2,200       *
                                     (in organization).  Director of the Company
                                     since October, 1998.  President and Chief
                                     Executive Officer of First State Bank of
                                     Strasburg, Virginia from 1994 to April, 1998.
                                     President and Chief Executive Officer of First
                                     National Holding Company from 1983 to
                                     April, 1998.
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                                                                              Amount of
 Name of Beneficial Owner                        Positions Held                              Beneficial
                                                                                              Ownership
------------------------------------------------------------------------------------------------------------------
                                                                                                      % of
                                                                                         Shares      Class
------------------------------------------------------------------------------------------------------------------
Russell F. Ratliff ......... 49      Officer of South Branch Valley National Bank          1,745       *
                                     since 1984 - presently serves as member of
                                     Bank's Executive and Compliance and Audit
                                     Committees.  Treasurer of the Company since
                                     its inception in 1987.  Director of the Company
                                     since 1994.
------------------------------------------------------------------------------------------------------------------
Harry C. Welton ............ 69      Retired from family farming operation.               10,136     1.7%
                                     Director of the Company since 1987.  Director        as of
                                     of South Branch Valley National Bank since          9/29/99
                                     1986 - Currently serves on Bank's Compliance
                                     & Audit Committee.
------------------------------------------------------------------------------------------------------------------
James M. Cookman ........... 45      Director of the Company and South Branch              3,552       *
                                     Valley National Bank since 1994.  President of
                                     Cookman Insurance Center, Inc..  President of
                                     Cookman Realty Group, Inc.
                                     Secretary/Treasurer of Apex Developers, Inc.
                                     Member of West Virginia Lottery Commission.
------------------------------------------------------------------------------------------------------------------
Georgette R. George ....... 38       Director of the Company since March, 1998.            1,861       *
                                     Director of Capital State Bank since 1996.
                                     Manager of E & G, Inc., d/b/a Ramada Inn.
                                     Manager of Hospitality Ventures, d/b/a
                                     Hampton Inn.  Manager of Ridge- line, Inc., a
                                     real estate development company.
------------------------------------------------------------------------------------------------------------------
Thomas J. Hawse, III ...... 54       Director of the Company and South Branch              3,100       *
                                     Valley National Bank since 1988 - currently
                                     serves as member of Bank's Executive
                                     Committee.  President of Hawse Food Market,
                                     Inc.
------------------------------------------------------------------------------------------------------------------
Gary L. Hinkle ............. 49      Director of the Company and South Branch             22,342     3.8%
                                     Valley National Bank since 1993.  President of
                                     Hinkle Trucking, Inc., Dettinburn Transport,
                                     Inc., Mt. Storm Fuel Corporation and H. T.
                                     Services, Inc.
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                                                                               Amount of
 Name of Beneficial Owner                        Positions Held                               Beneficial
                                                                                               Ownership
------------------------------------------------------------------------------------------------------------------
                                                                                                      % of
                                                                                         Shares      Class
------------------------------------------------------------------------------------------------------------------
Harold K. Michael .......... 55      Director of the Company and South Branch              1,189       *
                                     Valley National Bank since 1994 - currently
                                     serves on Bank's Compliance and Audit
                                     Committee.  Owner/Agent of H.K. Michael
                                     Insurance Agency.  Member of the West
                                     Virginia House of Delegates.
------------------------------------------------------------------------------------------------------------------
 Oscar M. Bean ............. 48      Director of the Company since 1987,                   9,824     1.7%
                                     Chairman of the Board since 1995.  Director of
                                     South Branch Valley National Bank since 1978
                                     - currently serves on Bank's Executive and
                                     Compliance and Audit Committees.  Managing
                                     partner of Bean & Bean Attorneys.
------------------------------------------------------------------------------------------------------------------
Phoebe F. Heishman ......... 58      Director of the Company since 1987, Secretary        11,690     2.0%
                                     since 1995.  Director of South Branch Valley
                                     National Bank since 1973.  Publisher and
                                     Editor of Moorefield Examiner.
------------------------------------------------------------------------------------------------------------------
H. Charles Maddy, III ...... 36      Director of the Company and South Branch              1,624       *
                                     Valley National Bank since 1993 - presently
                                     serves on Bank's Executive and Compliance
                                     and Audit Committees.  President of the
                                     Company since 1994.  President and Chief
                                     Executive Officer of South Branch since 1993.
                                     Director of Capital State Bank since 1997 -
                                     currently a member of Bank's Executive
                                     Committee.  Director of Shenandoah (in
                                     organization) since 1998.
------------------------------------------------------------------------------------------------------------------
Charles S. Piccirillo ...... 44      Director of the Company since March, 1998.            1,388       *
                                     Director of Capital State Bank since 1996,
                                     Chairman of Capital State Bank, Inc. since
                                     1997 - currently a member of Bank's
                                     Executive Committee.  Partner in the law firm
                                     of Shaffer & Shaffer.
------------------------------------------------------------------------------------------------------------------

All directors and executive officers as a group owned 76,562 shares or 24.2% of the Company's common stock.

*  Indicates director owns less than 1% of the Company's Common Stock.

Related Transactions

     Directors and executive officers of the Company and its subsidiaries, members of their immediate families, and business organizations and individuals associated with them have been customers of, and have had normal banking transactions with South Branch Valley National Bank and Capital State Bank. All such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

     In connection with the organization of the new bank, the Company entered into an Employment Agreement with one of its Directors, Ronald F. Miller, dated August 1, 1998. Under the Agreement, Mr. Miller was paid a base salary of $75,000 per year. As of May 17, 1999, Mr. Miller's base salary increased to $100,000 per year. The Company also provides Mr. Miller an automobile which it makes available to him for business and personal use.

     Mr. Miller's agreement also contains change in control provisions. These are discussed in detail under the heading "Change of Control Agreement".

Indemnification

     We indemnify our Directors and officers to the fullest extent permitted by law so that they will serve free from undue concern that they will not be indemnified. This is required under our By-laws.

Fees and Benefit Plans for Directors

     Directors of the Company do not receive a fee for their services except Messrs. Baer and Picarillo and Ms. George who received $200 per meeting attended to cover travel costs and expenses. Board fees are paid by our subsidiary banks. Directors of South Branch Valley National Bank and Capital State Bank receive the following compensation.

     Monthly Cash Retainer Fees. Directors of South Branch Valley National Bank receive a cash retainer fee of $400 per month. In addition, the Chair of the Board of South Branch Valley National Bank receives an additional $900 per month.

     Directors of Capital State Bank, Inc. receive a fee of $100 per meeting.

     Directors of Shenandoah receive a fee of $100 per meeting.

     Meeting Fees. Non-employee Directors of South Branch Valley National Bank also receive a fee of $100 for attending each Board meeting, committee meeting, the Annual Meeting of Shareholders, and for attending any other business meeting to which the Director is invited by the Board or the Executive Committee. Mr. Maddy and Mr. Ratliff do not receive these payments.

     Prior to 1994, South Branch Valley National Bank paid major medical health insurance premiums for all members of its Board of Directors. In 1994, the Board elected to discontinue these payments on a forward going basis and individuals elected to the Board after that date will not receive these payments. For those still receiving payments, such payments will be eliminated upon retirement. The following members of the board continue to receive these payments in the amounts indicated. Oscar M. Bean - $5,670, Donald W. Biller -$5,646, John W. Crites - $5,642, Phoebe F. Heishman - $5,751, Gary L. Hinkle -$5,649, Jeffrey E. Hott - $5,746, and Harry C. Welton, Jr. - $5,649 for a total payment of $39,753.


     Executive Compensation

     Executive officers of the Company are not compensated for services rendered to the Company. Executive officers of its subsidiary, South Branch Valley National Bank, are compensated for services rendered to the Bank. The table below sets forth the cash compensation of the Company's Chief Executive Officer, the only executive officer who earned $100,000 or more in salary for the years ended December 31, 1998, 1997 and 1996.

-----------------------------------------------------------------
                      Summary Compensation Table
                         Annual Compensation
-----------------------------------------------------------------
Name and                                             All Other
Principal Position       Year   Salary    Bonus    Compensation
H. Charles Maddy, III    1998  $104,379  $39,397     $21,209 /(1)/
President & Chief
Executive Officer        1997  $ 89,313  $32,808     $20,521 /(1)/

                         1996  $ 73,500  $26,667     $19,113 /(1)/
-------------------------------------------------------------------

(1) Amount includes payments made on behalf of the executive to the ESOP and 401(k) Profit Sharing Plan, amounts taxable to the executive for personal use of the Company vehicle, and fees received by the executive as a member of the Company's subsidiary banks' Boards of Directors.

Change of Control Agreements

     Effective January 26, 1996, the Company entered into a Change in Control Agreement with H. Charles Maddy, III, its Chief Executive Officer. In addition, as we discussed above, Mr. Miller has an Employment Agreement with the Company which has change in control provisions. Mr. Miller's Employment Agreement and Mr. Maddy's Change in Control Agreement are referred to as the "Agreements". The Board of Directors determined that such arrangements were appropriate, especially in view of the recent entry of large regional bank holding companies into West Virginia. The Agreements were not undertaken in the belief that a change of control of the Company was imminent.

     Generally, the Agreements provide severance compensation to Mr. Maddy and Mr. Miller if their employment should end under certain specified conditions after a change of control. Compensation is paid upon an involuntary termination following a change of control unless either executive is terminated for cause. In addition, compensation will be paid after a change of control if either Mr. Maddy or Mr. Miller voluntarily terminates employment because of:

     . a decrease in the total amount of the executive's base salary below the level in effect on the date of consummation of the change of control, without the executive's consent;

     . a material reduction in the importance of the executive's job responsibilities without his consent;

     . geographical relocation of the executive without his consent, to an office more than twenty (20) miles from his location at the time of a change of control;

     . failure by the Company to obtain assumption of the contract by its successor;

     . failure of the Company to give notice of termination as required in the Agreement; or

     . any removal of the executive from, or failure to reelect the executive to, any position with the Company or Bank that he held immediately prior to the change in control without his prior written consent (except for good cause, death, disability or retirement).

     Under the Agreement, a "change of control" is deemed to occur in the event of

     . a change of ownership of the Company which must be reported to the Securities and Exchange Commission as a change of control, including but not limited to the acquisition by any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") of direct or indirect "beneficial ownership" (as defined by Rule 13d-3 under the Exchange Act) of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities, or

     . the failure during any period of three (3) consecutive years of individuals who at the beginning of such period constitute the Board for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors at the beginning of the period, or

     . the consummation of a "Business Combination" as defined in the Company's Articles of Incorporation.

     In the case of Mr. Maddy, severance benefits include:

     . cash payment equal to Mr. Maddy's monthly base salary in effect on either (i) the date of termination; or (ii) the date immediately preceding the change of control, whichever is higher, multiplied by the number of full months between the date of termination and the date that is twenty-four (24) months after the date of consummation of the change of control;

     . payment of cash incentive award, if any, under the Company's bonus plan; continuing participation in employee benefit plans and programs such as retirement, disability and medical insurance for a period of twenty-four (24) months following the date of termination.

     Mr. Maddy also has the right to terminate his employment without reason by giving written notice of termination within six (6) months of consummation of any change of control. In such event, Mr. Maddy will be entitled to receive a lump sum equal to 75% of his salary, as defined in the Agreement.

     In the case of Mr. Miller, severance benefits include:

     . cash payment equal to Mr. Miller's monthly base salary in effect on either (i) the date of termination; or (ii) the date immediately preceding the change of control, whichever is higher, multiplied by the number of full months between the date of termination and the date that is eighteen (18) months after the date of consummation of the change of control;

     . payment of cash incentive award, if any, under the Company's bonus plan; continuing participation in employee benefit plans and programs such as retirement, disability and medical insurance for a period of eighteen (18) months following the date of termination.

     The Agreements do not effect the right of the Company to terminate Mr. Maddy or Mr. Miller, or change the salary or benefits of Mr. Maddy or Mr. Miller, with or without good cause, prior to any change of control. However, any termination or change which takes place after discussions have commenced which result in a change of control will be presumed to be a violation of the Agreements and will entitle the executive to the benefits under the Agreements, absent clear and convincing evidence to the contrary.

South Branch Employee Benefit Plans

      Defined Contribution Plan. The Company has a defined contribution profit-sharing and thrift plan with 401(k) provisions covering substantially all employees. Any employee who is at least 21 years of age and is employed in a position requiring at least 1,000 hours of service per year is eligible to participate. Vesting in discretionary contributions occurs at the rate of 0% for the first two years of eligibility and 20% per year thereafter. Under the provisions of the plan, the Company will make a matching contribution on behalf of each participant of 25% of the participant's salary reduction contributions of up to 4% of such participant's compensation. These matching contributions shall be fully vested at all times. The Company may also make optional contributions at the discretion of the Company's Board of Directors. Total Company contributions to the plan for the year ended December 31, 1998, totaled $61,859. The trustees of the plan are also members of the Company's Board of Directors.

      Company ESOP. The Company has an Employee Stock Ownership Plan (ESOP) covering substantially all employees. Any employee who is at least 21 years of age and is credited with at least 1,000 hours of service during the plan year is eligible to participate. Vesting occurs at the rate of 0% for the first year of credited service and 20% for each year thereafter. Under the provisions of the plan, employee participants in the ESOP are not permitted to contribute to the plan, rather the cost of the ESOP is borne by the Company through annual contributions in amounts determined by the Company's Board of Directors. Contributions to the plan for the year ended December 31, 1998, totaled $54,559. The trustees of the ESOP are also members of the Company's Board of Directors.

      Incentive Compensation Program. In 1990, the Company adopted an incentive compensation program for its key employees. Bonuses are awarded to key employees based on a prescribed formula using the Company's return on assets as a base. For the year ended December 31, 1998, $161,060 was paid under the provisions of the incentive compensation program. The amounts awarded to the Chief Executive Officer are shown in the bonus column of the Compensation Table.

      Stock Option Plan. At our 1998 Annual Meeting, our shareholders approved an Officer Stock Option Plan. Under the Stock Option Plan, the Company may award options for up to 120,000 shares of the Company's stock to qualified officers of the Company and its subsidiaries. No options were awarded in 1998.

Proposal to Amend the Articles of Incorporation of South Branch

      South Branch's Board of Directors at a meeting held on March 19, 1999, unanimously adopted resolutions approving and recommending to the shareholders for their adoption an amendment to South Branch's Articles of Incorporation. The amendment would change South Branch's name to Summit Financial Group, Inc. The text of the amendment is attached as Annex III. The primary reason for the proposed change is to increase the marketability of the Company as it expands and to take into account the intention that the merger be viewed as a merger of equals.

      The Board of Directors recommends a vote FOR the approval of the amendment to the Articles of Incorporation changing South Branch's name.

      An affirmative vote of a majority of the outstanding shares of South Branch is required to approve the amendment. Shares voted "ABSTAIN" and shares not voted will have the same effect as if the shares were voted "Against" approval of the amendment.

Legal Matters

      Certain matters will be passed upon for South Branch by its counsel, Bowles Rice McDavid Graff & Love, PLLC, 600 Quarrier Street, Charleston, West Virginia 25301. As of September 30, 1999, the members of Bowles Rice McDavid Graff & Love, PLLC participating in the preparation of this proxy statement/prospectus owned an aggregate of 100 shares of South Branch common stock.

Experts

     The consolidated financial statements of South Branch for the years ended December 31, 1998 and 1997 and for each of the three years in the periods ended December 31, 1998, 1997, and 1996, included in this proxy statement/prospectus, have been audited by Arnett & Foster, PLLC, independent auditors as set forth in their report thereon appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.

     The financial statements of Potomac as of December 31, 1998 and 1997, and for each of the three years in the periods ended December 31, 1998, 1997 and 1996, included in this proxy statement/prospectus, have been so included in reliance on the report of Arnett & Foster, PLLC, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.

Shareholder Proposals

     Shareholders of South Branch who intend to present proposals for consideration at the 2000 Annual Meeting of South Branch shareholders are advised that the Secretary of South Branch must receive any proposals no later than the close of business on December 31, 1999, if the proposal is to be considered for inclusion in the 2000 proxy materials of South Branch.

Other Matters

     As of the date of this proxy statement/prospectus, we know of no matters that will be presented for consideration at our respective special meetings other than as we describe in this document. If any other matters shall properly come before either meeting or any adjournments or postponements thereof and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by these proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the respective managements of Potomac and South Branch.


Where You Can Find More Information About South Branch

     South Branch files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. These filings are available over the Internet from the SEC's web site at www.sec.gov. You may inspect and copy South Branch's filings at the public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., 20549. You may also obtain South Branch's filings from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C., 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms.

     This proxy statement/prospectus is part of a registration statement on Form S-4 that South Branch has filed under the Securities Act of 1933 with respect to the South Branch common stock to be issued pursuant to the Merger Agreement. As permitted by the SEC, this proxy statement/prospectus does not contain all of the information set forth in the registration statement.

If you would like to view the additional information contained in the registration statement, you may do so in the manner discussed in the preceding paragraph.

     Statements in this proxy statement/prospectus that refer to the contents of any omitted documents may be incomplete. In those cases, you are referred to the omitted document for a more complete description. The reference modifies any statements made in this proxy statement/prospectus.

     The SEC allows South Branch to "incorporate by reference" the information that South Branch files with the SEC, which means that South Branch can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement/prospectus, and information that South Branch files later with the SEC will automatically update and supersede this information.

     South Branch incorporates by reference its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 and any future filings with the SEC under Sections 13(a), 13(c), 14 or 14(d) of the Securities Exchange Act of 1934. Future filings include filings made after the date of this proxy statement/prospectus and prior to the date of the special meeting.

     You may request a free copy of this information by writing or telephoning South Branch at the following address or telephone number:

                    Carol A. Riggleman, Assistant Secretary
                       South Branch Valley Bancorp, Inc.
                             310 North Main Street
                      Moorefield, West Virginia 26836003
                                (304) 538-1000

In order to ensure timely delivery of any documents, you must make your request no later than ________, ___________, 1999.

     You should rely only on the information contained in this proxy statement/prospectus or to which South Branch has referred you. We have not authorized any person to give any information or to make any representations that are different from those in this document.

     This proxy statement/prospectus is not an offer to sell, and it is not soliciting an offer to buy, any securities other than those offered in this document. This proxy statement/prospectus also is not an offer to sell, and it is not soliciting an offer to buy, any securities offered in this document in any circumstances in which an offer or solicitation is unlawful.

     You should not assume that the information in this proxy statement/ prospectus is accurate as of any date other than the date on the first page of this proxy statement/prospectus.

     All information concerning Potomac contained in this proxy statement/prospectus has been supplied by Potomac and all information concerning South Branch contained in this proxy statement/prospectus has been supplied by South Branch.

                        Index to Financial Information

                                                                                           Page
                                                                                           ----
South Branch Valley Bancorp, Inc.

Audited Consolidated Financial Statements as of December 31, 1998 and 1997
and for the years ended December 31, 1998, 1997 and 1996
  Independent Auditor's Report...........................................................    F-1
  Consolidated Balance Sheets............................................................    F-2
  Consolidated Statements of Income......................................................    F-3
  Consolidated Statements of Shareholders' Equity........................................    F-4
  Consolidated Statements of Cash Flows..................................................    F-6
  Notes to Consolidated Financial Statements.............................................    F-8
  Management's Discussion and Analysis of Financial Condition and Results of Operations..   F-30

Unaudited Consolidated Financial Statements as of June 30, 1999
and for the three month and six month periods ended June 30, 1999
  Consolidated Balance Sheets............................................................   F-42
  Unaudited Consolidated Statements of Income............................................   F-43
  Unaudited Consolidated Statements of Shareholders' Equity..............................   F-44
  Unaudited Consolidated Statements of Cash Flows........................................   F-45
  Notes to Unaudited Consolidated Financial Statements...................................   F-47
  Management's Discussion and Analysis of Financial Condition and Results of Operations..   F-55

Potomac Valley Bank

Audited Financial Statements as of December 31, 1998 and 1997
and for the years ended December 31, 1998, 1997 and 1996
  Independent Auditor's Report...........................................................   F-62
  Balance Sheets.........................................................................   F-63
  Statements of Income...................................................................   F-64
  Statements of Comprehensive Income.....................................................   F-65
  Statements of Shareholders' Equity.....................................................   F-66
  Statements of Cash Flows...............................................................   F-67
  Notes to Financial Statements..........................................................   F-69
  Management's Discussion and Analysis of Financial Condition and Results of Operations..   F-82

Unaudited Financial Statements as of June 30, 1999
and for the three month and six month periods ended June 30, 1999
  Independent Accountant's Report........................................................   F-93
  Balance Sheets.........................................................................   F-94
  Unaudited Statements of Income.........................................................   F-95
  Unaudited Statements of Comprehensive Income...........................................   F-96
  Unaudited Statements of Shareholders' Equity...........................................   F-97
  Unaudited Statements of Cash Flows.....................................................   F-98
  Notes to Unaudited Financial Statements................................................  F-100
  Management's Discussion and Analysis of Financial Condition and Results of Operations..  F-107

                         INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
South Branch Valley Bancorp, Inc.
Moorefield, West Virginia

We have audited the accompanying consolidated balance sheets of South Branch Valley Bancorp, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of South Branch Valley Bancorp, Inc. and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.


                                        /s/ ARNETT & FOSTER, P.L.L.C.





Charleston, West Virginia
February 11, 1999, except for Note 15
 as to which the date is March 22, 1999

              SOUTH BRANCH VALLEY BANCORP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                          December 31, 1998 and 1997

                                                                      1998                1997
                                                                 --------------      --------------
                     ASSETS
Cash and due from banks                                          $    4,239,721      $    3,945,099
Interest bearing deposits with other banks                              770,000           1,256,000
Federal funds sold                                                    4,842,745           5,806,717
Securities available for sale                                        31,409,924          27,547,094
Investment in affiliate                                                       -           5,273,481
Loans, less allowance for loan losses of $1,371,886
  and $895,281, respectively                                        142,770,127          92,572,652
Bank premises and equipment, net                                      5,170,858           3,071,064
Accrued interest receivable                                           1,059,990             864,083
Other assets                                                          2,735,672             311,435
                                                                 --------------      --------------

          Total assets                                           $  192,999,037      $  140,647,625
                                                                 ==============      ==============

      LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
  Deposits
     Non interest bearing                                        $   11,455,674      $    9,693,915
     Interest bearing                                               134,917,518          97,290,882
                                                                 --------------      --------------
          Total deposits                                            146,373,192         106,984,797
                                                                 --------------      --------------
  Short-term borrowings                                               4,644,143           7,145,010
  Long-term borrowings                                               16,468,875          10,395,848
  Other liabilities                                                   1,367,698           1,061,418
                                                                 --------------      --------------
          Total liabilities                                         168,853,908         125,587,073
                                                                 --------------      --------------

Commitments and Contingencies

Shareholders' Equity
  Common stock, $2.50 par value, authorized 1998 -
     2,000,000 shares, 1997 - 600,000 shares;
     issued 1998 - 600,407 shares,
     1997 - 416,942 shares                                            1,501,018           1,042,355
  Capital surplus                                                     9,611,774           2,089,709
  Retained earnings                                                  13,103,264          11,898,420
  Less cost of shares acquired for the treasury
     1998-9,115 shares; 1997-4,115 shares                              (384,724)           (166,970)
  Accumulated other comprehensive income                                313,797             197,038
                                                                 --------------      --------------
          Total shareholders' equity                                 24,145,129          15,060,552
                                                                 --------------      --------------

        Total liabilities and shareholders' equity               $  192,999,037      $  140,647,625
                                                                 ==============      ==============

                See Notes to Consolidated Financial Statements

              SOUTH BRANCH VALLEY BANCORP, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
             For the Years Ended December 31, 1998, 1997 and 1996

                                                            1998                1997               1996
                                                       -------------       -------------       -------------
Interest income:
  Interest and fees on loans                           $  11,437,432       $   8,558,144       $   7,551,735
  Interest and dividends on securities
     Taxable                                               1,813,205           1,540,530           1,711,158
     Tax-exempt                                              320,769             314,596             254,988
  Interest on interest bearing deposits
     with other banks                                         71,624              96,549             125,604
  Interest on Federal funds sold                             236,157              79,971              48,811
                                                       -------------       -------------       -------------
          Total interest income                           13,879,187          10,589,790           9,692,296
                                                       -------------       -------------       -------------

Interest expense:
  Interest on deposits                                     6,092,732           4,606,578           4,590,018
  Interest on short-term borrowings                          231,544             256,554              68,676
  Interest on long-term borrowings                           718,634             543,566             105,668
                                                       -------------       -------------       -------------
          Total interest expense                           7,042,910           5,406,698           4,764,362
                                                       -------------       -------------       -------------

          Net interest income                              6,836,277           5,183,092           4,927,934
  Provision for loan losses                                  270,000             155,000              95,000
                                                       -------------       -------------       -------------
          Net interest income after provision
            for loan losses                                6,566,277           5,028,092           4,832,934
                                                       -------------       -------------       -------------

Other income:
  Insurance commissions                                       83,087              90,680             110,982
  Trust services income                                        3,764               3,861               5,853
  Service fees                                               430,840             280,442             232,845
  Securities gains                                             8,160               9,789              29,999
  Gain on sales of assets                                     17,751              89,919               7,202
  Other                                                       65,486              49,828              69,705
                                                       -------------       -------------       -------------
          Total other income                                 609,088             524,519             456,586
                                                       -------------       -------------       -------------

Other expenses:
  Salaries and employee benefits                           2,214,419           1,772,344           1,727,839
  Net occupancy expense                                      300,369             196,005             189,285
  Equipment rentals, depreciation and maintenance            388,860             289,223             222,543
  Other                                                    1,571,873           1,084,117           1,016,603
                                                       -------------       -------------       -------------
          Total other expenses                             4,475,521           3,341,689           3,156,270
                                                       -------------       -------------       -------------

Income before income tax expense                           2,699,844           2,210,922           2,133,250
  Income tax expense                                         966,550             691,265             643,213
                                                       -------------       -------------       -------------

          Net income                                   $   1,733,294       $   1,519,657       $   1,490,037
                                                       =============       =============       =============

Basic earnings per common share                        $        3.16       $        3.83       $        3.94
                                                       =============       =============       =============
Average common shares outstanding                            548,331             397,032             378,510
                                                       =============       =============       =============

                See Notes to Consolidated Financial Statements

              SOUTH BRANCH VALLEY BANCORP, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
             For the Years Ended December 31, 1998, 1997 and 1996

                                                                                             Accumulated
                                                                                                Other         Total
                                                                                               Compre-        Share-
                                          Common      Capital      Retained     Treasury       hensive       holders'
                                           Stock      Surplus      Earnings      Stock         Income         Equity
                                        ----------  ----------   -----------   ----------   ------------   -----------
Balance, December 31, 1995              $  956,562  $  685,534   $ 9,512,884   $ (166,970)  $    340,650   $11,328,660

Comprehensive income:
 Net income                                      -           -     1,490,037            -              -     1,490,037
 Other comprehensive income,
  net of tax:
  Net unrealized (loss) on
   securities of $(205,002), net
   of reclassification adjustment
   for gains included in net
   income of $18,449                             -           -             -            -       (223,451)     (223,451)
                                                                                                           -----------

  Total comprehensive income                     -           -             -            -              -     1,266,586
                                                                                                           -----------
Cash dividends declared
  on common stock
  ($.77 per share)                               -           -      (291,453)           -              -      (291,453)
                                        ----------  ----------   -----------   ----------   ------------   -----------

Balance, December 31, 1996                 956,562     685,534    10,711,468     (166,970)       117,199    12,303,793

Comprehensive income:
 Net income                                      -           -     1,519,657            -              -     1,519,657
 Other comprehensive income,
  net of tax:
  Net unrealized gain on
   securities of $85,859, net
   of reclassification adjustment
   for gains included in net
   income of $6,020                              -           -             -            -         79,839        79,839
                                                                                                           -----------

  Total comprehensive income                     -           -             -            -              -     1,599,496
                                                                                                           -----------
 Net proceeds from issuance of
  34,317 shares of common
  stock at $43.50 per share                 85,793   1,404,175             -            -              -     1,489,968

Cash dividends declared
  on common stock
  ($.84 per share)                               -           -      (332,705)           -              -      (332,705)
                                        ----------  ----------   -----------   ----------   ------------   -----------

Balance, December 31, 1997               1,042,355   2,089,709    11,898,420     (166,970)       197,038    15,060,552

                                  (Continued)

             For the Years Ended December 31, 1998, 1997 and 1996

                                                                                                         Accumulated
                                                                                                            Other           Total
                                                                                                           Compre-         Share-
                                             Common           Capital          Retained      Treasury      hensive        holders'
                                              Stock           Surplus          Earnings       Stock        Income          Equity
                                            --------         ---------        ----------    ----------  -------------  -----------
Comprehensive income:
 Net income                                        -                 -         1,733,294             -              -    1,733,294
 Other comprehensive income,
  net of tax:
  Net unrealized gain on
   securities of $121,777, net
   of reclassification adjustment
   for gains included in net
   income of $5,018                                -                 -                 -             -        116,759      116,759
                                                                                                                       -----------

  Total comprehensive income                       -                 -                 -             -              -    1,850,053
                                                                                                                       -----------
Issuance of 183,465 shares
 of common stock at $43.50 per
 share as consideration for the
 acquisition of Capital State
 Bank, Inc.                                  458,663         7,522,065                 -             -              -    7,980,728

Cost of 5,000 shares of common
 stock acquired for the treasury                   -                 -                 -      (217,754              -     (217,754)

Cash dividends declared
 on common stock
 ($.89 per share)                                  -                 -          (528,450)            -              -     (528,450)
                                        ------------      ------------     -------------   -----------    -----------  -----------
Balance, December 31, 1998              $  1,501,018      $  9,611,774     $  13,103,264   $  (384,724    $   313,797  $24,145,129
                                        ============      ============     =============   ===========    ===========  ===========

                See Notes to Consolidated Financial Statements

              SOUTH BRANCH VALLEY BANCORP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             For the Years Ended December 31, 1998, 1997 and 1996

                                                                                 1998             1997             1996
                                                                            --------------   --------------   --------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                                $    1,733,294   $    1,519,657   $    1,490,037
  Adjustments to reconcile net earnings to
    net cash provided by operating activities:
    Depreciation                                                                   330,091          235,488          212,383
    Provision for loan losses                                                      270,000          155,000           95,000
    Deferred income tax (benefit) expense                                           17,288           47,839          (35,110)
    Security (gains) losses                                                         (8,160)          (9,789)         (29,999)
    (Gain) on disposal of Bank premises and equipment                               (9,709)         (91,507)         (23,176)
    (Gain) loss on sale of other assets                                             (8,043)           1,588           (7,202)
    Amortization of securities premiums (accretion
     of discounts), net                                                            (11,089)          10,069           50,141
    Amortization of goodwill and purchase
     accounting adjustments, net                                                    98,460                -                -
    (Increase) decrease in accrued interest receivable                              (3,027)          64,559           55,199
    (Increase) decrease in other assets                                            334,993          574,396         (455,720)
    Increase (decrease) in other liabilities                                      (264,044)         (12,752)         167,700
                                                                            --------------   --------------   --------------
     Net cash provided by operating activities                                   2,480,054        2,494,548        1,519,253
                                                                            --------------   --------------   --------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from maturities of interest bearing
    deposits with other banks                                                      486,000          297,000          581,919
  Proceeds from maturities and calls of
    securities available for sale                                               10,390,000        6,748,200        3,950,000
  Proceeds from sales of securities
    available for sale                                                             613,160        1,539,666        6,735,258
  Principal payments received on
    securities available for sale                                                3,053,020        1,417,948          768,591
  Purchases of securities available for sale                                    (7,236,227)      (7,771,371)      (9,708,744)
  Purchase of common stock of affiliate                                            (90,465)      (5,273,481)               -
  (Increase) decrease in Federal funds sold, net                                 7,180,972       (5,082,983)       1,438,011
  Loans made to customers, net                                                 (26,083,150)     (10,387,784)     (11,950,307)
  Purchases of Bank premises and equipment                                        (934,885)        (238,333)        (223,759)
  Proceeds from disposal of Bank premises and equipment                             10,693          145,180           93,011
  Proceeds from sales of other assets                                               84,350           44,500           22,000
  Net cash and due from banks acquired in acquisition of
    Capital State Bank, Inc.                                                       985,617                -                -
                                                                            --------------   --------------   --------------
     Net cash (used in) investing activities                                   (11,540,915)     (18,561,458)      (8,294,020)
                                                                            --------------   --------------   --------------

                                  (Continued)

             For the Years Ended December 31, 1998, 1997 and 1996

                                                                         1998            1997            1996
                                                                   ---------------  --------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase (decrease) in demand deposit,
    NOW and savings accounts                                            2,120,609        (100,161)     (1,437,576)
  Net increase (decrease) in time deposits                              4,408,918       6,143,546       2,332,652
  Net increase (decrease) in short-term borrowings                     (2,500,867)      2,767,613       4,377,397
  Proceeds from long-term borrowings                                    9,636,337       7,700,000       2,840,000
  Repayment of long-term borrowings                                    (3,563,310)       (818,804)        (75,348)
  Purchase of treasury stock                                             (217,754)              -               -
  Dividends paid                                                         (528,450)       (332,705)       (291,453)
  Net proceeds from common stock sold                                           -       1,489,968               -
                                                                   ---------------  --------------  --------------
    Net cash provided by financing activities                           9,355,483      16,849,457       7,745,672
                                                                   ---------------  --------------  --------------

  Increase (decrease) in cash and due from banks                          294,622         782,547         970,905
  Cash and due from banks:
    Beginning                                                           3,945,099       3,162,552       2,191,647
                                                                   ---------------  --------------  --------------

    Ending                                                         $    4,239,721   $   3,945,099   $   3,162,552
                                                                   ===============  ==============  ==============
SUPPLEMENTAL DISCLOSURES OF CASH
  FLOW INFORMATION
  Cash payments for:
    Interest                                                       $    7,042,088   $   5,351,175   $   4,742,367
                                                                   ===============  ==============  ==============

    Income taxes                                                   $      940,807   $     604,871   $     627,563
                                                                   ===============  ==============  ==============
SUPPLEMENTAL SCHEDULE OF NONCASH
  INVESTING AND FINANCING ACTIVITIES

  Other assets acquired in settlement of loans                     $      108,020   $      74,337   $      39,500
                                                                   ===============  ==============  ==============

  Acquisition of Capital State Bank, Inc.:
    Prior acquisition of 40% of the outstanding common
      shares purchased for cash                                    $    5,363,946   $           -   $           -
    Acquisition of 60% of the outstanding common
      shares in exchange for 183,465 shares of
      Company common stock                                              7,980,728               -               -
                                                                   ---------------  --------------  --------------
                                                                   $   13,344,674   $           -   $           -
                                                                   ===============  ==============  ==============
    Fair value of assets acquired
      (principally loans and securities)                           $   46,720,306   $           -   $           -
    Deposits and other liabilities assumed                            (33,375,632)              -               -
                                                                   ---------------  --------------  --------------
                                                                   $   13,344,674   $           -   $           -
                                                                   ===============  ==============  ==============

                See Notes to Consolidated Financial Statements

              SOUTH BRANCH VALLEY BANCORP, INC., AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.   Significant Accounting Policies

          Nature of business: South Branch Valley Bancorp, Inc. ("Company") is a bank holding company with operations in Hardy, Grant, Pendleton and Kanawha Counties of West Virginia. Through its two wholly owned bank subsidiaries, South Branch Valley National Bank and Capital State Bank, Inc., the Company provides retail and commercial loans, and deposit and trust services principally to individuals and small businesses.

          Basis of financial statement presentation: The accounting and reporting policies of South Branch Valley Bancorp, Inc., and its subsidiaries conform to generally accepted accounting principles and to general practices within the banking industry.

          Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          Principles of consolidation: The accompanying consolidated financial statements include the accounts of South Branch Valley Bancorp, Inc., and its subsidiaries, South Branch Valley National Bank and Capital State Bank, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

          Presentation of cash flows: For purposes of reporting cash flows, cash and due from banks includes cash on hand and amounts due from banks (including cash items in process of clearing). Cash flows from demand deposits, NOW accounts, savings accounts and Federal funds purchased and sold are reported net, since their original maturities are less than three months. Cash flows from loans and certificates of deposit and other time deposits are reported net.

          Securities: Debt and equity securities are classified as "held to maturity", "available for sale" or "trading" according to management's intent. The appropriate classification is determined at the time of purchase of each security and re-evaluated at each reporting date.

             Securities held to maturity - There are no securities classified as "held to maturity" in the accompanying consolidated financial statements.

             Securities available for sale - Securities not classified as "held to maturity" or as "trading" are classified as "available for sale." Securities classified as "available for sale" are those securities the Bank intends to hold for an indefinite period of time, but not necessarily to maturity. "Available for sale" securities are reported at estimated fair value net of unrealized gains or losses, which are adjusted for applicable income taxes, and reported as a separate component of shareholders' equity.

             Trading securities - There are no securities classified as "trading" in the accompanying consolidated financial statements.

          Realized gains and losses on sales of securities are recognized on the specific identification method. Amortization of premiums and accretion of discounts are computed using the interest method.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       Loans and allowance for loan losses: Loans are stated at the amount of unpaid principal, reduced by unearned discount and an allowance for loan losses.

       The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. The allowance is increased by provisions charged to operating expense and reduced by net charge-offs. The subsidiary banks make continuous credit reviews of the loan portfolio and consider current economic conditions, historical loan loss experience, review of specific problem loans and other factors in determining the adequacy of the allowance for loan losses. Loans are charged against the allowance for loan losses when management believes that collectibility is unlikely. While management uses the best information available to make its evaluation, future adjustments may be necessary if there are significant changes in conditions.

       A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due in accordance with the contractual terms of the specific loan agreement. Impaired loans, other than certain large groups of smaller-balance homogeneous loans that are collectively evaluated for impairment, are required to be reported at the present value of expected future cash flows discounted using the loan's original effective interest rate or, alternatively, at the loan's observable market price, or at the fair value of the loan's collateral if the loan is collateral dependent. The method selected to measure impairment is made on a loan-by-loan basis, unless foreclosure is deemed to be probable, in which case the fair value of the collateral method is used.

       Generally, after management's evaluation, loans are placed on non-accrual status when principal or interest is greater than 90 days past due based upon the loan's contractual terms. Interest is accrued daily on impaired loans unless the loan is placed on non-accrual status. Impaired loans are placed on non-accrual status when the payments of principal and interest are in default for a period of 90 days, unless the loan is both well-secured and in the process of collection. Interest on non-accrual loans is recognized primarily using the cost-recovery method.

       Unearned interest on discounted loans is amortized to income over the life of the loans, using methods which approximate the interest method. For all other loans, interest is accrued daily on the outstanding balances.

       Certain loan fees and direct loan costs are recognized as income or expense when incurred. Whereas, generally accepted accounting principles require that such fees and costs be deferred and amortized as adjustments of the related loan's yield over the contractual life of the loan. The Company's method of recognition of loan fees and direct loan costs produces results which are not materially different from those that would be recognized had Statement of Financial Accounting Standards Board No. 91 been adopted.

       Bank premises and equipment: Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed primarily by the straight-line method for bank premises and equipment over the estimated useful lives of the assets. The estimated useful lives employed are on average 30 years for premises and 3 to 10 years for furniture and equipment. Repairs and maintenance expenditures are charged to operating expenses as incurred. Major improvements and additions to premises and equipment, including construction period interest costs, are capitalized. No interest was capitalized during any period presented in the accompanying financial statements.

       Other real estate: Other real estate consists primarily of real estate held for resale which was acquired through foreclosure on loans secured by such real estate. At the time of acquisition, these properties are recorded at fair value with any write down being charged to the allowance for loan losses. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value, less cost to sell.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       Expenses incurred in connection with operating these properties are generally insignificant and are charged to operating expenses. Gains and losses on the sales of these properties are credited or charged to operating income in the year of the transactions.

       Other real estate acquired through foreclosure with carrying values of $84,655 and $57,465, at December 31, 1998 and 1997, respectively, is included in other assets in the accompanying consolidated balance sheets.

       Income taxes: The consolidated provision for income taxes includes Federal and state income taxes and is based on pretax net income reported in the consolidated financial statements, adjusted for transactions that may never enter into the computation of income taxes payable. Deferred tax assets and liabilities are determined based on the differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Valuation allowances are established when deemed necessary to reduce deferred tax assets to the amount expected to be realized.

       Basic earnings per share: Basic earnings per common share are computed based upon the weighted average shares outstanding. The weighted average number of shares outstanding was 548,331, 397,032 and 378,510 for the years ended December 31, 1998, 1997 and 1996, respectively. For the year ended December 31, 1997, the Company adopted Financial Accounting Standards Board Statement No. 128, Earnings Per Share. During the years ended December 31, 1998, 1997 and 1996, the Company did not have any potentially dilutive securities outstanding.

       Employee benefits: The Company has a profit-sharing and thrift plan and an employee stock ownership plan (ESOP) which covers substantially all employees. The amount of the contributions to the plans are at the discretion of the Company's Board of Directors.

       Trust services: Assets held in an agency or fiduciary capacity are not assets of the Company and are not included in the accompanying consolidated balance sheets. Trust services income is recognized on the cash basis in accordance with customary banking practice. Reporting such income on a cash basis rather than the accrual basis does not have a material effect on net income.

       Comprehensive income: During 1998, the Company adopted Financial Accounting Standards Board Statement No. 130, Reporting Comprehensive Income. This Statement establishes standards for reporting the components of comprehensive income and requires that all items that are required to be recognized under accounting standards as components of comprehensive income be included in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income includes net income as well as certain items that are reported directly within a separate component of shareholders' equity and bypass net income.

       Emerging accounting standards: In June 1998, the Financial Accounting Standards Board issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, which is required to be adopted in years beginning after June 15, 1999. The Company expects to adopt the new Statement effective December 31, 2000. The Statement will require the Company to recognize all derivatives on the consolidated balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities or firm commitments through earnings or recognized in other comprehensive income until the hedged items are recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. Management does not anticipate that the adoption of the new Statement will have a significant impact on the Company's earnings or financial position.

          Reclassifications: Certain accounts in the consolidated financial statements for 1997 and 1996, as previously presented, have been reclassified to conform to current year classifications.

Note 2.   Acquisition of Capital State Bank, Inc.

          During the first half of 1997, the Company purchased approximately 40% of the outstanding common shares of Capital State Bank, Inc ("Capital State"). To facilitate the funding of this investment, the Company issued and sold 34,317 shares of its common stock at $43.50 per share to seven directors of the Company in a limited stock offering. Additionally, the Company obtained two long-term borrowings from two unaffiliated financial institutions totaling $3,500,000. The Company's investment in Capital State as of December 31, 1997 totaled $5,273,481, and is reflected as investment in affiliate in the 1997 accompanying consolidated balance sheet.

          On August 6, 1997, the Company entered into an Agreement and Plan of Merger with Capital State to acquire the remaining 60% of its outstanding common shares. The Agreement, as amended on December 16, 1997, provided for the shareholders of Capital State to receive one
          (1) share of the Company's common stock in exchange for each 3.95 shares of Capital State stock owned. To facilitate this transaction, the Company issued a total of 183,465 shares of its common stock. On March 24, 1998 and March 25, 1998, the shareholders of Capital State and the Company respectively, approved the transaction and, it was consummated at the close of business on March 31, 1998. This acquisition was accounted for using the purchase method of accounting, and accordingly, the assets and liabilities and results of operations of Capital State are reflected in the Company's consolidated financial statements beginning April 1, 1998. The excess purchase price over the fair value of the net assets acquired as of the consummation date totaled $1,979,430, which is included in other assets in the accompanying consolidated balance sheet as of December 31, 1998. This goodwill is being amortized over a period of 15 years using the straight line method.

          The following presents certain pro forma condensed consolidated financial information of the Company, using the purchase method of accounting, after giving effect to the merger as if it had been consummated at the beginning of the periods presented (in thousands, except per share data).

                                                                   For the Year Ended
                                             ---------------------------------------------------------------
                                              December 31, 1998     December 31, 1997     December 31, 1996
                                             -------------------   -------------------   -------------------
                                                As        Pro         As        Pro         As        Pro
                                             Reported    Forma     Reported    Forma     Reported    Forma
                                             --------   --------   --------   --------   --------   --------
            Total interest income            $ 13,879   $ 14,614   $ 10,590   $ 13,137   $  9,692   $ 11,125
            Total interest expense              7,043      7,431      5,407      6,568      4,764      5,239
            Net interest income                 6,836      7,183      5,183      6,569      4,928      5,886
            Net income                          1,733      1,746      1,520      1,304      1,490      1,113
            Basic earnings per share         $   3.16   $   2.94   $   3.83   $   2.25   $   3.94   $   1.98

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          This pro forma information has been included for comparative purposes only and may not be indicative of the combined results of operations that actually would have occurred had the transaction been consummated at the beginning of the periods presented, or which will be attained in the future.

Note 3.   Cash Concentration

          At December 31, 1998 and 1997, the Company had concentrations totaling $4,626,123 and $8,514,792, respectively, with unaffiliated financial institutions consisting of due from bank account balances and Federal funds sold. Deposits with correspondent banks are generally unsecured and have limited insurance under current banking insurance regulations.

Note 4.   Securities

          The amortized cost, unrealized gains and losses, and estimated fair values of securities at December 31, 1998 and 1997, are summarized as follows:

                                                                                 1998
                                                       ---------------------------------------------------------
                                                        Amortized             Unrealized             Estimated
                                                                      ---------------------------
                                                           Cost           Gains         Losses       Fair Value
                                                       ------------   ------------   ------------   ------------
          Available for Sale
           Taxable:
             U. S. Treasury securities                 $  2,990,294   $     68,354   $          -   $  3,058,648
             U. S. Government agencies
               and corporations                          12,698,092         82,796         11,404     12,769,484
             Small Business Administration
               guaranteed loan participation
               certificates                                 973,127         21,119              -        994,246
             Mortgage-backed securities -
               U. S. Government agencies and
               corporations                               6,334,380         86,483              -      6,420,863
             Corporate debt securities                      249,724          1,214              -        250,938
             Federal Reserve Bank stock                      44,300              -              -         44,300
             Federal Home Loan Bank stock                 1,052,300              -              -      1,052,300
             Other equity securities                        306,625              -              -        306,625
                                                       ------------   ------------   ------------   ------------
                    Total taxable                        24,648,842        259,966         11,404     24,897,404
                                                       ------------   ------------   ------------   ------------
           Tax-exempt:
             State and political subdivisions             6,246,745        268,525          6,850      6,508,420
             Federal Reserve Bank stock                       4,100              -              -          4,100
                                                       ------------   ------------   ------------   ------------
                    Total tax-exempt                      6,250,845        268,525          6,850      6,512,520
                                                       ------------   ------------   ------------   ------------
                       Total                           $ 30,899,687   $    528,491   $     18,254   $ 31,409,924
                                                       ============   ============   ============   ============

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                 1997
                                                       ---------------------------------------------------------
                                                        Amortized             Unrealized             Estimated
                                                                      ---------------------------
                                                           Cost           Gains         Losses       Fair Value
                                                       ------------   ------------   ------------   ------------
          Available for Sale
           Taxable:
               U. S. Treasury securities               $  2,988,064   $     46,546   $          -   $  3,034,610
               U. S. Government agencies
                and corporations                          9,523,135         71,935          8,850      9,586,220
               Small Business Administration
                guaranteed loan participation
                certificates                              1,470,915         16,522              -      1,487,437
               Mortgage-backed securities -
                U. S. Government agencies and
                 corporations                             6,650,070         21,182         20,328      6,650,924
               Corporate debt securities                    249,082          3,296              -        252,378
               Federal Reserve Bank stock                    44,300              -              -         44,300
               Federal Home Loan Bank stock                 722,400              -              -        722,400
               Other equity securities                        6,625              -              -          6,625
                                                       ------------   ------------   ------------   ------------
                       Total taxable                     21,654,591        159,481         29,178     21,784,894
                                                       ------------   ------------   ------------   ------------
           Tax-exempt:
               State and political subdivisions           5,568,016        190,084              -      5,758,100
               Federal Reserve Bank stock                     4,100              -              -          4,100
                                                       ------------   ------------   ------------   ------------
                    Total tax-exempt                      5,572,116        190,084              -      5,762,200
                                                       ------------   ------------   ------------   ------------
                       Total                           $ 27,226,707   $    349,565   $     29,178   $ 27,547,094
                                                       ============   ============   ============   ============

          Federal Reserve Bank stock and Federal Home Loan Bank stock are equity securities which are included in securities available for sale in the accompanying consolidated financial statements. Such securities are carried at cost, since they may only be sold back to the respective Federal Reserve Bank or Federal Home Loan Bank or another member at par value.

          Mortgage-backed obligations of U.S. Government agencies and corporations and Small Business Administration guaranteed loan participation certificates are included in securities at December 31, 1998 and 1997. These obligations, having contractual maturities ranging from 1 to 20 years, are reflected in the following maturity distribution schedules based on their anticipated average life to maturity, which ranges from 1 to 5 years. Accordingly, discounts are accreted and premiums are amortized over the anticipated average life to maturity of the specific obligation.

          The maturities, amortized cost and estimated fair values of securities at December 31, 1998, are summarized as follows:

                                                       Available for Sale
                                                  ----------------------------
                                                    Amortized      Estimated
                                                       Cost        Fair Value
                                                  -------------  -------------
               Due in one year or less            $   6,970,026  $   7,043,402
               Due from one to five years            13,792,274     14,009,639
               Due from five to ten years             6,556,501      6,661,720
               Due after ten years                    2,173,561      2,287,838
               Equity securities                      1,407,325      1,407,325
                                                  -------------  -------------
                    Total                         $  30,899,687  $  31,409,924
                                                  =============  =============

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        The proceeds from sales, calls and maturities of securities, including principal payments received on mortgage-backed obligations and the related gross gains and losses realized are as follows:

                                                        Proceeds from                     Gross Realized
                                              ------------------------------------     ----------------------
                   Years Ended                            Calls and      Principal
                   December 31,               Sales       Maturities      Payments     Gains         Losses
           -----------------------------      -----       ----------      --------     -----         --------
           1998
           Securities available for sale   $   613,160   $ 10,390,000   $  3,053,020   $  8,160      $      -
                                           ===========   ============   ============   ========      ========
           1997
           Securities available for sale   $ 1,539,666   $  6,748,200   $  1,417,948   $  9,789      $      -
                                           ===========   ============   ============   ========      ========
           1996
           Securities available for sale   $ 6,735,258   $  3,950,000   $    768,591   $ 45,824      $ 15,825
                                           ===========   ============   ============   ========      ========

        At December 31, 1998 and 1997, securities with amortized costs of $17,676,849 and $17,149,748, respectively, with estimated fair values of $17,973,561 and $17,313,961, respectively, were pledged to secure public deposits, and for other purposes required or permitted by law.

Note 5. Loans

        Loans are summarized as follows:

                                                               1998                1997
                                                        ---------------     ---------------
           Commercial, financial and agricultural       $    41,956,586     $    30,325,145
           Real estate - construction                         1,801,317             144,207
           Real estate - mortgage                            73,885,892          42,640,294
           Installment                                       26,579,782          20,587,084
           Other                                                409,382             468,980
                                                        ---------------     ---------------
                     Total loans                            144,632,959          94,165,710
           Less unearned income                                 490,946             697,777
                                                        ---------------     ---------------
                Total loans net of unearned income          144,142,013          93,467,933
           Less allowance for loan losses                     1,371,886             895,281
                                                        ---------------     ---------------
                     Loans, net                         $   142,770,127     $    92,572,652
                                                        ===============     ===============

        Included in the net balance of loans are non-accrual loans amounting to $297,291 and $141,735 at December 31, 1998 and 1997, respectively. If interest on non-accrual loans had been accrued, such income would have approximated $15,487, $14,200 and $30,978 for the years ended December 31, 1998, 1997 and 1996, respectively.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The following presents loan maturities at December 31, 1998:

                                                 Within         After 1 but        After
                                                 1 Year       Within 5 Years      5 Years
                                             -------------    --------------   -------------
     Commercial, financial and agricultural  $   8,958,628    $  10,957,213    $  22,040,745
     Real estate - construction                  1,723,368                -           77,949
     Real estate - mortgage                      2,476,797        9,048,985       62,360,110
     Installment loans                           3,347,660       19,629,580        3,602,542
     Other                                         374,915           34,467                -
                                             -------------    -------------    -------------
               Total                         $  16,881,368    $  39,670,245    $  88,081,346
                                             -------------    -------------    -------------
      Loans due after one year with:
          Variable rates                                      $  41,111,653
          Fixed rates                                            86,639,938
                                                             --------------
                                                              $ 127,751,591
                                                             --------------

     The Company has made, and may be expected to make in the future, commercial and mortgage loans that have adjustable rates. Such loan rates are generally indexed to the Wall Street prime interest rate or to other common indices. At December 31, 1998, the Company's commercial loan portfolio contained adjustable rate loans of approximately $20,375,879. The interest rates on such loans ranged from 7.0% to 11.5%, and provided for future interest rate changes at set intervals, ranging from one to sixty months.

     Likewise, the Company's mortgage portfolio contained adjustable rate loans of approximately $26,701,170 at December 31, 1998. The interest rates on such loans ranged from 6.3% to 14.5%, and provided for future interest rate changes at set intervals, ranging from monthly to fifteen years.

     Concentrations of credit risk: The Company grants commercial, residential
     -----------------------------
     and consumer loans to customers primarily located in the Eastern Panhandle and South Central counties of West Virginia. Although the Company strives to maintain a diverse loan portfolio, exposure to credit losses can be adversely impacted by downturns in local economic and employment conditions. Major employment within the Company's market area is diverse, but primarily includes the poultry, government, health care, education, coal production and various professional, financial and related service industries.

     The Company evaluates the credit worthiness of each of its customers on a case-by-case basis and the amount of collateral it obtains is based upon management's credit evaluation.

     Loans to related parties: The subsidiary banks have had, and may be
     ------------------------
     expected to have in the future, banking transactions in the ordinary course of business with directors, principal officers, their immediate families and affiliated companies in which they are principal stockholders (commonly referred to as related parties), all of which have been, in the opinion of management, on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        The following presents the activity with respect to related party loans aggregating $60,000 or more to any one related party (other changes represent additions to and changes in director and executive officer status):

                                                                      1998          1997
                                                                 ------------   ------------
                     Balance, beginning                          $  3,913,943   $  4,318,097
                       Additions                                    2,185,541      1,651,121
                       Amounts collected                           (1,373,239)    (1,483,575)
                       Other changes, net                             784,133       (571,700)
                                                                 ------------   ------------
                     Balance, ending                             $  5,510,378   $  3,913,943
                                                                 ============   ============

Note 6. Allowance for loan losses

        An analysis of the allowance for loan losses for the years ended December 31, 1998, 1997 and 1996, is as follows:

                                                        1998          1997          1996
                                                    -----------  ------------   ------------
          Balance, beginning of year                $   895,281  $    858,423   $    859,681
          Losses:
            Commercial, financial and agricultural        4,063             -         10,194
            Real estate - mortgage                            -        25,536         12,778
            Installment                                 124,103       166,059         93,826
            Other                                        24,638         8,444          9,951
                                                    -----------  ------------   ------------
                             Total                      152,804       200,039        126,749
                                                    -----------  ------------   ------------
          Recoveries:
            Commercial, financial and agricultural        2,830        27,050          5,658
            Real estate - mortgage                       21,969        13,675          1,885
            Installment                                  60,797        39,936         20,525
            Other                                         2,011         1,236          2,423
                                                    -----------  ------------   ------------
                             Total                       87,607        81,897         30,491
                                                    -----------  ------------   ------------
          Net losses                                     65,197       118,142         96,258
          Allowance of purchased subsidiary             271,802             -              -
          Provision for loan losses                     270,000       155,000         95,000
                                                    -----------  ------------   ------------
          Balance, end of year                      $ 1,371,886  $    895,281   $    858,423
                                                    ===========  ============   ============

        The Company's total recorded investment in impaired loans at December 31, 1998 and 1997, approximated $354,907 and $125,114, respectively, for which the related allowance for loan losses determined in accordance with generally accepted accounting principles approximated $51,000 and $77,500, respectively. The Company's average investment in such loans approximated $368,326 and $125,114 for the years ended December 31, 1998 and 1997, respectively. All impaired loans at December 31, 1998 and 1997, were collateral dependent, and accordingly, the fair value of the loan's collateral was used to measure the impairment of each loan.

        For purposes of evaluating impairment, the Company considers groups of smaller-balance, homogeneous loans to include: mortgage loans secured by residential property, other than those which significantly exceed the Company's typical residential mortgage loan amount (currently those in excess of $100,000); small balance commercial loans (currently those less than $50,000); and installment loans to individuals, exclusive of those loans in excess of $50,000.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        For the years ended December 31, 1998 and 1997, the Company recognized approximately $29,760 and $12,272, respectively, in interest income on impaired loans. Using a cash-basis method of accounting, the Company would have recognized approximately the same amount of interest income on such loans.

Note 7. Bank Premises and Equipment

        The major categories of Bank premises and equipment and accumulated depreciation at December 31, 1998 and 1997, are summarized as follows:

                                                       1998          1997
                                                  -------------  ------------
          Land                                    $   1,174,679  $    429,973
          Buildings and improvements                  3,928,162     2,681,707
          Furniture and equipment                     2,327,419     1,675,258
                                                  -------------  ------------
                                                      7,430,260     4,786,938
          Less accumulated depreciation               2,259,402     1,715,874
                                                  -------------  ------------
             Bank premises and equipment, net     $   5,170,858  $  3,071,064
                                                  =============  ============

        Depreciation expense for the years ended December 31, 1998, 1997 and 1996 totaled $330,091, $235,488 and $212,383, respectively.

Note 8. Deposits

        The following is a summary of interest bearing deposits by type as of December 31, 1998 and 1997:

                                                       1998          1997
                                                  -------------  ------------
          Demand deposits, interest bearing       $  27,510,717  $ 17,468,844
          Savings deposits                           14,748,928    14,890,934
          Certificates of deposit                    83,319,247    56,902,451
          Individual retirement accounts              9,338,626     8,028,653
                                                  -------------  ------------
                            Total                 $ 134,917,518  $ 97,290,882
                                                  =============  ============

        Time certificates of deposit and IRA's in denominations of $100,000 or more totaled $22,262,990 and $10,726,460 at December 31, 1998 and 1997,
        respectively. Interest paid on time certificates of deposit and Individual Retirement Accounts in denominations of $100,000 or more was $1,103,306, $565,000 and $501,754 for the years ended December 31, 1998,
        1997 and 1996, respectively.

        The following is a summary of the maturity distribution of certificates of deposit and IRA's in denominations of $100,000 or more as of December 31, 1998:

                                                     Amount         Percent
                                                  -------------  ------------
          Three months or less                    $   2,719,367          12.2%
          Three through six months                    5,171,279          23.2%
          Six through twelve months                   7,982,333          35.9%
          Over twelve months                          6,390,011          28.7%
                                                  -------------         -----
                    Total                         $  22,262,990         100.0%
                                                  =============         =====

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        A summary of the scheduled maturities for all time deposits as of December 31, 1998, follows:

                    1999            $ 61,542,656
                    2000              18,123,034
                    2001               5,925,183
                    2002               2,410,855
                    2003               3,692,763
                  Thereafter             963,382
                                    ------------
                                    $ 92,657,873
                                    ============

        At December 31, 1998, deposits of related parties including directors, executive officers, and their related interests of the Company approximated $7,880,000.

Note 9. Other Borrowings

        Short-term borrowings: Federal funds purchased and securities sold under agreements to repurchase mature the next business day. The securities underlying the repurchase agreements are under the subsidiary banks' control and secure the total outstanding daily balances. Other borrowings consist of lines of credit from the Federal Home Loan Bank
        (FHLB) under its RepoPlus Program. The RepoPlus is limited to the subsidiary banks' outstanding maximum borrowing capacity of approximately $45,433,000 at December 31, 1998, less the current outstanding balance of any long-term FHLB borrowings, and is subject to annual renewal. Borrowings under this arrangement will be granted for terms of 1 to 364 days and will bear interest at a fixed rate set at the time of the funding request. The lines of credit are secured by a blanket lien on all unpledged and unencumbered assets of the subsidiary banks.

        Additional details regarding short-term borrowings during the years ended December 31, 1998 and 1997, are presented below:

                                                                            1998
                                              -------------------------------------------------------
                                                  Federal
                                                   Funds                 Repurchase           Other
                                                Purchased                Agreements        Borrowings
                                              ------------              -----------       -----------
          Outstanding at year end               $        -              $ 3,944,143       $   700,000
          Average amount outstanding                82,164                4,981,296           307,219
          Maximum amount outstanding at
           any month end                           700,000                5,959,583         1,400,000
          Weighted average interest rate              6.29%                    4.20%             5.49%

                                                                           1997
                                              -------------------------------------------------------
                                                  Federal
                                                   Funds                 Repurchase           Other
                                                Purchased                Agreements        Borrowings
                                              ------------              -----------       -----------
          Outstanding at year end               $       -               $ 5,745,010       $ 1,400,000
          Average amount outstanding              107,534                 3,853,897         1,724,015
          Maximum amount outstanding at
           any month end                                -                 5,745,010         2,400,000
          Weighted average interest rate             5.33%                     4.21%             5.14%

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          Long-term borrowing: On February 18, 1997 and March 14, 1997, the Company obtained two long-term borrowings from two separate, unaffiliated financial institutions in the amounts of $3,000,000 and $500,000 respectively, to fund a portion of its investment in an affiliate. Both of these borrowings were paid off in 1998.

          The subsidiary banks also had long-term borrowings of $16,468,875 and $7,558,348 as of December 31, 1998 and 1997, respectively, which consisted of advances from the Federal Home Loan Bank of Pittsburgh to fund local mortgage loan growth. These borrowings bear both fixed and variable interest rates and mature in varying amounts through the year 2008. The average interest rate paid during 1998 and 1997 approximated 5.35% and 6.11%, respectively.

          A summary of the maturities of all long-term borrowings for the next five years and thereafter is as follows:

            Year Ending December 31,                  Amount
          ----------------------------            --------------
                      1999                       $    1,026,364
                      2000                              856,611
                      2001                              378,079
                      2002                            3,150,840
                      2003                            2,424,974
                Thereafter                            8,632,007
                                                 --------------
                                                 $   16,468,875
                                                 ==============

Note 10.  Income Taxes

          The components of applicable income tax expense (benefit) for the years ended December 31, 1998, 1997 and 1996, are as follows:

                                               1998        1997        1996
                                            ----------  ---------   ----------
            Current
             Federal                        $  832,962  $ 563,735   $  602,391
             State                             116,300     79,691       75,932
                                            ----------  ---------   ----------
                                               949,262    643,426      678,323
                                            ----------  ---------   ----------
            Deferred
             Federal                            19,359     39,640      (31,208)
             State                              (2,071)     8,199       (3,902)
                                            ----------  ---------   ----------
                                                17,288     47,839      (35,110)
                                            ----------  ---------   ----------
                 Total                      $  966,550  $ 691,265   $  643,213
                                            ==========  =========   ==========

          A reconciliation between the amount of reported income tax expense and the amount computed by multiplying the statutory income tax rates by book pretax income for the years ended December 31, 1998, 1997 and 1996 is as follows:

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              1998                     1997                     1996
                                                     ----------------------   ----------------------   ----------------------
                                                       Amount      Percent      Amount      Percent      Amount      Percent
                                                     ----------   ---------   ----------   ---------   ----------   ---------
          Computed tax at applicable
            statutory rate                           $  917,947          34    $ 751,713          34    $ 725,305          34
          Increase (decrease) in taxes
            resulting from:
            Tax-exempt interest, net                    (92,251)         (3)     (94,460)         (4)     (80,961)         (4)
            State income taxes, net
              of Federal income tax
              benefit                                    75,391           3       58,007           3       47,540           2
            Change in deferred tax
              valuation allowance                        61,965           2       15,758           1        5,237           -
            Nondeductible amortization
              of goodwill                                33,415           1            -           -            -           -
            Noncash charitable
              contribution                                    -           -      (41,573)         (2)     (59,704)         (3)
            Other, net                                  (29,917)         (1)       1,820           -        5,796           1
                                                     ----------   ---------    ---------   ---------     --------   ---------
          Applicable income taxes                    $  966,550          36    $ 691,265          32     $643,213          30
                                                     ----------   ---------    ---------   ---------     --------   ---------

          Deferred income taxes reflect the impact of "temporary differences" between amounts of assets and liabilities for financial reporting purposes and such amounts as measured for tax purposes. Deferred tax assets and liabilities represent the future tax return consequences of temporary differences, which will either be taxable or deductible when the related assets and liabilities are recovered or settled. Valuation allowances are established when deemed necessary to reduce deferred tax assets to the amount expected to be realized.

          The tax effects of temporary differences which give rise to the Company's deferred tax assets and liabilities as of December 31, 1998 and 1997, are as follows:

                                                                       1998               1997
                                                                    ----------         ----------
          Deferred tax assets
            Allowance for loan losses                               $  380,420         $  226,964
            Deferred compensation                                       80,803             62,137
            Other deferred costs and accrued expenses                   65,558                  -
            Deductible goodwill                                         29,235              9,482
            Net operating loss carryforwards                            90,589                  -
            Charitable contribution carryforward                         1,226                  -
                                                                    ----------         ----------
                                                                       647,831            298,583
            Less valuation allowance                                  (271,733)          (209,768)
                                                                    ----------         ----------
                                                                       376,098             88,815
                                                                    ----------         ----------

          Deferred tax liabilities
            Depreciation                                               115,432             51,225
            Net unrealized gain on securities                          196,440            123,349
            Accretion on tax-exempt securities                           6,120              2,519
            Purchase accounting adjustments                            106,126                  -
            Deferred gain on disposal of premises and equipment              -             15,135
                                                                    ----------         ----------
                                                                       424,118            192,228
                                                                    ----------         ----------
                Net deferred tax assets (liabilities)               $  (48,020)        $ (103,413)
                                                                    ----------         ----------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          The income tax expense (benefit) on realized securities gains (losses) was $3,142, $3,769 and $11,550, for the years ended December 31, 1998, 1997 and 1996, respectively. The Company has available for tax purposes $194,818 and $249,674, respectively, in Federal and State net operating loss carryforwards to offset future taxable income of Capital State Bank, Inc. These carryforwards expire in varying amounts through 2011.

Note 11.  Employee Benefits

          Profit-Sharing and Thrift Plan: The Company has a defined contribution profit-sharing and thrift plan with 401(k) provisions covering substantially all employees. Contributions to the Plan are at the discretion of the Board of Directors. Contributions made to the Plan and charged to expense were $61,859, $53,417, and $54,240 for the years ended December 31, 1998, 1997 and 1996, respectively.

          Employee Stock Ownership Plan: The Company has an Employee Stock Ownership Plan (ESOP) which enables eligible employees to acquire shares of the Company's common stock. The cost of the ESOP is borne by the Company through annual contributions to an Employee Stock Ownership Trust in amounts determined by the Board of Directors.

          The expense recognized by the Company is based on cash contributed or committed to be contributed by the Company to the ESOP during the year. Contributions to the ESOP for the years ended December 31, 1998, 1997 and 1996 were $54,559, $51,047 and $48,250, respectively.
          Dividends made by the Company to the ESOP are reported as a reduction to retained earnings. The ESOP owns 11,560 shares of the Company's common stock, all of which were purchased at the prevailing market price and are considered outstanding for earnings per share computations.

          The trustees of both the Profit-Sharing and Thrift Plan and ESOP are also members of the Company's Board of Directors.

          Incentive Compensation Program: South Branch Valley National Bank has an incentive compensation program for its key employees. Bonuses are awarded to key employees based on a prescribed formula using the Bank's return on equity as a base. Under the terms of the incentive compensation program, bonuses charged to operations totaled $185,000, $141,000 and $137,000 for 1998, 1997 and 1996, respectively.

          Directors Deferred Compensation Plan: South Branch Valley National Bank has established a non-qualified deferred compensation plan for directors who voluntarily elect to participate. Under that plan, a director, on or before December 31, of any year, may elect to defer payment of all retainer, meeting and committee fees earned during the calendar year following such election and, unless such election is subsequently terminated, all succeeding calendar years. Amounts deferred are periodically converted to units representing shares of the Company's stock which are to be periodically purchased by the plan at current market values when available on the open market.

          In December 1998, the Directors of South Branch Valley National Bank voted in principle to amend and restate this plan by revoking all units of Company common stock previously assigned to participants and to invest all prior and future deferrals of fees in separate variable life insurance contracts. The Company expects to complete the amendment and restatement of this plan in 1999.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          The liability for deferred directors' compensation at December 31, 1998 and 1997, approximated $211,250 and $162,450, respectively, which is included in other liabilities in the accompanying consolidated balance sheets.

          Stock Option Plan: In April 1998, the Company's shareholders approved the 1998 Officer Stock Option Plan. Under the terms of the plan, the Company's Board of Directors or its designated committee may grant options for up to 120,000 shares of common stock to officers employed by the Company or its subsidiaries. Each option granted under the plan shall have a term of no more than 10 years and an exercise price no less than the fair market value of the Company's common stock as of the date of grant. Options granted under the plan vest according to a schedule designated at the grant date. The Company intends to account for grants under this plan in accordance with APB Opinion No. 25. As of December 31, 1998, no options had been granted under the plan.

          In February 1999, the Company's Board of Directors voted to grant a total of 7,500 options to certain of its officers. These options have a term of 10 years, vest ratably over 5 years, and have an exercise price of $41.65.

Note 12.  Commitments and Contingencies

          Financial instruments with off-balance sheet risk: The Company is a party of certain financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. Such financial instruments consist solely of commitments to extend credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statement of financial position. The contract amounts of these instruments reflect the extent of involvement the Company has in this class of financial instruments. The Company's total contract amount of commitments to extend credit at December 31, 1998 and 1997, approximated $9,155,179 and $5,715,032, respectively.

          The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

          Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.

          Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, equipment or real estate.

          Litigation: The Company is involved in various legal actions arising in the ordinary course of business. In the opinion of counsel, the outcome of these matters will not have a significant adverse effect on the consolidated financial statements.

          Employment Agreements: The Company has various employment agreements with its chief executive officer and certain other senior executive officers. These agreements contain change in control provisions that would entitle the officers to receive compensation in the event there is a change in control in the Company (as defined) and a termination of their employment without cause (as defined).

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          Year 2000 Readiness: The Year 2000 Issue ("Issue") relates to whether computer and other electronic systems will properly recognize date-sensitive information when the year changes from 1999 to 2000. Since the Company and its suppliers, customers, and service providers are heavily dependent on computer processing in the conduct of business, a plan was developed to study, test and remedy the Issue. As a result, a remediation plan and processes were developed and implemented and the Company made expenditures approximating $131,000 during 1998, of which $116,000 were capital expenditures for the replacement of computers and other date dependent electronic devices and processes. To complete the remediation plan, limited additional remediation will be completed in the first half of 1999, the cost of which is not expected to exceed $50,000.

          Based on the actions taken and the processes implemented regarding remediation of the Issue, management feels that risks from potential Year 2000 business disruptions have been minimized to the extent possible. Management will continue to analyze and monitor all systems and processes over which it has control throughout 1999. Also, contingency plans have been developed to minimize risks of Year 2000 disruptions from sources outside of the Company's control.

Note 13.  Restrictions on Capital and Dividends

          The primary source of funds for the dividends paid by South Branch Valley Bancorp, Inc. is dividends received from its subsidiary banks. Dividends paid by the subsidiary banks are subject to restrictions by banking regulations. The most restrictive provision requires approval by their regulatory agencies if dividends declared in any year exceed the year's net income, as defined, plus the net retained profits of the two preceding years. During 1999, the net retained profits available for distribution to South Branch Valley Bancorp, Inc. as dividends without regulatory approval are approximately $730,000 plus net retained income of the subsidiary banks for the interim periods through the date of declaration.

          The Company and its subsidiaries are subject to various regulatory capital requirements administered by the banking regulatory agencies. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and each of its subsidiaries must meet specific capital guidelines that involve quantitative measures of the Company's and its subsidiaries' assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Company and each of its subsidiaries' capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

          Quantitative measures established by regulation to ensure capital adequacy require the Company and each of its subsidiaries to maintain minimum amounts and ratios of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1998, that the Company and each of its subsidiaries met all capital adequacy requirements to which they were subject.

          The most recent notifications from the banking regulatory agencies categorized the Company and each of its subsidiaries as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Company and each of its subsidiaries must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below.

          The Company's and its subsidiaries', South Branch Valley National Bank's ("SBVNB") and Capital State Bank, Inc.'s ("CSB"), actual capital amounts and ratios are also presented in the following table (dollar amounts in thousands).

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                               To be Well Capitalized
                                                                        Minimum Required       under Prompt Corrective
                                                    Actual             Regulatory Capital         Action Provisions
                                            ----------------------   ----------------------    -----------------------
                                             Amount         Ratio     Amount         Ratio      Amount          Ratio
                                            --------       -------   --------       -------    --------        -------
As of December 31, 1998
Total Capital (to risk weighted assets)
  Company                                   $ 23,309         18.4%   $ 10,126         8.0%      $ 12,658         10.0%
  SBVNB                                       13,510         14.0%      7,721         8.0%         9,652         10.0%
  CSB                                          8,976         30.5%      2,356         8.0%         2,945         10.0%
Tier I Capital (to risk weighted assets)
  Company                                     21,937         17.3%      5,063         4.0%         7,595          6.0%
  SBVNB                                       12,468         12.9%      3,861         4.0%         5,791          6.0%
  CSB                                          8,646         29.4%      1,178         4.0%         1,767          6.0%
Tier I Capital (to average assets)
  Company                                     21,937         11.5%      5,702         3.0%         9,504          5.0%
  SBVNB                                       12,468          8.7%      4,289         3.0%         7,148          5.0%
  CSB                                          8,646         17.7%      1,464         3.0%         2,441          5.0%

As of December 31, 1997
Total Capital (to risk weighted assets)
  Company                                   $ 15,759         17.7%   $  7,126         8.0%      $  8,908         10.0%
  SBVNB                                       12,779         14.4%      7,123         8.0%         8,904         10.0%
  CSB                                            *             *          *            *             *             *
Tier I Capital (to risk weighted assets)
  Company                                     14,864         16.7%   $  3,563         4.0%      $  5,345          6.0%
  SBVNB                                       11,884         13.4%      3,562         4.0%         5,342          6.0%
  CSB                                            *             *          *            *             *             *
Tier I Capital (to average assets)
  Company                                     14,864         11.3%      3,941         3.0%         6,569          5.0%
  SBVNB                                       11,884          9.2%      3,897         3.0%         6,494          5.0%
  CSB                                            *             *          *            *             *             *

* - No data presented relative to CSB for the year ended December 31, 1997, as this subsidiary was acquired by the Company in March 1998.

Note 14.  Pending Acquisition and New Subsidiary

          On December 23, 1998, a subsidiary of the Company, Capital State Bank, Inc. entered into an agreement to purchase three branch banking facilities located in Greenbrier County, West Virginia. The transaction is expected to be completed in April 1999, subject to approval by the appropriate regulatory authorities, and will include the branches' facilities and associated loan and deposit accounts. The offices will be operated as branches of Capital State Bank, Inc. Total deposits of the branches approximated $46.5 million and total loans approximated $11 million as of December 31, 1998. Under the terms of the purchase agreement, Capital State will assume the deposits and acquire the loans of the branch offices. The total consideration to be paid is anticipated to be approximately $3.4 million and will be finally determined at closing based upon the total deposits assumed plus the seller's net book value of the branch offices and equipment.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          During 1998, the Company applied for and on January 25, 1999 received preliminary approval from the Office of the Comptroller of the Currency to begin organizing a new subsidiary bank, Shenandoah Valley National Bank, to be located in Winchester, Virginia. This newly chartered institution will be initially capitalized with $4 million, to be funded by a special dividend in the amount of $3 million from the Company's subsidiary bank, South Branch Valley National Bank, and from a $1 million term loan from an unaffiliated bank. Shenandoah Valley National Bank is expected to open in May 1999 pending final regulatory approvals.

Note 15.  Subsequent Event

          On March 22, 1999, the Company entered into a letter of intent ("Letter") to affiliate with Potomac Valley Bank ("Potomac") in Petersburg, West Virginia. Under the terms of the Letter, South Branch and Potomac propose a merger whereby the shareholders of Potomac would exchange all of their outstanding shares of common stock for shares of South Branch common stock at a book-for-book exchange based on the respective book values of South Branch and Potomac as of the closing date. At December 31, 1998, the exchange ratio would have been 3.2143 shares of South Branch common stock for each share of Potomac's 90,000 outstanding shares of common stock. The terms of the Letter also include, among others, that the merger is subject to negotiation of a definitive merger agreement, South Branch changing its name to a name mutually agreeable to both parties, and approval of the transaction by all applicable regulatory authorities and the shareholders of South Branch and Potomac. It is expected that the transaction will be accounted for using the pooling of interests method of accounting. As of December 31, 1998, Potomac's assets, loans, deposits and shareholders' equity totaled $94,297,000, $50,393,000, $81,968,000 and
          $11,813,000, respectively.

Note 16.  Fair Value of Financial Instruments

          The following summarizes the methods and significant assumptions used by the Company in estimating its fair value disclosures for financial instruments.

          Cash and due from banks: The carrying values of cash and due from banks approximate their estimated fair value.

          Interest bearing deposits with other banks: The fair values of interest bearing deposits with other banks are estimated by discounting scheduled future receipts of principal and interest at the current rates offered on similar instruments with similar remaining maturities.

          Federal funds sold: The carrying values of Federal funds sold approximate their estimated fair values.

          Securities: Estimated fair values of securities are based on quoted market prices, where available. If quoted market prices are not available, estimated fair values are based on quoted market prices of comparable securities.

          Loans: The estimated fair values for loans are computed based on scheduled future cash flows of principal and interest, discounted at interest rates currently offered for loans with similar terms to borrowers of similar credit quality. No prepayments of principal are assumed.

          Accrued interest receivable and payable: The carrying values of accrued interest receivable and payable approximate their estimated fair values.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       Deposits: The estimated fair values of demand deposits (i.e. non interest bearing checking NOW, Super NOW, money market and savings accounts) and other variable rate deposits approximate their carrying values. Fair values of fixed maturity deposits are estimated using a discounted cash flow methodology at rates currently offered for deposits with similar remaining maturities. Any intangible value of long-term relationships with depositors is not considered in estimating the fair values disclosed.

       Short-term borrowings: The carrying values of short-term borrowings approximate their estimated fair values.

       Long-term borrowings: The fair values of long-term borrowings are estimated by discounting scheduled future payments of principal and interest at current rates available on borrowings with similar terms.

       Off-balance sheet instruments: The fair values of commitments to extend credit and standby letters of credit are estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present credit standing of the counterparties. The amounts of fees currently charged on commitments and standby letters of credit are deemed insignificant, and therefore, the estimated fair values and carrying values are not shown below.

       The carrying values and estimated fair values of the Company's financial instruments are summarized below:

                                                  December 31, 1998               December 31, 1997
                                             ----------------------------    ----------------------------
                                                              Estimated                       Estimated
                                               Carrying          Fair          Carrying          Fair
                                                 Value          Value            Value          Value
                                             -------------  -------------    -------------  -------------
       Financial assets:
          Cash and due from banks            $   4,239,721  $   4,239,721    $   3,945,099  $   3,945,099
          Interest bearing deposits,
            other banks                            770,000        770,000        1,256,000      1,283,843
          Investment in affiliate                        -              -        5,273,481      5,273,481
          Federal funds sold                     4,842,745      4,842,745        5,806,717      5,806,717
          Securities available for sale         31,409,924     31,409,924       27,547,094     27,547,094
          Loans                                142,770,127    145,033,585       92,572,652     93,668,853
          Accrued interest receivable            1,059,990      1,059,990          864,083        864,083
                                             -------------  -------------    -------------  -------------
                                             $ 185,092,507  $ 187,355,965    $ 137,265,126  $ 138,389,170
                                             =============  =============    =============  =============

       Financial liabilities:
          Deposits                           $ 146,373,192  $ 147,586,412    $ 106,984,797  $ 107,728,110
          Short-term borrowings                  4,644,143      4,644,143        7,145,010      7,145,000
          Long-term borrowings                  16,468,875     16,468,875       10,395,848     10,395,848
          Accrued interest payable                 677,171        677,171          483,857        483,857
                                             -------------  -------------    -------------  -------------
                                             $ 168,163,381  $ 169,376,601    $ 125,009,512  $ 125,752,815
                                             =============  =============    =============  =============

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 17.  Condensed Financial Statements of Parent Company

          The investment of the Company in its wholly-owned subsidiaries is presented on the equity method of accounting. Information relative to the Company's balance sheets at December 31, 1998 and 1997, and the related statements of income and cash flows for the years ended December 31, 1998, 1997 and 1996, are presented as follows:

Balance Sheets

                                                                                1998              1997
                                                                           -------------     -------------
     Assets
     Cash and due from banks                                               $     223,555     $     145,593
     Investment in bank subsidiaries, eliminated in consolidation             23,388,502        12,189,418
     Securities available for sale                                               306,625           206,625
     Investment in affiliate                                                           -         5,273,481
     Furniture and equipment                                                     125,966
     Other assets                                                                100,481           109,374
                                                                           -------------     -------------

             Total assets                                                  $  24,145,129     $  17,924,491
                                                                           =============     =============

     Liabilities and Shareholders' Equity
     Long-term borrowings                                                  $           -     $   2,837,500
     Other liabilities                                                                 -            26,439
                                                                           -------------     -------------
          Total liabilities                                                            -         2,863,939
                                                                           -------------     -------------
     Common stock, $2.50 par value,
       authorized 1998-2,000,000 shares,
       1997-600,000 shares; issued 1998-
       600,407 shares, 1997-416,942 shares                                     1,501,018         1,042,355
     Capital surplus                                                           9,611,774         2,089,709
     Retained earnings (consisting of undivided profits of
       bank subsidiaries not yet distributed)                                 13,103,264        11,898,420
     Less cost of shares acquired for the treasury
       1998-9,115 shares; 1997-4,115 shares                                     (384,724)         (166,970)
     Accumulated other comprehensive income                                      313,797           197,038
                                                                           -------------     -------------
          Total shareholders' equity                                          24,145,129        15,060,552
                                                                           -------------     -------------

             Total liabilities and shareholders' equity                    $  24,145,129     $  17,924,491
                                                                           =============     =============

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Statements of Income

                                                                1998           1997           1996
                                                            ------------   ------------   ------------
Income
Dividends from bank subsidiaries                            $  1,300,000   $  1,500,000   $    600,000
Other dividends and interest income                                7,454          9,225          2,797
Management fees from bank subsidiaries                            55,000              -              -
Securities gains                                                   4,110              -              -
                                                            ------------   ------------   ------------
     Total income                                              1,366,564      1,509,225        602,797
                                                            ------------   ------------   ------------
Expense
Interest expense                                                  56,689        214,790              -
Operating expenses                                               184,057         65,400         26,504
                                                            ------------   ------------   ------------
     Total expenses                                              240,746        280,190         26,504
                                                            ------------   ------------   ------------
Income before income taxes and equity in
  undistributed income of bank subsidiaries                    1,125,818      1,229,035        576,293
Income tax (benefit)                                             (72,200)      (107,874)       (10,204)
                                                            ------------   ------------   ------------
Income before equity in undistributed income
  of bank subsidiaries                                         1,198,018      1,336,909        586,497
Equity in undistributed income of bank subsidiaries              535,276        182,748        903,540
                                                            ------------   ------------   ------------

     Net income                                             $  1,733,294   $  1,519,657   $  1,490,037
                                                            ============   ============   ============

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Statements of Cash Flows

                                                                     1998           1997           1996
                                                                 ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                     $  1,733,294   $  1,519,657   $  1,490,037
  Adjustments to reconcile net earnings to
    net cash provided by operating activities:
    Equity in undistributed net income of
      bank subsidiaries                                              (535,276)      (182,748)      (903,540)
    Depreciation                                                        1,396              -              -
    Securities gains                                                   (4,110)             -              -
    (Increase) decrease in other assets                                 8,893        (96,170)        (6,377)
    Increase (decrease) in other liabilities                          (26,439)        26,439              -
                                                                 ------------   ------------   ------------
      Net cash provided by operating activities                     1,177,758      1,267,178        580,120
                                                                 ------------   ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sales of securities
    available for sale                                                204,110              -              -
  Purchases of securities available for sale                         (300,000)             -       (200,000)
  Purchase of common stock of affiliate                               (90,465)    (5,273,481)             -
  Purchases of furniture and equipment                               (127,363)             -              -
                                                                 ------------   ------------   ------------
      Net cash (used in) investing activities                        (313,718)    (5,273,481)      (200,000)
                                                                 ------------   ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Dividends paid to shareholders                                     (528,450)      (332,705)      (291,453)
  Net proceeds from common stock sold                                       -      1,489,968              -
  Purchase of treasury stock                                         (217,754)             -              -
  Proceeds from long-term borrowings                                        -      3,500,000              -
  Repayment of long-term borrowings                                   (39,874)      (662,500)             -
                                                                 ------------   ------------   ------------
      Net cash provided by (used in)
       financing activities                                          (786,078)     3,994,763       (291,453)
                                                                 ------------   ------------   ------------

    Increase (decrease) in cash                                        77,962        (11,540)        88,667
  Cash:
    Beginning                                                         145,593        157,133         68,466
                                                                 ------------   ------------   ------------
    Ending                                                       $    223,555   $    145,593   $    157,133
                                                                 ------------   ------------   ------------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash payments for:
    Interest                                                     $     83,128   $    188,351   $          -
                                                                 ------------   ------------   ------------

SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING ACTIVITIES
  Issuance of 183,465 shares of Company common
    stock in connection with acquisition of Capital
    State Bank, Inc.                                             $  7,980,728   $          -   $          -
                                                                 ------------   ------------   ------------

  Long-term borrowings transferred to bank subsidiary            $  2,797,626   $          -   $          -
                                                                 ------------   ------------   ------------

                     Management's Discussion and Analysis
               of Financial Condition and Results of Operations

                               December 31, 1998

INTRODUCTION AND SUMMARY

The following is management's discussion and analysis of the financial condition and financial results of operations for South Branch Valley Bancorp, Inc. ("Company" or "South Branch") and its wholly owned subsidiaries, South Branch Valley National Bank ("SBVNB") and Capital State Bank, Inc. ("CSB") as of December 31, 1998. This discussion may contain forward looking statements based on management's expectations and actual results may differ materially. Since the primary business activities of South Branch Valley Bancorp, Inc. are conducted through its wholly owned bank subsidiaries, the following discussion focuses primarily on the financial condition and operations of SBVNB and CSB. All amounts and percentages have been rounded for this discussion. This discussion and analysis should be read in conjunction with the consolidated financial statements and accompanying notes thereto of the Company as of December 31, 1998 and for each of the three years then ended.

ACQUISITION

At the close of business March 31, 1998, South Branch acquired 60% of the outstanding common stock of CSB, a Charleston, West Virginia state chartered bank with total assets approximating $44 million at the time of acquisition, in exchange for 183,465 shares of South Branch's common stock. South Branch had previously acquired 40% of CSB's outstanding common stock during 1997. This acquisition was accounted for using the purchase method of accounting, and accordingly, the assets and liabilities and results of operations of CSB are reflected in the Company's consolidated financial statements beginning April 1, 1998. Refer to Note 2 of the accompanying consolidated financial statements for additional information regarding this acquisition.

RESULTS OF OPERATIONS

Earnings Summary

Net income for the three years ended December 31, 1998, 1997, and 1996, was $1,733,000, $1,520,000, and $1,490,000, respectively. On a per share basis, net income was $3.16 in 1998 compared to $3.83 in 1997, and $3.94 in 1996. Return on average total assets for the year ended December 31, 1998 was 0.98% compared to 1.15% in 1997 and 1.27% in 1996. Return on average equity was 7.41% in 1998 compared to 11.09% in 1997. A summary of the significant factors influencing the Company's results of operations and related ratios is included in the following discussion.

Net Interest Income

The major component of the South Branch's net earnings is net interest income, which is the excess of interest earned on earning assets over the interest expense incurred on interest bearing sources of funds. Net interest income is affected by changes in volume, resulting from growth and alterations of the balance sheet's composition, fluctuations in interest rates and maturities of sources and uses of funds. Management seeks to maximize net interest income through management of its balance sheet components. This is accomplished by determining the optimal product mix with respect to yields on assets and costs of funds in light of projected economic conditions, while maintaining portfolio risk at an acceptable level.

Net interest income, adjusted to a fully tax equivalent basis, totaled $7,001,000, $5,346,000 and $5,059,000 for the years ended December 31, 1998,
1997, and 1996 respectively resulting in a net interest margin of 4.3% for 1998 compared to 4.4% and 4.6% for 1997 and 1996, respectively. The net interest margin recognizes earning asset growth by expressing net interest income as a percentage of total average earning assets. Lower yields on interest earning assets continued to negatively impact the Company's net interest margin. In 1998, the yield on interest earning assets decreased 20 basis points from 8.8% in 1997 to 8.6% in 1998, primarily due to the acquisition of CSB which had a lower yield on interest earning assets than that of SBVNB, while the cost of interest bearing liabilities remained unchanged at 5.0% during the same periods. The spread between interest earning assets and interest bearing liabilities could continue to contract, thus negatively impacting the Company's net interest income in 1999. Management continues to monitor the net interest margin through simulation and GAP analyses to minimize the potential for any significant negative impact. See the Interest Rate Risk Management section for further discussion of the impact of changes in market interest rates could have on the Company.

Net interest income on a fully tax equivalent basis, average balance sheet amounts, and corresponding average yields on earning assets and costs of interest bearing liabilities for the years 1998, 1997 and 1996 are presented in Table I. Table II presents, for the periods indicated, the changes in interest income and expense attributable to (a) changes in volume (changes in volume multiplied by prior period rate) and (b) changes in rate (change in rate multiplied by prior period volume). Changes in interest income and expense attributable to both rate and volume have been allocated between the factors in proportion to the relationship of the absolute dollar amounts of the change in each.

As identified in Table II, the change in net interest margin from 1998 to 1997 was primarily attributed to the change in volume of certain interest bearing assets and liabilities, the reasons which are presented later in this discussion under the appropriate balance sheet section.

Provision for Loan Losses

The provision for loan losses represents management's determination of the amount necessary to be charged against the current period's earnings in order to maintain the allowance for loan losses at a level which is considered adequate in relation to the estimated risk inherent in the loan portfolio. The provision for loan losses for each of the years ended December 31, 1998, 1997 and 1996 totaled $270,000, $155,000 and $95,000, respectively. As further discussed in the Loan Portfolio and Risk Elements section of this analysis, increases in South Branch's provision for loan losses are primarily attributed to the acquisition of CSB and the Company's continued, strong loan growth. An analysis of the components comprising the allowance for loan losses for the years ended December, 1998, 1997 and 1996, including charge offs and recoveries within each significant loan classification, is included in Note 6 of the accompanying consolidated financial statements.

Noninterest Income

Noninterest income totaled $609,000, $525,000 and $457,000 or 4.2%, 4.7%, and
4.5% of total income for each of the years ended December 31, 1998, 1997, and 1996, respectively. Excluding gains on the sale of Bank premises, equipment and other assets recognized in 1998 and 1997, total other income increased approximately $157,000 or 36.1% in 1998, as compared to 1997. The most significant items contributing to this increase was service fee income, which increased $151,000 from approximately $280,000 to $431,000, or 53.9%, which resulted primarily from a change in SBVNB's deposit fee structure and the acquisition of CSB.

Noninterest Expense

Noninterest expense totaled $4,476,000, $3,342,000 and $3,156,000 or 38.0%,
37.5% and 39.4% of total expense for each of the years ended December 31, 1998, 1997, and 1996, respectively. Total noninterest expense increased $1,134,000 or 33.9% from 1997 to 1998. Substantially all of this increase resulted from the $940,000 in noninterest expenses that Capital State incurred from the date of its acquisition on April 1, 1998 through December 31, 1998.

Income Tax Expense

Income tax expense (benefit) for the three years ended December 31, 1998, 1997, and 1996 totaled $967,000, $691,000 and $643,000, respectively. Refer to Note
10 of the accompanying consolidated financial statements for further information and additional discussion of the significant components influencing the Company's effective income tax rates.

Table I - Average Distribution of Assets, Liabilities and Shareholders' Equity, Interest Earnings & Expenses, and Average Rates
(In thousands of dollars)

                                                 1998                            1997                            1996
                                    ------------------------------- ------------------------------- -------------------------------
                                     Average     Earnings/   Yield    Average    Earnings/   Yield   Average     Earnings/   Yield
                                     Balances    Expense     Rate     Balances   Expense     Rate    Balances    Expense     Rate
                                    ----------  ---------   -------  ---------  ----------  ------  ----------  --------    -------
ASSETS
Interest earning assets
 Loans, net of unearned
  interest (1)                       $ 123,003   $ 11,437      9.3%   $  90,082  $   8,558    9.5%   $  76,797   $ 7,552      9.8%
 Securities
  Taxable                               27,567      1,813      6.6%      23,572      1,541    6.5%      26,557     1,711      6.4%
  Tax-exempt (2)                         6,213        486      7.8%       6,005        477    7.9%       4,757       386      8.1%
Interest bearing deposits
 with other banks                        1,056         72      6.8%       1,437         97    6.8%       1,869       125      6.7%
Federal funds sold                       4,992        236      4.7%       1,388         80    5.8%         892        49      5.5%
                                     ---------  ---------      ---    ---------  ---------    ---   ----------  --------     ----
Total interest earning assets          162,831     14,044      8.6%     122,484     10,753    8.8%     110,872     9,823      8.9%
Noninterest earning assets
 Cash and due from banks                 3,684                            2,752                          2,419
 Bank premises and equipment             4,634                            3,121                          3,155
 Other assets                            6,653                            4,773                          1,298
 Allowance for loan losses              (1,190)                            (852)                          (861)
                                     ---------                        ---------                     ----------
  Total assets                       $ 176,612                        $ 132,278                      $ 116,883
                                     ---------                        ---------                     ----------

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
 Interest bearing liabilities
  Interest bearing
  demand deposits                    $  24,085   $    830      3.4%   $  18,725  $     579    3.1%   $  19,761   $   669      3.4%
  Savings deposits                      15,730        502      3.2%      13,349        424    3.2%      15,048       523      3.5%
  Time deposits                         82,479      4,760      5.8%      62,307      3,604    5.8%      57,756     3,398      5.9%
  Short-term borrowings                  5,371        232      4.3%       5,685        256    4.5%       1,579        68      4.3%
  Long-term borrowings                  13,004        719      5.5%       7,831        544    6.9%       1,803       106      5.9%
                                     ---------  ---------      ---    ---------  ---------    ---   ----------  --------      ---
                                       140,669      7,043      5.0%     107,897      5,407    5.0%      95,947     4,764      5.0%
Noninterest bearing liabilities
 Demand deposits                        11,012                            9,213                          8,532
 Other liabilities                       1,533                            1,468                            914
                                     ---------                        ---------                     ----------
  Total liabilities                    153,214                          118,578                        105,393
   Shareholders' equity                 23,398                           13,700                         11,490
                                     ---------                        ---------                     ----------
 Total liabilities and
  shareholders' equity               $ 176,612                        $ 132,278                      $ 116,883
                                     ---------                        ---------                     ----------
NET INTEREST EARNINGS                            $  7,001                        $   5,346                       $ 5,059
                                                 --------                        ---------                       -------
NET INTEREST YIELD ON EARNING ASSETS                           4.3%                           4.4%                            4.6%
                                                               ---                            ---                             ---

(1) - For purposes of this table, non-accrual loans are included in average loan balances. Included in interest and fees on loans are loan fees of $324,000, $173,000 and $181,000 for the years ended December 31, 1998,
      1997 and 1996, respectively.

(2) - For purposes of this table, interest income on tax-exempt securities has been adjusted assuming an effective combined Federal and state tax rate of 34% for all years presented.

      The tax equivalent adjustment results in an increase in interest income of $165,000, $162,000 and $131,000 for the years ended December 31, 1998,
      1997 and 1996, respectively.

Table II - Changes in Interest Margin Attributable to Rate and Volume

(In thousands of dollars)

                                     1998 Versus 1997                       1997 Versus 1996
                              -----------------------------            -----------------------------
                                    Increase (Decrease)                     Increase (Decrease)

                                    Due to Change in:                        Due to Change in:
                              -----------------------------            -----------------------------
                               Volume      Rate       Net                Volume     Rate       Net
                              --------   -------   --------            ---------   -------   -------
Interest earned on:
Loans                         $  3,065   $  (186)  $  2,879            $  1,269   $  (263)  $  1,006
Securities
 Taxable                           263         9        272                (193)       23       (170)
 Tax-exempt                         17        (8)         9                  99        (8)        91
Interest bearing deposits
 with other banks                  (26)        1        (25)                (29)        1        (28)
Federal funds sold                 173       (17)       156                  28         3         31
                              --------   -------   --------            --------   -------   --------
Total interest earned on
interest earning assets          3,492      (201)     3,291               1,174      (244)       930
                              --------   -------   --------            --------   -------   --------

Interest paid on:
Interest bearing demand
 deposits                          180        71        251                 (36)      (54)       (90)
Savings deposits                    76         2         78                 (62)      (37)       (99)
Time deposits                    1,164        (8)     1,156                 264       (58)       206
Short-term borrowings              (14)      (10)       (24)                185         3        188
Long-term borrowings               303      (128)       175                 415        23        438
                              --------   -------   --------            --------   -------   --------
 Total interest paid on
 interest bearing liabilities    1,709       (73)     1,636                 766      (123)       643
                              --------   -------   --------            --------   -------   --------

Net interest income           $  1,783   $  (128)  $  1,655            $    408   $  (121)  $    287
                              --------   -------   --------            --------   -------   --------

CHANGES IN FINANCIAL POSITION

Total average assets for the year ended December 31, 1998 were $176,612,000 an increase of 33.5% over 1997's average of $132,278,000. This increase in total average assets is primarily attributable to the CSB acquisition and growth in deposits and borrowings and are detailed below in the discussions of changes in significant components of the Company's balance sheet between December 31, 1997 and December 31, 1998. The Company's total average interest earning assets, expressed as a percentage of total assets, remains high, although this ratio has decreased slightly to 92.2% for 1998 as compared to 92.6% for 1997.

Securities

Securities comprised approximately 16.3% of total assets at December 31, 1998 compared to 19.6% at December 31, 1997. All securities are classified as available for sale to provide management with flexibility to better manage its balance sheet structure and react to asset/liability management issues as they arise. Average securities approximated $33,780,000 for 1998 or 14.2% more than 1997's average of $29,577,000. Refer to Note 4 of the accompanying consolidated financial statements for details of amortized cost, the fair values, unrealized gains and losses as well as the security classifications by type.

At December 31, 1998, the Company did not own securities of any one issuer that exceeded ten percent of shareholders' equity. The maturity distribution of the securities portfolio at December 31, 1998, together with the weighted average yields for each range of maturity, are summarized in Table III. The stated average yields are actual yields and are not stated on a tax equivalent basis.

Table III-Securities Maturity Analysis
(At amortized cost, in thousands of dollars)

                                                                 After one                 After five
                                           Within               but within                 but within              After
                                           one year             five years                 ten years             ten years
                                      ----------------       -----------------         ----------------      -----------------
                                      Amount     Yield       Amount      Yield         Amount     Yield      Amount      Yield
                                      ------     -----       ------      -----         ------     -----      ------      -----
Available for sale
U.S. Treasury securities              $ 1,499     6.6%       $  1,491     6.3%         $     -        -      $     -         -
U.S. Government agencies
 and corporations                       1,498     6.5%          6,477     6.1%            4,723     6.3%           -         -
Small Business Administration
 guaranteed loan participation
 certificates                             394     6.4%            579     6.4%                -       -            -         -
Mortgage backed securities -
 U.S. Government agencies
  and corporations                      2,916     6.7%          3,418     6.4%                -       -            -         -
State and political
 subdivisions                             413     3.5%          1,827     4.1%            1,834     4.9%       2,174       5.2%
Other                                     250     7.0%              -       -                 -       -        1,408       6.5%
                                      -------                --------                  --------              -------

                                      $ 6,970     6.0%       $ 13,792     5.7%         $  6,557     5.9%     $ 3,582       5.7%
                                      =======                ========                  ========              =======

Loan Portfolio

The following table depicts loan balances at December 31, 1998 and 1997 by types along with their respective percentage of total loans outstanding.

                                                                (In thousands of dollars)
                                                           1998                           1997
                                                  -------------------------     ------------------------
                                                                 Percent of                   Percent of
                                                    Amount         Total         Amount         Total
                                                  ---------    ------------     --------      ----------
     Commercial, financial and agricultural       $  41,957        29.1%        $ 30,325         32.4%
     Real estate - construction                       1,801         1.2%             144          0.2%
     Real estate - mortgage                          73,886        51.3%          42,640         45.6%
     Installment loans to individuals
       (net of unearned interest)                    26,089        18.1%          19,890         21.3%
     Other                                              409         0.3%             469          0.5%
                                                  ---------       -----         --------        -----
          Total loans                               144,142       100.0%          93,468        100.0%
                                                                  =====                         =====
     Less allowance for loan losses                   1,372                          895
                                                  ---------                     --------
          Loans, net                              $ 142,770                     $ 92,573
                                                  =========                     ========

Total net loans averaged $123,003,000 in 1998 and comprised 69.6% of total average assets compared to $90,082,000 or 68.1% of total average assets during 1997. This increase in the dollar volume of loans is primarily attributable to the CSB acquisition and to continuation of the Company's strategy which began in 1996 to more aggressively expand the Company's commercial and real estate loan portfolios.

Refer to Note 5 of the accompanying consolidated financial statements for the Company's loan maturities and a discussion of the Company's adjustable rate loans as of December 31, 1998.

In the normal course of business, the Company makes various commitments and incurs certain contingent liabilities which are disclosed in Note 12 to the accompanying consolidated financial statements but not reflected in the accompanying consolidated financial statements. There have been no significant changes in these type of commitments and contingent liabilities and the Company does not anticipate any material losses as a result of these commitments.

Risk Elements

The following table presents a summary of restructured or non-performing loans for each of the three years ended December 31, 1998, 1997 and 1996.

                                                   (In thousands of dollars)
                                                          December 31,
                                                   -------------------------
                                                    1998      1997     1996
                                                   -----     -----    ------
     Nonaccrual loans                              $ 297     $ 142     $ 343
     Accruing loans past due 90 days or more         355        96       324
     Restructured loans                                -        55        55
                                                   -----     -----     -----

              Total                                $ 652     $ 293     $ 722
                                                   =====     =====     =====

     Percentage of total loans                       0.5%      0.3%      0.9%
                                                     ===       ===       ===

The increase in non-performing loans from year 1997 to 1998 is not deemed significant relative to the growth in the size of the loan portfolio, as total nonaccrual and restructured loans as a percentage of total outstanding loans have remained at a low level of less than 1 percent for each of the three years presented. Refer to Note 5 of the accompanying consolidated financial statements for additional discussion of non-accrual loans and to Note 6 for a discussion of impaired loans which are included in the above balances.

The Company's subsidiary banks, on a quarterly basis, perform a comprehensive loan evaluation which encompasses the identification of all potential problem credits which are included on an internally generated watch list. The identification of loans for inclusion on the watch list is facilitated through the use of various sources, including past due loan reports, previous internal and external loan evaluations, classified loans identified as part of regulatory agency loan reviews and reviews of new loans representative of current lending practices within the Bank. Once this list is reviewed to ensure it is complete, the credit review department reviews the specific loans for collectibility, performance and collateral protection. In addition, a grade is assigned to the individual loans utilizing internal grading criteria, which is somewhat similar to the criteria utilized by the Bank's primary regulatory agency. Based on the results of these reviews, specific reserves for potential losses are identified and the allowance for loan losses is adjusted appropriately through a provision for loan losses. While there may be some loans or portions of loans identified as potential problem credits which are not specifically identified as either non-accrual or accruing loans past due 90 or more days, they are considered by management to be insignificant to the overall disclosure and are, therefore, not specifically quantified within this discussion. In addition, management feels these additional loans do not represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity or capital resources. Also, these loans do not represent material credits about which management is aware of any information which would cause the borrowers to not comply with the loan repayment terms.

Specific reserves are allocated to non-performing loans based on the quarterly evaluation of expected loan loss reserve requirements as determined by Company management. In addition, a portion of the reserve is determined through the use of loan loss experience factors which do not provide for identification of specific potential problem loans. As noted above, some of the loans, which are not deemed significant, are included in the watch list of potential problem loans and have specific reserves allocated to them.

At December 31, 1998 and 1997 respectively, the allowance for loan losses represented 1.0% and 1.0% of gross loans or $1,372,000 and $895,000 and was considered adequate to cover inherent losses in the subsidiary bank's loan portfolio as of the respective evaluation date. The Company maintains an allowance for loan losses at a level considered adequate to provide for losses that can be reasonably anticipated. The Company performs a quarterly evaluation of the loan portfolio to determine its adequacy. The evaluation is based on assessments of specifically identified loans, loss experience factors, current and anticipated economic conditions and other factors to identify and estimate inherent losses from homogeneous pools of loans.

The allocated portion of the subsidiary bank's allowance for loan losses is established on a loan-by-loan and pool-by-pool basis. The unallocated portion is for inherent losses that probably exist as of the evaluation date, but which have not been specifically identified by the processes used to establish the allocated portion due to inherent imprecision in the objective processes management utilizes to identify probable and estimable losses. This unallocated portion is subjective and requires judgement based on various qualitative factors in the loan portfolio and the market in which the Company operates. At December 31, 1998 and 1997, respectively, the unallocated portion of the allowance approximated $86,000 and $67,000, or 6.3% and 7.5% of the total allowance. This unallocated portion of the allowance was considered necessary based on consideration of the known risk elements in certain pools of loans in the loan portfolio and management's assessment of the economic environment in which the Company operates. More specifically, while loan quality remains good, the subsidiary banks have typically experienced greater losses within certain homogeneous loan pools when the Company's market area has experienced economic downturns or other significant negative factors or trends, such as increases in bankruptcies, unemployment rates or past due loans.

Table IV below presents an allocation of the expected allowance for loan losses by major loan type.

Table IV - Allocation of the Allowance for Loan Losses
(In thousands of dollars)
                                                     1998                         1997                         1996
                                      -----------------------      -----------------------      -----------------------
                                                  Percent of                   Percent of                   Percent of
                                                loans in each                loans in each                loans in each
                                                 category to                  category to                  category to
                                      Amount     total loans       Amount     total loans       Amount     total loans
                                      -------    ------------      ------     -----------       ------     ------------
Commercial, financial
  and agricultural                    $   377           29.1%      $  182            32.4%      $  182            32.9%
Real estate                               363           52.5%         300            45.8%         303            44.1%
Installment                               539           18.1%         339            21.3%         294            22.3%
Other                                       7            0.3%           7             0.5%          11             0.7%
Unallocated                                86              -           67               -           68               -
                                      -------    ------------      ------     -----------       ------     ------------
                                      $ 1,372          100.0%      $  895           100.0%      $  858           100.0%
                                      =======    ============      ======     ============      ======     ============

At December 31, 1998, the Company had approximately $85,000 in other real estate owned which was obtained as the result of foreclosure proceedings and $12,000 in other repossessed assets which was obtained as the result of auto repossessions. These repossessions have been insignificant throughout 1998 and management does not anticipate any material losses on any of the items currently held in other real estate owned or other repossessed assets.

Deposits

Total deposits at December 31, 1998 increased approximately $39,388,000 or 36.8% compared to December 1997. Average deposits increased approximately $27,913,000 or 29.6% during 1998. This growth was primarily the result of the acquisition of CSB.

See Note 8 of the accompanying consolidated financial statements for a maturity distribution of time deposits as of December 31, 1998.

Borrowings

Lines of Credit: The Company has available lines of credit from the Federal Home Loan Bank of Pittsburgh which totaled $28,264,000 at December 31, 1998. Management uses this line to make additional funds available to customers in the form of loans at competitive rates. Funds acquired through this program are reflected on the consolidated balance sheet as part of short-term borrowings or long-term borrowings, depending on the repayment terms of the debt agreement. Refer to Note 9 of the accompanying consolidated financial statements for additional discussion of short-term borrowings activity and long-term borrowings.

Other lines of credit available, but unused, to the Company through correspondent banks totaled $10,000,000 as of December 31, 1998.

Short-term Borrowings: Total short-term borrowings decreased $2,501,000 or 35.0% from $7,145,000 at December 31, 1997 to $4,644,000 at December 31, 1998. See
Note 9 of the accompanying consolidated financial statements for a discussion of short-term borrowings.

Long-term Borrowings: The Company's long-term borrowings of $16,469,000 at December 31, 1998, compared to $10,396,000 at December 31, 1997, consisted entirely of funds borrowed on available lines of credit from the Federal Home Loan Bank to fund fixed rate local mortgage growth and specific commercial loan projects. Refer to Note 9 of the accompanying consolidated financial statements for a discussion of long-term borrowings.

LIQUIDITY

Liquidity in commercial banking can be defined as the ability to satisfy customer loan demand and meet deposit withdrawals while maximizing net interest income. The Company uses ratio analysis to monitor the changes in its sources and uses of funds so that an adequate liquidity position is maintained. Liquidity was available through cash, due from banks, Federal funds sold, securities and interest bearing deposits with other banks maturing within one year and totaled approximately $16,896,000 and $11,799,000, or 8.5% and 8.4%of total assets at December 31, 1998 and 1997, respectively. Secondary sources of liquidity are provided by all remaining available for sale securities, Federal funds purchased, Federal Home Loan Bank lines of credit, and correspondent banks lines of credit. Management believes that the liquidity of the Company is adequate and foresees no demands or conditions that would adversely affect it.

INTEREST RATE RISK MANAGEMENT

The principal objective of asset/liability management is to minimize interest rate risk, which is the vulnerability of the Company's net interest income to changes in interest rates and manage the ratio of interest rate sensitive assets to interest rate sensitive liabilities within specified maturities or repricing dates. The Company's actions in this regard are taken under the guidance of the subsidiary banks' asset/liability management committees, which are comprised of members of the Banks' senior management and members of each respective institution's boards of directors. The Company's asset/liability management committees actively formulate the economic assumptions that the Company uses in its financial planning and budgeting process and establishes policies which control and monitor the banks' sources, uses and prices of funds.

Some amount of interest rate risk is inherent and appropriate to the banking business. Several techniques are available to monitor and control the level of interest rate risk. The Company regularly performs modeling to project the potential impact of future interest rate scenarios on net interest income. Through such simulation analysis, interest rate risk is maintained within established policy limits. Based upon the present mix of assets and liabilities and management's assumptions with respect to growth and repricing, no significant impact on the Company's 1999 net interest margin is expected given a 200 basis point change, either upward or downward, in interest rates during 1999.

Another means of analyzing an institution's interest rate risk is by monitoring its interest rate sensitivity "gaps." An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity "gap" is defined as the difference between interest earning assets and interest bearing liabilities maturing or repricing within a given time period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds interest rate sensitive assets. During a period of falling interest rates, a positive gap would tend to adversely affect net interest income, while a negative gap would tend to result in an increase in net interest income. During a period of rising interest rates, a positive gap would tend to result in an increase in net interest income while a negative gap would tend to affect net interest income adversely.

Table V sets forth the Company's interest rate sensitivity gaps within the one year time horizon computed based upon contractual repricings and maturities at December 31, 1998. As presented in the table, the Company has a one year cumulative negative interest sensitivity gap of $59 million (or 33.0% of total earning assets). However, included within the one year time period are $42 million of interest bearing demand and savings deposits which on a contractual basis are immediately repriceable. The actual repricing of these deposits tends to lag well behind movements in market interest rates. Accordingly, the sensitivity of such core deposits to changes in market interest rate may differ significantly from their contractual terms. If interest bearing demand and savings deposits are assumed to reprice beyond the one year time horizon, the Company's one year cumulative interest rate sensitivity gap at December 31, 1998 would be a negative $17 million or just 9.5% of interest earning assets.

    Table V: Asset & Liability Rate Sensitivity Analysis, December 31,1998 (in thousands of Dollars)

                                                                    Maturing or Repricing Within
                                                    ------------------------------------------------------------------------
                                                      0-90                91-180               181-365              Total
                                                      Days                 Days                  Days               1 Year
                                                    ------------------------------------------------------------------------
    Interest earning assets:
       Loans                                        $ 16,892        $      11,117         $       9,533             $ 37,542
       Taxable securities                                499                1,250                 1,498                3,247
       Mortgage-backed securities                      1,716                  797                   797                3,310
       Tax-exempt securities                               -                  161                   252                  413
                                                    --------        -------------         -------------             --------
                                                      19,107               13,325                12,080               44,512
                                                    --------        -------------         -------------             --------
    Interest bearing liabilities:
       Certificates of deposit                        14,868               17,592                29,083               61,543
       Savings deposits                               14,749                    -                     -               14,749
       Interest bearing demand deposits               27,511                    -                     -               27,511
                                                    --------        -------------         -------------             --------
                                                      57,128               17,592                29,083              103,803
                                                    --------        -------------         -------------             --------
    Static Interest Sensitivity Gap                 $(38,021)       $      (4,267)        $     (17,003)            $(59,291)
                                                    ========        =============         =============             ========
    Cumulative Gap                                  $(38,021)       $     (42,288)        $     (59,291)
                                                    ========        =============         =============
    Gap/Total Earning Assets                                                                                           -33.0%
                                                                                                                       =====
    Gap/Total Earning Assets (excluding

       savings & demand deposits)                                                                                      -9.50%
                                                                                                                       =====


CAPITAL RESOURCES

The capital position of South Branch Valley Bancorp, Inc. has shown consistent growth during the past three years. Stated as a percentage of total assets, the Company's equity ratio was 12.5%, 10.7%, and 10.1% at December 31, 1998, 1997 and 1996 respectively. These increases can be attributed to a strong earnings base during the past three years combined with the impact of the acquisition of CSB in 1998. The Company's risk weighted tier I capital, total capital and leverage capital ratios were approximately 17.3%, 18.4% and 11.5%, respectively, at December 31, 1998 which is considered well capitalized under regulatory guidelines for prompt corrective action provisions. The Company's subsidiary banks are also subject to minimum capital ratios as further discussed in Note 13 of the accompanying consolidated financial statements.

The percentage of earnings retained by the Company to fund future growth has not significantly changed during the three years ended December 31, 1998. Cash dividends per share rose 5.9% to $.89 in 1998 compared to $.84 in 1997, representing dividend payout ratios of 28.2% and 21.9% for 1998 and 1997, respectively. It is the intention of management and the Board of Directors to continue to pay dividends on a similar schedule during 1999. Future cash dividends will depend on the earnings, financial condition and the business of the subsidiary banks as well as general economic conditions; however, management is not presently aware of any reason dividend payments should not continue.

Dividends paid by the subsidiary banks are subject to restrictions by banking regulations. The most restrictive provision requires approval by the regulatory agency if dividends declared in any year exceed the year's net income, as defined, plus the retained net profits of the two preceding years. During 1999 the net retained profits available for distribution to South Branch as dividends without regulatory approval are approximately $730,000, plus net income for the interim periods through the date of declaration.

PENDING ACQUISITION, NEW SUBSIDIARY AND SUBSEQUENT EVENT

On December 23, 1998, the Company's subsidiary bank, CSB entered into an agreement to purchase three branch banking facilities located in Greenbrier County, West Virginia. The transaction is expected to be completed in April 1999, subject to approval by the appropriate regulatory authorities, and will include the branches' facilities and associated loan and deposit accounts. The offices will be operated as branches of CSB. Total deposits of the branches approximated $46.5 million and total loans approximated $11 million as of December 31, 1998. Under the terms of the purchase agreement, CSB will assume the deposits and acquire the loans of the branch offices. The total consideration to be paid is anticipated to be approximately $3.4 million and will be finally determined at closing based upon the total deposits assumed plus the seller's net book value of the branch offices and equipment.

On January 25, 1999, the Company received preliminary approval from the Office of the Comptroller of the Currency to begin organizing a new subsidiary bank, Shenandoah Valley National Bank, to be located in Winchester, Virginia. This newly chartered institution will be initially capitalized with $4,000,000, to be funded by a special dividend in the amount of $3,000,000 from the Company's subsidiary bank, SBVNB, and from a $1,000,000 term loan from an unaffiliated bank. Shenandoah Valley National Bank is expected to open in May 1999 pending final regulatory approvals.

On March 22, 1999, the Company entered into a letter of intent ("Letter") to affiliate with Potomac Valley Bank ("Potomac") in Petersburg, West Virginia. Under the terms of the Letter, South Branch and Potomac propose a merger whereby the shareholders of Potomac would exchange all of their outstanding shares of common stock for shares of South Branch common stock at a book-for-book exchange based on the respective book values of South Branch and Potomac as of the closing date. At December 31, 1998, the exchange ratio would have been 3.2143 shares of South Branch common stock for each share of Potomac's 90,000 outstanding shares of common stock. The terms of the Letter also include, among others, that the merger is subject to negotiation of a definitive merger agreement, South Branch changing its name to a name mutually agreeable to both parties, and approval of the transaction by all applicable regulatory authorities and the shareholders of South Branch and Potomac. It is expected that the transaction will be accounted for using the pooling of interests method of accounting. As of December 31, 1998, Potomac's assets, loans, deposits and shareholders' equity totaled $94,297,000, $50,393,000, $81,968,000 and
$11,813,000, respectively.

Management does not anticipate that the above transactions will have any significant adverse impact on the Company's financial position, results of operations, liquidity or capital resources.

YEAR 2000

The Year 2000 Issue is the result of many existing computer programs and other date dependent electronic devices using only the last two digits, as opposed to four digits, to indicate the year. Such computer systems and devices may be unable to recognize a year that begins with 20XX instead of 19XX. If not corrected, the computer programs and devices could cause systems to fail or other computer errors, leading to possible disruptions in operations or creation of erroneous results. South Branch recognizes the significant potential risk associated with the Year 2000 Issue and, in a Company-wide effort, is taking steps to ensure that its internal systems are secure from such failure.

The Company's Year 2000 Plan ("Plan") addresses all its systems, software, hardware, and infrastructure components. The Plan identifies and addresses "Mission Critical" and "Non-mission Critical" components for Information Technology ("IT") systems and Non-information Technology ("Non-IT") systems. IT includes, for example, systems that service loan and deposit customers. Non-IT systems include security systems, elevators, utilities and voice/data communications. An application, system, or process is deemed "Mission Critical" if it is vital to the successful continuance of a core business activity.

South Branch's Plan follows a five phase approach recommended by bank regulatory authorities. These phases are: Awareness, Assessment, Renovation, Testing/Validation, and Implementation. During the Awareness Phase, management gathered information and appointed a project steering committee to coordinate the Company's Year 2000 efforts. In the Assessment Phase, South Branch identified its Mission Critical IT and Non-IT systems and performed an inventory of all systems, software, hardware, equipment and components that potentially could be affected by the Year 2000 issue. The Renovation Phase involves implementing program changes and new components, where applicable, to accommodate identified Year 2000 issues. In the Testing/Validation Phase, the Company is testing renovated applications and components to ensure they are Year 2000 compliant. During the Implementation Phase, applications, systems and other components are fine-tuned and final programs and components are placed into operation.

South Branch's estimated progress as of December 31, 1998 towards meeting the Plan's goals for both IT and Non-IT systems by phase are as follows:

                                             Estimated      Estimated
                                             Percent        Completion
                    Phase                    Complete       Date
                    -----                    --------       ----
                    Mission Critical
                    Awareness                  100%         06/30/1998
                    Assessment                 100%         09/30/1998
                    Renovation                  95%         06/30/1999
                    Testing/Validation          95%         06/30/1999
                    Implementation              90%         06/30/1999

                    Non-mission Critical
                    Awareness                  100%         06/30/1998
                    Assessment                 100%         09/30/1998
                    Renovation                  90%         06/30/1999
                    Testing/Validation          90%         06/30/1999
                    Implementation              90%         06/30/1999

South Branch depends on various third-party vendors, suppliers, and service providers, and will be dependent on their continued service in order to avoid business interruptions. Any interruption in a third party's ability to provide goods and services, such as issues with telecommunication links and providers of electricity, could interrupt South Branch's ability to meet its customer's needs. South Branch has identified several third-party relationships considered Mission Critical, and is presently working with each to test transactions and/or interfaces between its processors, obtain appropriate information from each party, or assess each party's readiness with regard to the Year 2000 Issue.

Identifiable costs for the Company's Year 2000 project during 1998 approximated $131,000, of which $116,000 were capital expenditures for the replacement of computers and other date dependent electronic devices. The cost to complete the Plan in 1999 is not expected to exceed $50,000.

Major business risks associated with the Year 2000 problem include, but are not limited to, infrastructure failures, disruptions to the economy in general, excessive cash withdrawal activity, closure of government offices and clearing houses, and increased problem loans and credit losses in the event that borrowers fail to properly respond to the problem. These risks, along with the unlikely risk of South Branch failing to adequately complete the remaining phases of its Plan and the resulting possible inability to properly process business transactions expose the Company to loss of revenues, litigation, and asset quality deterioration.

The Year 2000 problem is unique in that it has never previously occurred; thus, it is not possible to completely foresee or quantify the overall or any specific financial or operational impacts to the Company or to third parties which provide Mission Critical services to the Company. South Branch is in the process of developing Year 2000 contingency plans in the event that Mission Critical third-party vendors or other third parties fail to adequately address Year 2000 issues. Such plans principally will involve internal remediation or identifying alternative vendors.

              SOUTH BRANCH VALLEY BANCORP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                                                                      June 30,              December 31,
                                                                                       1999                    1998
                                                                                    (Unaudited)                 (*)
                                                                        ---------------------------   -----------------
ASSETS
Cash and due from banks                                                 $                 5,117,844   $       4,239,721
Interest bearing deposits with other banks                                                6,596,773             770,000
Federal funds sold                                                                       10,006,943           4,842,745
Securities available for sale                                                            64,512,851          31,409,924
Loans, net                                                                              170,169,354         142,770,127
Bank premises and equipment, net                                                          6,967,713           5,170,858
Accrued interest receivable                                                               1,492,790           1,059,990
Other assets                                                                              7,001,561           2,735,672
                                                                        ---------------------------   -----------------
                    Total assets                                        $               271,865,829   $     192,999,037
                                                                        ===========================   =================

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
   Deposits
     Non interest bearing                                               $                17,920,867   $      11,455,674
     Interest bearing                                                                   191,706,995         134,917,518
                                                                        ---------------------------   -----------------
                    Total deposits                                                      209,627,862         146,373,192
                                                                        ===========================   =================
   Short-term borrowings                                                                 16,312,904           4,644,143
   Long-term borrowings                                                                  20,803,179          16,468,875
   Other liabilities                                                                      1,491,245           1,367,698
                                                                        ---------------------------   -----------------
                    Total liabilities                                                   248,235,190         168,853,908
                                                                        ===========================   =================
Commitments and Contingencies
Shareholders' Equity
   Common stock, $2.50 par value, authorized
     2,000,000 shares, issued 600,407 shares                                              1,501,018           1,501,018
   Capital surplus                                                                        9,611,774           9,611,774
   Retained earnings                                                                     13,687,492          13,103,264
   Less cost of 9,115 shares acquired for the treasury                                     (384,724)           (384,724)
   Accumulated other comprehensive income                                                  (784,921)            313,797
                                                                        ---------------------------   -----------------
                    Total shareholders' equity                                           23,630,639          24,145,129
                                                                        ===========================   =================

          Total liabilities and shareholders' equity                    $               271,865,829   $     192,999,037
                                                                        ===========================   =================

(*) - December 31, 1998 financial information has been extracted from audited consolidated financial statements

See Notes to Unaudited Consolidated Financial Statements

              SOUTH BRANCH VALLEY BANCORP, INC. AND SUBSIDIARIES

                  UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

                                                               Three Months Ended               Six Months  Ended
                                                         -----------------------------  -----------------------------
                                                              June 30,       June 30,        June 30,       June 30,
                                                                1999           1998            1999           1998
                                                         ---------------  ------------  ---------------  ------------
Interest income
   Interest and fees on loans                            $     3,502,911  $  2,930,902  $     6,657,718  $  5,135,590
   Interest on securities
     Taxable                                                     888,691       533,554        1,380,761       927,034
     Tax-exempt                                                   78,545        81,502          158,632       159,599
   Interest on Federal funds sold                                 44,161        84,456           66,529       133,588
                                                         ---------------  ------------  ---------------  ------------
               Total interest income                           4,514,308     3,630,414        8,263,640     6,355,811
                                                         ---------------  ------------  ---------------  ------------
Interest expense
   Interest on deposits                                        1,927,705     1,629,654        3,518,213     2,791,855
   Interest on short-term borrowings                             106,657        57,303          171,852       122,138
   Interest on long-term borrowings                              276,228       169,544          515,148       336,665
                                                         ---------------  ------------  ---------------  ------------
               Total interest expense                          2,310,590     1,856,501        4,205,213     3,250,658
                                                         ---------------  ------------  ---------------  ------------
                Net interest income                            2,203,718     1,773,913        4,058,427     3,105,153
Provision for loan losses                                         82,500        75,000          160,000       120,000
                                                         ---------------  ------------  ---------------  ------------
   Net interest income after provision for loan losses         2,121,218     1,698,913        3,898,427     2,985,153
                                                         ---------------  ------------  ---------------  ------------
Other income
   Insurance commissions                                          21,478        25,988           32,876        49,443
   Service fees on deposits                                      150,343        97,439          258,144       175,836
   Securities gains (losses)                                           -         4,131                -         4,131
   Other                                                          38,936        28,789           73,369        57,245
                                                         ---------------  ------------  ---------------  ------------
               Total other income                                210,757       156,347          364,389       286,655
                                                         ---------------  ------------  ---------------  ------------
Other expenses
   Salaries and employee benefits                                754,807       552,169        1,389,773     1,020,991
   Net occupancy expense                                         108,718       102,333          192,774       152,952
   Equipment expense                                             142,597        99,769          251,667       180,801
   Supplies                                                      106,041        57,098          141,555        82,232
   Amortization of intangibles                                    67,135        42,057          109,189        51,352
   Other                                                         513,627       360,266          824,738       579,436
                                                         ---------------  ------------  ---------------  ------------
               Total other expense                             1,692,925     1,213,692        2,909,696     2,067,764
                                                         ---------------  ------------  ---------------  ------------

Income before income tax expense                                 639,050       641,568        1,353,120     1,204,044
   Income tax expense                                            224,785       229,462          490,985       406,147
                                                         ---------------  ------------  ---------------  ------------
                  Net income                             $       414,265  $    412,106  $       862,135  $    797,897
                                                         ===============  ============  ===============  ============

Basic earnings per common share                          $          0.70  $       0.69  $          1.46  $       1.58
                                                         ===============  ============  ===============  ============

Diluted earnings per common share                        $          0.70  $       0.69  $          1.46  $       1.58
                                                         ===============  ============  ===============  ============

Dividends per common share                               $          0.47  $       0.44  $          0.47  $       0.44
                                                         ===============  ============  ===============  ============

See Notes to Unaudited Consolidated Financial Statements

              SOUTH BRANCH VALLEY BANCORP, INC. AND SUBSIDIARIES

           UNAUDITED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                                              Accumulated
                                                                                                 Other           Total
                                                                                                Compre-         Share-
                                             Common      Capital     Retained      Treasury     hensive        holders'
                                             Stock       Surplus     Earnings       Stock       Income          Equity
                                          ----------   ----------  ------------  ----------   ------------   ------------
Balance, December 31, 1998                $1,501,018   $9,611,774  $13,103,264   $(384,724)   $   313,797    $24,145,129

Six Months Ended June 30, 1999
 Comprehensive income:
  Net income                                       -            -      862,135           -              -        862,135
  Other comprehensive income,
   net of tax:
   Net unrealized (loss) on
    securities of ($1,098,718), net
    of reclassification adjustment
    for gains (losses) included in net
    income of $ -                                  -            -            -           -     (1,098,718)    (1,098,718)
                                                                                                             ------------
 Total comprehensive income (loss)                 -            -            -           -              -       (236,583)
                                                                                                             ------------
 Cash dividends declared on
   common stock ($.47 per share)                   -            -     (277,907)          -              -       (277,907)
                                          ----------   ----------  ------------  ----------   ------------   ------------
Balance, June 30, 1999                    $1,501,018   $9,611,774  $13,687,492   $(384,724)   $  (784,921)   $23,630,639
                                          ==========   ==========  ============  ==========   ============   ============

Balance, December 31, 1997                $1,042,355   $2,089,709  $11,898,420   $(166,970)   $   197,038    $15,060,552
Six Months Ended June 30, 1998
 Comprehensive income:
  Net income                                       -            -      797,897           -              -        797,897
  Other comprehensive income,
   net of tax:
   Net unrealized gain on
    securities of $4,335, net
    of reclassification adjustment
    for gains included in net
    income of $2,541                               -            -            -           -          1,794          1,794
                                                                                                             ------------
 Total comprehensive income                        -            -            -           -              -        799,691
                                                                                                             ------------
 Issuance of 183,465 shares of
   common stock at $43.50 per share
   as consideration for the acquisition
   of Capital State Bank, Inc.               458,663    7,522,065            -           -              -      7,980,728
 Cost of 5,000 shares of common stock
   acquired for the treasury                       -            -            -    (217,754)             -       (217,754)
 Cash dividends declared on
   common stock ($.44 per share)                   -            -     (262,367)          -              -       (262,367)
                                          ----------   ----------  ------------  ----------   ------------   ------------
Balance, June 30, 1998                    $1,501,018   $9,611,774  $12,433,950   $(384,724)   $   198,832    $23,360,850
                                          ==========   ==========  ============  ==========   ============   ============

See Notes to Unaudited Consolidated Financial Statements

              SOUTH BRANCH VALLEY BANCORP, INC. AND SUBSIDIARIES

                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                        Six Months Ended
                                                                                  ----------------------------
                                                                                    June 30,         June 30,
                                                                                     1999             1998
                                                                                  ------------   -------------
Cash Flows from Operating Activities
 Net income                                                                       $    862,135   $    797,897
 Adjustments to reconcile net earnings to net cash
  provided by operating activities:
  Depreciation                                                                         161,408        153,542
  Provision for loan losses                                                            160,000        120,000
  Deferred income tax expense (benefit)                                                 15,315         (5,953)
  Security gains (losses)                                                                    -         (4,131)
  Loss (gain) on disposal of other assets                                                1,200         (9,175)
  Amortization of securities premiums (accretion
   of discounts) net                                                                    12,609        (21,803)
  Amortization of goodwill and purchase accounting
   adjustments, net                                                                     59,079         37,716
  (Increase) decrease in accrued interest receivable                                  (381,821)      (266,180)
  (Increase) decrease in other assets                                                 (260,039)       188,608
  Increase (decrease) in other liabilities                                             216,250         79,044
                                                                                  ------------   -------------
          Net cash provided by operating activities                                    846,136      1,069,565
                                                                                  ------------   -------------
Cash Flows from Investing Activities
 Proceeds from maturities of interest bearing deposits
  with other banks                                                                  (5,826,773)        99,100
 Proceeds from maturities and calls of securities available for sale                 4,835,324      3,825,000
 Proceeds from sales of securities available for sale                                        -        409,050
 Principal payments received on securities available for sale                        1,439,784      1,483,951
 Purchases of securities available for sale                                        (41,172,577)    (6,077,235)
 Purchase of common stock of affiliate                                                       -        (90,465)
 Net (increase) decrease in Federal funds sold                                      (5,164,198)    10,880,802
 Net loans made to customers                                                       (18,858,970)   (12,471,958)
 Purchases of Bank premises and equipment                                             (709,526)      (262,991)
 Proceeds from sales of other assets                                                         -          8,411
 Purchase of life insurance contracts                                               (1,246,000)             -
 Net cash and cash equivalents received in acquisitions                             35,071,460        976,517
                                                                                  ------------   -------------
          Net cash (used in) investing activities                                  (31,631,476)    (1,219,818)
                                                                                  ------------   -------------
Cash Flows from Financing Activities
 Net increase (decrease) in demand deposit, NOW and
  savings accounts                                                                  14,456,198      2,605,788
 Net increase (decrease) in time deposits                                            1,482,107        386,254
 Net increase (decrease) in short-term borrowings                                   11,668,761     (1,217,118)
 Proceeds from long-term borrowings                                                  4,500,000      2,000,000
 Repayment of long-term borrowings                                                    (165,696)    (3,429,303)
 Purchase of treasury stock                                                                  -       (217,754)
 Dividends paid                                                                       (277,907)      (262,367)
                                                                                  ------------   -------------
          Net cash provided by financing activities                                 31,663,463       (134,500)
                                                                                  ------------   -------------
Increase (decrease) in cash and due from banks                                         878,123       (284,753)
Cash and due from banks:
  Beginning                                                                          4,239,721      3,162,552
                                                                                  ------------   -------------
  Ending                                                                          $  5,117,844   $  2,877,799
                                                                                  ============   =============

                                  (Continued)

                                                                                        Six Months Ended
                                                                                  ----------------------------
                                                                                    June 30,         June 30,
                                                                                     1999             1998
                                                                                  ------------   -------------
Supplement Disclosures of Cash Flow Information
 Cash payments for:
  Interest                                                                        $  4,204,562   $  3,148,449
                                                                                  =============  =============
  Income taxes                                                                    $    505,692   $    406,807
                                                                                  =============  =============

Supplemental Schedule of Noncash Investing and
 Financing Activities
 Other assets acquired in settlement of loans                                     $    112,040   $          -
                                                                                  =============  =============

 Acquisition of Greenbrier County branches
  Net cash and cash equivalents received
   in acquisition of Greenbrier County branches                                   $(35,071,460)  $          -
                                                                                  =============  =============
  Fair value of assets acquired
   (principally loans and Bank premises)                                          $ 12,382,196   $          -
  Deposits and other liabilities assumed                                           (47,453,656)             -
                                                                                  -------------  -------------
                                                                                  $(35,071,460)  $          -
                                                                                  =============  =============
 Acquisition of Capital State Bank, Inc.
  Prior acquisition of 40% of the outstanding common shares
   purchased for cash                                                             $          -   $  5,363,946
  Acquisition of 60% of the outstanding common shares in
   exchange for 183,465 shares of Company common stock                                       -      7,980,728
                                                                                  -------------  -------------
                                                                                  $          -   $ 13,344,674
                                                                                  =============  =============

  Fair value of assets acquired
   (principally loans and securities)                                             $          -   $ 46,720,306
  Deposits and other liabilities assumed                                                     -    (33,375,632)
                                                                                  -------------  -------------
                                                                                  $          -   $ 13,344,674
                                                                                  =============  =============

See Notes to Unaudited Consolidated Financial Statements

             NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1.  Basis of Presentation

These consolidated financial statements of South Branch Valley Bancorp, Inc. and Subsidiaries ("South Branch" or "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and with instructions to Form 10-QSB and Item 310 of Regulation S-B. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for annual year end financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and are of a normal recurring nature.

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from these estimates.

The results of operations for the three month and six month periods ended June 30, 1999 are not necessarily indicative of the results to be expected for the full year. The consolidated financial statements and notes included herein should be read in conjunction with the audited consolidated financial statements and notes related thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998.

The Private Securities Litigation Act of 1995 indicates that the disclosure of forward-looking information is desirable for investors and encourages such disclosure by providing a safe harbor for forward-looking statements by management. This Quarterly Report on Form 10-QSB contains forward-looking statements that involve risk and uncertainty. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause South Branch's actual results and experience to differ materially from the anticipated results or other expectations expressed in those forward-looking statements.

Note 2.  Earnings Per Share

Basic earnings per common share are computed based upon the weighted average shares outstanding. The weighted average shares outstanding for the six month periods ended June 30, 1999 and 1998 were 591,292 and 504,657, respectively. The weighted average shares outstanding for the three month periods ended
June 30, 1999 and 1998 were 591,292 and 595,479, respectively.

In accordance Financial Accounting Standards Board Statement No. 128, Earning per Share, diluted earnings per share amounts assume the conversion, exercise or issuance of all potential common stock instruments unless the effect is to reduce the loss or increase the income per common share from continuing operations. At June 30, 1999, options totaling 7,500 shares of South Branch's common stock had been granted under the Company's 1998 Officer Stock Option Plan, which had the effect of increasing average shares outstanding for purposes of computing diluted earnings per share by 124 and 0 shares, for the second quarter of 1999 and 1998 respectively, and by 85 and 0 shares for the six months ended June 30, 1999 and 1998, respectively.

             NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 3.  Acquisitions and New Subsidiary

On December 23, 1998, Capital State Bank, Inc., a subsidiary of the Company, entered into an agreement to purchase three branch banking facilities located in Greenbrier County, West Virginia. The transaction was completed on April 22, 1999, and includes the branches' facilities and associated loan and deposit accounts. Total deposits assumed approximated $47.4 million and total loans acquired approximated $8.9 million as of the transaction's closing. This transaction was accounted for using the purchase method of accounting. The excess purchase price over the fair value of the net assets acquired as of the consummation date approximated $2,267,000, which is included in other assets in the accompanying consolidated balance sheet as of June 30, 1999. This goodwill is being amortized over a period of 15 years using the straight line method.

On March 24, 1998 and March 25, 1998, the shareholders of Capital State Bank, Inc. and South Branch Valley Bancorp, Inc. respectively, approved the merger of Capital State into Capital Interim Bank, Inc., a wholly owned subsidiary of South Branch. The merger was consummated at the close of business on March 31, 1998. This acquisition was accounted for using the purchase method of accounting., and accordingly, the assets and liabilities and results of operations of Capital State are reflected in the Company's consolidated financial statements beginning April 1, 1998. The excess purchase price over the fair value of the net assets acquired as of the consummation date approximated $1,966,000, and is being amortized over a period of 15 years using the straight line method.

The following presents certain pro forma condensed consolidated financial information of South Branch, using the purchase method of accounting, after giving effect to the acquisitions of Capital State Bank, Inc. and Greenbrier County branches as if each transaction had been consummated at the beginning of the periods presented.

                                                                  (In thousands, except per share data)
                                                  --------------------------------------------------------------------
                                                    Six Month Period Ended                 Six Month Period Ended
                                                         June 30, 1999                          June 30, 1998
                                                  --------------------------------------------------------------------
                                                   As Reported      Pro Forma           As Reported          Pro Forma
                                                  --------------------------------------------------------------------
Total interest income                              $     8,264      $   9,146           $     6,356          $   8,528
Total interest expense                             $     4,205      $   4,661           $     3,251          $   4,381
Net interest income                                $     4,059      $   4,485           $     3,105          $   4,147
Net income                                         $       862      $     946           $       798          $     947
Basic earnings per common share                    $      1.46      $    1.60           $      1.58          $    1.59
Diluted earnings per common share                  $      1.46      $    1.60           $      1.58          $    1.59

This pro forma information has been included for comparative purposes only and may not be indicative of the combined results of operations that actually would have occurred had the transactions been consummated at the beginning of the periods presented, or which will be attained in the future.

During 1998, the South Branch applied for and on January 25, 1999 received preliminary approval from the Office of the Comptroller of the Currency to begin organizing a new subsidiary bank, Shenandoah Valley National Bank, to be located in Winchester, Virginia. Shenandoah Valley National Bank was granted its charter on May 14, 1999 and was initially capitalized with $4 million, funded by a special dividend in the amount of $3 million from the Company's subsidiary bank, South Branch Valley National Bank, and from a $1 million term loan from Potomac Valley Bank. Shenandoah Valley National Bank opened for business on May 17, 1999. Start-up costs totaling $89,998 related to the organization of this Institution were expensed during the second quarter of 1999.

             NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 4.  Securities

The amortized cost, unrealized gains, unrealized losses and estimated fair values of securities at June 30, 1999 and December 31, 1998 are summarized as follows:

                                                                         June 30, 1999
                                                 -------------------------------------------------------------
                                                   Amortized             Unrealized                Estimated
                                                                 ---------------------------
                                                     Cost          Gains           Losses          Fair Value
                                                 ------------    ---------      ------------      ------------
     Available for Sale
       Taxable:
         U.S. Treasury securities                $  2,492,580    $  18,983      $          -      $  2,511,563
         U.S. Government agencies
           and corporations                        36,248,417       17,208           738,034        35,527,591
         Small Business Administration
           guaranteed loan participation
           certificates                               801,584        2,864             5,196           799,252
         Mortgage-backed securities -
           U.S. Government agencies and
           corporations                            17,561,283       14,662           635,194        16,940,751
         Federal Reserve Bank stock                   164,300            -                 -           164,300
         Federal Home Loan Bank stock               2,126,600            -                 -         2,126,600
         Other equity securities                      306,625            -                 -           306,625
                                                 ------------    ---------      ------------      ------------
             Total taxable                         59,701,389       53,717         1,378,424        58,376,682
                                                 ------------    ---------      ------------      ------------
       Tax-exempt:
         State and political subdivisions           6,083,687       81,508            33,126         6,132,069
         Federal Reserve Bank stock                     4,100            -                 -             4,100
                                                 ------------    ---------      ------------      ------------
             Total tax-exempt                       6,087,787       81,508            33,126         6,136,169
                                                 ------------    ---------      ------------      ------------
               Total                             $ 65,789,176    $ 135,225      $  1,411,550      $ 64,512,851
                                                 ============    =========      ============      ============

                                                                        December 31, 1999
                                                 -------------------------------------------------------------
                                                   Amortized             Unrealized                Estimated
                                                                 ---------------------------
                                                     Cost          Gains           Losses          Fair Value
                                                 ------------    ---------      ------------      ------------
     Available for Sale
       Taxable:
         U.S. Treasury securities                $  2,990,294    $  68,354      $          -      $  3,058,648
         U.S. Government agencies
           and corporations                        12,698,092       82,796            11,404        12,769,484
         Small Business Administration
           guaranteed loan participation
           certificates                               973,127       21,119                 -           994,246
         Mortgage-backed securities -
           U.S. Government agencies and
           corporations                             6,334,380       86,483                 -         6,420,863
         Corporate debt securities                    249,724        1,214                 -           250,938
         Federal Reserve Bank stock                    44,300            -                 -            44,300
         Federal Home Loan Bank stock               1,052,300            -                 -         1,052,300
         Other equity securities                      306,625            -                 -           306,625
                                                 ------------    ---------      ------------      ------------
             Total taxable                         24,648,842      259,966            11,404        24,897,404
                                                 ------------    ---------      ------------      ------------
       Tax-exempt:
         State and political subdivisions           6,246,745      268,525             6,850         6,508,420
         Federal Reserve Bank stock                     4,100            -                 -             4,100
                                                 ------------    ---------      ------------      ------------
             Total tax-exempt                       6,250,845      268,525             6,850         6,512,520
                                                 ------------    ---------      ------------      ------------
               Total                             $ 30,899,687    $ 528,491      $     18,254      $ 31,409,924
                                                 ============    =========      ============      ============

             NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The maturites, amortized cost and estimated fair values of securities at June 30, 1999 and December 31, 1998, are summarized as follows:

                                                               Available  for Sale
                                                         --------------------------------
                                                           Amortized          Estimated
                                                              Cost            Fair Value
                                                         -------------      -------------
          Due in one year or less                        $   7,092,506      $   7,022,157
          Due from one to five years                        24,934,074         24,522,213
          Due from five to ten years                        27,983,084         27,223,104
          Due after ten years                                3,177,887          3,143,752
          Equity securities                                  2,601,625          2,601,625
                                                         -------------      -------------
                                                         $  65,789,176      $  64,512,851
                                                         =============      =============

Note 5.  Loans

Loans are summarized as follows:

                                                           June 30,          December 31,
                                                             1999               1998
                                                         -------------      --------------
          Commercial, financial and agricultural         $  55,551,087      $   41,956,586
          Real estate - construction                         1,055,136           1,801,317
          Real estate - mortgage                            85,344,066          73,885,892
          Installment                                       29,580,605          26,579,782
          Other                                                580,621             409,382
                                                         -------------      --------------
                    Total loans                            172,111,515         144,632,959
          Less unearned income                                 476,108             490,946
                                                         -------------      --------------
               Total loans net of unearned income          171,635,407         144,142,013
          Less allowance for loan losses                     1,466,053           1,371,886
                                                         -------------      --------------
                    Loans, net                           $ 170,169,354      $  142,770,127
                                                         =============      ==============

The following presents loan maturities at June 30, 1999:

                                                          Within           After 1 but            After
                                                          1 Year          within 5 Years         5 Years
                                                      --------------     ----------------     --------------
          Commercial, financial and                   $   10,078,238     $     11,432,010         34,040,843
          agricultural
          Real estate - construction                         978,139                    -             76,997
          Real estate - mortgage                           2,533,658            8,415,338         74,395,071
          Installment                                      3,497,251           21,876,301          4,207,049
          Other                                              543,848               36,773                  -
                                                      --------------     ----------------     --------------
                    Total                             $   17,631,134     $     41,760,422     $  112,719,960
                                                      ==============     ================     ==============

          Loans due after one year with:
                    Variable rates                                       $     47,235,748
                    Fixed rates                                               107,244,634
                                                                         ----------------
                                                                         $    154,480,382
                                                                         ================

             NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The Company grants commercial, residential and consumer loans to customers primarily located in the Potomac Highlands, South Central, and South Eastern counties of West Virginia, and in Winchester-Frederick County, Virginia. Although the Company strives to maintain a diverse loan portfolio, exposure to credit losses can be adversely impacted by downturns in local economic and employment conditions. Major employment within the Company's market area is diverse, but primarily includes the poultry, government, health care, education, coal production and various professional, financial and related service industries.

Note 6.  Allowance for Loan Losses

An analysis of the allowance for loan losses for the six month periods ended
June 30, 1999 and 1998, is as follows:    .

                                                                                     Year Ended
                                                    Six Months Ended June 30,        December 31,
                                                  ------------------------------
                                                      1999              1998             1998
                                                  -------------     ------------     -------------
     Balance, beginning of period                 $   1,371,886     $    895,281     $     895,281
     Losses:
        Commercial, financial & agricultural             14,783              546             4,063
        Real estate - mortgage                           30,488                -                 -
        Installment                                      33,384           68,881           124,103
        Other                                             3,715            2,196            24,638
                                                  -------------     ------------     -------------
               Total                                     82,370           71,623           152,804
                                                  -------------     ------------     -------------
     Recoveries:
        Commercial, financial & agricultural                  -            2,830             2,830
        Real estate - mortgage                            1,320           15,123            21,969
        Installment                                      13,407           15,037            60,797
        Other                                             1,810              169             2,011
                                                  -------------     ------------     -------------
               Total                                     16,537           33,159            87,607
                                                  -------------     ------------     -------------
     Net losses                                          65,833           38,464            65,197
     Allowance of purchased subsidiary                        -          271,802           271,802
     Provision for loan losses                          160,000          120,000           270,000
                                                  -------------     ------------     -------------
     Balance, end of period                       $   1,466,053     $  1,248,619     $   1,371,886
                                                  =============     ============     =============

Note 7.  Bank Premises and Equipment

The major categories of Bank premises and equipment and accumulated depreciation at June 30, 1999 and December 31, 1998 are summarized as follows:

                                                                      June 30,        December 31,
                                                                        1999             1998
                                                                    -------------     ------------
     Land                                                           $   1,734,978     $  1,174,679
     Buildings and improvements                                         5,018,094        3,928,162
     Furniture and equipment                                            2,624,319        2,327,419
                                                                    -------------     ------------
                                                                        9,377,391        7,430,260
     Less accumulated depreciation                                      2,409,678        2,259,402
                                                                    -------------     ------------
          Bank premises and equipment, net                          $   6,967,713     $  5,170,858
                                                                    -------------     ------------

             NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 8.   Deposits

The following is a summary of interest bearing deposits by type as of June 30, 1999 and December 31, 1998:

                                                                            June 30,            December 31,
                                                                              1999                 1998
                                                                      -------------------   ------------------
          Demand deposits, interest bearing                           $        43,463,987   $       27,510,717
          Savings deposits                                                     33,552,910           14,748,928
          Certificates of deposit                                             104,151,394           83,319,247
          Individual retirement accounts                                       10,538,704            9,338,626
                                                                      -------------------   ------------------
                                                                      $       191,706,995   $      134,917,518
                                                                      ===================   ==================

The following is a summary of the maturity distribution of certificates of deposit and Individual Retirement Accounts in denominations of $100,000 or more as of June 30, 1999:

                                                                            Amount                Percent
                                                                      -------------------   ------------------
          Three months or less                                        $         5,498,663                 19.6%
          Three through six months                                              5,763,148                 20.6%
          Six through twelve months                                             7,301,930                 26.0%
          Over twelve months                                                    9,467,516                 33.8%
                                                                      -------------------                 ----
                                                                      $        28,031,257                100.0%
                                                                      ===================                =====


A summary of the scheduled maturities for all time deposits as of June 30, 1999 is as follows:

                               1999                                   $        46,515,568
                               2000                                            46,266,699
                               2001                                            11,176,497
                               2002                                             3,858,618
                               2003                                             3,673,247
                             Thereafter                                         3,199,469
                                                                      -------------------
                                                                      $       114,690,098
                                                                      ===================

Note 9.   Restrictions on Capital

South Branch and its subsidiaries are subject to various regulatory capital requirements administered by the banking regulatory agencies. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, South Branch and each of its subsidiaries must meet specific capital guidelines that involve quantitative measures of South Branch's and its subsidiaries' assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. South Branch and each of its subsidiaries' capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require South Branch and each of its subsidiaries to maintain minimum amounts and ratios of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as June 30, 1999, that South Branch and each of its subsidiaries met all capital adequacy requirements to which they were subject.

             NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The most recent notifications from the banking regulatory agencies categorized South Branch and each of its subsidiaries as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, South Branch and each of its subsidiaries must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below.

South Branch's and its subsidiaries', South Branch Valley National Bank's ("SBVNB"), Capital State Bank, Inc.'s ("CSB"), and Shenandoah Valley National Bank's ("SVNB") actual capital amounts and ratios are also presented in the following table (dollar amounts in thousands).

                                                                                                     To be Well Capitalized
                                                                             Minimum Required        under Prompt Corrective
                                                     Actual                 Regulatory Capital          Action  Provisions
                                              -----------------------   --------------------------   -------------------------
                                                  Amount       Ratio         Amount          Ratio       Amount        Ratio
                                              --------------  -------   -----------------   ------   ------------    ---------
As of June 30, 1999
Total Capital (to risk weighted assets)
South Branch                                  $       21,778     13.6%  $          12,819     8.0%   $     16,023         10.0%
SBVNB                                                 12,059     11.5%              8,408     8.0%         10,511         10.0%
CSB                                                    6,859     13.7%              4,014     8.0%          5,018         10.0%
SVNB                                                   3,899    116.8%                267     8.0%            334         10.0%
Tier I Capital (to risk weighted assets)
South Branch                                          20,312     12.7%              6,409     4.0%          9,614          6.0%
SBVNB                                                 10,152      9.7%              4,204     4.0%          6,306          6.0%
CSB                                                    6,490     12.9%              2,007     4.0%          3,011          6.0%
SVNB                                                   3,899    116.8%                134     4.0%            200          6.0%
Tier I Capital (to average assets)
South Branch                                          20,312      7.9%              7,717     3.0%         12,862          5.0%
SBVNB                                                 10,152      6.7%              4,524     3.0%          7,540          5.0%
CSB                                                    6,490      7.4%              2,624     3.0%          4,373          5.0%
SVNB                                                   3,899    100.2%                117     3.0%            195          5.0%

As of December 31, 1998
Total Capital (to risk weighted assets)
South Branch                                  $       23,309     18.4%  $          10,126     8.0%   $     12,658         10.0%
SBVNB                                                 13,510     14.0%              7,721     8.0%          9,652         10.0%
CSB                                                    8,976     30.5%              2,356     8.0%          2,945         10.0%
SVNB                                                  *          *                 *          *            *              *
Tier I Capital (to risk weighted assets)
South Branch                                          21,937     17.3%              5,063     4.0%          7,595          6.0%
SBVNB                                                 12,468     12.9%              3,861     4.0%          5,791          6.0%
CSB                                                    8,646     29.4%              1,178     4.0%          1,767          6.0%
SVNB                                                  *          *                 *          *            *              *
Tier I Capital (to average assets)
South Branch                                          21,937     11.5%              5,702     3.0%          9,504          5.0%
SBVNB                                                 12,468      8.7%              4,289     3.0%          7,148          5.0%
CSB                                                    8,646     17.7%              1,464     3.0%          2,441          5.0%
SVNB                                                  *          *                 *          *            *              *

* - No data presented relative to SVNB as of December 31, 1998, as this subsidiary was capitalized by South Branch in April 1999.

             NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 10.  Pending Merger

On July 16, 1999, the Company entered into an Agreement and Plan of Merger ("Agreement") to affiliate with Potomac Valley Bank ("Potomac") in Petersburg, West Virginia. Under the terms of the Agreement South Branch and Potomac propose a merger whereby the shareholders of Potomac would exchange all of their outstanding shares of common stock for shares of South Branch common stock at a book-for-book exchange based on the respective book values of South Branch and Potomac as of the closing date. At June 30, 1999, the exchange ratio would have been 3.319 shares of South Branch common stock for each share of Potomac's 90,000 outstanding shares of common stock. The terms of the Agreement also include, among others, that the merger is subject to South Branch changing its name to Summit Financial Group, Inc. and approval of the transaction by all applicable regulatory authorities and the shareholders of South Branch and Potomac. It is expected that the transaction will be accounted for using the pooling of interests method of accounting. As of June 30, 1999, Potomac's assets, loans, deposits and shareholders' equity totaled $90,718,000, $51,673,000, $78,664,000 and $11,937,000, respectively.

                     Management's Discussion and Analysis
                of Financial Condition and Results of Operations

                                 June 30, 1999

INTRODUCTION

The following is a discussion and analysis focused on significant changes in the financial condition and results of operations of South Branch Valley Bancorp, Inc. ("Company" or "South Branch") and its wholly owned subsidiaries, South Branch Valley National Bank ("SBVNB"), Capital State Bank, Inc. ("Capital State"), and Shenandoah Valley National Bank ("SVNB") for the periods indicated. This discussion and analysis should be read in conjunction with the Company's 1998 audited consolidated financial statements and Annual Report on Form 10-KSB. This discussion may also contain forward-looking statements based on management's expectations, and actual results may differ materially.

ACQUISITIONS AND NEW SUBSIDIARY

On May 14, 1999, SVNB, a newly organized bank subsidiary of South Branch, was granted its charter by the Office of the Comptroller of the Currency. This entity was initially capitalized with $4 million, funded by a special dividend in the amount of $3 million from the Company's subsidiary bank, SBVNB, and from a $1 million term loan from Potomac Valley Bank. SVNB opened for business on May 17, 1999.

On December 23, 1998, Capital State entered into an agreement to purchase three branch banking facilities located in Greenbrier County, West Virginia. The transaction was completed on April 22, 1999, and includes the branches' facilities and associated loan and deposit accounts. Total deposits assumed approximated $47.4 million and total loans acquired approximated $8.9 million as of the transaction's closing. This transaction was accounted for using the purchase method of accounting and accordingly, the balances and results of operations of the branches are included in the consolidated financial statements of South Branch only from the date of purchase.

At the close of business March 31, 1998, South Branch acquired 60% of the outstanding common stock of Capital State, a Charleston, West Virginia state chartered bank with total assets approximating $44 million at the time of acquisition, in exchange for 183,465 shares of South Branch's common stock. South Branch had previously acquired 40% of Capital State's outstanding common stock during 1997. This acquisition was accounted for using the purchase method of accounting, and accordingly, the assets and liabilities and results of operations of Capital State are reflected in the Company's consolidated financial statements beginning April 1, 1998.

Refer to Note 3 of the accompanying consolidated financial statements for additional information regarding these acquisitions.

RESULTS OF OPERATIONS

Earnings Summary

South Branch reported net income of $414,000 for the three months ended June 30, 1999 compared to $412,000 for the second quarter of 1998, representing an 0.5% increase. For the six month period ended June 30, 1999, South Branch's net income of $862,000, increased 8.0% from the $798,000 reported for the same period of 1998. The increase in earnings for both the quarterly and six month periods resulted primarily from growth in interest earning assets and improved service fee revenues.

Basic and diluted earnings per common share were $0.70 for the quarter ended June 30, 1999, compared to the $0.69 reported for the second quarter of 1998. For the six month period ended June 30, 1999, basic and diluted earnings per common share totaled $1.46, compared to $1.58 for the same period of 1998. The declines in year-to-date earnings per share are attributable to the dilution arising from acquisition of Capital State. The dilutive effect of this acquisition is expected to be offset in the future by improved earnings performance of Capital State resulting from its continued asset growth and planned cost control initiatives.

Net Interest Income

The Company's net interest income on a fully tax-equivalent basis totaled $4,141,000 for the six month period ended June 30, 1999 compared to $3,188,000 for the same period of 1998, representing an increase of $953,000 or 29.9%.
This increase resulted from growth in the volume of earning assets as result of the acquisitions of Capital State and the Greenbrier County branches and as a result of solid Company-wide loan growth. South Branch's net yield on interest earning assets however decreased to 4.0% for the six month period ended June 30, 1999, compared to 4.3% for the same period in 1998. Growth in net interest income is expected to continue due to anticipated continued growth in volumes of interest earning asset, principally loans, over the near term. Conversely, the Company's net yield on earning assets is anticipated to continue to contract over the balance of 1999, primarily due to the declining yields on loans as result of generally lower interest rates and an increasingly competitive market for quality new credits.

Further analysis of the Company's yields on interest earning assets and interest bearing liabilities are presented in Table I below.

Table 1 - Average Balance Sheet and Net Interest Income Analysis

                                                June 30, 1999                                 June 30, 1998
                                    -------------------------------------        --------------------------------------------
                                      Average       Earnings/     Yield/            Average       Earnings/           Yield/
                                      Balance       Expense       Rate              Balance       Expense              Rate
                                    ----------     ---------     --------        -----------      ----------          -------
Interest earning assets
  Loans, net of unearned income     $  154,526     $   6,658       8.6%          $  109,934       $    5,136            9.3%
  Securities
    Taxable                             38,020         1,230       6.5%              28,163              927            6.6%
    Tax-exempt (1)                       6,187           241       7.8%               6,083              242            8.0%
  Federal Funds sold and interest
    bearing deposits other banks         8,932           217       4.9%               4,648              134            5.8%
                                    ----------     ---------      ----           ----------       ----------            ---
Total interest earning assets          207,665         8,346       8.0%             148,828            6,439            8.7%
                                                   ---------      ----                            ----------            ---

Noninterest earning assets
  Cash & due from banks                  4,253                                        3,547
  Bank premises and equipment            6,312                                        3,879
  Other assets                           3,943                                        6,222
  Allowance for loan losses             (1,403)                                      (1,079)
                                    ----------                                   ----------
          Total assets              $  220,770                                   $  161,397
                                    ==========                                   ==========

Interest bearing liabilities
  Interest bearing demand deposits  $   32,263     $     515       3.2%          $   21,650       $      355            3.3%
  Savings deposits                      21,391           293       2.7%              15,147              242            3.2%
  Time deposits                        100,693         2,710       5.4%              76,490            2,194            5.7%
  Short-term borrowings                  8,954           172       3.8%               5,637              122            4.3%
  Long-term borrowings                  18,314           515       5.6%              10,397              338            6.5%
                                    ----------     ---------      ----           ----------       ----------            ---
 Total interest bearing liabilities    181,615         4,205       4.6%             129,321            3,251            5.0%
                                                   ---------      ----                            ----------            ---

Noninterest bearing liabilities
  and shareholders' equity
  Demand deposits                       14,156                                       10,617
  Other liabilities                      1,510                                        1,325
  Shareholders' equity                  23,489                                       20,134
                                    ----------                                   ----------
        Total liabilities and
        shareholders' equity        $  220,770                                   $  161,397
                                    ==========                                   ==========

Net interest earnings                              $   4,141                                      $    3,188
                                                   =========                                      ==========
Net yield on interest earning assets                               4.0%                                                 4.3%
                                                                   ===                                                  ===

(1) - Interest income on tax-exempt securities has been adjusted assuming an effective tax rate of 34% for both periods presented. The tax equivalent adjustment resulted in an increase in interest income of $82,000 and $82,000 for the periods ended June 30, 1999 and 1998, respectively.

Credit Experience

The provision for loan losses represents charges to earnings necessary to maintain an adequate allowance for potential future loan losses. Management's determination of the appropriate level of the allowance is based on an ongoing analysis of credit quality and loss potential in the loan portfolio, change in the composition and risk characteristics of the loan portfolio, and the anticipated influence of national and local economic conditions. The adequacy of the allowance for loan losses is reviewed quarterly and adjustments are made as considered necessary.

The Company recorded a $160,000 provision for loan losses for the first six months of 1999, compared to $120,000 for the same period in 1998. This increase reflects the acquisition of Capital State and continued growth of the loan portfolio. Net loan charge-offs for the first half of 1999 were $66,000, as compared to $38,000 over the same period of 1998. At June 30, 1999, the allowance for loan losses totaled $1,466,000 or 0.9% of loans, net of unearned income, compared to $1,249,000 or 1.0% of loans, net of unearned income at December 31, 1998. See Note 6 of the notes to the accompanying consolidated financial statements for an analysis of the activity in the Company's allowance for loan losses for the six month periods ended June 30, 1999 and 1998 and for the year ended December 31, 1998.

As illustrated in Table II below, the Company's non-performing assets and loans past due 90 days or more and still accruing interest has increased from $749,000 at December 31, 1998. to $1,203,000 at June 30, 1999. This increase resulted principally from a single borrower's credits totaling $400,000 that were past due more than 90 days at June 30, 1999. These credits were paid off in full by the borrower in July 1999.

Table II - Summary of Past Due Loans and Non-Performing Assets
(in thousands of dollars)

                                                          June 30                December 31,
                                                   ---------------------
                                                    1999           1998              1998
                                                   ------          -----             ----
Loans contractually past due 90 days or
   more still accruing interest                    $  698          $ 106            $ 355
Non-performing assets:
       Non-accruing loans                             310            139              297
       Repossessed assets                              17             11               12
       Foreclosed properties                          178             19               85
                                                    -----          -----            -----

                                                   $1,203          $ 275            $ 749
                                                   ======          =====            =====

Percentage of total loans                             0.7%           0.2%             0.5%
                                                   ======          =====            =====

Noninterest Income and Expense

Total other income increased approximately $78,000 or 27.1% to $364,000 during the first six months of 1999, as compared to the first six months of 1998. The most significant item contributing to this increase was service fees on deposits, which increased $82,000 from approximately $176,000 to $258,000, or 46.8%. This resulted primarily from a change in SBVNB's deposit fee structure and improved realization of fee income at Capital State during the first half of 1999. Management expects the Company will achieve similar levels of service fee income throughout the remainder of 1999.

Total noninterest expense increased approximately $842,000, or 40.7% to $2,910,000 during the first six months of 1999 as compared to $2,068,000 for the first six months of 1998. This increase resulted due to: only one quarter of Capital State's noninterest expenses being included in consolidated noninterest expense for the first half of 1998 due to its acquisition on April 1, 1998, one time acquisition costs as well as operating costs associated with the Greenbrier County branches acquired April 22, 1999, and one time start up costs related to the organization and opening of SVNB.

FINANCIAL CONDITION

Total assets of the Company were $271,866,000 at June 30, 1999, compared to $192,999,000 at December 31, 1998, representing a 40.9% increase. Table III below serves to illustrate significant changes in the Company's financial position between December 31, 1998 and June 30, 1999.



                                  Table III -
                       Summary of Significant Changes in
                              Financial Position
                           (in thousands of dollars)

                                                  Balance                                                              Balance
                                                 December 31,                Increase (Decrease)                        June 30,
                                                                    ---------------------------------
                                                    1998                 Amount            Percentage                     1999
                                              ---------------       ------------           -----------            ---------------
          Assets
          Securities available for sale                31,410             33,103               105.4%                     64,513
          Loans, net of unearned income               144,142             27,493                19.1%                    171,635

          Liabilities
          Noninterest bearing deposits        $        11,455        $     6,466                56.4%             $       17,921
          Interest bearing deposits                   134,918             56,789                42.1%                    191,707
          Short-term borrowings                         4,644             11,669               251.3%                     16,313
          Long-term borrowings                         16,469              4,334                26.3%                     20,803

The increase in securities available for sale resulted primarily from the purchase of U.S. government agency securities and mortgage backed securities during the first half of 1999. Purchases of these securities were made primarily to invest a significant portion of the $34.3 million in net funds the Company realized in conjunction with the acquisition of three branch banks in Greenbrier County, West Virginia in April 1999, and as part of South Branch's ongoing asset/liability management strategy, which strives to minimize interest rate risk while enhancing the financial position of the Company.

Growth in both noninterest bearing and interest bearing deposits reflects the approximate $47.2 million in deposits acquired with the Greenbrier County branches and SVNB's deposit growth to $10.4 million at June 30, 1999 following the new Bank's opening in May 1999.

Growth in loans during the first six months of 1999, occurring primarily in the commercial and real estate portfolios, was funded principally by short- and long-term borrowings from the Federal Home Loan Bank and by deposits acquired with the Greenbrier County branches.

Refer to Notes 4, 5 and 8 of the notes to the accompanying consolidated financial statements for additional information with regard to changes in the composition of the South Branch's securities, loans and deposits between June 30, 1999 and December 31, 1998.

LIQUIDITY

Liquidity reflects the Company's ability to ensure the availability of adequate funds to meet loan commitments and deposit withdrawals, as well as provide for other transactional requirements. Liquidity is provided primarily by funds invested in cash and due from banks, Federal funds sold, securities and interest bearing deposits with other banks maturing within one year, and lines of credit with the Federal Home Loan Bank which totaled approximately $48.6 million at June 30, 1999 versus $45.1 million at December 31, 1998. Further enhancing the Company's liquidity is the availability as of June 30, 1999 of additional securities totaling $64.5 million classified as available for sale in response to an unforeseen need for liquidity.

The Company's liquidity position is monitored continuously to ensure that day-to-day as well as anticipated funding needs are met. Management is not aware of any trends, commitments, events or uncertainties that have resulted in or are reasonably likely to result in a material change to the South Branch's liquidity.

CAPITAL RESOURCES

Maintenance of a strong capital position is a continuing goal of Company management. Through management of its capital resources, the Company seeks to provide an attractive financial return to its shareholders while retaining sufficient capital to support future growth. Shareholders' equity at June 30, 1999 totaled $23,631,000 compared to $24,145,000 at December 31, 1998, representing a decline of 2.1% which resulted primarily from the net unrealized loss of $1,099,000 on available for sale securities during the first half of 1999.

See Note 9 of the notes to the accompanying consolidated financial statements for information regarding regulatory restrictions on the Company's and its subsidiaries' capital.

YEAR 2000

The Year 2000 Issue is the result of many existing computer programs and other date dependent electronic devices using only the last two digits, as opposed to four digits, to indicate the year. Such computer systems and devices may be unable to recognize a year that begins with 20XX instead of 19XX. If not corrected, the computer programs and devices could cause systems to fail or other computer errors, leading to possible disruptions in operations or creation of erroneous results. South Branch recognizes the significant potential risk associated with the Year 2000 Issue and, in a Company-wide effort, is taking steps to ensure that its internal systems are secure from such failure.

The Company's Year 2000 Plan ("Plan") addresses all its systems, software, hardware, and infrastructure components. The Plan identifies and addresses "Mission Critical" and "Non-mission Critical" components for Information Technology ("IT") systems and Non-information Technology ("Non-IT") systems. IT includes, for example, systems that service loan and deposit customers. Non-IT systems include security systems, elevators, utilities and voice/data communications. An application, system, or process is deemed "Mission Critical" if it is vital to the successful continuance of a core business activity.

South Branch's Plan follows a five phase approach recommended by bank regulatory authorities. These phases are: Awareness, Assessment, Renovation, Testing/Validation, and Implementation. During the Awareness Phase, management gathered information and appointed a project steering committee to coordinate the Company's Year 2000 efforts. In the Assessment Phase, South Branch identified its Mission Critical IT and Non-IT systems and performed an inventory of all systems, software, hardware, equipment and components that potentially could be affected by the Year 2000 issue. The Renovation Phase involves implementing program changes and new components, where applicable, to accommodate identified Year 2000 issues. In the Testing/Validation Phase, the Company is testing renovated applications and components to ensure they are Year 2000 compliant. During the Implementation Phase, applications, systems and other components are fine-tuned and final programs and components are placed into operation.

South Branch's estimated progress as of June 30, 1999 towards meeting the Plan's goals for both IT and Non-IT systems by phase are as follows:

                                              Estimated
                                              Percent               Completion
          Phase                               Complete              Date
          -----                               --------              ----
          Mission Critical
            Awareness                         100%                  06/30/1998
            Assessment                        100%                  09/30/1998
            Renovation                        100%                  06/30/1999
            Testing/Validation                100%                  06/30/1999
            Implementation                    100%                  06/30/1999

          Non-mission Critical
            Awareness                         100%                  06/30/1998
            Assessment                        100%                  09/30/1998
            Renovation                        100%                  06/30/1999
            Testing/Validation                100%                  06/30/1999
            Implementation                    100%                  06/30/1999

South Branch depends on various third-party vendors, suppliers, and service providers, and will be dependent on their continued service in order to avoid business interruptions. Any interruption in a third party's ability to provide goods and services, such as issues with telecommunication links and providers of electricity, could interrupt South Branch's ability to meet its customer's needs. South Branch has identified several third-party relationships considered Mission Critical, and is presently working with each to test transactions and/or interfaces between its processors, obtain appropriate information from each party, or assess each party's readiness with regard to the Year 2000 Issue.

Identifiable costs for the Company's Year 2000 project during 1999 approximated $20,000, substantially all of which were capital expenditures for the replacement of computers and other date dependent electronic devices. The cost to complete the Plan is not expected to exceed $20,000.

Major business risks associated with the Year 2000 problem include, but are not limited to, infrastructure failures, disruptions to the economy in general, excessive cash withdrawal activity, closure of government offices and clearing houses, and increased problem loans and credit losses in the event that borrowers fail to properly respond to the problem. These risks, along with the unlikely risk of South Branch failing to adequately complete the remaining phases of its Plan and the resulting possible inability to properly process business transactions expose the Company to loss of revenues, litigation, and asset quality deterioration.

The Year 2000 problem is unique in that it has never previously occurred; thus, it is not possible to completely foresee or quantify the overall or any specific financial or operational impacts to the Company or to third parties which provide Mission Critical services to the Company. South Branch has developed comprehensive Year 2000 contingency plans in the event that Mission Critical third party vendors or other third parties fail to adequately address Year 2000 issues. Such plans principally involve internal remediation or utilization of alternative vendors.

                         INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Potomac Valley Bank
Petersburg, West Virginia

  We have audited the accompanying balance sheets of Potomac Valley Bank as of December 31, 1998 and 1997, and the related statements of income, comprehensive income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Potomac Valley Bank as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.


                                  /s/ ARNETT & FOSTER, P.L.L.C.

Charleston, West Virginia
January 8, 1999

                              POTOMAC VALLEY BANK

                                BALANCE SHEETS
                          December 31, 1998 and 1997

       ASSETS                                            1998         1997
                                                      -----------  -----------
Cash and due from banks                               $ 1,823,579  $ 1,998,871
Federal funds sold                                      5,900,000    7,300,000
Securities available for sale                          32,029,950   23,875,637
Securities held to maturity (estimated fair
  value 1998 $1,555,954; 1997 $7,669,962)               1,538,520    7,711,890
Loans, less allowance for loan losses of $741,315
  and $593,836, respectively                           50,393,404   51,005,642
Bank premises and equipment, net                        1,607,049    1,688,425
Accrued interest receivable                               695,244      677,315
Other assets                                              309,476      335,235
                                                      -----------  -----------

       Total assets                                   $94,297,222  $94,593,015
                                                      ===========  ===========

       LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
  Deposits:
     Non interest bearing                             $ 9,098,263  $ 7,188,267
     Interest bearing                                  72,869,583   75,877,809
                                                      -----------  -----------
       Total deposits                                  81,967,846   83,066,076
  Accrued interest and other liabilities                  516,442      398,083
                                                      -----------  -----------

       Total liabilities                               82,484,288   83,464,159
                                                      -----------  -----------

Commitments and Contingencies

Shareholders' Equity
  Common stock, $10 par value, authorized
     and issued 90,000 shares                             900,000      900,000
  Capital surplus                                       1,500,000    1,500,000
  Retained earnings                                     9,255,508    8,656,637
  Accumulated other comprehensive income                  157,426       72,219
                                                      -----------  -----------

        Total shareholders' equity                     11,812,934   11,128,856
                                                      -----------  -----------

        Total liabilities and shareholders' equity    $94,297,222  $94,593,015
                                                      ===========  ===========

                       See Notes to Financial Statements

                              POTOMAC VALLEY BANK

                              STATEMENT OF INCOME
                 Years Ended December 31, 1998, 1997 and 1996

                                                     1998        1997         1996
                                                  ----------  -----------  -----------
Interest income:
  Interest and fees on loans:
     Taxable                                      $4,281,293  $4,421,378   $4,210,977
     Tax-exempt                                      120,307     114,406      124,230
  Interest and dividends on securities:
     Taxable                                       1,708,779   1,653,501    1,605,250
     Tax-exempt                                      229,940     372,283      469,431
  Interest on Federal funds sold                     418,957     206,624       73,720
                                                  ----------  ----------   ----------
       Total interest income                       6,759,276   6,768,192    6,483,608
                                                  ----------  ----------   ----------

Interest expense:
  Interest on deposits                             3,245,052   3,472,810    3,540,151
  Interest on Federal funds purchased                      -          59       13,863
                                                  ----------  ----------   ----------
       Total interest expense                      3,245,052   3,472,869    3,554,014
                                                  ----------  ----------   ----------

       Net interest income                         3,514,224   3,295,323    2,929,594

  Provision for loan losses                          345,000     399,281      330,000
                                                  ----------  ----------   ----------
       Net interest income after provision for
          loan losses                              3,169,224   2,896,042    2,599,594
                                                  ----------  ----------   ----------

Other income:
  Service fees                                        87,535      81,606       82,215
  Insurance commissions                               20,406      29,131       28,811
  Securities gains (losses)                                -     (81,982)     (13,281)
  Other                                               35,516      21,082       20,814
                                                  ----------  ----------   ----------
       Total other income                            143,457      49,837      118,559
                                                  ----------  ----------   ----------

Other expenses:
  Salaries and employee benefits                   1,217,778   1,059,335    1,026,769
  Net occupancy expense                              155,507     144,868      139,030
  Equipment rentals, depreciation
     and maintenance                                 156,722     150,792      137,225
  Other                                              632,664     558,850      451,465
                                                  ----------  ----------   ----------
       Total other expenses                        2,162,671   1,913,845    1,754,489
                                                  ----------  ----------   ----------

Income before income tax expense                   1,150,010   1,032,034      963,664

  Income tax expense                                 281,139     251,981       42,375
                                                  ----------  ----------   ----------

       Net income                                 $  868,871  $  780,053   $  921,289
                                                  ==========  ==========   ==========

Basic earnings per common share                   $     9.65  $     8.67   $    10.24
                                                  ==========  ==========   ==========

Average common shares outstanding                     90,000      90,000       90,000
                                                  ==========  ==========   ==========

                       See Notes to Financial Statements

                              POTOMAC VALLEY BANK

                      STATEMENTS OF COMPREHENSIVE INCOME
                 Years Ended December 31, 1998, 1997 and 1996

                                                    1998      1997       1996
                                                  --------  --------  ----------
Net income                                        $868,871  $780,053  $ 921,289
                                                  --------  --------  ---------

Other comprehensive income, net of tax:
  Unrealized gains on investment securities:
     Gain (loss) arising during the period          85,207   212,215   (171,625)
     Reclassification adjustments (adjustments
       for years ended December 31, 1997
       and 1996 are not presented)                       -         -          -
                                                  --------  --------  ---------

  Other comprehensive income                        85,207   212,215   (171,625)
                                                  --------  --------  ---------

Comprehensive income                              $954,078  $992,268  $ 749,664
                                                  ========  ========  =========

                       See Notes to Financial Statements

                              POTOMAC VALLEY BANK


                      STATEMENTS OF SHAREHOLDERS' EQUITY
                 Years ended December 31, 1998, 1997 and 1996

                                                                                      Accumulated        Total
                                                                                         Other          Share-
                                                    Common     Capital    Retained   Comprehensive      holders'
                                                     Stock     Surplus    Earnings       Income         Equity
                                                  --------  ----------  ----------   -------------   -----------
Balance, December 31, 1995                        $900,000  $1,500,000  $7,495,295       $  31,629   $ 9,926,924

 Net income                                              -           -     921,289               -       921,289

 Cash dividends declared
   on common stock
   ($3.00 per share)                                     -           -    (270,000)              -      (270,000)

 Change in net unrealized
   gain (loss) on
   securities                                            -           -           -        (171,625)     (171,625)
                                                  --------  ----------  ----------   -------------   -----------

Balance, December 31, 1996                         900,000   1,500,000   8,146,584        (139,996)   10,406,588

 Net income                                              -           -     780,053               -       780,053

 Cash dividends declared
   on common stock
   ($3.00 per share)                                     -           -    (270,000)              -      (270,000)

 Change in net unrealized
   gain (loss) on
   securities                                            -           -           -         212,215       212,215
                                                  --------  ----------  ----------   -------------   -----------

Balance, December 31, 1997                         900,000   1,500,000   8,656,637          72,219    11,128,856

 Net income                                              -           -     868,871               -       868,871

 Cash dividends declared
   on common stock
   ($3.00 per share)                                     -           -    (270,000)              -      (270,000)

 Change in net unrealized
   gain (loss)
   on securities                                         -           -           -          85,207        85,207
                                                  --------  ----------  ----------   -------------   -----------

Balance, December 31, 1998                        $900,000  $1,500,000  $9,255,508       $ 157,426   $11,812,934
                                                  ========  ==========  ==========   =============   ===========

                       See Notes to Financial Statements

                              POTOMAC VALLEY BANK

                           STATEMENTS OF CASH FLOWS
                 Years Ended December 31, 1998, 1997 and 1996

                                                                    1998           1997          1996
                                                                ------------   -----------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                    $    868,871   $   780,053   $    921,289
  Adjustments to reconcile net income to net cash
     provided by operating activities:
  Depreciation                                                       150,077       152,268        151,100
  Provision for loan losses                                          345,000       399,281        330,000
  Provision for deferred income tax expense (benefits)               (92,465)        8,730       (101,608)
  Gain on sale of other real estate owned                            (14,074)            -              -
  Securities (gains) losses                                                -        81,982         13,281
  (Accretion) amortization of securities
     premiums and discounts, net                                      82,741        78,267         77,918
  (Increase) decrease in accrued interest receivable                 (17,929)       76,304         34,021
  (Increase) decrease in other assets                                 67,450       (15,479)       (59,950)
  Increase (decrease) in accrued interest and
     other liabilities                                               118,359      (512,181)       (18,466)
                                                                ------------   -----------   ------------

     Net cash provided by operating activities                     1,508,030     1,049,225      1,347,585
                                                                ------------   -----------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from maturities and calls of securities
     held to maturity                                              6,035,000     2,649,285      3,050,000
  Principal payments received on securities held
     to maturity                                                     135,320       109,848        127,079
  Purchases of securities held to maturity                                 -             -       (699,180)
  Proceeds from maturities and calls of securities available
     for sale                                                      2,725,000     2,150,000        395,000
  Proceeds from sales of securities available for sale                     -     8,726,113     29,802,340
  Principal payments received on securities
     available for sale                                            2,633,727     1,821,166      1,410,736
  Purchases of securities available for sale                     (13,453,047)   (9,680,891)   (33,119,313)
  Principal collected on (loans made to) customers, net              207,535    (1,076,664)    (3,049,954)
  Purchases of bank premises and equipment                           (68,701)     (138,746)       (44,130)
  (Increase) decrease in Federal funds sold                        1,400,000    (6,800,000)      (500,000)
  Proceeds from sale of other real estate owned                       70,074             -              -
                                                                ------------   -----------   ------------

     Net cash (used in) investing activities                        (315,092)   (2,239,889)    (2,627,422)
                                                                ------------   -----------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase (decrease) in non interest bearing
     demand deposits                                               1,909,996      (916,153)     2,160,067
  Increase (decrease) in NOW and savings accounts                   (941,935)    1,955,071      1,837,801
  Proceeds from sales of (payments for matured)
     time deposits, net                                           (2,066,291)     (917,840)      (586,424)
  Increase (decrease) in Federal funds purchased                           -             -     (1,500,000)
  Dividends paid                                                    (270,000)     (270,000)      (270,000)
                                                                ------------   -----------   ------------

     Net cash provided by (used in) financing
       activities                                                 (1,368,230)     (148,922)     1,641,444
                                                                ------------   -----------   ------------

                                   Continued

                 Years Ended December 31, 1998, 1997 and 1996

                                                          1998          1997         1996
                                                       -----------  ------------  ----------

    Increase (decrease) in cash and due from banks       (175,292)   (1,339,586)     361,607

  Cash and due from banks:
     Beginning                                          1,998,871     3,338,457    2,976,850
                                                       ----------   -----------   ----------

     Ending                                            $1,823,579   $ 1,998,871   $3,338,457
                                                       ==========   ===========   ==========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION
  Cash payments for:
     Interest on deposits                              $3,267,530   $ 3,450,290   $3,573,653
                                                       ==========   ===========   ==========

     Interest on Federal funds purchased               $        -   $        59   $   13,863
                                                       ==========   ===========   ==========

     Income taxes                                      $  232,800   $   224,533   $  192,022
                                                       ==========   ===========   ==========

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
  AND FINANCING ACTIVITIES

  Other real estate acquired in settlement of loans    $   59,703   $    70,000   $        -
                                                       ==========   ===========   ==========

  Purchases of securities available for sale
     pending settlement                                $        -   $         -   $  507,188
                                                       ==========   ===========   ==========



                       See Notes to Financial Statements

                              POTOMAC VALLEY BANK

                         NOTES TO FINANCIAL STATEMENTS

Note 1.Significant Accounting Policies

       Nature of business:  Potomac Valley Bank is a commercial bank with
       ------------------
       operations in Petersburg, West Virginia. The Bank provides retail and commercial loans and deposit services, principally to individuals and small businesses in Grant County and surrounding communities.

       Basis of financial statement presentation:  The accounting and reporting
       -----------------------------------------
       policies of Potomac Valley Bank conform to generally accepted accounting principles and to general practices within the banking industry.

       Use of estimates: The preparation of financial statements in conformity
       ----------------
       with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Presentation of cash flows:  For purposes of reporting cash flows, cash
       --------------------------
       and due from banks includes cash on hand and amounts due from banks (including cash items in process of clearing). Cash flows from demand deposits, NOW accounts, savings accounts and Federal funds purchased and sold are reported net since their original maturities are less than three months. Cash flows from loans and certificates of deposits and other time deposits are reported net.

       Securities:  Debt and equity securities are classified as "held to
       ----------
       maturity", "available for sale" or "trading" according to management's intent. The appropriate classification is determined at the time of purchase of each security and re-evaluated at each reporting date.

          Securities held to maturity - Debt securities for which the Bank has
          ---------------------------
          the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts.

          Securities available for sale - Securities not classified as "held to
          -----------------------------
          maturity" or as "trading" are classified as "available for sale". Securities classified as "available for sale" are those securities the Bank intends to hold for an indefinite period of time, but not necessarily to maturity. "Available for sale" securities are reported at estimated fair value net of unrealized gains or losses, which are adjusted for applicable income taxes, and reported as a separate component of shareholders' equity.

          Trading securities - There are no securities classified as "trading"
          ------------------
          in the accompanying financial statements.

       Realized gains and losses on sales of securities are recognized on the specific identification method. Amortization of premiums and accretion of discounts are computed using the interest method.

       Loans and allowance for loan losses:  Loans are stated at the amount of
       -----------------------------------
       unpaid principal and reduced by an allowance for loan losses.

       Interest on loans is accrued daily using methods which approximate a level yield on the outstanding principal balances.

       The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. The allowance is increased by provisions charged to operating expense and reduced by net charge-offs. The Bank makes continuous credit reviews of the loan portfolio and considers current economic conditions, historical loan loss experience,

                         NOTES TO FINANCIAL STATEMENTS

       review of specific problem loans and other factors in determining the adequacy of the allowance for loan losses. Loans are charged against the allowance for loan losses when management believes collectibility to be unlikely. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in conditions.

       A loan is impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due in accordance with the contractual terms of the specific loan agreement. Impaired loans, other than certain large groups of smaller-balance, homogeneous loans that are collectively evaluated for impairment, are required to be reported at the present value of expected future cash flows discounted using the loan's original effective interest rate or, alternatively, at the loan's observable market price, or at the fair value of the loan's collateral if the loan is collateral dependent. The method selected to measure impairment is made on a loan-by-loan basis, unless foreclosure is deemed to be probable, in which case the fair value of the collateral method is used.

       Generally, after management's evaluation, loans are placed on non-accrual status when principal or interest is greater than 90 days past due based upon the loan's contractual terms. Interest is accrued daily on impaired loans unless the loan is placed on non-accrual status. Impaired loans are placed on non-accrual status when the payments of principal and interest are in default for a period of 90 days, unless the loan is both well-secured and in the process of collection. Interest on non-accrual loans is recognized primarily using the cost-recovery method.

       Certain loan fees and direct loan costs are recognized as income or expense when incurred. Whereas, generally accepted accounting principles require that such fees and costs be deferred and amortized as adjustments of the related loan's yield over the contractual life of the loan. The Bank's method of recognition of loan fees and direct loan costs does not produce results which are materially different from those that would be recognized had Statement Number 91 of the Financial Accounting Standards Board been adopted.

       Bank premises and equipment:  Bank premises and equipment are stated at
       ---------------------------
       cost less accumulated depreciation. Depreciation is computed primarily by the straight-line method for Bank premises and equipment over the estimated useful lives of the assets. Repairs and maintenance expenditures are charged to operating expenses as incurred. Major improvements and additions to premises and equipment are capitalized.

       Income taxes:  The provision for income taxes includes Federal and state
       ------------
       income taxes and is based on pretax income reported in the financial statements, adjusted for transactions that may never enter into the computation of income taxes payable. Deferred tax assets and liabilities are determined based on differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Valuation allowances are established when it is determined to be more likely than not that some portion or all of the deferred tax assets will not be realized.

       Basic earnings per share:  Earnings per common share are computed based
       ------------------------
       upon the weighted-average shares outstanding. The weighted average number of shares used to calculate earnings per share was 90,000 for all years presented. During the years ended December 31, 1998, 1997 and 1996, the Bank did not have any potentially dilutive securities which had an impact on the Bank's earnings per share computations.

                         NOTES TO FINANCIAL STATEMENTS

          Emerging accounting standards:  In June 1998, the Financial Accounting
          -----------------------------
          Standards Board issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, which is required to be adopted in years beginning after June 15, 1999. The Statement permits early adoption as of the beginning of any fiscal quarter after its issuance. The Bank expects to adopt the new Statement effective December 31, 1999. The Statement will require the Bank to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities or firm commitments through earnings or recognized in other comprehensive income until the hedged items is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. Management does not anticipate that the adoption of the new Statement will have a significant impact on the Bank's earnings or financial position.

          Comprehensive Income:  During the year ended December 31, 1998, the
          --------------------
          Bank adopted Financial Accounting Standards Board Statement No. 130, Reporting Comprehensive Income. The Statement requires that financial statements presented for earlier periods be reclassified. The Statement allows the Bank to omit certain data regarding reclassification adjustments for earlier periods. The Bank has elected to omit data regarding reclassification adjustments for the years ended December 31, 1997 and 1996, as permitted by the Statement.

          Reclassifications:  Certain accounts in the financial statements for
          -----------------
          1997 and 1996, as previously presented, have been reclassified to conform to current year classifications.

Note 2.   Cash Concentrations

          At December 31, 1998 and 1997, the Bank had cash concentrations with two separate correspondent banks which consisted of amounts totaling $3,900,000 and $7,300,000 in Federal funds sold and $25,000 and $452,813 in a "due from" bank account, respectively. Federal funds sold are generally unsecured. Also "due from" bank account balances have limited insurance under current banking insurance regulations.

Note 3.   Securities

          The amortized cost, unrealized gains, unrealized losses and estimated fair values of securities at December 31, 1998 and 1997, are summarized as follows:

                                                                       1998
                                                  -------------------------------------------------
                                                                                           Carrying
                                                                                            Value
                                                                                         (Estimated
                                                  Amortized       Unrealized                Fair
                                                               ----------------------
                                                    Cost          Gains      Losses         Value)
                                                  -----------  ----------  ----------  ------------
          Available for sale:
             U.S. Treasury securities             $ 1,771,808  $ 19,833    $      -    $ 1,791,641
             U.S. government agencies and
               corporations                        13,689,279   116,829           -     13,806,108
             Mortgage backed securities -
               U.S. government agencies
               and corporations                     9,986,840   131,456     149,797      9,968,499
             Other                                    255,839         -           -        255,839
             Taxable state and political
               subdivisions                         1,400,028    43,656           -      1,443,684
             Taxable Federal Reserve Bank
               stock                                   69,850         -           -         69,850
             Federal Home Loan Bank stock             359,700         -           -        359,700
                                                  -----------  --------    --------    -----------
             Total taxable                         27,533,344   311,774     149,797     27,695,321
                                                  -----------  --------    --------    -----------

                         NOTES TO FINANCIAL STATEMENTS

                                                                                      1998
                                                            ---------------------------------------------------------
                                                                                                           Carrying
                                                                                                            Value
                                                                                                          (Estimated
                                                             Amortized               Unrealized            Fair
                                                                               -----------------------
                                                                Cost             Gains        Losses        Value)
                                                            -----------        ----------    ---------    -----------
          State and political subdivisions                    4,236,381            96,098           -       4,332,479
          Tax-exempt Federal Reserve
            Bank stock                                            2,150                 -           -           2,150
                                                            -----------        ----------    --------     -----------

          Total tax-exempt                                    4,238,531            96,098           -       4,334,629
                                                            -----------        ----------    --------     -----------

            Total                                           $31,771,875        $  407,872    $149,797     $32,029,950
                                                            ===========        ==========    ========     ===========
                                                                                     1998
                                                            ---------------------------------------------------------
                                                             Carrying
                                                              Value                                       Estimated
                                                            (Amortized               Unrealized              Fair
                                                                               -----------------------
                                                               Cost)             Gains        Losses        Value
                                                            -----------        ----------    --------     -----------
       Held to maturity:
          U.S. government agencies and
            corporations                                    $   249,651        $    3,474    $      -     $   253,125
          Mortgage backed securities -
            U.S. government agencies
            and corporations                                    645,936                53       3,915         642,074
                                                            -----------        ----------    --------     -----------

          Total taxable                                         895,587             3,527       3,915         895,199
                                                            -----------        ----------    --------     -----------

          State and political subdivisions                      642,933            17,822           -         660,755
                                                            -----------        ----------    --------     -----------

          Total tax-exempt                                      642,933            17,822           -         660,755
                                                            -----------        ----------    --------     -----------

            Total                                           $ 1,538,520        $   21,349    $  3,915     $ 1,555,954
                                                            ===========        ==========    ========     ===========

                         NOTES TO FINANCIAL STATEMENTS

                                                                   1997
                                              ----------------------------------------------
                                                                                   Carrying
                                                                                    Value
                                                                                  (Estimated
                                               Amortized         Unrealized          Fair
                                                            -------------------
                                                  Cost        Gains     Losses      Value)
                                              -----------   ----------  -------  -----------
       Available for sale:
          U.S. Treasury securities            $   783,963     $  5,179  $     -  $   789,142
          U.S. government agencies and
            corporations                        3,775,108       15,455    9,555    3,781,008
          Mortgage backed securities -
            U.S. government agencies
            and corporations                   12,561,305      138,902   52,710   12,647,497
          Other                                   298,497            -        -      298,497
          Taxable state and political
            subdivisions                        1,404,461       16,752        -    1,421,213
          Taxable Federal Reserve Bank
            stock                                  69,850            -        -       69,850
          Federal Home Loan Bank stock            359,700            -        -      359,700
                                              -----------     --------  -------  -----------

          Total taxable                        19,252,884      176,288   62,265   19,366,907
                                              -----------     --------  -------  -----------

          State and political subdivisions      4,471,272       36,407    1,099    4,506,580
          Tax-exempt Federal Reserve
            Bank stock                              2,150            -        -        2,150
                                              -----------     --------  -------  -----------

          Total tax-exempt                      4,473,422       36,407    1,099    4,508,730
                                              -----------     --------  -------  -----------

            Total                             $23,726,306     $212,695  $63,364  $23,875,637
                                              ===========     ========  =======  ===========

                                                                    1997
                                              ----------------------------------------------
                                               Carrying
                                                Value                             Estimated
                                              (Amortized          Unrealized         Fair
                                                            -------------------
                                                Cost)          Gains    Losses      Value
                                              -----------   ----------  -------  -----------
       Held to maturity:
          U.S. Treasury securities            $   499,447     $      -  $ 1,597  $   497,850
          U.S. government agencies and
            corporations                        5,746,239        2,727   30,815    5,718,151
          Mortgage backed securities -
            U.S. government agencies
            and corporations                      786,598            -   28,671      757,927
                                              -----------     --------  -------  -----------

          Total taxable                         7,032,284        2,727   61,083    6,973,928
                                              -----------     --------  -------  -----------

          State and political subdivisions        679,606       16,428        -      696,034
                                              -----------     --------  -------  -----------

          Total tax-exempt                        679,606       16,428        -      696,034
                                              -----------     --------  -------  -----------

            Total                             $ 7,711,890     $ 19,155  $61,083  $ 7,669,962
                                              ===========     ========  =======  ===========

                         NOTES TO FINANCIAL STATEMENTS

       Federal Reserve Bank stock and Federal Home Loan Bank stock are equity securities which are included in securities available for sale in the accompanying financial statements. Such securities are carried at cost, since they may only be sold back to the respective Federal Reserve Bank or Federal Home Loan Bank or another member at par value.

       Mortgage backed obligations of U.S government agencies and corporations are included in securities at December 31, 1998 and 1997, respectively. These obligations having contractual maturities ranging from within 1 year to 28 years are reflected in the following maturity distribution schedules based on their anticipated average life to maturity, which generally ranges from within 3 months to 16 years. Accordingly, discounts are accreted and premiums are amortized over the anticipated average life to maturity of the specific obligation.

       The maturities, amortized cost and estimated fair values of securities at December 31, 1998, are summarized as follows.

                                                 Held to maturity           Available for sale
                                          -----------------------------  -------------------------
                                                                                         Carrying
                                               Carrying                                   Value
                                                Value        Estimated                  (Estimated
                                             (Amortized        Fair       Amortized        Fair
                                                Cost)         Value          Cost         Value)
                                          ----------------   ----------  -----------   -----------
       Due within 1 year                  $        711,597   $  708,637  $ 7,302,205   $ 7,104,166
       Due after 1 but within 5 years              826,923      847,317   17,240,853    17,593,625
       Due after 5 but within 10 years                   -            -    6,265,314     6,356,345
       Due after 10 years                                -            -      531,803       544,114
       Equity securities                                 -            -      431,700       431,700
                                          ----------------   ----------  -----------   -----------

          Total                           $      1,538,520   $1,555,954  $31,771,875   $32,029,950
                                          ================   ==========  ===========   ===========

       The maturity distribution above includes securities available for sale with an estimated fair value of $3,970,382 and amortized cost of $3,924,790 which are callable by their issuer prior to maturity.

       The proceeds from sales, calls and maturities of securities, including transactions related to the restructuring of the portfolio and principal payments received on mortgage-backed securities and the related gross gains and losses realized for the years ended December 31, 1998, 1997 and 1996, are as follows:

                                                   Proceeds From              Gross Realized
                                          ----------------------------------  ---------------
                                                      Calls and   Principal
       For the Years Ended                  Sales     Maturities  Payments    Gains   Losses
       -------------------                ----------  ----------  ----------  ------  -------
              December 31,
                 1998
                    Securities held
                    to maturity           $        -  $6,035,000  $  135,320  $    -  $     -
                                          ----------  ----------  ----------  ------  -------

                    Securities available
                    for sale                       -   2,725,000   2,633,727       -        -
                                          ----------  ----------  ----------  ------  -------

                                          $        -  $8,760,000  $2,769,047  $    -  $     -
                                          ==========  ==========  ==========  ======  =======
                 1997
                    Securities held
                    to maturity           $        -  $2,649,285  $  109,848  $    -  $     -
                                          ----------  ----------  ----------  ------  -------

                    Securities
                    available for sale     8,726,113   2,150,000   1,821,166   1,283   83,265
                                          ----------  ----------  ----------  ------  -------

                                          $8,726,113  $4,799,285  $1,931,014  $1,283  $83,265
                                          ==========  ==========  ==========  ======  =======

                         NOTES TO FINANCIAL STATEMENTS

                                                     Proceeds From                  Gross Realized
                                          ---------------------------------------  ----------------
                                                       Calls and     Principal
        For the Years Ended                  Sales     Maturities     Payments      Gains   Losses
        -------------------               -----------  ----------  --------------  -------  -------
                  1996
                    Securities held
                    to maturity           $         -  $3,050,000      $  127,079  $     -  $     -

                    Securities
                    available for sale     29,802,340     395,000       1,410,736   67,851   81,132
                                          -----------  ----------      ----------  -------  -------

                                          $29,802,340  $3,445,000      $1,537,815  $67,851  $81,132
                                          ===========  ==========      ==========  =======  =======

        At December 31, 1998 and 1997, securities carried at $5,614,154 and $5,728,988, respectively, with estimated fair values of $5,700,087 and $5,729,127, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

        Included in obligations of state and political subdivisions at December 31, 1998 and 1997, were certain obligations of the State of West Virginia with total amortized costs of $2,051,498 and $2,214,163, respectively, and estimated fair values of $2,114,238 and $2,252,839, respectively. There are no significant concentrations to any one political subdivision or agency within the state.

Note 4. Loans

        Major classifications of loans are as follows:

                                                              1998          1997
                                                          -----------   -----------
        Commercial, financial and agricultural            $12,402,095   $10,573,610
        Real estate - mortgage                             27,127,344    27,420,228
        Installment loans                                  10,108,031    12,232,958
        Other                                               1,497,249     1,372,682
                                                          -----------   -----------
             Total loans                                   51,134,719    51,599,478
           Less allowance for loan losses                    (741,315)     (593,836)
                                                          -----------   -----------

           Loans, net                                     $50,393,404   $51,005,642
                                                          ===========   ===========

        Included in the balance of net loans are non-accrual loans approximating $485,866 and $77,817 at December 31, 1998 and 1997, respectively. Also, if interest on non-accrual loans had been accrued, such income would have approximated $27,500, $3,791 and $26,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

        The following presents loan maturities at December 31, 1998, without regard to scheduled periodic principal repayments on amortizing loans:


                                      Balance                   After One
                                      Dec. 31,      One Year     Year to    After Five
                                       1998         or Less     Five Years     Years
                                     -----------  -----------  -----------  ----------
        Commercial, financial and
           agricultural              $12,402,095  $ 6,838,000  $ 4,971,000  $  593,095
        Real estate - mortgage        27,127,344   14,926,000    9,099,000   3,102,344
        Installment loans             10,108,031    6,266,000    3,673,000     169,031
        Other                          1,497,249    1,497,249            -           -
                                     -----------  -----------  -----------  ----------

           Total                     $51,134,719  $29,527,249  $17,743,000  $3,864,470
                                     ===========  ===========  ===========  ==========

                         NOTES TO FINANCIAL STATEMENTS

        At December 31, 1998, loans due after one year with fixed interest rates approximated $20,872,171 and loans due after one year with variable interest rates approximated $735,299.

        In the past the Bank has made loans, in the normal course of business, to its directors, officers and employees and will continue to make such loans in the future. At December 31, 1998 and 1997, outstanding loans of this nature totaled $5,775,805 and $3,927,566, respectively.

        The following presents the activity with respect to related party loans aggregating $60,000 or more to any one related party. Other changes represent loan lines paid below or extended above $60,000 during the year.

                                        1998          1997
                                    ------------  ------------
            Balance, beginning      $ 2,591,698   $ 2,016,163
               Additions              1,658,700     1,778,388
               Amounts collected     (1,081,670)   (1,202,853)
               Other                  1,387,790             -
                                    -----------   -----------

            Balance, ending         $ 4,556,518   $ 2,591,698
                                    ===========   ===========

        Concentration of Credit Risk: The Bank generally grants agricultural,
        ----------------------------
        commercial, residential and installment loans to customers within an approximate twenty-five mile radius of Petersburg, West Virginia.

        Included in total loans at December 31, 1998 and 1997, are loans to individuals and businesses who are engaged in poultry farming. Such loans approximated $1,432,631 and $2,505,352 at December 31, 1998 and 1997, respectively. These loans are generally secured by land and the attached facilities.

Note 5. Allowance for Loan Losses

        An analysis of the allowance for loan losses, is as follows:

                                                           1998        1997        1996
                                                        ---------   ---------   ---------
        Balance, beginning of year                      $ 593,836   $ 508,404   $ 654,184
                                                        ---------   ---------   ---------

        Losses:
           Commercial, financial and agricultural         178,454      92,650     380,446
           Real estate - mortgage                           1,057       5,000           -
           Installment loans                               80,312     204,804     103,413
           Other                                              571      58,470           -
                                                        ---------   ---------   ---------

            Total                                         260,394     360,924     483,859
                                                        ---------   ---------   ---------

        Recoveries:
           Commercial, financial and agricultural             200      25,000         749
           Real estate - mortgage                             250       1,000           -
           Installment loans                               57,199      20,075       7,330
           Other                                            5,224       1,000           -
                                                        ---------   ---------   ---------

            Total                                          62,873      47,075       8,079
                                                        ---------   ---------   ---------

        Net (losses) recoveries                          (197,521)   (313,849)   (475,780)
                                                        ---------   ---------   ---------
        Provision for loan losses                         345,000     399,281     330,000
                                                        ---------   ---------   ---------

        Balance, end of year                            $ 741,315   $ 593,836   $ 508,404
                                                        =========   =========   =========

                         NOTES TO FINANCIAL STATEMENTS

        The Bank's total recorded investment in impaired loans at December 31, 1998 and 1997, was $446,137 and $33,659, for which the related allowance for credit losses determined in accordance with Financial Accounting Standards Board Statements Nos. 114 and 118 was $73,000 and $5,000, respectively. The Bank's average investment in such loans approximated $466,169 and $67,861 for the years ended December 31, 1998 and 1997, respectively. The impaired loan at December 31, 1997, was collateral dependent and accordingly, the fair value of the loan's collateral was used to measure the impairment of the loan. For purposes of evaluating impairment, the Bank considers groups of smaller-balance, homogeneous loans to include: mortgage loans secured by residential property, other than those which significantly exceed the Bank's typical residential mortgage loan amount (currently those in excess of $100,000); credit card and consumer loans under $30,000; and collateralized commercial loans under $20,000.

        For the years ended December 31, 1998 and 1997, the Bank recognized approximately $5,990 and $0, respectively, in interest income on impaired loans. Using a cash-basis method of accounting, the Bank would have recognized approximately the same amount of interest income on such loans.

Note 6. Bank Premises and Equipment

        The major categories of bank premises and equipment and accumulated depreciation at December 31, 1998 and 1997, are summarized as follows:

                                                                        1998         1997
                                                                    -----------  -----------
        Land                                                        $   414,223  $   414,223
        Building and improvements                                     1,645,362    1,641,862
        Furniture and equipment                                         890,744      825,543
                                                                    -----------  -----------
                                                                      2,950,329    2,881,628
        Less accumulated depreciation                                 1,343,280    1,193,203
                                                                    -----------  -----------

        Bank premises and equipment, net                            $ 1,607,049  $ 1,688,425
                                                                    ===========  ===========

        Depreciation expense for the years ended December 31, 1998, 1997 and 1996, totaled $150,077, $152,268 and $151,100, respectively.

Note 7. Deposits

        The following is a summary of interest bearing deposits by type as of December 31, 1998 and 1997, respectively.

                                                                        1998         1997
                                                                    -----------  -----------
            NOW and Super NOW accounts                              $ 9,238,815  $ 9,114,273
            Money market accounts                                     7,572,434    5,973,801
            Savings accounts                                         13,001,194   15,666,304
            Certificates of deposit and other time deposits          43,057,140   45,123,431
                                                                    -----------  -----------

               Total                                                $72,869,583  $75,877,809
                                                                    ===========  ===========

        Time certificates of deposit in denominations of $100,000 or more totaled $9,433,801, $10,455,477 and $9,996,692 at December 31, 1998,
        1997 and 1996, respectively. Interest paid on such time certificates totaled $402,848, $458,606 and $472,471 for the years ended December 31, 1998, 1997 and 1996, respectively.

                         NOTES TO FINANCIAL STATEMENTS

        The following is a summary of the maturity distribution of certificates of deposit in amounts of $100,000 or more as of December 31, 1998:

                                                                         Amount     Percent
                                                                       -----------  -------
            Three months or less                                       $ 4,531,858     48.0
            Three through six months                                     2,240,427     23.7
            Six through twelve months                                    1,590,414     16.9
            Over twelve months                                           1,071,102     11.4
                                                                       -----------    -----

               Total                                                   $ 9,433,801    100.0
                                                                       ===========    =====

        At December 31, 1998, the scheduled maturities of time deposits are as follows:

                   Year                                                  Amount
                   ----                                                -----------
                   1999                                                $37,256,377
                   2000                                                  4,281,171
                   2001                                                  1,176,947
                   2002                                                    342,645
                                                                       -----------

                                                                       $43,057,140
                                                                       ===========

Note 8. Short-Term Borrowings

        The Bank is a member of the Federal Home Loan Bank of Pittsburgh (FHLB). As a member, the Bank obtained a Flexline Commitment from the FHLB during 1998 for $2,500,000 to finance loan growth and/or meet liquidity needs as necessary. Any borrowing bears interest at the interest rate posted by the FHLB on the day of the borrowing and is subject to change daily. This line of credit is secured by a blanket lien on all unpledged and unencumbered assets of the Bank. The line expired December 31, 1998, and was renewed by the Bank for the next year. There were no amounts outstanding during 1998.


Note 9. Income Taxes

        The components of applicable income tax expense (benefit) for the years ended December 31, 1998, 1997 and 1996, are as follows:

                                                            1998         1997       1996
                                                         ---------     --------  ----------
            Current:
               Federal                                   $321,812      $181,161   $ 111,299
               State                                       51,792        62,090      32,684
                                                         --------      --------   ---------
                                                          373,604       243,251     143,983

            Deferred (Federal and state)                  (92,465)        8,730    (101,608)
                                                         --------      --------   ---------

               Total                                     $281,139      $251,981   $  42,375
                                                         ========      ========   =========

        A reconciliation between the amount of reported income tax expense and the amount computed by multiplying the statutory income tax rate by book pretax income for the years ended December 31, 1998, 1997 and 1996, is as follows:

                         NOTES TO FINANCIAL STATEMENTS

                                        1998                 1997                1996
                                -------------------  -------------------  -------------------
                                  Amount    Percent    Amount    Percent    Amount    Percent
                                ---------   -------  ---------   -------  ---------   -------
         Computed tax at
            applicable
            statutory rate      $ 391,003     34.0   $ 350,892     34.0   $ 327,646      34.0
         Increase (decrease)
            in taxes
            resulting from:
         Tax-exempt income       (119,084)   (10.4)   (165,474)   (16.0)   (201,845)    (20.9)
         Disallowed interest
            expense                14,827      1.3      23,270      2.3      30,058       3.1
         Increase (decrease)
            in deferred tax
            asset valuation
            allowance                   -        -           -        -    (119,600)    (12.4)
         State income taxes,
            net of Federal
            tax benefit           (34,183)    (3.0)     27,463      2.7      21,571       2.2
         Other, net               (39,791)    (3.5)     15,830      1.5     (15,455)     (1.6)
                                ---------   ------   ---------   ------   ---------   -------

            Applicable
              income
              taxes             $ 281,139     24.4   $ 251,981     24.5   $  42,375       4.4
                               ==========   ======   =========   ======   =========   =======

         Deferred income taxes for 1998, 1997 and 1996 reflect the impact of "temporary differences" between amounts of assets and liabilities for financial reporting purposes and such amounts as measured for tax purposes. Deferred tax assets and liabilities represent the future tax return consequences of temporary differences, which will either be taxable or deductible when the related assets and liabilities are recovered or settled.

         The tax effects of temporary differences which create the Bank's deferred tax assets and liabilities as of December 31, 1998 and 1997, are as follows:


         Deferred tax assets:                                       1998      1997
                                                                  --------  --------
              Allowance for loan losses                           $183,238  $116,797
              Depreciation                                          69,367    46,055
              Alternative minimum tax credit carryforward           23,612    20,906
                                                                  --------  --------
                                                                   276,217   183,758
                                                                  --------  --------
         Deferred tax liabilities:
              Net unrealized gain on securities                    100,649    46,173
              Discount accretion on tax exempt investments             257       263
                                                                  --------  --------
                                                                   100,906    46,436
                                                                  --------  --------

         Net deferred tax assets                                  $175,311  $137,322
                                                                  ========  ========

Note 10. Profit-Sharing Plan

         The Bank maintains a discretionary, non-contributory profit-sharing plan for substantially all full-time employees. The amount of the Bank's annual contribution is determined by the Board of Directors, subject to certain limitations as defined by the plan. Annual contributions for each employee covered may not exceed 15 percent of their respective annual salary. Profit-sharing expense was $75,769, $87,683 and $87,310 for the years ended December 31, 1998, 1997 and 1996, respectively.

                         NOTES TO FINANCIAL STATEMENTS

Note 11. Financial Instruments With Off-Balance Sheet Risk

         The Bank is a party of financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and credit cards. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statement of financial position. The contract amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

         Financial instruments whose contract            Contract Amount
                                                      ----------------------
            amounts represent credit risk                1998        1997
         ------------------------------------         ----------  ----------
         Commitments to extend credit                 $1,922,369  $2,077,307
         Credit cards                                    875,207     639,704
                                                      ----------  ----------

                                                      $2,797,576  $2,717,011
                                                      ==========  ==========

         The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include accounts receivable; inventory; property, plant and equipment; income-producing commercial properties and residential real estate. Commitments to extend credit through credit cards are considered unsecured, although the Bank subjects these customers to the same credit analysis as other unsecured borrowers.

Note 12. Commitments and Contingencies

         Litigation: Due to the nature of business of the Bank, which involves
         ----------
         extensions of credit and collection of loans and the enforcement of liens, security interests and mortgages, the Bank is plaintiff or defendant in various legal proceedings from time to time. Management does not anticipate the outcome of such claims or actions to have a material effect on the Bank's financial position.

         Regulatory Agreement: In May of 1997, the Board of Directors of the
         --------------------
         Bank entered into an agreement with the Federal Reserve Bank of Richmond and the West Virginia Department of Banking which requires the Bank to commit to specified corrective actions concerning the Bank's operations and management of the investment securities and loan portfolios. As of December 31, 1998, management believes the Bank is in substantial compliance with the terms of the agreement.

                         NOTES TO FINANCIAL STATEMENTS

         "Year 2000 Compliant": A team was assembled to study, test and remedy
          -------------------
         Year 2000 issues ("Issue") because the Bank, as well as some of its suppliers, customers and service providers is heavily dependent on computers in the conduct of business activities. As a result, a remediation plan was developed. The costs associated with this issue were not significant and were capitalized or expensed, as appropriate, during 1998. To complete the execution of the plan, additional testing with the Bank's data processing systems is scheduled for the first half of 1999. The anticipated costs of such are not expected to be significant. Based on the actions taken to resolve the Bank's Year 2000 issue, management believes it will be Year 2000 compliant to meet the needs of its customers, however there may be unforeseen external or internal issues which could impact the Bank's status.

Note 13. Restrictions on Dividends and Capital

         Dividends paid by the Bank are subject to restrictions by banking regulations. The most restrictive provision requires approval by the regulatory agency if dividends declared in any year exceed the year's net income, as defined, plus the retained net profits of the two preceding years.

         The Bank is subject to various regulatory capital requirements administered by Federal and state banking agencies. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

         Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1998, that the Bank meets all capital adequacy requirements to which it is subject.

         As of December 31, 1998, the most recent notification from the regulatory agency categorized the Bank as adequately capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

         The Bank's actual capital amounts and ratios are also presented in the table (in thousands).

                                                                               To Be Well
                                                                             Capitalized Under
                                                            For Capital      Prompt Corrective
                                            Actual       Adequacy Purposes   Action Provisions
                                        ---------------  ------------------  ------------------
                                        Amount   Ratio    Amount     Ratio    Amount    Ratio
                                        ------   ------  --------  --------  --------  --------
         As of December 31, 1998:
          Total Capital
            (to Risk Weighted Assets)   $12,237   26.3%    $3,724      8.0%    $4,656     10.0%
          Tier I Capital
            (to Risk Weighted Assets)    11,656   25.0%     1,862      4.0%     2,793      6.0%
          Tier I Capital
            (to Average Assets)          11,656   12.4%     3,774      4.0%     4,718      5.0%

         As of December 31, 1997:
          Total Capital
            (to Risk Weighted Assets)   $11,650   24.1%    $3,866      8.0%    $4,833     10.0%
          Tier I Capital
            (to Risk Weighted Assets)    11,057   22.9%     1,933      4.0%     2,900      6.0%
          Tier I Capital
            (to Average Assets)          11,057   11.7%     3,777      4.0%     4,721      5.0%

                              Potomac Valley Bank
          Management's Discussion and Analysis of Financial Condition
                           and Results of Operations
                               December 31, 1998
GENERAL

     Potomac Valley Bank (the Bank) is a community bank located in Petersburg, West Virginia. In June of 1999, the Bank's Board of Directors entered into an agreement whereby Potomac Valley Bank would affiliate with South Branch Valley Bancorp, Inc. (the Bancorp) through a book to book exchange of stock. The proposed merger is subject to regulatory and shareholder approval. If the appropriate approvals are received, the merger would be anticipated to be completed late in the third quarter or during the fourth quarter of 1999.

     You should read this discussion and analysis in conjunction with Potomac's financial statements and the notes thereto at December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996. Any forward looking statements included in this analysis are subject to risks and uncertainties including, but not limited to economic, competitive, governmental and technological factors which could affect Potomac's operations, market, products and services.

RESULTS OF OPERATIONS
---------------------

     The following table reflects the financial highlights of Potomac's performance for the years ended December 31, 1998, 1997 and 1996:


                                                  Table I.- Selected Financial data
                                                  ($ IN THOUSANDS)
                                                    1998             1997            1996
                                                  -----------------------------------------
YEAR END BALANCES
  Assets                                          $ 94,297         $ 94,593        $ 94,262
                                                  =========================================
  Loans                                           $ 51,135         $ 51,599        $ 50,907
                                                  =========================================
  Deposits                                        $ 81,968         $ 83,066        $ 82,945
                                                  =========================================
  Long Term Debt                                  $      0         $      0        $      0
                                                  =========================================
  Shareholders Equity                             $ 11,812         $ 11,129        $ 10,407
                                                  =========================================
INCOME FOR THE YEAR
  Interest Income                                 $  6,759         $  6,768        $  6,484
  Interest Expense                                   3,245            3,473           3,554
                                                  -----------------------------------------
  Net Interest Income                                3,514            3,295           2,930
  Provision for Loan Losses                            345              399             330
  Other Income                                         143               50             119
  Other Expense                                      2,163            1,914           1,754
                                                  -----------------------------------------
  Net Income (loss) from operations               $    869         $    780        $    921
                                                  =========================================
Per Share data on Common Stock
  Net Income (loss) from operations               $   9.65         $   8.67        $  10.24
                                                  =========================================
  Cash Dividends declared                         $   3.00         $   3.00        $   3.00
                                                  =========================================
  Shareholders Equity                             $ 131.24         $ 123.66        $ 115.63
                                                  =========================================

     The following paragraphs provide an analysis of the changes in the financial performance for 1996 through 1998.

     Performance Summary 1998 versus 1997

     Potomac experienced net income for the year ended December 31, 1998 of $868,871. The 1998 performance improved somewhat over the 1997 income of $780,053. The earnings per share was $9.65 for 1998 up from the 1997 earnings per share of $8.67. The earnings improvement was driven by several components. Net interest margin for 1998 improved by $218,901 (6%) over the 1997 levels. Provision expense was $345,000 for 1998 versus the $399,281 for 1997 showing a decrease of $54,281. Other Income was up $93,620 from the 1997 level of $49,837. Other expense increased by $248,826 for 1998 to come in at $2,162,671 versus $1,913,845. Please see the following sections for more detailed analysis of these major components.


     Performance Summary 1997 Versus 1996

     Potomac had net income of $780,053 for 1997 which was down from the net income of $921,289 for 1996. Net Interest margin increased to $3,295,323 for 1997 from the 1996 level of $2,929,594. Provision was $399,281 for 1997, an increase of $69,281 from the 1996 provision of $330,000. Other Income decreased to $49,837 versus $118,559 for 1996. Other Expense increased by $159,356 to a level of $1,913,845 versus the 1996 level of $1,754,489. Please see the following sections for more detailed analysis of these major components.


     Net Interest Margin

     The two following tables reflect the major components of the net interest margin. The first schedule details the average balances for each of the three years ending December 31, 1998, 1997 and 1996 along with the average yields on those balances. The second schedule (rate/volume) reflects on a summarized basis the net interest margin for the years ended December 31, 1998, 1997 and 1996 as well as a breakdown of the various components of the margin changes between the various years. The changes are broken down to reflect the portions that are attributable to rate changes and those attributable to volume changes. Because the bank held tax exempt investments, adjustments to reflect tax equivalency have been made. Loan fees are not included in the calculations of yield. Interest on non accrual loans is recognized only to the extent payments are received or the loan has otherwise been rehabilitated. Any interest included in the schedules here would be immaterial.

                                           TABLE II.- YIELD ANALYSIS
                                           ($ IN THOUSANDS)

                                                      1998                           1997                           1996
                                           --------------------------     --------------------------     --------------------------
                                           Average             Yield/     Average             Yield/     Average             Yield/
                                           Balance   Interest   rate      Balance   Interest   rate      Balance   Interest   rate
                                           --------------------------     --------------------------     --------------------------
Assets
 Loans:
  Commercial, financial and Agriculture    $ 8,339     $  675    8.09%    $ 7,126     $  594    8.34%    $ 6,313     $  519    8.22%
  Real Estate Mortgage                      34,301      2,660    7.75%     36,715      2,921    7.96%     34,955      2,725    7.80%
    Installment                              6,813        907   13.31%      5,685        815   14.34%      5,995        840   14.01%
    Other                                    1,404        160   11.40%      1,986        206   10.37%      2,786        251    9.01%
                                           --------------------------     --------------------------     --------------------------
               Total Loans                  50,857      4,402    8.66%     51,512      4,536    8.81%     50,049      4,335    8.66%
                                           --------------------------     --------------------------     --------------------------
 Investments:
   Taxable                                  28,366      1,708    6.02%     25,257      1,653    6.54%     26,124      1,605    6.14%
   Tax Exempt                                5,099        354    6.94%     10,193        572    5.61%      9,824        722    7.35%
                                           --------------------------     --------------------------     --------------------------
               Total Investments            33,465      2,062    6.16%     35,450      2,225    6.28%     35,948      2,327    6.47%
                                           --------------------------     --------------------------     --------------------------

 Federal Funds Sold                          7,594        419    5.52%      3,700        207    5.59%      1,416         74    5.23%
                                           --------------------------     --------------------------     --------------------------
               Total Earning Assets         91,916      6,883    7.49%     90,662      6,968    7.69%     87,413      6,736    7.71%

 Cash and Due From Banks                     2,010                          2,160                          2,493
 Premises and Equipment                      1,660                          1,702                          1,774
 Allowance for Loan Losses                    (639)                          (561)                          (654)
 Other Assets                                1,113                          1,143                          1,091
                                           -------                        -------                        -------
               Total Assets                $96,060                        $95,106                        $92,117
                                           =======                        =======                        =======
Liabilities and Shareholders Equity
 Interest Bearing Deposits:
  Demand                                   $15,942     $  416    2.61%    $14,549     $  403    2.77%    $14,927     $  412    2.76%
    Savings                                 15,664        546    3.49%     15,785        615    3.90%     12,628        476    3.77%
  Time                                      43,890      2,283    5.20%     45,579      2,455    5.39%     46,114      2,652    5.75%
                                           --------------------------     --------------------------     --------------------------
      Total Interest bearing Deposits       75,496      3,245    4.30%     75,913      3,473    4.57%     73,669      3,540    4.81%
                                           --------------------------     --------------------------     --------------------------

 Borrowings                                      0          0    0.00%          1          0    0.00%        263         14    5.32%
                                           --------------------------     --------------------------     --------------------------

      Total Interest Bearing Liabilities    75,496      3,245    4.30%     75,914      3,473    4.57%     73,932      3,554    4.81%

 Non- Interest Bearing Deposits              8,255                          7,752                          7,420
 Other Liabilities                             711                            819                            824
 Equity                                     11,598                         10,621                          9,941
                                           -------                        -------                        -------
 Total Liabilities and Equity              $96,060                        $95,106                        $92,117
                                           =======                        =======                        =======
 Net Interest Margin                       $91,916     $3,638    3.96%    $90,662     $3,495    3.85%    $87,413     $3,182    3.64%
                                           ==========================     ==========================     ==========================

          TABLE III.- RATE VOLUME ANALYSIS
          ($ IN THOUSANDS)

                                                                                             1998 versus 1997
                                                                                          Interest Change due to
                                                                        98 vs 97  --------------------------------------
Rate Volume Analysis                           1998     1997    1996     Change    Rate     Volume    Rate/Vol    Total
                                             ---------------------------------------------------------------------------
Loans:
  Commercial                                 $  675   $  594   $  519    $   81    ($17)    $  101         ($3)   $   81
  Real Estate Mortgage                        2,660    2,921    2,725      (261)    (74)      (192)          5      (261)
  Installment                                   907      815      840        92     (58)       162         (12)       92
  Other                                         160      206      251       (46)     20        (60)         (6)      (46)
                                             ---------------------------------------------------------------------------
     Total Loans                              4,402    4,536    4,335      (134)   (129)        10         (16)     (134)

 Investments:
  Taxable                                     1,708    1,653    1,605        55    (132)       203         (16)       55
  Tax Exempt                                    354      572      722      (218)    135       (286)        (68)     (218)
                                             ---------------------------------------------------------------------------
     Total Investments                        2,062    2,225    2,327      (163)      3        (82)        (84)     (163)

 Federal Funds Sold                             419      207       74       212      (3)       218          (3)      212
                                             ---------------------------------------------------------------------------
     Total Earning Assets                     6,883    6,968    6,736       (85)   (129)       146        (102)      (85)

 Interest Bearing Deposits:
  Demand                                        416      403      412        13     (23)        39          (2)       13
  Savings                                       546      615      476       (69)    (65)        (5)          0       (69)
  Time                                        2,283    2,455    2,652      (172)    (84)       (91)          3      (172)
                                             ---------------------------------------------------------------------------
     Total Interest bearing Deposits          3,245    3,473    3,540      (228)   (172)       (57)          1      (228)

 Borrowings                                       0        0       14         0       0          0           0         0
                                             ---------------------------------------------------------------------------
     Total Interest Bearing Liabilities       3,245    3,473    3,554      (228)   (172)       (57)          1      (228)

                                             ---------------------------------------------------------------------------
 Net Interest Income                         $3,638   $3,495   $3,182    $  143   $  44     $  203       ($104)   $  143
                                             ===========================================================================


                                                               1997 versus 1996
                                                            Interest Change due to
                                             97 vs 96 ---------------------------------
Rate Volume Analysis                         Change    Rate    Volume   Rate/Vol  Total
                                             ------------------------------------------
Loans:
  Commercial                                 $   75   $    7   $   67    $    1   $  75
  Real Estate Mortgage                          196       56      137         3     196
  Installment                                   (25)      19      (43)       (1)    (25)
  Other                                         (45)      38      (72)      (11)    (45)
                                             ------------------------------------------
     Total Loans                                201      120       89        (8)    201

 Investments:
  Taxable                                        48      105      (53)       (3)     48
  Tax Exempt                                   (150)    (171)      27        (6)   (150)
                                             ------------------------------------------
     Total Investments                         (102)     (66)     (26)      (10)   (102)

 Federal Funds Sold                             133        5      119         8     133
                                             ------------------------------------------

     Total Earning Assets                       232       59      182       (10)    231

 Interest Bearing Deposits:
  Demand                                         (9)       1      (11)       (0)     (9)
  Savings                                       139       16      119         4     139
  Time                                         (197)    (168)     (31)        2    (197)
                                             ------------------------------------------
     Total Interest bearing Deposits            (67)    (151)      77         6     (67)

 Borrowings                                     (14)     (14)     (14)       14     (14)
                                             ------------------------------------------

     Total Interest Bearing Liabilities         (81)    (165)      63        20     (81)
                                             ------------------------------------------
 Net Interest Income                         $  313   $  224   $  118      ($29) $  313
                                             ==========================================

     As the schedules indicate, net interest margin showed increases for both 1998 versus 1997 and 1997 versus 1996. The 1998 versus 1997 improvement resulted from improved volumes in earning assets, and slightly lower volumes in deposits and lower overall rates paid on liabilities which more than offset the declines in yields on earning assets. The 1997 versus 1996 improvement resulted from modest yield improvement on earning assets and a significant decrease in the deposit costs of time deposits. Also, increased volumes of earning assets contributed to the margin increase.

     Investments

     As the table below shows, Potomac's investments are in United States Government agencies. The majority of the portfolio (32.6 million of the total
33.6 million portfolio) matures in the category of from one to five years. The weighted average yield on the total portfolio at December 31, 1998 was 6.16%.

               TABLE IV.- INVESTMENT PORTFOLIO
               ($ IN THOUSANDS)

                                                                   States and
                                              U. S.     U. S.      Political
                                             Treasury  Agencies   Subdivisions    Other        Total
                                             --------------------------------------------------------
December 31, 1998  Book Balance                $1,791   $14,056        $ 6,419   $11,302      $33,568

December 31, 1997  Book Balance                $1,289   $ 9,527        $ 6,608   $14,164      $31,588

December 31, 1996  Book Balance                $1,527   $11,368        $10,899   $13,385      $37,179

                                                                                               States and
                                                                                                Political
                                                U.S. Treasury           U.S. Agencies          Subdivisions          Other
                                             ----------------------------------------------------------------------------------
 December 31, 1998                           Balance      Yield        Balance      Yield       Balance   Yield  Balance  Yield
                                             ----------------------------------------------------------------------------------
 Maturity:
   Within One year                             $1,007      5.50%        $ 3,443     5.66%       $   272   6.81%  $ 3,094   6.69%
  After one year through five years                                       9,741     5.56%         3,120   6.60%    5,309   6.89%
  After five years through ten years              784      6.16%            872     5.81%         2,972   6.85%    1,978   6.86%
   After ten years                                  0                         0                      55   7.89%      921   4.09%
                                             --------                  --------                 -------          -------
      Total Book Value                         $1,791                   $14,056                 $ 6,419          $11,302
                                             ========                  ========                 =======          =======

Note that tax equivalent amounts for tax free investments were calculated using a 35% tax rate

     Loans and Credit Risk

     The following table reflects information regarding the bank's loan balances by type, by maturity, rate structure, and past due and non performing loans.

                                        TABLE V.- LOAN PORTFOLIO
                                        ($ IN THOUSANDS)

Maturities and Rate Sensitivity

                                             End of Period Balance December 31,
                                        -------------------------------------------
                                            1998              1997            1996
                                        -------------------------------------------
 Commercial, Financial and Other           $12,402          $12,411         $11,605
 Real Estate- Mortgage                      27,128           26,515          28,153
 Installment Loans                          10,108           12,358          10,870
 Other                                       1,497              315             279
                                        -------------------------------------------

              Total Loans                  $51,135          $51,599         $50,907
                                        ===========================================

                                          Balance                        After One
                                        December 31,     One Year or    Year to Five    After Five
                                           1998              Less          Years          Years
                                        ----------------------------------------------------------
 Commercial, Financial and Other           $12,402          $ 6,838         $ 4,971        $   593
 Real Estate- Mortgage                      27,128           14,926           9,099          3,103
 Installment Loans                          10,108            6,266           3,673            169
 Other                                       1,497            1,497               0              0
                                        ----------------------------------------------------------
              Total                        $51,135          $29,527         $17,743        $ 3,865
                                        ==========================================================

 Loans Due after one year with:
   Floating Rates                          $   736
   Predetermined Rates                      20,872
                                        ----------
              Total                        $21,608
                                        ==========

                                        December 31,     December 31,  December 31,
                                            1998             1997          1996
                                        -------------------------------------------
Risk Elements

Loans Contractually Past Due over
  90 days and still accruing               $    76          $   306         $   221
                                        ===========================================

 Non Accrual Loans                         $   486          $    78         $     0
 Restructured Loans                              0                0               0
                                        -------------------------------------------
Total Non performing Loans                 $   486          $    78         $     0
                                        ===========================================

     As the schedule indicates, loans outstanding remained relatively flat at the end of 1998 compared to 1997 with loans outstanding of $51,135,000 at year end 1998 versus $51,599,000 at year end 1997. This slight decrease brought the level of loans close to the 1996 year end level of $50,907,000. At December 31, 1998, the loan portfolio included several loans to individuals engaged in poultry farming. These loans approximated $1,432,631 and $2,505,352 at December

31, 1998 and 1997 respectively. Over 90% of the loan portfolio will mature in five years or less making it imperative to continue volume growths for Potomac's overall continued growth. Eighty-four percent or $20.9 of the loans that mature after one year are fixed rate loans. Therefore, these loans are not subject to repricing in the event of overall rate changes. Although Potomac's total past due and non performing loans have increased over each of the three years presented, the current levels of both past due and non performing loans are at acceptable levels to management.

Non performing loans consist of loans on non accrual and loans renegotiated to earn interest at a reduced rate. Loans on non accrual are those which either (a) contain elements of principal or interest loss potential in which the principal or interest is ninety days past due; or (b) are now current but management has serious doubts as to the borrower's ability to comply with the present loan repayment terms. Any unpaid interest amounts at risk and previously accrued on these loans are reversed from income and thereafter interest is recognized only to the extent payments are received or the loan has otherwise been rehabilitated. Management considers immaterial the amount of interest included in 1998 derived from nonaccrual loans. If all of these loans were current, management would have considered as immaterial the amount of interest that would have been added to income.

     Deposits

     Potomac's deposits declined in 1998 by 1.3% to a level of $81,967,846 at December 31, 1998 versus $83,066,076 At December 31, 1997. In 1997, deposits were up very slightly (0.14%) over the total deposits at December 31, 1996 of $82,944,998. Of the deposits outstanding at December 31, 1998, $9,433,801 related to deposits of $100,000 or more. Management considers these deposits to be more volatile than other deposits and more subject to leaving the bank upon maturity. A schedule of the maturities periods of these deposits follows:

                     TABLE VI. TIME DEPOSITS OVER $100,000
                               ($ IN THOUSANDS)

   Maturity  of Time Deposits $100,000
    and over at December 31, 1998:
     3 months or less                                    $4,532
     over 3 through 6 months                              2,241
     over 6 through 12 months                             1,590
     over 12 months                                       1,071
                                                       ----------

       Total Time deposits $100,000 and over             $9,434
                                                       ==========

     Short Term Borrowings

     Potomac had no short term borrowings during the periods reported.

     Summary Of Loan Loss Experience

     Management continually monitors charge-off history, current charge-off trends, economic trends for the geographic area and specific industries and credit knowledge on specific credits when determining the level of loan loss reserve it deems adequate to cover anticipated loan losses in the portfolio. A summary of the reserve activity for 1998, 1997 and 1996 follows:

                 TABLE VII.- SUMMARY OF LOAN LOSS  EXPERIENCE
                               ($ IN THOUSANDS)

                                              For the Year Ended December 31,
                                             ---------------------------------
                                                1998       1997       1996
                                             ---------------------------------
  Reserve Activity
  Balance at beginning of period                $594       $508       $654

  Chargeoffs:
  Commercial, Financial and Other                179         93        381
   Real Estate Mortgage                            1          5          0
    Installment                                   80        205        103
    Other                                          1         58          0
                                             ---------------------------------
          Total Chargeoffs                       261        361        484
                                             ---------------------------------

  Recoveries:
  Commercial, Financial and Other                  0         25          1
   Real Estate Mortgage                            0          1          0
    Installment                                   57         20          7
    Other                                          6          1          0
                                             ---------------------------------
          Total Recoveries                        63         47          8
                                             ---------------------------------

  Net Chargeoffs                                 198        314        476
                                             ---------------------------------

  Provision Expense                              345        400        330

                                             =================================
  Balance at end of period                      $741       $594       $508
                                             =================================

  Ratio of Net Chargeoffs to
   Average Loans Outstanding                    0.39%      0.61%      0.95%
                                             =================================

  Reserve  Allocation

                                       December 31, 1998        December 31, 1997        December 31, 1996
                                   -----------------------------------------------------------------------------
                                                 Percent of               Percent of               Percent of
                                     Allowance      Total     Allowance     Total      Allowance     Total
                                   -----------------------------------------------------------------------------
   Commercial                             $484       65.31%        $402       67.73%        $438       86.16%
   Real Estate Mortgage                      3        0.46%           2        0.36%           0        0.07%
    Installment                            200       26.92%         174       29.30%          70       13.77%
    Other                                   54        7.31%          16        2.61%           0        0.00%
                                   -----------------------------------------------------------------------------
          Total                           $741      100.00%        $594      100.00%        $508      100.00%
                                   =============================================================================

     Gross and net loan charge-offs have declined steadily in each of the last three years, dropping from a high of $476,000 in 1996 to $400,000 in 1997 and down to $198,000 for 1998. As the schedule indicates, the reserve is allocated with a majority of the balance to Commercial and Installment loans based upon management's reviews of potential for losses in the current loans.

     Non Interest Income

     Non interest income reflected an increase for the year ended December 31, 1998 versus 1997 from $49,837 up to $143,457. This increase is somewhat distorted due because 1997 had securities losses totaling $81,982. Excluding those losses, non interest income was still ahead of 1997 by 8.8% due primarily to the gain on sale of other real estate owned. Due to the security losses noted above, non interest income for 1997 was shown to be down by $68,722 from the 1996 level of $118,559. However, excluding the securities losses in both years, the non interest income was about equal for 1997 and 1996.

     Non Interest Expense

     Non interest expense increased in each of the three years. The 1998 non interest expense totaled $2,162,671 and was up $248,826 over the 1997 level of $1,913,845. Half of this variance was increased payroll and benefit costs with the remainder spread throughout the various cost categories. The payroll increase was due to increased benefit costs as well as staff additions and promotions. The remainder of the other cost increase related to normal cost increases as well as the settlement of some long outstanding litigation issues. In 1997 expenses of $1,913,845 were up significantly from the $1,754,489 of expenses for 1996. These added costs were in various accounts and were primarily for added legal, accounting, consulting and systems costs Potomac incurred to revise it's operational systems, polices and procedures to comply with regulatory requirements.

     Income Taxes

     Potomac's income taxes are calculated factoring various items that are treated differently for tax purposes. Over the last two years, the percentage of pre tax dollars going to income taxes has remained constant at about 24.5%.

     Year 2000

     Historically, certain computerized systems have had two digits rather than four to define the applicable year, which could result in the year 2000 being recognized by those systems as the year 1900. This could result in failures or miscalculations and is generally referred to as the year 2000 issue.

     The Bank assembled a team to study, test, and remedy year 2000 issues because the Bank as well as some of it's suppliers, customers and service providers is heavily dependent on computers in the conduct of business activities. As a result, a remediation plan was developed. The costs associated with this issue were not significant and were capitalized or expensed, as appropriate, during 1998. To complete the execution of the plan, additional testing with the Bank's data processing systems is scheduled for the first half of 1999. The anticipated costs of such are not expected to be significant. Based upon the actions taken to resolve the Bank's Year 2000 issue, management believes it will be Year 2000 compliant to meet the needs of its customers. However, there may be unforeseen external or internal issues which could impact the Bank's status.


LIQUIDITY AND CAPITAL RESOURCES
-------------------------------

     Liquidity is Potomac's ability to generate the amount it needs to meet it's cash requirements. Potomac constantly monitors it's ability to meet it's anticipated liquidity needs over the next twelve months including in such analysis the dividend requirements and limitations as well as other operational funding needs. Included in those current reviews is the anticipated added cash needed for excess withdrawals at year end 1999 out of year 2000 concerns by customers. Based upon these reviews as well as current trends, management feels the availability of funds should more than outweigh the anticipated needs for liquidity. Should the bank's cash needs exceed it's cash generated, it has the ability to borrow funds from the federal government and other financial institutions to get the funds needed very quickly. Details of both the sources and uses of cash are outlined in the statements of cash flows contained in the financial statements.

     The Bank also monitors the interest rate risk that it has from interest rate changes. The bank uses analysis of maturity and rate sensitivity to ensure that the bank does not develop mismatches in repricing of loans and deposits that are at levels that would be unacceptable to the bank. As shown in table VIII below, the bank currently has a cumulative negative gap in the one to three year range of 9.2 million. This means that 9.2 million more deposits are maturing or repricing during that period than assets. Accordingly, should overall interest rates rise during that period, the bank's net interest margin could be negatively affected. Alternatively, should rates fall during that same period, the bank's net interest margin could be positively affected. In the three to five year range and in total, the bank's gap position moves to only slightly negative and in the over 5 years moves to a positive gap, which means that if rates rise during that period net interest margin could be positively affected and similarly, if rates should fall, the net interest margin could be negatively affected. Management feels that such interest rate risks are at acceptable levels.

                   Table VIII- Asset and Liability Maturity and Rate Sensitivity December 31, 1998
                   ($ IN THOUSANDS)

                                           Three months    3-12       1 to 3     3 to 5      Over 5
                                           or less        Months       Years      Years      Years    Total
                                           -------------------------------------------------------------------
Loans:
   Commercial                                 $   2,848   $   3,990   $  2,207   $  1,833   $ 1,524  $12,402
   Real Estate                                    7,725       7,201      4,363      2,120     5,718   27,127
   Consumer and other                             4,585       3,178      3,106        473       263   11,605
                                           -------------------------------------------------------------------
            Total Loans                          15,158      14,369      9,676      4,426     7,505   51,134

Investments                                         299       7,627     10,576      3,441    11,625   33,568
Federal Funds sold and other                      5,900                                                5,900
                                           -------------------------------------------------------------------
        Total Earning Assets                  $  21,357   $  21,996   $ 20,252   $  7,867   $19,130  $90,602
                                           ===================================================================
Deposits:
   Savings                                    $  29,812                                              $29,812
   CD's                                          16,900   $  20,357   $  5,800   $      0   $     0   43,057
                                           -------------------------------------------------------------------
              Total Deposits                     46,712      20,357      5,800          0         0   72,869

Borrowings                                            0           0          0          0         0        0
                                           -------------------------------------------------------------------
Total Interest Bearing Liabilities            $  46,712   $  20,357   $  5,800   $      0   $     0  $72,869
                                           ===================================================================
Interest Sensitivity Gap                       ($25,355)  $   1,639   $ 14,452   $  7,867   $19,130  $17,733
                                           ===================================================================
Cumulative Gap                                 ($25,355)   ($23,716)   ($9,264)   ($1,397)  $17,733
                                           ========================================================
Cumulative Gap as a percent of
Earing Assets                                    -27.99%     -26.18%    -10.22%     -1.54%    19.57%
                                           ========================================================


        The Bank's performance with regards to key ratios was as follows




                                   TABLE IX.  RETURNS ON EQUITY AND ASSETS
                                   ($ IN THOUSANDS)
                                         1998            1997             1996
                                    -------------------------------------------
 Return on Assets                        0.90%            0.82%            1.00%
                                    ===========================================
 Return on Equity                        7.49%            7.34%            9.26%
                                    ===========================================

 Dividend Payout ratio                  31.07%           34.61%           29.31%
                                    ===========================================
 Equity to Assets Percent               12.07%           11.17%           10.79%
                                    ===========================================

     As the chart shows, Potomac's return on assets and return on equity improved for 1998 versus 1997. Further, Potomac held it's dividend rate constant with increased earnings so that both the dividend payout ratio dropped and the equity to assets percent increased. Potomac's equity to assets ratio
remains strong at 12.07 percent at the end of 1998.   Further, for regulatory
purposes, the bank has a risk weighted total capital to assets ratio of 26.3% which qualifies it as a well capitalized bank. The bank had no material outstanding capital expenditure commitments at December 31, 1998. The bank's expenditures for premises and equipment totaled $68,701 in 1998, $138,746 in 1997 and $44,130 in 1996. Potomac
is unaware of any trends or uncertainties, nor do any plans exist, which would materially impair the bank's capital position.


IMPACT OF INFLATION

     The Majority of assets and liabilities of a financial institution are monetary in nature: therefore, an financial institution differs greatly from most commercial and industrial companies, which have significant investments in fixed assets or inventories. However, inflation does impact the growth in total assets and thereby could require the bank to raise added equity to maintain appropriate equity to assets ratios.

     Management believes that the most significant impact of inflation on the financial results of the company is the company's ability to react to interest rate changes. As previously discussed, management constantly monitors its overall rate sensitivity position to make sure that it's sensitivity to rate swings either up or down are within acceptable levels.

                        INDEPENDENT ACCOUNTANT'S REPORT



To the Board of Directors
Potomac Valley Bank
Petersburg, West Virginia


The accompanying balance sheet of Potomac Valley Bank as of June 30, 1999 and the related statements of income, comprehensive income, shareholders equity, and cash flows for the periods ended June 30, 1999 and 1998 were not audited by us and, accordingly, we do not express an opinion on them.

The financial statements for the year ended December 31, 1998 were audited by us and we expressed an unqualified opinion on them in our report dated January 8, 1999, but we have not performed any auditing procedures since that date.

                                    /s/ ARNETT & FOSTER, P.L.L.C.


Charleston, West Virginia
August 24, 1999

                              POTOMAC VALLEY BANK

                                BALANCE SHEETS
                           (In thousands of dollars)


                                                        June 30,   December 31,
                                                          1999         1998
     ASSETS                                           (Unaudited)    Audited*
                                                      -----------  ------------
Cash and due from banks                               $     2,324  $     1,824
Federal funds sold                                            900        5,900
Securities available for sale                              31,992       32,030
Securities held to maturity (estimated fair
  value 1999 $1,310; 1998 $1,556) Note 3                    1,297        1,539
Loans, less allowance for loan losses of $732
  and $741, respectively (Notes 4 and 5)                   51,673       50,393
Bank premises and equipment, net                            1,699        1,607
Accrued interest receivable                                   739          695
Other assets                                                   94          309
                                                      -----------  -----------

        Total assets                                  $    90,718  $    94,297
                                                      ===========  ===========

     LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
  Deposits:
     Non interest bearing                             $     8,087  $     9,098
     Interest bearing                                      70,577       72,870
                                                      -----------  -----------
        Total deposits                                     78,664       81,968
  Accrued interest and other liabilities                      117          516
                                                      -----------  -----------

        Total liabilities                                  78,781       82,484
                                                      -----------  -----------

Commitments and Contingencies

Shareholders' Equity
  Common stock, $10 par value, authorized
     and issued 90,000 shares                                 900          900
  Capital surplus                                           1,500        1,500
  Retained earnings                                         9,686        9,256
  Accumulated other comprehensive income                     (149)         157
                                                      -----------  -----------

        Total shareholders' equity                         11,937       11,813
                                                      -----------  -----------

        Total liabilities and shareholders' equity    $    90,718  $    94,297
                                                      ===========  ===========

* From audited financial statements


   The accompanying notes are an integral part of these financial statements

                              POTOMAC VALLEY BANK

                        UNAUDITED STATEMENTS OF INCOME
              (In thousands of dollars except per share amounts)

                                              Three Months Ended            Six Months Ended
                                                    June 30,                     June 30,
                                              1999         1998             1999         1998
                                           (Unaudited)  (Unaudited)      (Unaudited)  (Unaudited)
                                           -----------  -----------      -----------  -----------
Interest income:
  Interest and fees on loans:
     Taxable                               $     1,061  $     1,098      $     2,117  $     2,211
     Tax-exempt                                     29            -               58            -
  Interest and dividends on securities:
     Taxable                                       415          402              840          821
     Tax-exempt                                     53           58              109          116
  Interest on Federal funds sold                    34          121               78          234
                                           -----------  -----------      -----------  -----------
       Total interest income                     1,592        1,679            3,202        3,382
                                           -----------  -----------      -----------  -----------

Interest expense:
  Interest on deposits                             663          830            1,354        1,678
  Interest on Federal funds purchased                -            -                -            -
                                           -----------  -----------      -----------  -----------
       Total interest expense                      663          830            1,354        1,678
                                           -----------  -----------      -----------  -----------

       Net interest income                         929          849            1,848        1,704

  Provision for loan losses                        (20)          87                -          110
                                           -----------  -----------      -----------  -----------
       Net interest income after
          provision for loan losses                949          762            1,848        1,594
                                           -----------  -----------      -----------  -----------

Other income:
  Service fees                                      45           24               88           43
  Insurance commissions                              9           10               12           12
  Securities gains (losses)                          -            -                -            -
  Other                                             12           12               20           13
                                           -----------  -----------      -----------  -----------
       Total other income                           66           46              120           68
                                           -----------  -----------      -----------  -----------

Other expenses:
  Salaries and employee benefits                   321          297              642          588
  Net occupancy expense                             42           36               70           61
  Equipment rentals, depreciation
     and maintenance                                47           40               91           79
  Other                                            158          123              313          287
                                           -----------  -----------      -----------  -----------
       Total other expenses                        568          496            1,116        1,015
                                           -----------  -----------      -----------  -----------

Income before income tax expense                   447          312              852          647

  Income tax expense                               159          136              287          241
                                           -----------  -----------      -----------  -----------

       Net income                          $       288  $       176      $       565  $       406
                                           ===========  ===========      ===========  ===========

Basic earnings per common share            $      3.20  $      1.96      $      6.28  $      4.51
                                           ===========  ===========      ===========  ===========

Average common shares outstanding               90,000       90,000           90,000       90,000
                                           ===========  ===========      ===========  ===========

   The accompanying notes are an integral part of these financial statements

                              POTOMAC VALLEY BANK

                 UNAUDITED STATEMENTS OF COMPREHENSIVE INCOME
                           (In thousands of dollars)

                                                   Three Months Ended             Six Months Ended
                                                         June 30,                     June 30,
                                                   1999         1998             1999         1998
                                                (Unaudited)  (Unaudited)      (Unaudited)  (Unaudited)
                                                -----------  -----------      -----------  -----------
Net income                                      $       288  $       176      $       566  $       406
                                                -----------  -----------      -----------  -----------

Other comprehensive income, net of tax:
 Unrealized gains on investment securities:
   Gain (loss) arising during the period               (187)         (51)            (306)         (40)
   Reclassification adjustments (adjustments
    for periods ended June 30, 1999
    and 1998 are not presented)                           -            -                -            -
                                                -----------  -----------      -----------  -----------

 Other comprehensive income                            (187)         (51)            (306)         (40)
                                                -----------  -----------      -----------  -----------

Comprehensive income                            $       101  $       125      $       260  $       366
                                                ===========  ===========      ===========  ===========

   The accompanying notes are an integral part of these financial statements

                              POTOMAC VALLEY BANK

                 UNAUDITED STATEMENTS OF SHAREHOLDERS' EQUITY
                           (In thousands of dollars)

                                                             Six Months Ended June 30, 1999 and 1998 (Unaudited)
                                                      ----------------------------------------------------------------
                                                                                           Accumulated        Total
                                                                                              Other           Share-
                                                       Common     Capital     Retained    Comprehensive      holders'
                                                        Stock     Surplus     Earnings        Income          Equity
                                                      --------   ---------   ----------   --------------    ----------
Balance, January 1, 1998                              $    900   $   1,500   $    8,657     $        72     $   11,129

  Net income                                                 -           -          406               -            406

  Cash dividends declared
    on common stock
    ($1.00 per share)                                        -           -          (90)              -            (90)

  Change in net unrealized
    gain (loss) on
    securities                                               -           -            -             110            110
                                                      --------   ---------   ----------     -----------     ----------

Balance, June 30, 1998                                $    900   $   1,500   $    8,973     $       182     $   11,555
                                                      ========   =========   ==========     ===========     ==========

Balance, January 1, 1999                              $    900   $   1,500   $    9,256     $       157     $   11,813

  Net income                                                 -           -          565               -            565

  Cash dividends declared
    on common stock
    ($1.50 per share)                                        -           -         (135)              -           (135)

  Change in net unrealized
    gain (loss)
    on securities                                            -           -            -            (306)          (306)
                                                      --------   ---------   ----------     -----------     ----------

Balance, June 30, 1999                                $    900   $   1,500   $    9,686     $      (149)    $   11,937
                                                      ========   =========   ==========     ===========     ==========

   The accompanying notes are an integral part of these financial statements

                              POTOMAC VALLEY BANK

                      UNAUDITED STATEMENTS OF CASH FLOWS
               (In thousands of dollars, except per share data)

                                                                                         Unaudited
                                                                                   -----------------------
                                                                                       Six Months Ended
                                                                                           June 30,
                                                                                      1999          1998
                                                                                   ----------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                                       $      565    $     406
  Adjustments to reconcile net income to net cash
     provided by operating activities:
  Depreciation                                                                             79           71
  Provision for loan losses                                                                 -          110
  Provision for deferred income tax expense
     (benefits)                                                                             -            -
  Gain on sale of other real estate owned                                                   -            -
  Securities (gains) losses                                                                 -            -
  (Accretion) amortization of securities
     premiums and discounts, net                                                            -           56
  (Increase) decrease in accrued interest receivable                                      103          (58)
  (Increase) decrease in other assets                                                     (43)          32
  Increase (decrease) in current taxes                                                     39          212
  Increase (decrease) in accrued interest and
     other liabilities                                                                    (28)          46
                                                                                   ----------    ---------

     Net cash provided by operating activities                                            715          875
                                                                                   ----------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from maturities and calls of securities
     held to maturity                                                                     100        3,285
  Principal payments received on securities held
     to maturity                                                                          137           64
  Purchases of securities held to maturity                                                  -            -
  Proceeds from maturities and calls of securities
     available for sale                                                                 1,865        1,250
  Principal payments received on securities
     available for sale                                                                 1,061        1,698
  Purchases of securities available for sale                                           (3,488)      (7,683)
  Principal collected on (loans made to) customers, net                                (1,280)       1,298
  Purchases of bank premises and equipment                                               (171)         (29)
  (Increase) decrease in Federal funds sold                                             5,000       (1,100)
 Proceeds from sale of other real estate owned                                              -           12
                                                                                   ----------    ---------
     Net cash (used in) investing activities                                            3,224       (1,205)
                                                                                   ----------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase (decrease) in non interest bearing
     demand deposits                                                                   (1,012)       1,249
  Increase (decrease) in NOW and savings accounts                                      (1,440)       1,711
  Proceeds from sales of (payments for matured)
     time deposits, net                                                                  (852)      (1,913)
  Increase (decrease) in Federal funds purchased                                            -            -
  Dividends paid                                                                         (135)         (90)
                                                                                   ----------    ---------
     Net cash provided by (used in) financing
        activities                                                                     (3,439)         957
                                                                                   ----------    ---------

                                   Continued

                                                                             Unaudited
                                                                        ---------------------
                                                                          Six Months Ended
                                                                               June 30,
                                                                         1999          1998
                                                                       --------      --------
    Increase (decrease) in cash and due from banks                          500           627

  Cash and due from banks:
     Beginning                                                            1,824         1,999
                                                                       --------      --------

     Ending                                                            $  2,324      $  2,626
                                                                       ========      ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION
  Cash payments for:
     Interest on deposits                                              $  1,354      $  1,678
                                                                       ========      ========

     Interest on Federal funds purchased                               $      -      $      -
                                                                       ========      ========

     Income taxes                                                      $    193      $      -
                                                                       ========      ========

SUPPLEMENTAL SCHEDULE OF NONCASH
  INVESTING AND FINANCING ACTIVITIES

  Other real estate acquired in settlement of loans                    $      -      $      -
                                                                       ========      ========

  Purchases of securities available for sale
     pending settlement                                                $      -      $      -
                                                                       ========      ========

   The accompanying notes are an integral part of these financial statements

                              POTOMAC VALLEY BANK

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

Note 1.    Significant Accounting Policies

           The accounting and reporting policies of Potomac Valley Bank "the Bank" conform to generally accepted accounting principles and to general policies within the financial services industry. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

           The information contained in the financial statements is unaudited except where indicated. In the opinion of management, all adjustments for a fair presentation of the results of the interim periods have been made. All such adjustments were of a normal, recurring nature. The results of operations for the six months ended June 30, 1999 are not necessarily indicative of the results to be expected for the full year. The financial statements and notes included herein should be read in conjunction with those included in Potomac Valley Bank's Audited Annual Report.

           The Bank was required to adopt Statement of Financial Accounting Standards No. 130, (SFAS No. 130) Reporting of Comprehensive Income for fiscal year 1998. Comprehensive income includes any change in equity of the Company during the period resulting from transactions and other events and circumstances from nonowner sources. A statement of Comprehensive Income has been included in these condensed consolidated financial statements to comply with SFAS No. 130. Prior interim periods have been reclassified to provide comparative information.


Note 2.    Earnings Per Share

           Earnings per share is based on the weighted average number of shares outstanding during the period. The weighted average number of shares were 90,000 for all periods presented.


Note 3.    Securities

           The amortized cost, unrealized gains, unrealized losses and estimated fair values of securities at June 30, 1999 and December 31, 1998 are summarized as follows (in thousands):

                                                                         June 30, 1999
                                                           ------------------------------------------
                                                                                           Carrying
                                                           Carrying                          Value
                                                             Value                        (Estimated
                                                           Amortized      Unrealized        Fair
                                                                     -------------------
                                                             Cost       Gains     Losses    Value)
                                                           ---------  --------   -------  ----------
       Available for sale:
          U.S. Treasury securities                         $   2,290  $     11   $    23  $    2,278
          U.S. government agencies and
            corporations                                      14,843         7       140      14,710
          Mortgage backed securities -
            U.S. government agencies
            and corporations                                   8,918        13        94       8,837
          Other                                                  234         -         -         234
          Obligations of state and political
            subdivisions - taxable                             1,398         6         -       1,404
          Federal Reserve Bank stock                              72         -         -          72
          Federal Home Loan Bank stock                           360         -         -         360
                                                           ---------  --------   -------  ----------

          Total taxable                                       28,115        37       257      27,895
                                                           ---------  --------   -------  ----------

                  NOTES TO UNAUDITED FINANCIAL STATEMENTS

                                                                          June 30, 1999
                                                            -----------------------------------------
                                                                                            Carrying
                                                                                              Value
                                                                                           (Estimated
                                                            Amortized      Unrealized          Fair
                                                                       ------------------
                                                              Cost      Gains      Losses    Value)
                                                            ---------  -------    -------  ----------
          State and political subdivisions                      4,116        7         26       4,097
                                                            ---------  -------    -------  ----------

          Total tax exempt                                      4,116        7         26       4,097
                                                            ---------  -------    -------  ----------

            Total                                           $  32,231  $    44    $   283  $   31,992
                                                            =========  =======    =======  ==========

       Held to maturity:
          U.S. agencies and corporations                    $     250  $     1    $     -  $      251
          Tax-exempt state and political
            subdivisions                                          560       11          -         571
          Mortgage backed securities -
            U.S. government agencies
            and corporations                                      487        1          -         488
                                                            ---------  -------    -------  ----------

          Total securities held
            to maturity                                     $   1,297  $    13    $     -  $    1,310
                                                            =========  =======    =======  ==========

                                                                       December  31, 1998
                                                            -----------------------------------------
                                                                                             Carrying
                                                                                                Value
                                                                                           (Estimated
                                                            Amortized     Unrealized          Fair
                                                                       -----------------
                                                               Cost     Gains     Losses       Value)
                                                            ---------  -------   -------      -------
       Available for sale:
          U.S. Treasury securities                          $   1,772  $    20   $     -      $ 1,792
          U.S. government agencies and
            corporations                                       13,689      117         -       13,806
          Mortgage backed securities -
            U.S. government agencies
            and corporations                                    9,987      131       150        9,968
          Other                                                   256        -         -          256
          Taxable state and political
            subdivisions                                        1,400       44         -        1,444
          Taxable Federal Reserve Bank
            stock                                                  70        -         -           70
          Federal Home Loan Bank stock                            359        -         -          359
                                                            ---------  -------   -------      -------
          Total taxable                                        27,533      312       150       27,695
                                                            ---------  -------   -------      -------

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

                                                                       December 31, 1998
                                                          -------------------------------------------
                                                                                            Carrying
                                                                                              Value
                                                                                           (Estimated
                                                           Amortized      Unrealized           Fair
                                                                       ------------------
                                                             Cost       Gains      Losses    Value)
                                                           ---------   -------     ------  ----------
          State and political subdivisions                     4,237        96          -       4,333
          Tax-exempt Federal Reserve
            Bank stock                                             2         -          -           2
                                                           ---------   -------     ------  ----------

          Total tax-exempt                                     4,239        96          -       4,335
                                                           ---------   -------     ------  ----------

            Total                                          $  31,772   $  408      $  150  $   32,030
                                                           =========   =======     ======  ==========

                                                                       December  31, 1998
                                                          -------------------------------------------
                                                                                             Carrying
                                                            Carrying                            Value
                                                               Value                       (Estimated
                                                          (Amortized       Unrealized          Fair
                                                                       ------------------
                                                            Cost)        Gains     Losses     Value)
                                                          ----------   -------     ------  ----------
       Held to maturity:
          U.S. government agencies and
            corporations                                  $      250   $     3     $    -  $      253
          Mortgage backed securities -
            U.S. government agencies
            and corporations                                     646         -          4         642
                                                          ----------   -------     ------  ----------

          Total taxable                                          896         3          4         895
                                                          ----------   -------     ------  ----------

          State and political subdivisions                       643        18          -         661
                                                          ----------   -------     ------  ----------

          Total tax-exempt                                       643        18          -         661
                                                          ----------   -------     ------  ----------

            Total                                            $ 1,539   $    21     $    4  $    1,556
                                                          ==========   =======     ======  ==========

       The maturities, amortized cost and estimated fair values of the Bank's securities at June 30, 1999 are summarized as follows (in thousands):

                                                 Held to Maturity              Available for Sale
                                          ----------------------------    ----------------------------
                                             Amortized      Estimated       Amortized       Estimated
                                                Cost        Fair Value         Cost         Fair Value
                                          -------------     ----------    -------------   ------------
       Due within 1 year                  $         895     $      899    $       5,955   $      5,620
       Due after 1 but within 5 years               402            411           17,224         17,382
       Due after 5 but within 10 years                -              -            5,923          5,890
       Due after 10 years                             -              -            2,698          2,669
       Equity securities                              -              -              431            431
                                          -------------     ----------    -------------   ------------

                                          $       1,297      $   1,310    $      32,231   $     31,992
                                          =============     ==========    =============   ============

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS


          Mortgage backed and other securities not due at a single maturity date have been allocated in the above maturity categories based on their anticipated average lives to maturity. The Bank's equity securities are required to be held for membership in the Federal Reserve and Federal Home Loan Bank.

          The proceeds from sales, calls and maturities of securities, including principal payments received on mortgage backed securities, and the related gross gains and losses realized for the six month periods ended June 30, 1999 and 1998 are as follows (in thousands):

                                                      Proceeds From           Gross Realized
                                            ------------------------------  -----------------
                                                     Calls and   Principal
          For the Periods Ended              Sales   Maturities  Payments    Gains    Losses
          ---------------------             -------  ----------  ---------  -------  --------
          June 30,
             1999
                 Securities held
                 to maturity                $     -  $      100  $     137  $     -  $      -
                                            -------  ----------  ---------  -------  --------

                 Securities available
                 for sale                         -       1,865      1,061        -         -
                                            -------  ----------  ---------  -------  --------
                                            $     -  $    1,965  $   1,198  $     -  $      -
                                            =======  ==========  =========  =======  ========
          December 31,
             1998
                 Securities held
                 to maturity                $     -  $    6,035  $     135  $     -  $      -
                                            -------  ----------  ---------  -------  --------

                 Securities
                 available for sale               -       2,725      2,634        -         -
                                            -------  ----------  ---------  -------  --------
                                            $     -  $    8,760  $   2,769  $     -  $      -
                                            =======  ==========  =========  =======  ========

          June 30,
             1998
                 Securities held
                 to maturity                $     -  $    3,285  $      64  $     -  $      -
                                            -------  ----------  ---------  -------  --------

                 Securities
                 available for sale         $     -  $    1,250  $   1,698  $     -  $      -
                                            -------  ----------  ---------  -------  --------

                                            $     -  $    4,535  $   1,762  $     -  $      -
                                            =======  ==========  =========  =======  ========

          At June 30, 1999 and December 31, 1998 securities carried at (in thousands) $5,429 and $5,614, respectively, with estimated fair values of $5,245 and $5,700 respectively, were pledged to secure public deposits, securities sold under agreements to repurchase, and for other purposes required or permitted by law.

          Included in obligations of state and political subdivisions at June 30, 1999 and December 31, 1998, were certain obligations of the State of West Virginia with total amortized costs (in thousands) of $1,846 and $2,051, respectively, and estimated fair values of $1,866 and $2,114 respectively. There are no significant concentrations to any one political subdivision or agency within the state.

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

Note 4.    Loans

                                                                               June 30,  December 31,
                                                                                1999          1998*
                                                                              ---------  ------------
           Commercial, financial and agricultural                             $  13,672   $    12,402
           Real estate - mortgage                                                26,890        27,127
           Installment loans                                                     10,160        10,108
           Other                                                                  1,683         1,497
                                                                              ---------  ------------

             Total loans                                                         52,405        51,134

           Less allowance for loan losses                                           732           741
                                                                              ---------  ------------

              Loans, net                                                      $  51,673   $    50,393
                                                                              =========  ============

                                                      Balance                 After One
                                                      June 30,    One Year     Year to     After Five
                                                        1999      or Less     Five Years     Years
                                                      --------    --------    ----------   ----------
           Commercial, financial, and
             Agricultural                             $13,672     $ 5,927        $ 4,523  $     3,222
            Real estate-mortgage                       26,890      13,912          6,198        6,780
            Installments                               10,160       5,967          3,593          600
            Other                                       1,683       1,683              -            -
                                                      -------     -------     ----------  -----------

             Total                                    $52,405     $27,489     $   14,314  $    10,602
                                                      =======     =======     ==========  ===========

           Loans Due after one year with:
             Floating Rates                                                   $      459
             Predetermined Rates                                                  24,457
                                                                              ----------

             Total                                                            $   24,916
                                                                              ==========

                                                                 June 30,      June 30,  December 31,
                                                                  1999          1998        1998
                                                                 --------     ---------  ------------
           Risk Elements

           Loans Contractually Past Due over
             90 days and still accruing                           $     3     $       17  $        76
                                                                  =======     ==========  ===========

           Non Accrual Loans                                      $   526     $      468  $       486
           Restructured Loans                                           0              0            0
                                                                  -------     ----------  -----------
             Total Non Performing Loans                           $   526     $      468  $       486
                                                                  =======     ==========  ===========

           *  From Audited Financial Statements

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

Note 5.   Allowance for Loan Losses

          Analyses of the allowance for loan losses are presented below (in thousands):

                                              Six Months Ended     Year Ended
                                                   June 30,       December 31,
                                              1999        1998       1998 *
                                           ----------  ---------- ------------
          Balance at beginning of
            period                         $      741  $      594  $       594

          Loans charged off:
            Commercial and industrial               0           3          179
            Real estate - mortgage                  0           1            1
            Installment                            18          78           80
            Other                                   7           0            1
                                           ----------  ---------- ------------

               Total charged off                   25          82          261
                                           ----------  ---------- ------------

          Recoveries:
            Commercial and industrial               0           1            0
            Real estate - mortgage                  0           0            0
            Installment                            16          39           57
            Other                                   0           3            6
                                           ----------  ---------- ------------

               Total recoveries                    16          43           63
                                           ----------  ---------- ------------

          Net (recoveries) losses                   9          39          198

          Provision for loan losses                 0         110          345
                                           ----------  ---------- ------------

          Balance at end of period         $      732  $      665  $       741
                                           ==========  ========== ============

          *From audited financial statements.


Note 6.   Commitments and Contingencies

          Litigation: Due to the nature of business of the Bank, which involves
          ----------
          extensions of credit and collection of loans and the enforcement of liens, security interests and mortgages, the Bank is plaintiff or defendant in various legal proceedings from time to time. Management does not anticipate the outcome of such claims or actions to have a material effect on the Bank's financial position.

          Regulatory Agreement: In May of 1997, the Board of Directors of the
          --------------------
          Bank entered into an agreement with the Federal Reserve Bank of Richmond and the West Virginia Department of Banking which requires the Bank to commit to specified corrective actions concerning the Bank's operations and management of the investment securities and loan portfolios. On March 4, 1999, the bank received notice that based upon substantial compliance with the terms, the memorandum of understanding was terminated.

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

        "Year 2000 Compliant": A team was assembled to study, test and remedy
        ---------------------
        Year 2000 issues ("Issue") because the Bank, as well as some of its suppliers, customers and service providers is heavily dependent on computers in the conduct of business activities. As a result, a remediation plan was developed. The costs associated with this issue were not significant and were capitalized or expensed, as appropriate, during 1998 and 1999. Substantially all testing and remediation actions were completed during the first half of 1999. Based on the actions taken to resolve the Bank's Year 2000 issue, management believes it will be Year 2000 compliant to meet the needs of its customers, however there may be unforeseen external or internal issues which could impact the Bank's status.

Note 7. Subsequent Event

        On July 16, 1999 the Bank signed a merger agreement to affiliate with South Branch Valley Bancorp, Inc. (South Branch). Under the terms of the agreement, Potomac and South Branch propose a merger whereby the shareholders of Potomac would exchange all of their outstanding shares of common stock for shares of South Branch which shall change its name to Summit Financial Group, Inc. The agreement calls for a book to book exchange based upon respective book values at the closing date. The transaction is subject to approval by appropriate regulatory authorities as well as the shareholders of Potomac and South Branch. It is expected that the transaction will be accounted for using the Pooling of Interests Method of Accounting. At March 31, 1999 South Branch had assets, loans, deposits and shareholder's equity of $271,866, $171,635, $209,628, and $23,631 respectively.

                              Potomac Valley Bank
          Management's Discussion and Analysis of Financial Condition
                           and Results of Operations
                                 June 30, 1999


     The following discusses changes in financial condition and the results of operations of Potomac for the periods indicated. You should read this in conjunction with Potomac's 1998 audited annual report. The discussion includes forward looking statements based upon management's expectations. Actual results may differ from those expectations.

RESULTS OF OPERATIONS
----------------------

     Net income for the second quarter of 1999 was $288,000. This represents an increase of $112,000 or 63.6% over the second quarter of 1998 of $176,000. On a year to date basis, net income for the first six months of 1999 totaled $565,000 versus $406,000 for the same period in 1998 for an increase of 39.2%. Earnings per share for the six month period totaled $6.28 versus $4.51 for the prior year. We discuss the primary reasons for of the increases below.

NET INTEREST INCOME

     Net interest income is the primary component of Potomac's earnings. It is the difference between interest and fee income related to earning assets (such as loans and investments) and interest expense incurred relating to interest bearing liabilities (such as deposits and interest bearing borrowing). Changes in volumes and mix of interest earning assets and interest bearing liabilities, as well as interest rate changes, impact net interest margin. The following two tables reflect the major components of net interest margin. The first schedule (numbered Schedule II) details the average balances, interest earned or paid and the average yields on those balances for the six months ended June 30, 1999 and June 30, 1998. The second schedule (numbered Schedule III) reflects the changes in net interest margin between the two years by major components and also shows the portion relating to volume changes in assets and liabilities as well as the portions relating to rate changes.

The schedules show interest income on tax exempt assets on a tax equivalent basis using a 35% tax rate. Potomac recognizes interest on non accrual loans only to the extent it receives payments or the loan has otherwise been rehabilitated. Interest on these loans if included in the schedules would be immaterial. As the schedules reflect, net interest income for the first six months of 1999 on a tax equivalent basis totaled $1,907,000 and a yield of 4.29% compared to a net interest income for the first six months of 1998 of $1,767,000 with a yield of 3.83%. As the schedules indicate, lower rates paid on deposits in 1999 (3.77% versus 4.38% or a 61 basis point drop) more than offset drops in yields of earning assets of 14 basis points (7.33% versus 7.47%).

                           TABLE II.- YIELD ANALYSIS
                               ($ IN THOUSANDS)

                                                   June 30, 1999                        June 30, 1998
                                           --------------------------------    ---------------------------------
                                             Average                Yield/        Average               Yield/
                                             Balance      Interest   rate         Balance     Interest   rate
                                           --------------------------------    ---------------------------------
Assets
 Loans:
  Commercial, financial and Agriculture         $12,648     $  506    8.00%         $ 8,854     $  358    8.09%
  Real Estate Mortgage                           27,258      1,114    8.17%          32,119      1,338    8.33%
  Installment                                    10,064        491    9.76%           8,709        449   10.31%
  Other                                           1,594         64    8.03%           1,503         66    8.78%
                                           --------------------------------    ---------------------------------
          Total Loans                            51,564      2,175    8.44%          51,183      2,211    8.64%

 Investments:
   Taxable                                       29,339        840    5.73%          27,538        821    5.96%
   Tax Exempt                                     4,872        168    6.90%           5,159        179    6.94%
                                           --------------------------------    ---------------------------------
          Total Investments                      34,211      1,008    5.89%          32,697      1,000    6.11%

 Federal Funds Sold                               3,141         78    4.95%           8,298        234    5.64%
                                           --------------------------------    ---------------------------------

Total Earning Assets                             88,916      3,261    7.33%          92,178      3,445    7.47%

 Cash and Due From Banks                          1,904                               2,136
 Premises and Equipment                           1,656                               1,677
 Allowance for Loan Losses                         (756)                               (634)
 Other Assets                                     1,212                               1,111
                                           ------------                        ------------

          Total Assets                          $92,932                             $96,467
                                           ------------                        ------------
Liabilities and Shareholders Equity
 Interest Bearing Deposits:
  Demand                                        $16,412     $  188    2.29%         $15,309     $  203    2.65%
  Savings                                        12,747        159    2.49%          16,219        300    3.70%
  Time                                           42,745      1,007    4.71%          45,008      1,175    5.22%
                                           --------------------------------    ---------------------------------
     Total Interest bearing Deposits             71,904      1,354    3.77%          76,536      1,678    4.38%

 Borrowings                                           0          0    0.00%               0          0    0.00%
                                           --------------------------------    ---------------------------------
     Total Interest Bearing Liabilities          71,904      1,354    3.77%          76,536      1,678    4.38%

 Non- Interest Bearing Deposits                   8,402                               7,864
 Other Liabilities                                  631                                 651
 Equity                                          11,995                              11,416
                                           ------------                        ------------
 Total Liabilities and Equity                   $92,932                             $96,467
                                           ============                        ============
 Net Interest Margin                            $88,916     $1,907    4.29%         $92,178     $1,767    3.83%
                                           ================================    =================================

                                     TABLE III.- RATE VOLUME ANALYSIS
                                     ($ IN THOUSANDS)

                                                                                           1999 versus 1998
                                                                   99 vs 98             Interest Change due to
                                                                                  ---------------------------------------
Rate Volume Analysis                        1999           1998      Change       Rate      Volume   Rate/Vol       Total
                                     ------------------------------------------------------------------------------------
Loans:
  Commercial                             $   506        $   358     $   148        ($4)    $   153        ($2)    $   148
  Real Estate Mortgage                     1,114          1,338        (224)       (25)       (202)         4        (224)
  Installment                                491            449          42        (24)         70         (4)         42
  Other                                       64             66          (2)        (6)          4         (1)         (2)
                                     ------------------------------------------------------------------------------------
          Total Loans                      2,175          2,211         (36)       (59)         25         (2)        (36)

Investments:
  Taxable                                    840            821          19        (32)         54         (2)         19
  Tax Exempt                                 168            179         (11)        (1)        (10)         0         (11)
                                     ------------------------------------------------------------------------------------
Total Investments                          1,008          1,000           8        (33)         44         (2)          8

Federal Funds Sold                            78            234        (156)       (29)       (145)        18        (156)
                                     ------------------------------------------------------------------------------------

       Total Earning Assets                3,261          3,445        (184)      (121)        (77)        14        (184)

Interest Bearing Deposits:
  Demand                                     188            203         (15)       (28)         15         (2)        (15)
  Savings                                    159            300        (141)       (98)        (64)        21        (141)
  Time                                     1,007          1,175        (168)      (114)        (59)         6        (168)
                                     ------------------------------------------------------------------------------------
   Total Interest bearing Deposits         1,354          1,678        (324)      (240)       (109)        25        (324)

Borrowings                                     0              0           0          0           0          0           0
                                     ------------------------------------------------------------------------------------

   Total Interest Bearing Liabilities      1,354          1,678        (324)      (240)       (109)        25        (324)

Net Interest Income                      $ 1,907        $ 1,767     $   140    $   119     $    32       ($11)     $  140
                                     ====================================================================================

Investments

     The Bank's investment portfolio average outstandings rose to a total of $34,211,000 for the first six months of 1999 compared to an average of $32,697,000 for the first six months of 1998 and an annual average for 1998 of $33,465,000. However, the yields during the first six months of 1999 dropped from 6.11% to 5.89% which left the overall interest income on investments about the same for the year to year comparisons for both the second quarter and the first six months of the year. The yield drops were primarily the result of maturities of investments being reinvested in lower yielding instruments.

 Loans

     Loan balances at June 30, 1999 were 2% over the year end balance at December 31, 1998. In terms of a year to year comparison, average balances were slightly ahead of last year for the first six months of 1999. However, maturities and repricings have resulted in lower yields for both the second quarter and the first six months of 1999. Accordingly, total interest and fees on loans for the second quarter of 1999 totaled $1,090,000 down from 1998 second quarter interest of $1,098,000. The six months total for 1999 was $2,175,000 versus $2,211,000 for the first six months of 1998.

 Deposits

     As previously noted, lower interest expense was the primary driver in increasing net interest income. Interest expense for the second quarter of 1999 was $663,000 versus $830,000 for the second quarter of 1998. For the six month period interest expense was $1,354,000 for 1999 versus $1,678,000 for 1998. As outlined in the preceding schedules, this was the result of lower average balances outstandings, particularly time deposits, and lower rates paid as a result of both deposit mix changes and repricing.

LOAN LOSS RESERVE

     Changes in the provision for loan loss expense primarily caused improvement in net income for both the second quarter and the first six months of 1999. The allowance for loan losses is maintained to absorb probable losses associated with lending activities. The provision in the second quarter was a negative $20,000 versus $87,000 for the second quarter of 1998. The provision for the first six months of 1999 was zero versus $110,000 for the first six months of 1998. The schedule below outlines the activity in the loan loss reserve account.

                                     TABLE VII.- SUMMARY OF LOAN LOSS  EXPERIENCE
                                     ($ IN THOUSANDS)

                                     For the six     For the six                                  For the year
                                    months ended    months ended                                     ended
                                      June 30,        June 30,                                    December 31,
                                        1999            1998                                          1998
                                    --------------------------------                              -------------
Reserve Activity
Balance at beginning of  period             $ 741         $  594                                          $ 594
                                    --------------------------------                              -------------

Chargeoffs:
Commercial, Financial and Other                 0              3                                            179
  Real Estate Mortgage                          0              1                                              1
  Installment                                  18             78                                             80
  Other                                         7              0                                              1
                                    --------------------------------                              -------------
                Total Chargeoffs               25             82                                            261
                                    --------------------------------                              -------------

Recoveries:
Commercial , Financial and Other                0              1                                              0
  Real Estate Mortgage                          0              0                                              0
  Installment                                  16             39                                             57
  Other                                         0              3                                              6
                                    --------------------------------                              -------------
                Total Recoveries               16             43                                             63
                                    --------------------------------                              -------------

Net Chargeoffs                                  9             39                                            198

Provision Expense                               0            110                                            345
                                    --------------------------------                              -------------

Balance at end of period                    $ 732         $  665                                          $ 741
                                    ================================                              =============

Ratio of Net Chargeoffs to
Average Loans Outstanding                    0.03%          0.15%                                          0.39%
                                    ================================                              =============

Reserve Allocation
                                               June 30,  1999                  June 30,  1998               December 31, 1998
                                    ------------------------------------------------------------------------------------------
                                                      Percent of                   Percent of                       Percent of
                                        Allowance          Total        Allowance       Total         Allowance          Total
                                    ------------------------------------------------------------------------------------------
  Commercial                                $ 489           66.8%            $399        60.0%            $ 484          65.3%
  Real Estate Mortgage                          3            0.4%               5         0.8%                3           0.5%
    Installment                               184           25.1%             199        29.9%              200          26.9%
    Other                                      56            7.7%              62         9.3%               54           7.3%
                                    ------------------------------------------------------------------------------------------
                   Total                    $ 732          100.0%            $665       100.0%            $ 741         100.0%
                                    ==========================================================================================

     As the schedule indicates, the reserve declined from year end 1998 levels although it is still ahead of the June 30, 1998 level. Management quarterly reviews the adequacy of loan loss reserve given past due levels, current trends, historical experience, etc. Based upon those reviews, management feels the reserve is adequate at June 30, 1998. The schedule also indicates a breakdown of the allowance among the various loan categories, with commercial loans having the largest portion of the reserve followed by installment loans. Based upon management's analysis, these are the areas which are felt to have the largest loan loss exposure.


NON INTEREST INCOME

     Non interest income for the second quarter of 1999 was $66,000 which was up from the second quarter of 1998 which totaled $46,000. For the first six months of 1999, non interest income totaled $120,000 up dramatically from the $68,000 for the first six months of 1998. These increases were both driven by increased service fees which reflected an increase of $21,000 for the second quarter of 1999 over 1998 and an increase of $45,000 for the first six months of 1999 versus 1998. This increase in service fees is a result of added fees charged to customers for various services relating to their deposit and loan accounts.


NON INTEREST EXPENSE

     Non interest expense reflected increases for both the second quarter and the first six months of 1999 versus 1998. The total non interest expense for the second quarter of 1999 was $568,000 up 14.5% from the 1998 second quarter total of $496,000. The first six months of 1999 reflected total non interest expense of $1,116,000 versus $1,015,000 or an increase of 9.9%. Since a portion of the second quarter increase would have related to timing, the focus of this discussion is on the first six months. Of the six months increase, approximately $26,000 relates to increased employee health insurance costs. The remaining increase of 7.8% is the result of normal increases to various products and services as well as some added costs relating to systems and operational changes completed earlier this year.


INCOME TAXES

     The Bank's income taxes are calculated factoring in various items that are treated differently for tax purposes. The effective tax rate for the first six months of 1999 was 33.6% of income before taxes while the 1998 six months totaled 37.2%.

YEAR 2000
---------

     Historically, certain computerized systems have had two digits rather than four to define the applicable year, which could result in the year 2000 being recognized by those systems as the year 1900. This could result in failures or miscalculations and is generally referred to as the year 2000 issue.

     In 1998, the Bank assembled a team to study, test and remedy year 2000 issues because the bank as well as some of it's suppliers, customers and service providers are heavily dependent upon computers in the conduct of business activities. As a result a remediation plan was developed. The costs associated with this issue have not been significant to the bank and have been capitalized or expensed as appropriate. Anticipated remaining costs to be incurred with regards to this issue should not be material. As of June 30, 1999 most of the remediation tests and procedures have been completed. Based upon those tests and procedures, the bank feels that any risks from the year 2000 issue should be minimized and the bank should be able to meet the needs of it's customers in the year 2000. However, there may be unforeseen external or internal issues which could impact the Banks status.


LIQUIDITY AND CAPITAL RESOURCES
-------------------------------

     Liquidity is defined as Potomac's ability to generate the amount it needs to meet it's cash requirements. Potomac constantly monitors it's ability to meet it's anticipated liquidity needs over the next twelve months. This analysis includes the dividend requirements and limitations as well as other operational funding needs. Currently, Potomac has reviewed the anticipated cash needs that may be created from customer's withdrawing funds at the end of 1999 out of fear of the Year 2000 issue. Based upon these reviews as well as current trends, management feels the availability of funds should more than outweigh the anticipated needs for liquidity. Should the bank's cash needs exceed it's cash generated, it has the ability to borrow funds from the federal government and other financial institutions to get the funds needed very quickly. Details of both the sources and uses of cash are outlined in the statements of cash flows contained in the financial statements.

     The bank also monitors the interest rate risk that it has from interest rate changes. The bank uses analysis of maturity and rate sensitivity to ensure that the bank does not develop mismatches in repricing of loans and deposits that are at levels that would be unacceptable to the bank. As shown in the table below, the bank currently has a cumulative negative gap in the one to three year range of $8.1 million. This means that $8.1 million more deposits are maturing or repricing during that period than are assets. Accordingly, should overall interest rates rise during that period, the bank's net interest margin could be negatively affected. Alternatively, should rates fall during that same period, the bank's net interest margin could be positively affected. In the three to five year range and in total, the bank's gap position moves to slightly positive and in the over 5 years remains with a positive gap, which means that if rates rise during that period net interest margin could be positively affected and similarly, if rates should fall, the net interest margin could be negatively affected. Management feels that these risks are within acceptable levels.

                                            Table VIII- Asset and Liability Maturity and Rate Sensitivity
                                            June 30, 1999
                                            ($ IN THOUSANDS)

                                            Three months             3-12         1 to 3       3 to 5        Over 5
                                                 or less           Months          Years        Years         Years        Total
                                            ------------------------------------------------------------------------------------
Loans:
   Commercial                                  $   2,788        $   3,139       $  2,701       $1,822       $ 3,222      $13,672
   Real Estate                                     7,623            6,289          4,186        2,012         6,780       26,890
   Consumer and other                              4,470            3,180          3,089          504           600       11,843
                                            ------------------------------------------------------------------------------------
                  Total Loans                     14,881           12,608          9,976        4,338        10,602       52,405

Investments                                        8,038            5,629          9,730        4,598         5,294       33,289
Federal Funds sold and other                         900                                                                     900
                                            ------------------------------------------------------------------------------------
            Total Earning Assets               $  23,819        $  18,237       $ 19,706       $8,936       $15,896      $86,594
                                            ====================================================================================
Deposits:
   Savings                                     $  28,372        $       0       $      0       $    0       $     0      $28,372
   CD's                                            6,480           27,578          7,472          198           477       42,205
                                            ------------------------------------------------------------------------------------
                Total Deposits                    34,852           27,578          7,472          198           477       70,577

Borrowings                                             0                0              0            0             0            0
                                            ------------------------------------------------------------------------------------
Total Interest Bearing Liabilities             $  34,852        $  27,578       $  7,472       $  198       $   477      $70,577
                                            ====================================================================================

Interest Sensitivity Gap                        ($11,033)         ($9,341)      $ 12,234       $8,738       $15,419      $16,017
                                            ====================================================================================

Cumulative Gap                                  ($11,033)        ($20,374)       ($8,140)      $  598       $16,017
                                            ========================================================================

Cumulative Gap as a percent of
Earning Assets                                    -12.74%          -23.53%         -9.40%        0.69%        18.50%
                                            ========================================================================

     The bank's equity continued to grow with equity totaling $11,937,000 at June 30, 1999 compared to $11,555,000 at June 30, 1998 and $11,813,000 at
December 31, 1998. There were no material capital expenditure commitments outstanding at June 30, 1999. Also, management knows of no trends or uncertainties, nor do any plans exist which may materially impair the bank's capital position.

IMPACT OF INFLATION
-------------------

     The majority of assets and liabilities of a financial institution are monetary in nature; therefore, a financial institution differs greatly from most commercial and industrial companies, which have significant investments in fixed assets or inventories. However, inflation does impact the growth in total assets and thereby could require the bank to raise added equity to maintain appropriate equity to assets ratios.

     Management believes that the most significant impact of inflation on the financial results of the company is the company's ability to react to interest rate changes. As previously discussed, management constantly monitors its overall rate sensitivity position to make sure that it's sensitivity to rate swings either up or down are within acceptable levels.

                                   ANNEX  I

                         AGREEMENT AND PLAN OF MERGER

                           dated as of July 16, 1999

                                by and between

                       SOUTH BRANCH VALLEY BANCORP, INC.

                                      and

                              POTOMAC VALLEY BANK

                               TABLE OF CONTENTS

AGREEMENT AND PLAN OF MERGER......................................    A-6

                                   ARTICLE I

Certain Definitions...............................................    A-6
     1.01  Certain Definitions....................................    A-6

                                  ARTICLE II

The Merger........................................................   A-10
     2.01  The Merger.............................................   A-10
     2.02  Effective Date and Effective Time......................   A-11
     2.03  Closing................................................   A-11

                                  ARTICLE III

Consideration; Exchange Procedures................................   A-11
     3.01  Merger Consideration...................................   A-11
     3.02  Rights as Stockholders; Stock Transfers................   A-12
     3.03  Fractional Shares......................................   A-12
     3.04  Exchange Procedures....................................   A-12
     3.05  Provisions Relating to Stock Splits, Stock Dividends,
               Etc................................................   A-13
     3.06  Provisions Relating to the Granting of Additional
               Options............................................   A-13

                                  ARTICLE IV

Actions Pending Merger............................................   A-13
     4.01  Forebearances of Potomac...............................   A-13
     4.02  Forebearances of South Branch..........................   A-15

                                   ARTICLE V

Representations and Warranties....................................   A-17
     5.01  Disclosure Schedules...................................   A-17
     5.02  Standard...............................................   A-17
     5.03  Representations and Warranties of Potomac..............   A-17
     5.04  Representations and Warranties of South Branch.........   A-25

                                  ARTICLE  VI

Covenants..........................................................  A-34
     6.01  Reasonable Best Efforts.................................  A-34
     6.02  Stockholder Approvals...................................  A-34
     6.03  Registration Statement..................................  A-35
     6.04  Press Releases..........................................  A-36
     6.05  Access; Information.....................................  A-36
     6.06  Acquisition Proposals...................................  A-37
     6.07  Affiliate Agreements....................................  A-37
     6.08  Regulatory Applications.................................  A-38
     6.09  Benefit Plans and Arrangements..........................  A-38
     6.10  Notification of Certain Matters.........................  A-38
     6.11  Dividend Coordination...................................  A-39
     6.12  Change of Name of South Branch..........................  A-39
     6.13  Directorship of Summit; Formation of Executive
               Committee...........................................  A-39
     6.14  Officers of Board and Summit............................  A-40
     6.15  Members of the Board of Directors of Potomac and
               South Branch, Other Matters.........................  A-40
     6.16  Location of Summit Offices..............................  A-40
     6.17  Changes to Organizational Documents.....................  A-40
     6.18  Divestment of Branch....................................  A-40
     6.19  Directors' and Officers' Protection.....................  A-40
     6.20  Other Transactions......................................  A-41

                                 ARTICLE  VII

Conditions to Consummation of the Merger...........................  A-41
     7.01  Conditions to Each Party's Obligation to Effect the
               Merger..............................................  A-41
     7.02  Conditions to Obligation of Potomac.....................  A-42
     7.03  Conditions to Obligation of South Branch................  A-44

                                 ARTICLE  VIII

Termination........................................................  A-46
     8.01  Termination.............................................  A-46
     8.02  Effect of Termination and Abandonment...................  A-47

                                  ARTICLE  IX

Miscellaneous......................................................  A-47
     9.01  Survival................................................  A-47
     9.02  Waiver; Amendment.......................................  A-48
     9.03  Counterparts............................................  A-48

     9.04  Governing Law........................................ A-48
     9.05  Expenses............................................. A-48
     9.06  Notices.............................................. A-48
     9.07  Entire Understanding; No Third Party Beneficiaries... A-49
     9.08  Interpretation; Effect; Assignment; Successors....... A-49


EXHIBIT A

EXHIBIT B

          AGREEMENT AND PLAN OF MERGER, dated as of June 16, 1999 (this "Agreement"), by and between South Branch Valley Bancorp, Inc. ("South Branch") and Potomac Valley Bank ("Potomac").


                                   RECITALS

          A. South Branch. South Branch is a West Virginia corporation, having its principal place of business in Moorefield, West Virginia, which will change its name pursuant to Section 6.12 hereof.

          B. Potomac. Potomac is a West Virginia banking corporation, having its principal place of business in Petersburg, West Virginia.

          C. Intentions of the Parties. It is the intention of the parties to this Agreement that the business combination contemplated hereby be considered a merger of equals and be accounted for under the "pooling-of-interests" accounting method and treated as a "reorganization" under Section 368 of the Internal Revenue Code of 1986 (the "Code").

          D. Board Action. The respective Boards of Directors of each of South Branch and Potomac have determined that it is in the best interests of their respective companies and their stockholders to consummate the strategic business combination transaction provided for herein.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:


                                   ARTICLE I

                              Certain Definitions

          1.01 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

          "Acquisition Proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Potomac or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of Potomac other than the transactions contemplated by this Agreement.

          "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

          "Closing" has the meaning set forth in Section 2.03.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Disclosure Schedule" has the meaning set forth in Section 5.01.

          "Effective Date" means the date on which the Effective Time occurs.

          "Effective Time" means the effective time of the Merger, as provided for in Section 2.02.

          "Environmental Laws" means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" has the meaning set forth in Section 5.03(l).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "Exchange Agent" has the meaning set forth in Section 3.04.

          "Exchange Ratio" has the meaning set forth in Section 3.01.

          "Governmental Authority" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

          "IRS" means the Internal Revenue Service.

          "Lien" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

          "Material Adverse Effect" means, with respect to South Branch or Potomac, any effect that (i) is material and adverse to the financial position, results of operations or business of South Branch and its Subsidiaries taken as a whole or Potomac respectively, or (ii) would materially impair the ability of either South Branch or Potomac to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or Governmental Authorities, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks or savings associations and their holding companies generally, (c) actions or omissions of South

Branch or Potomac taken with the prior written consent of Potomac and South Branch, respectively, in contemplation of the transaction contemplated hereby,
(d) circumstances affecting banks or savings associations or their holding companies generally and (e) the effects of the Merger and compliance by either party with the provisions of this Agreement on the financial position, results of operations or business of such party and its Subsidiaries, or the other party and its Subsidiaries, as the case may be.

          "Merger" has the meaning set forth in Section 2.01.

          "Merger Consideration" has the meaning set forth in Section 3.01.

          "Merger Sub" means one or more corporations to be organized by South Branch prior to the Effective Time to facilitate the Merger.

          "Multiemployer Plan" has the meaning set forth in Section 5.03(l).

          "New Certificate" has the meaning set forth in Section 3.04.

          "Old Certificate" has the meaning set forth in Section 3.04.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Pension Plan" has the meaning set forth in Section 5.03(l).

          "Person" means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization.

          "Plans" has the meaning set forth in Section 5.03(l).

          "Potomac" has the meaning set forth in the preamble to this Agreement.

          "Potomac Affiliate" has the meaning set forth in Section 6.07(a).

          "Potomac Articles" means the Certificate of Incorporation of Potomac.

          "Potomac Bank" means Potomac Valley Bank.

          "Potomac Board" means the Board of Directors of Potomac.

          "Potomac Bylaws" means the Bylaws of Potomac.

          "Potomac Common Stock" means the common stock, par value $10.00 per share, of Potomac.

          "Potomac Compensation and Benefit Plans" has the meaning set forth in
Section 5.03(l).

          "Potomac Meeting" has the meaning set forth in Section 6.02.

          "Previously Disclosed" by a party shall mean information set forth in its Disclosure Schedule.

          "Proxy Statement" has the meaning set forth in Section 6.03.

          "Registration Statement" has the meaning set forth in Section 6.03.

          "Regulatory Authority" has the meaning set forth in Section 5.03(h).

          "Representatives" means, with respect to any Person, such Person's directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

          "Rights" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

          "SEC" means the Securities and Exchange Commission.

          "SEC Documents" shall mean South Branch's Annual Reports on Form 10-K for the fiscal years ended December 31, 1996, 1997, and 1998 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by South Branch subsequent to December 31, 1996 under the Securities Act, or under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          "South Branch" has the meaning set forth in the preamble to this Agreement. In addition, where the context so requires, "South Branch" shall include "Summit" as defined in Section 6.12, and "Summit" shall include "South Branch".

          "South Branch Affiliates" has the meaning set forth in Section
6.07(a).

          "South Branch Articles" means the Articles of Incorporation of South Branch.

          "South Branch Board" means the Board of Directors of South Branch.

          "South Branch Common Stock" means the common stock, par value $2.50 per share, of South Branch.

          "South Branch Compensation and Benefit Plans" has the meaning set forth in Section 5.04(l).

          "South Branch Meeting" has the meaning set forth in Section 6.02.

          "Subsidiary" and "Significant Subsidiary" have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

          "Surviving Corporation" has the meaning set forth in Section 2.01.

          "Tax" and "Taxes" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

          "Tax Returns" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

          "Treasury Stock" shall mean shares of Potomac Common Stock held by Potomac or by South Branch or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

          "WVCA" means the West Virginia Corporation Act.

          "West Virginia Secretary" means the Office of the Secretary of State of the State of West Virginia.


                                  ARTICLE II

                                  The Merger

     2.01 The Merger. (a) Prior to the Effective Time, South Branch shall take any and all action necessary (i) to cause the Merger Sub to become a party to this Agreement, to be evidenced by the execution by the Merger Sub of a supplement to this Agreement in substantially the form of Annex A, and delivery thereof to Potomac; and (ii) to cause the Merge Sub to take all actions necessary or proper to comply with the obligations of South Branch and the Merger Sub to consummate the transactions contemplated hereby.

           (b) At the Effective Time, the Merger Sub shall merge with and into Potomac (the "Merger"), the separate corporate existence of the Merger Sub shall cease and Potomac shall survive and continue to be governed by the laws of its state of incorporation (Potomac, as the surviving corporation in the Merger, sometimes being referred to herein as the "Surviving Corporation").

           (c) Subject to the satisfaction or waiver of the conditions set forth in Article VII, the Merger shall become effective upon the occurrence of the filing in the office of the West Virginia Secretary of articles of merger in accordance with the WVCA. The Merger shall have the effects prescribed in the WVCA.

     2.02 Effective Date and Effective Time. Subject to the satisfaction or waiver of the conditions set forth in Article VII (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), the parties shall cause the effective date of the Merger (the "Effective Date") to occur on (i) on the last business day of the month in which the conditions set forth in Article VII shall have been satisfied or waived or
(ii) such other date to which the parties may agree in writing. The time on the Effective Date when the Merger shall become effective is referred to as the "Effective Time."

     2.03 Closing. A closing of the Merger (the "Closing") shall take place at such place, at such time and on such date as is determined by the parties pursuant to Section 2.02 hereof. At the Closing, there shall be delivered to South Branch and Potomac the opinions, certificates and other documents required to be delivered under Sections 7.02 and 7.03 hereof.


                                  ARTICLE III

                      Consideration; Exchange Procedures

     3.01 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person:

           (a) Outstanding Potomac Common Stock.  Each share, excluding Treasury
               --------------------------------
Stock, of Potomac Common Stock issued and outstanding immediately prior to the Effective Time shall become and be converted into the number of shares of Summit resulting from a book-for-book exchange in which the book value of Potomac stock is divided by the book value of South Branch stock with each book value calculated in accordance with Generally Accepted Accounting Principles (subject to adjustment as set forth herein, the "Exchange Ratio"). The Exchange Ratio shall be subject to adjustment as set forth in Sections 3.05 and 3.06.

           (b) Outstanding South Branch Stock.  Each share of South Branch
               ------------------------------
Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding, provided, however, that commencing on the date which is one year after the Effective Time, Summit shall begin to send or cause to be sent to each record holder of South Branch Common Stock new certificates representing their Summit shares.

     3.02 Rights as Stockholders; Stock Transfers. At the Effective Time, holders of Potomac Stock shall cease to be, and shall have no rights as, stockholders of Potomac, other than to receive any dividend or other distribution with respect to such Potomac Stock with a record date occurring prior to the Effective Time and the consideration provided under this Article
III. After the Effective Time, there shall be no transfers on the stock transfer books of Potomac or the Surviving Corporation of shares of Potomac Stock.

     3.03 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Summit Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, Summit shall pay to each holder of Potomac Common Stock who would otherwise be entitled to a fractional share of Summit Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the average of the last sale prices of Summit Common Stock reported on the last five (5) business days prior to the Effective Date on which Summit Common Stock is traded as reported on the NASDAQ Over the Counter Bulletin Board.

     3.04 Exchange Procedures. (a) Except for any shares of Potomac as to which dissenters' rights are exercised pursuant to the WVCA (S) 31-1-122, each holder of Potomac Common Stock ("Old Certificates") will, upon the surrender to Summit which shall act as exchange agent ("Exchange Agent"), of the Old Certificates in proper form, be entitled to receive a certificate or certificates representing the number of whole shares of Summit Common Stock ("New Certificates") into which the surrendered Old Certificates shall have been converted by reason of the Merger.

          (b) As promptly as practicable after the Effective Date, Summit shall send or cause to be sent to each former holder of record of shares of Potomac Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's Old Certificates for the consideration set forth in this Article III. Summit shall cause the New Certificates into which shares of a stockholder's Potomac Common Stock are converted on the Effective Date and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing such shares of Potomac Common Stock (or indemnity reasonably satisfactory to Summit and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery.

          (c) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Potomac Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (d) No dividends or other distributions with respect to Summit Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of Potomac Common Stock converted in the Merger into the right to receive shares of such Summit Common Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this Section 3.04. After becoming so entitled in accordance with this Section 3.04, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Summit Common Stock such holder had the right to receive upon surrender of the Old Certificates.

     3.05 Provisions Relating to Stock Splits, Stock Dividends, Etc. In the event Summit changes (or a record date for any such change occurs prior to the Effective Date) the number of, or provides for the exchange of, shares of Summit Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding Summit Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

     3.06 Provisions Relating to the Granting of Additional Options. South Branch and Potomac acknowledge and agree that South Branch has granted stock options as set forth on disclosure Schedule A. In the event any new options ("New Options") are granted by South Branch following the date of this Agreement and prior to the Effective Time, then for purposes of calculating South Branch's book value as required under Section 3.01(a), the number of shares issued and outstanding of South Branch shall equal the total of (i) issued and outstanding shares of South Branch Common Stock as of the Effective Time and, (ii) with respect to the New Options only, the incremental dilutive shares deemed issued and outstanding for purposes of calculating diluted earnings per share in accordance with Generally Accepted Accounting Principles.


                                  ARTICLE IV

                            Actions Pending Merger

     4.01 Forebearances of Potomac. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of South Branch, Potomac will not:

          (a) Ordinary Course. Conduct the business of Potomac other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact its business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action reasonably likely to have an adverse affect upon Potomac's ability to perform any of its material obligations under this Agreement.

          (b) Capital Stock. Other than pursuant to rights disclosed and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Potomac Stock or any Rights, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional shares of Potomac Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

          (c) Dividends, Etc. (a) Make, declare, pay or set aside for payment any dividend, other than semi-annual cash dividends on Potomac Stock in an amount not to exceed $1.50 per share with record and payment dates consistent with section 6.11 hereof, or declare or make any distribution on any shares of Potomac Stock or (b) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

          (d) Compensation; Employment Agreements; Etc. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of Potomac, or grant any salary or wage increase or increase any employee benefit, (including incentive or bonus payments) except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (ii) for other changes that are required by applicable law, (iii) to satisfy previously disclosed contractual obligations existing as of the date hereof, or
(iv) for grants of awards to newly hired employees consistent with past practice. South Branch agrees that it will not unreasonably withhold its consent with respect to requests made hereunder.

          (e) Benefit Plans. Enter into, establish, adopt or amend (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Potomac, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder. South Branch agrees that it will not unreasonably withhold its consent with respect to requests made under this subparagraph (e).

          (f) Dispositions. Except as previously disclosed, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business and in a transaction that is not material to it.

          (g) Acquisitions. Except as previously disclosed, acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity.

          (h)  Governing Documents.  Amend the Potomac Articles and Potomac
Bylaws.

          (i) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

          (j) Contracts. Except in the ordinary course of business consistent with past practice, enter into or terminate any material contract (as defined in Section 5.03(j)) or amend or modify in any material respect any of its existing material contracts.

          (k) Claims. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding which does not involve precedent for other material claims, actions or proceedings and which involve solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to Potomac.

          (l) Adverse Actions. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying (i) for "pooling-of-interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time,
(ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

          (m) Risk Management. Except as required by applicable law or regulation, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices which would materially increase its aggregate exposure to interest rate risk; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

          (n) Indebtedness. Incur any indebtedness for borrowed money other than in the ordinary course of business.

          (o) Commitments.  Agree or commit to do any of the foregoing.

     4.02 Forebearances of South Branch. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, South Branch will not:

          (a) Ordinary Course. Conduct the business of South Branch and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action reasonably likely to have an adverse affect upon South Branch's ability to perform any of its material obligations under this Agreement.

          (b) Capital Stock. Other than pursuant to rights disclosed and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of South Branch Stock or any Rights, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional shares of South Branch Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

          (c) Dividends, Etc. (a) Make, declare, pay or set aside for payment any dividend, other than semi-annual cash dividends on South Branch Stock in an amount not to exceed $.50 per share with record and payment dates consistent with past practice on or in respect of, or declare or make any distribution on any shares of South Branch Stock or (b) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

          (d) Dispositions. Except as previously disclosed, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business and in a transaction that is not material to it.

          (e) Governing Documents. Amend the South Branch Articles and South Branch Bylaws.

          (f) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

          (g) Contracts. Except in the ordinary course of business consistent with past practice, enter into or terminate any material contract (as defined in Section 5.04(j)) or amend or modify in any material respect any of its existing material contracts.

          (h) Claims. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding which does not involve precedent for other material claims, actions or proceedings and which involve solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to South Branch.

          (i) Adverse Actions. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying (i) for "pooling-of-interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time,
(ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

          (j) Risk Management. Except as required by applicable law or regulation, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices which would materially increase its aggregate exposure to interest rate risk; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

          (k) Indebtedness. Incur any indebtedness for borrowed money other than in the ordinary course of business.

          (l) Commitments.  Agree or commit to do any of the foregoing.


                                   ARTICLE V

                        Representations and Warranties

     5.01 Disclosure Schedules. On or prior to the date hereof, South Branch has delivered to Potomac a schedule and Potomac has delivered to South Branch a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate in relation to any or all of its representations and warranties contained in Section 5.03 or
5.04 or to one or more of its covenants contained in Article IV; provided, that
(a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 5.02, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on the party making the representation. A party's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached as a result of effects arising solely from actions taken in compliance with a written request of the other party.

     5.02 Standard. No representation or warranty of Potomac or South Branch contained in Section 5.03 or 5.04 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 or 5.04 has had or is reasonably likely to have a Material Adverse Effect. For purposes of this Agreement, "knowledge" shall mean, with respect to a party hereto, actual knowledge of any officer of that party with the title, if any, ranking not less than vice president and that party's in-house counsel, if any.

     5.03 Representations and Warranties of Potomac. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, Potomac hereby represents and warrants to South Branch:

          (a) Organization, Standing and Authority.  Potomac is a corporation
              ------------------------------------
duly organized, validly existing and in good standing under the laws of the State of West Virginia.

Potomac is duly qualified to do business and is in good standing in the State of West Virginia and any jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

          (b) Potomac Stock.  As of the date hereof, the authorized capital
              -------------
stock of Potomac consists solely of 90,000 shares of Potomac Common Stock, of which 90,000 shares were outstanding as of the date hereof. The outstanding shares of Potomac Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, except as Previously Disclosed in its Disclosure Schedule, there are no shares of Potomac Stock authorized and reserved for issuance, Potomac does not have any Rights issued or outstanding with respect to Potomac Stock, and Potomac does not have any commitment to authorize, issue or sell any Potomac Stock or Rights, except pursuant to this Agreement. Potomac has Previously Disclosed all issuances of Potomac Stock in the prior two years.

          (c) Corporate Power.  Potomac has the corporate power and authority to
              ---------------
carry on its business as it is now being conducted and to own all its properties and assets; and Potomac has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby.

          (d) Corporate Authority.  Subject in the case of this Agreement to
              -------------------
receipt of the requisite approval and adoption of this Agreement (including the agreement of merger set forth herein) by the holders of more than a majority of the outstanding shares of Potomac Common Stock entitled to vote thereon pursuant to the WVCA (which is the only Potomac shareholder vote required thereon), this Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of Potomac and the Potomac Board prior to the date hereof. This Agreement is a valid and legally binding obligation of Potomac, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

          (e) Regulatory Filings; No Defaults.  (i) No consents or approvals of,
              -------------------------------
or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Potomac in connection with the execution, delivery or performance by Potomac of this Agreement or to consummate the Merger except for (A) filings of applications or notices with federal and state banking authorities, (B) filings with the SEC and state securities authorities, (C) filings of applications or notices with the U.S. Department of Justice, (D) the filing of the articles of merger with the West Virginia Secretary pursuant to the WVCA, and (E) the adoption and approval of this Agreement by the stockholders of Potomac, Merger Sub and the issuance of shares by Summit. As of the date hereof, Potomac is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in
Section 7.01(b).

               (ii) Subject to the satisfaction of the requirements referred to in the preceding paragraph, and expiration of related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Potomac or of any of or to which Potomac or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Potomac Articles or the Potomac Bylaws or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

          (f)  Financial Reports; Material Adverse Effect.  (i) Each of the
               ------------------------------------------
balance sheets of Potomac for the years ended December 31, 1996, 1997 and 1998 (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Potomac as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders' equity and cash flows, as the case may be, of Potomac for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein.

               (ii) Since March 31, 1999, Potomac has not incurred any liability other than in the ordinary course of business consistent with past practice (excluding expenses incurred in connection with this Agreement and the transactions contemplated hereby).

               (iii) Since March 31, 1999, (A) Potomac has conducted its business in the ordinary and usual course consistent with past practice (excluding matters related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred nor circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Potomac.

          (g)  Litigation.  No litigation, claim or other proceeding before any
               ----------
Governmental Authority is pending against Potomac and, to the best of Potomac's knowledge, no such litigation, claim or other proceeding has been threatened.

          (h)  Regulatory Matters.  (i)  Neither Potomac nor any of its
               ------------------
properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, the Office of the Comptroller of the

Currency, the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation) or the supervision or regulation of it (collectively, the "Regulatory Authorities").

               (ii) Potomac has not been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

          (i)  Compliance with Laws.  Potomac:
               --------------------

               (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

               (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Potomac's knowledge, no suspension or cancellation of any of them is threatened; and

               (iii) has received, since December 31, 1996, no notification or communication from any Governmental Authority (A) asserting that Potomac is not in material compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces, (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to Potomac's knowledge, do any grounds for any of the foregoing exist) or (C) as of the date hereof, failing to approve any proposed acquisition, or stating its intention not to approve acquisitions proposed to be effected by it within a certain time period or indefinitely.

          (j)  Material Contracts; Defaults.  Except for this Agreement and
               ----------------------------
those agreements set forth in its Disclosure Schedule, Potomac is not a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K or (ii) that restricts or limits in any way the conduct of business by it(including without limitation a non-compete or similar provision). Potomac is not in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

          (k) No Brokers.  No action has been taken by Potomac that would give
              ----------
rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement.

          (l) Employee Benefit Plans.  (i) Potomac's Disclosure Schedule
              ----------------------
contains a complete and accurate list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements in which any employee or former employee (the "Employees"), consultant or former consultant (the "Consultants") or director or former director (the "Directors") of Potomac participates or to which any such Employees, Consultants or Directors are a party with Potomac (the "Potomac Compensation and Benefit Plans"). Except as set forth in the Disclosure Statement, Potomac does not have any material commitment to create any additional Compensation and Benefit Plan or to modify or change materially any existing Compensation and Benefit Plan.

              (ii) Each Potomac Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Potomac Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Potomac Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the IRS, and Potomac is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of Potomac, threatened legal action, suit or claim relating to the Potomac Compensation and Benefit Plans. Potomac has not engaged in a transaction, or omitted to take any action, with respect to any Potomac Compensation and Benefit Plan that would reasonably be expected to subject Potomac to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

              (iii) No liability (other than for payment of premiums to the PBGC which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by Potomac or with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of
Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (an "ERISA Affiliate") which is considered one employer with Potomac under Section 4001(a)(14) of ERISA or
Section 414(b) or (c) of the Code (an "ERISA Affiliate Plan"). Potomac has not been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Potomac Compensation and Benefit Plan or by any ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate Plan and, to Potomac's knowledge, no condition exists that presents a material risk that such proceedings will be instituted. To the knowledge of Potomac, there is no pending investigation or enforcement action by the PBGC, the U.S. Department of Labor (the "DOL") or IRS or any other governmental agency with respect to any Potomac Compensation and Benefit Plan.

          (iv) All contributions required to be made under the terms of any Potomac Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which Potomac is a party have been timely made or have been reflected on Potomac's financial statements. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of
Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Pension Plan or ERISA Affiliate Plan have been made on or before their due dates. Potomac has not provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA.

          (v) Except as set forth in the Potomac disclosure schedule, Potomac has no obligations to provide retiree health and life insurance or other retiree death benefits under any Potomac Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code, and each such Potomac Compensation and Benefit Plan authorizes Potomac to amend or terminate such plan according to its terms. There has been no communication to Employees by Potomac that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

          (vi) Potomac does not maintain any Potomac Compensation and Benefit Plans covering foreign Employees.

          (vii) With respect to each Potomac Compensation and Benefit Plan, if applicable, Potomac has provided or made available to South Branch, true and complete copies of existing: (A) Potomac Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance contracts; (C) two most recent Forms 5500 filed with the IRS; (D) most recent actuarial report and financial statement; (E) the most recent summary plan description; (F) forms filed with the PBGC (other than for premium payments); (G) most recent determination letter issued by the IRS; (H) any Form 5310 or Form 5330 filed with the IRS; and (i) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

          (viii) The consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to
(A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Potomac Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Potomac Compensation and Benefit Plan.

               (ix) Potomac does not maintain any compensation plan, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

               (x) As a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of South Branch, Potomac or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

          (m)  Labor Matters.  Potomac is not a party to nor bound by any
               -------------
collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Potomac the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Potomac to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it pending or, to Potomac's knowledge, threatened, nor is Potomac aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

          (n)  Environmental Matters.  To Potomac's knowledge, neither the
               ---------------------
conduct nor operation of Potomac nor any condition of any property presently or previously owned, leased or operated by Potomac (including, without limitation, in a fiduciary or agency capacity), or on which Potomac holds a Lien, violates or violated Environmental Laws and to Potomac's knowledge, no condition has existed or event has occurred with respect to Potomac or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. To Potomac's knowledge, Potomac has not received any notice from any person or entity that Potomac or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by Potomac is or was in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

          (o)  Tax Matters.  (i)  Potomac has filed all federal income tax
               -----------
returns and all other federal, state, municipal and other tax returns which it is required to file, has paid all Taxes shown to be due on such returns and, in the opinion of its chief executive and has adequately reserved or recognized for all current and deferred Taxes;

               (ii) Neither the IRS nor any other taxing authority is now asserting against Potomac, or, to its knowledge, threatening to assert against Potomac, any material deficiency or material claim for additional Taxes, interest or penalties;

               (iii) There is no pending or threatened examination of the federal income tax returns of Potomac and, except for tax years still subject to the assessment and collection of additional federal income taxes under the three year period of limitations prescribed in IRC (S) 6501(a), no tax year of Potomac remains open to the assessment and collection of additional federal income taxes; and

               (iv) There is no pending or threatened examination or outstanding liability for any West Virginia state taxes, except for tax liabilities not yet due and payable.

               (v) Potomac has made available to South Branch true and correct copies of the United States federal income Tax Returns filed by Potomac for each of the three most recent fiscal years ended on or before December 31, 1998. Potomac has no liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by Potomac's Financial Reports described in Section 5.02(f) hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in Potomac's Financial Reports.

               (vi) As of the date hereof, Potomac has no reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (p)  Risk Management Instruments.  All interest rate swaps, caps,
               ---------------------------
floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Potomac's own account or the account of its customers (all of which are listed on Potomac's Disclosure Schedule), were entered into in accordance with applicable laws, rules, regulations and regulatory policies and with counter parties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Potomac, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Potomac is not, nor to Potomac's knowledge any other party thereto, in breach of any of its obligations under any such agreement or arrangement.

          (q)  Books and Records.  The books and records of Potomac have been
               -----------------
fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein and they fairly reflect the substance of events and transactions included therein.

          (r)  Insurance.  Potomac's Disclosure Schedule sets forth all of the
               ---------
insurance policies, binders, or bonds maintained by Potomac. Potomac is insured with reputable insurers against such risks and in such amounts as the management of Potomac reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; Potomac is not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

          (s) Accounting Treatment.  As of the date hereof, Potomac is aware of
              --------------------
no reason why the Merger will fail to qualify for "pooling-of-interests" accounting treatment, assuming compliance by Potomac and South Branch with the requirements of Section 6.17 hereof.

          (t) Real Property.  Potomac owns the real property set forth in the
              -------------
Disclosure Schedule. Except as disclosed in the Disclosure Schedule, all real property owned by Potomac is free and clear of liens and encumbrances except for liens of record, liens which do not materially affect the use of the property or liens for ad valorem taxes not yet due and payable.

          (u) Year 2000 Compliance.  Potomac is engaged in a company-wide Year
              --------------------
2000 project to bring Potomac's computerized information systems to Year 2000 compliance so as to ensure better the ability of such systems to accurately process information that is date sensitive. To the extent reasonably necessary, Potomac has confirmed Potomac's vendor's and suppliers' progress toward Year 2000 compliance. Potomac knows of no reason that its computerized information systems will fail to comply in any material respect with Year 2000 compliance requirements.

          (v) Disclosure.  The representations and warranties contained in this
              ----------
Section 5.03 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

     5.04 Representations and Warranties of South Branch. Subject to Sections
5.01 and 5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, South Branch hereby represents and warrants to Potomac as follows:

          (a) Organization, Standing and Authority.  South Branch is a
              ------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia. South Branch is duly qualified to do business and is in good standing in the State of West Virginia and foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

          (b) South Branch Stock.  (i) As of the date hereof, the authorized
              ------------------
capital stock of South Branch consists solely of 2,000,000 shares of South Branch Common Stock, of which no more than 591,292 shares were outstanding as of the date hereof. As of the date hereof, except as set forth in its Disclosure Schedule, South Branch does not have any Rights issued or outstanding with respect to South Branch Stock and South Branch does not have any commitment to authorize, issue or sell any South Branch Stock or Rights, except pursuant to this Agreement. The outstanding shares of South Branch Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). South Branch has previously disclosed all issuances of South Branch Common Stock in the prior two years.

              (ii) The shares of Summit Common Stock to be issued in exchange for shares of Potomac Common Stock in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights.

          (c) Subsidiaries.  Each of South Branch's Subsidiaries has been duly
              ------------
organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Significant Subsidiaries.

          (d) Corporate Power.  Each of South Branch and its Subsidiaries has
              ---------------
the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and South Branch has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby.

          (e) Corporate Authority.  Subject in the case of this Agreement to
              -------------------
receipt of the requisite approval by the holders of a majority of the outstanding shares of South Branch Common Stock and Merger Sub common stock entitled to vote thereon of the Merger, this Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of South Branch and the South Branch Board prior to the date hereof. This Agreement is a valid and legally binding agreement of South Branch, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

          (f) Regulatory Filings; No Defaults.  (i) No consents or approvals of,
              -------------------------------
or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by South Branch or any of its Subsidiaries in connection with the execution, delivery or performance by South Branch of this Agreement or to consummate the Merger except for (A) the filing of applications and notices, as applicable, with the federal and state banking and thrift authorities; (B) the adoption and approval of (i) the issuance of shares in connection with this Agreement by the shareholders of South Branch and
(ii) an amendment to the Articles of Incorporation to change the name of South Branch to Summit; (C) the filing and declaration of effectiveness of the Registration Statement; (D) the filing of applications or notices with the U.S. Department of Justice; (E) the filing of articles of merger with the West Virginia Secretary; (F) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of Summit Stock in the Merger; and (G) receipt of the approvals set forth in Section 7.01(b). As of the date hereof, South Branch is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

              (ii) Subject to the satisfaction of the requirements referred to in the preceding paragraph and expiration of the related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of South Branch or of any of its Subsidiaries or to which South Branch or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the certificate of incorporation or by-laws (or similar governing documents) of South Branch or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

          (g) Financial Reports and SEC Documents; Material Adverse Effect.  (i)
              ------------------------------------------------------------
South Branch's SEC Documents, as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of South Branch and its Subsidiaries as of its date, and each of the statements of income or results of operations and changes in stockholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders' equity and cash flows, as the case may be, of South Branch and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein.

              (ii) Since March 31, 1999, South Branch has not incurred any liability other than in the ordinary course of business consistent with past practice (excluding expenses incurred in connection with this Agreement and the transactions contemplated hereby.)

              (iii) Since March 31, 1999, (A) South Branch has conducted its business in the ordinary and usual course consistent with past practice (excluding matters related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred nor circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to South Branch.

          (h) Litigation; Regulatory Action.  (i) No litigation, claim or other
              -----------------------------
proceeding before any Governmental Authority is pending against South Branch or any of its Subsidiaries and, to the best of South Branch's knowledge, no such litigation, claim or other proceeding has been threatened.

              (ii) Neither South Branch nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from a Regulatory Authority, nor has South Branch or any of its Subsidiaries been advised by a Regulatory Authority that such agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

          (i) Compliance with Laws.  Each of South Branch and its Subsidiaries:
              --------------------

              (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices; and

              (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened; and

              (iii) has received, since December 31, 1996, no notification or communication from any Governmental Authority (A) asserting that South Branch or any of its Subsidiaries is not in material compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces, (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to South Branch's knowledge, do any grounds for any of the foregoing exist) or (C) as of the date hereof, failing to approve any proposed acquisition, or stating its intention not to approve acquisitions proposed to be effected by it within a certain time period or indefinitely.

          (j) Material Contracts; Defaults.  Except for this Agreement and those
              ----------------------------
agreements set forth in its Disclosure Schedule, South Branch is not a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K or (ii) that restricts or limits in any way the conduct of business by it (including without limitation a non-compete or similar provision). Neither South Branch nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

          (k) No Brokers.  No action has been taken by South Branch that would
              ----------
give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement.

          (l) Employee Benefit Plans.  (i) South Branch' Disclosure Schedule
              ----------------------
contains a complete and accurate list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements in which any employee or former employee (the "Employees"), consultant or former consultant (the "Consultants") or director or former director (the "Directors") of South Branch or any of its Subsidiaries participates or to which any such Employees, Consultants or Directors are a party with South Branch (the "South Branch Compensation and Benefit Plans"). Except as listed on the Disclosure Schedule, neither South Branch nor any of its Subsidiaries has any commitment to create any additional material Compensation and Benefit Plan or to modify or change materially any existing Compensation and Benefit Plan.

              (ii) Each South Branch Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each South Branch Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such South Branch Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the IRS, and South Branch is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of South Branch, threatened legal action, suit or claim relating to the South Branch Compensation and Benefit Plans. Neither South Branch nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any South Branch Compensation and Benefit Plan that would reasonably be expected to subject South Branch or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or
Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

              (iii) No liability (other than for payment of premiums to the PBGC which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by South Branch or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of
Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (an "ERISA Affiliate") which is considered one employer with South Branch under Section 4001(a)(14) of ERISA or
Section 414(b) or (c) of the Code (an "ERISA Affiliate Plan"). None of South Branch, any of its Subsidiaries or any ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any South Branch Compensation and Benefit Plan or by any ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate Plan and, to South Branch' knowledge, no condition exists that presents a material risk that such proceedings will be instituted. To the knowledge of South Branch, there is no pending investigation or enforcement action by the PBGC, the U.S. Department of Labor (the "DOL") or IRS or any other governmental agency with respect to any South Branch Compensation and Benefit Plan.

              (iv) All contributions required to be made under the terms of any South Branch Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which South Branch or any of its Subsidiaries is a party have been timely made or have been reflected on South Branch's financial statements. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Pension Plan or ERISA Affiliate Plan have been made on or before their due dates. None of South Branch, any of its Subsidiaries or any ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under
Section 412(n) of the Code or pursuant to ERISA.

              (v) Except as set forth by South Branch on the Disclosure Schedule, neither South Branch nor any of its Subsidiaries has any obligations to provide retiree health and life insurance or other retiree death benefits under any South Branch Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code, and each such South Branch Compensation and Benefit Plan authorizes South Branch to amend or terminate such Plan according to its terms. There has been no communication to Employees by South Branch or any of its Subsidiaries that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

              (vi) South Branch and its Subsidiaries do not maintain any South Branch Compensation and Benefit Plans covering foreign Employees.

              (vii) With respect to each South Branch Compensation and Benefit Plan, if applicable, South Branch has provided or made available to Potomac, true and complete copies of existing: (A) South Branch Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance contracts; (C) two most recent Forms 5500 filed with the IRS; (D) most recent actuarial report and financial statement; (E) the most recent summary plan description; (F) forms filed with the PBGC (other than for premium payments);
(G) most recent determination letter issued by the IRS; (H) any Form 5310 or Form 5330 filed with the IRS; and (i) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

              (viii) The consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective
Time) reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any South Branch Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any South Branch Compensation and Benefit Plan.

              (ix) South Branch does not maintain any compensation plan, programs or arrangements, the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

              (x) As a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of South Branch, Potomac or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

          (m) Labor Matters.  South Branch is not a party to nor bound by any
              -------------
collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is South Branch the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel South Branch to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it pending or, to South Branch's knowledge, threatened, nor is South Branch aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

          (n) Environmental Matters.  To South Branch's knowledge, neither the
              ---------------------
conduct nor operation of South Branch or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated Environmental Laws and to South Branch's knowledge no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. To South Branch's knowledge, neither South Branch nor any of its Subsidiaries has received any notice from any person or entity that South Branch or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

          (o) Tax Matters.  (i)  South Branch has filed all federal income tax
              -----------
returns and all other federal, state, municipal and other tax returns which it is required to file, has paid all Taxes shown to be due on such returns and, in the opinion of its chief executive and chief financial officer, has adequately reserved or recognized for all current and deferred Taxes;

              (ii) Neither the IRS nor any other taxing authority is now asserting against South Branch or its Subsidiaries, or, to its knowledge, threatening to assert against either of them, any material deficiency or material claim for additional Taxes, interest or penalties;

              (iii) There is no pending or threatened examination of the federal income tax returns of South Branch and, except for tax years still subject to the assessment and collection of additional federal income taxes under the three year period of limitations prescribed in IRC (S) 6501(a), no tax year of South Branch remains open to the assessment and collection of additional federal income taxes; and

              (iv) There is not pending or threatened examination or outstanding liability for any West Virginia state taxes, except for tax liabilities not yet due and payable.

              (v) Neither South Branch nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by South Branch's SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in South Branch's SEC Documents filed on or prior to the date hereof. South Branch has made available to Potomac true and correct copies of the United States federal income Tax Returns filed by South Branch and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 1998.

              (vi) As of the date hereof, neither South Branch nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (p) Risk Management Instructions.  All interest rate swaps, caps,
              ----------------------------
floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for South Branch's own account or the account of its customers (all of which are listed on South Branch's Disclosure Schedule), were entered into in accordance with applicable laws, rules, regulations and regulatory policies and with counter parties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of South Branch, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. South Branch is not, nor to South Branch's knowledge any other party thereto, in breach of any of its obligations under any such agreement or arrangement.

          (q) Books and Records.  The books and records of South Branch and its
              -----------------
Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the substance of events and transactions included therein.

          (r) Insurance.  South Branch's Disclosure Schedule sets forth all of
              ---------
the insurance policies, binders or bonds maintained by South Branch. South Branch and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of South Branch reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; South Branch and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

          (s) Accounting Treatment.  As of the date hereof, South Branch is
              --------------------
aware of no reason why the Merger will fail to qualify for "pooling-of-interests" accounting treatment assuming compliance by Potomac and South Branch with the requirements of Section 6.17 hereof.

          (t) Real Property.  South Branch and its Subsidiaries each own the
              -------------
real property set forth in the Disclosure Schedule. Except as disclosed in the Disclosure Schedule, all real property owned by South Branch and its Subsidiaries is free and clear of liens and encumbrances except for liens of record, liens which do not materially affect the use of the property or liens for ad valorem taxes not yet due and payable.

          (u) Year 2000 Compliance.  South Branch is engaged in a company-wide
              --------------------
Year 2000 project to bring South Branch's computerized information systems to Year 2000 compliance so as to ensure better the ability of such systems to accurately process information that is date sensitive. To the extent reasonably necessary, South Branch has confirmed South Branch's vendors and suppliers progress toward Year 2000 compliance. South Branch knows of no reason that its computerized information systems will fail to comply in any material respect with Year 2000 compliance requirements.

          (v) Disclosure.  The representations and warranties contained in this
              ----------
Section 5.04 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.

          (w) Representations and Warranties of South Branch with Respect to
              --------------------------------------------------------------
Merger Subs.  South Branch represents and warrants to Potomac with respect to
-----------
any Merger Sub that executes the supplement attached to this Agreement as Annex A that, at the time of such execution and as of the Effective Date:

              (i) Organization, Standing and Authority. Each Merger Sub has been duly organized and is validly existing in good standing under the laws of the State of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

              (ii) Power. Each Merger Sub has the power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

              (iii) Authority. This Agreement and the transactions contemplated hereby have been authorized by all requisite action on the part of each Merger Sub and its respective shareholders or members. This Agreement is a valid and legally binding agreement of each Merger Sub enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).


                                  ARTICLE VI

                                   Covenants

     6.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of Potomac and South Branch agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

     6.02 Stockholder Approvals. South Branch and Potomac agree to take, in accordance with applicable law and its articles of incorporation and bylaws, all action necessary to convene an appropriate meeting of its stockholders (which in the case of South Branch or Potomac may be its regular annual meeting or a special meeting) to consider and vote upon, in the case of South Branch, approval of (i) the issuance of its stock as contemplated hereby and (ii) the amendment to South Branch's Articles of Incorporation to change South Branch's name (including any adjournment or postponement, the "South Branch Meeting") and, in the case of Potomac, the approval and adoption of this Agreement (including any adjournment or postponement, the "Potomac Meeting"), in each case as promptly as practicable after the Registration Statement is declared effective. South Branch agrees to vote all of the shares of capital stock issued by Merger Sub in favor of the Merger. The South Branch Board will recommend that the South Branch shareholders approve and adopt the

Articles Amendment and the issuance of stock contemplated hereby, provided that the South Branch Board may fail to make such recommendation, or withdraw, modify or change any such recommendation, if the South Branch Board, after having consulted with and considered the advice of outside counsel, has determined that the making of such recommendation, or the failure to withdraw, modify or change such recommendation, would constitute a breach of the fiduciary duties of the members of the South Branch Board under applicable law. The Potomac Board will recommend that the Potomac stockholders approve and adopt the Agreement and the transactions contemplated hereby, provided that the Potomac Board may fail to make such recommendation, or withdraw, modify or change any such recommendation, if the Potomac Board, after having consulted with and considered the advice of outside counsel, has determined that the making of such recommendation, or the failure to withdraw, modify or change such recommendation, would constitute a breach of the fiduciary duties of the members of the Potomac Board under applicable law.

     6.03 Registration Statement. (a) Each of South Branch and Potomac agrees to cooperate in the preparation of a registration statement on Form S-4 (the "Registration Statement") to be filed by South Branch with the SEC in connection with the issuance of Summit Common Stock in the Merger (including the joint proxy statement and prospectus and other proxy solicitation materials of South Branch and Potomac constituting a part thereof (the "Proxy Statement") and all related documents). Provided that Potomac has cooperated as required above, South Branch agrees to file the Proxy Statement in preliminary form with the SEC as promptly as reasonably practicable, and to file the Registration Statement with the SEC as soon as reasonably practicable after any SEC comments with respect to the preliminary Proxy Statement are resolved. Each of Potomac and South Branch agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. South Branch also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Potomac agrees to furnish to South Branch all information concerning Potomac, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

          (b) Each of Potomac and South Branch agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the South Branch Meeting or the Potomac Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of Potomac and South Branch further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

          (c) South Branch agrees to advise Potomac, promptly after South Branch receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of South Branch Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

          (d) South Branch and Potomac, each in consultation with the other, may employ professional proxy solicitors to assist it in contacting stockholders in connection with soliciting votes on the Agreement.

     6.04 Press Releases. Each of Potomac and South Branch agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation.

     6.05 Access; Information. (a) Each of Potomac and South Branch agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request.

          (b) Each agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this
Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information
(i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or

(iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

          (c) During the period from the date of this Agreement to the Effective Time, each party shall promptly furnish the other with copies of all monthly and other interim financial statements produced in the ordinary course of business as the same shall become available.

     6.06 Acquisition Proposals. Potomac agrees that it shall not solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any Acquisition Proposal. It shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than South Branch with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. Potomac shall promptly (within 24 hours) advise South Branch following the receipt by Potomac of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and advise South Branch of any developments with respect to such Acquisition Proposal immediately upon the occurrence thereof. Notwithstanding the foregoing, the directors of Potomac shall not be required to take any action hereunder that, upon consultation with and the advice of outside counsel, the Potomac Board has determined would constitute a breach of fiduciary duties of the members of the Potomac Board under applicable law.

     6.07 Affiliate Agreements. (a) Not later than the 15th day prior to the mailing of the Proxy Statement, (i) South Branch shall deliver to Potomac a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the South Branch Meeting, deemed to be an "affiliate" of South Branch (each, a "South Branch Affiliate") as that term is used in SEC Accounting Series Releases 130 and 135; and (ii) Potomac shall deliver to South Branch a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the Potomac Meeting, deemed to be an "affiliate" of Potomac (each, a "Potomac Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135.

          (b) Each of Potomac and South Branch shall use its respective reasonable best efforts to cause each person who may be deemed to be a Potomac Affiliate or a South Branch Affiliate, as the case may be, to execute and deliver to Potomac and South Branch on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit A or Exhibit B, respectively.

     6.08 Regulatory Applications. (a) South Branch, and its subsidiaries, and Potomac shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement, and to comply with the terms and conditions of such permits, consents, approvals and authorizations. Each of South Branch and Potomac shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

           (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

     6.09 Benefit Plans and Arrangements. (a) Summit agrees that within a reasonable period of time following the Effective Time (i) it will provide employees of the Surviving Corporation with employee benefit plans substantially similar in the aggregate to those provided to similarly situated employees of South Branch, (ii) any such employees will receive credit for years of service with Potomac prior to the Effective Time for the purpose of eligibility and vesting, and (iii) Summit shall cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under the Compensation and Benefit Plans) and eligibility waiting periods under group health plans to be waived with respect to such participants and their eligible dependents; provided, however, that with respect to Potomac's
                               --------  -------
group health plans, Potomac shall have a period of two (2) years in which to conform the premium contributions of employees paid with respect to its health plans with those maintained by Summit. During that two-year period, Potomac agrees to make periodic incremental increases to the health insurance premiums paid by its employees such that at the end of such period, the health insurance premium contributions paid by Potomac employees conform to the level determined by Summit management. This section shall apply only to employee benefit plans available generally to employees and shall specifically not include plans
                                                        ---
designed to compensate executive personnel of Summit and its Affiliates.

     6.10  Notification of Certain Matters.  Each of Potomac and South
Branch shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

     6.11 Dividend Coordination. The Potomac Board shall cause its regular semi-annual dividend record dates and payment dates for Potomac Common Stock to be the same as South Branch's regular semi-annual dividend record dates and payment dates for South Branch Common Stock (e.g., Potomac shall move its next dividend record and payment dates to the next dividend record and payment date for South Branch Common Stock), and Potomac shall not thereafter change its regular dividend payment dates and record dates (it being the intention of the parties that the stockholders of Potomac shall not receive two dividends, or fail to receive one dividend, for any single semi-annual period with respect to their shares of Potomac Common Stock or the Summit Common Stock exchanged therefor in the Merger). Notwithstanding the foregoing, nothing contained in this Section
6.11 shall require either of the parties to take any action that would materially impair their ability to satisfy the conditions set forth in Sections 7.02(d) and 7.03(d) hereof.

     6.12 Change of Name of South Branch. South Branch agrees that it will take all steps necessary to change its name to Summit Financial Group, Inc. ("Summit") prior to the Effective Time.

     6.13 Directorship of Summit; Formation of Executive Committee. (a) Summit will initially have a Board of Directors consisting of eighteen (18) members, and Summit agrees to cause six (6) current members of the Board of Directors of Potomac designated by Potomac (i) to be appointed to the Board of Directors of Summit as of the Effective Time, and (ii) to be nominated and recommended for election at the next Annual Meeting of Summit shareholders after the Effective Time if such director is a member of a class whose terms are expiring at such Annual Meeting. If the number of directors of Summit is different from eighteen
(18) at the Effective Time, the number of directors shall be divisible by three
(3), and Potomac will be entitled to designate 1/3 of the directors. Directors designated by Potomac for the initial Board of Directors of Summit shall be spread evenly among the classes of directors of Summit. Upon the expiration of their initial terms, Summit's directors designated by Potomac shall be eligible to be nominated to serve for such additional terms as Summit shall determine consistent with prudent banking practices and such director's fulfillment, to Summit's satisfaction, of his or her fiduciary duty to Summit.

          (b) Summit agrees to form an executive committee or other governing body consisting of not more than nine (9) members, of which five (5) individuals shall be designated by South Branch and four (4) individuals designated by Potomac.

          (c) The provisions of any resolution, bylaw or of the articles of incorporation of Summit which state or set forth a mandatory retirement age shall not apply to any person initially designated by Potomac to serve on the Board of Directors of Summit pursuant to Section 6.13 hereof, who, as of the Closing Date, is a director of Potomac and has attained the age of 60 years ("Exempt Person"). Such Exempt Person shall be permitted to serve until he or she reaches the age of 80, provided such Exempt Person's service as a director is consistent with prudent banking practices and such Exempt Person fulfills, to Summit's satisfaction, his or her fiduciary duty to Summit.

     6.14 Officers of Board and Summit. Oscar M. Bean shall be retained as Chairman of the Board of Summit. G. R. Ours, Jr. shall be appointed as Vice Chairman of the Board of Summit. H. Charles Maddy, III shall be retained as President of Summit.

     6.15 Members of the Board of Directors of Potomac and South Branch, Other Matters. (a) Two individuals of South Branch shall be appointed to serve on the Board of Directors of Potomac. Two individuals of Potomac shall be appointed by Potomac to serve on the Board of Directors of South Branch Valley National Bank.
(b) The current members of the Board of Directors of Potomac shall continue to serve as such after the Merger, and for a period of five (5) years after the Merger, provided that such person continues to fulfill his or her fiduciary duties to Potomac and Summit. Vacancies and new board seats shall be filled by affirmative vote of the current members of the Board of Directors of Potomac and their successors. During the five-year period, the maximum size of the Potomac Board of Directors shall not exceed twelve (12) persons. The requirements of this provision may be modified during the five-year period only upon the affirmative vote of three-fourths (3/4) of Summit's Board of Directors.

     6.16 Location of Summit Offices. Summit's corporate offices shall be located in Moorefield, West Virginia.

     6.17 Changes to Organizational Documents. Summit's bylaws shall include provisions ensuring that the following actions by Summit's Board of Directors shall require an affirmative vote of at least three-fourths (3/4) of the board:
(i) mergers and closures of banks and branches; (ii) any amendment to Summit's Articles of Incorporation or Bylaws; (iii) the adoption of any agreement or plan to merge, consolidate, liquidate, dissolve or sell shares of stock or the sale, lease or exchange of all or substantially all the assets of Summit; and (iv) any change of Potomac's name.

     6.18 Divestment of Branch. South Branch shall take all action reasonable necessary to divest its branch located in Petersburg, West Virginia, provided that (i) such divestment is required for regulatory approval, and (ii) South Branch is not required to reflect a financial loss based on Generally Accepted Accounting Principles. South Branch will use its best efforts to accomplish such divestiture if divestiture is required for regulatory approval.

     6.19 Directors' and Officers' Protection. Summit shall provide and keep in force, for a period of three years after the Effective Time, directors' and officers' liability insurance providing coverage to directors and officers of Potomac for acts or omissions occurring prior to the Effective Time. Such insurance shall provide at least the substantially equivalent coverage and substantially equivalent amounts as contained in any Summit policy of insurance on the date hereof; provided, that in no event shall the annual premium on such policy exceed 150% of the annual premium payments on Potomac's policy in effect as of the date hereof (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the maximum amount, Summit shall use its reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount. Notwithstanding the foregoing, Summit further agrees to indemnify all individuals who are or have been officers, directors or employees of Potomac prior to the Effective Time from any acts or omissions in such capacities prior to the Effective Time, to the extent that such indemnification is provided pursuant to the Articles of Incorporation and Bylaws of Potomac on the date hereof as permitted under the WVCA.

     6.20 Other Transactions. South Branch agrees that it shall not solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to or have any discussions with, any person relating to any proposal pursuant to which South Branch would be acquired by or merged with an entity without South Branch surviving ("Acquisition Transaction"). South Branch shall promptly (within 24 hours) advise Potomac following the receipt by South Branch of a proposal relating to such Acquisition Transaction, and the substance thereof (including the identity of the person making the proposal), and advise Potomac of any developments with respect to such proposal immediately upon the occurrence thereof. Notwithstanding the foregoing, the directors of South Branch shall not be required to take any action hereunder that, upon consultation with and the advice of outside counsel, the South Branch Board has determined would constitute a breach of fiduciary duties of the members of the South Branch Board under applicable law. Nothing herein shall be construed to limit at any time the ability of South Branch or any of its Subsidiaries from entering into other agreements or transactions prior to the Effective Time pursuant to which it or its subsidiaries may merge, consolidate or affiliate with any other entity, or acquire or establish other branches or subsidiaries ("Other Transactions"). South Branch agrees to advise Potomac of such Other Transactions as and when appropriate, but in any event prior to the submission of a transaction or agreement to South Branch's Board of Directors for approval. If South Branch notifies Potomac of an Other Transaction (as defined herein) in which South Branch is not the surviving entity, then Potomac may terminate this Agreement on notice to South Branch prior to the earlier of: (1) thirty days after receipt of notice of the Other Transaction or (2) the Effective Time.


                                  ARTICLE VII

                   Conditions to Consummation of the Merger

     7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each of South Branch and Potomac to consummate the Merger is subject to the fulfillment or written waiver by South Branch and Potomac prior to the Effective Time of each of the following conditions:

          (a) Stockholder Approvals.  This Agreement shall have been duly
              ---------------------
approved and adopted by the requisite vote of the stockholders of Potomac and Merger Sub, and the issuance of shares in connection with this Agreement shall have been approved by the requisite vote of the stockholders of South Branch, and all corporate and shareholder action necessary to authorize the Merger shall have been duly taken by South Branch and Potomac.

          (b) Regulatory Approvals.  All regulatory approvals required to
              --------------------
consummate the transactions contemplated hereby, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain (i) any conditions, restrictions or requirements which either party reasonably determines would either before or after the Effective Time have a Material Adverse Effect on the Surviving Corporation and its Subsidiaries taken as a whole or (ii) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and which either party's Board reasonably determines would either before or after the Effective Date be unduly burdensome.

          (c) No Injunction.  No Governmental Authority of competent
              -------------
jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

          (d) Registration Statement.  The Registration Statement shall have
              ----------------------
become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (e) Blue Sky Approvals.  All permits and other authorizations under
              ------------------
state securities laws necessary to consummate the transactions contemplated hereby and to issue the shares of Summit Common Stock to be issued in the Merger shall have been received and be in full force and effect.

     7.02 Conditions to Obligation of Potomac. The obligation of Potomac to consummate the Merger is also subject to the fulfillment or written waiver by Potomac prior to the Effective Time of each of the following conditions:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of South Branch set forth in this Agreement shall be true and correct, subject to Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Potomac shall have received a certificate, dated the Effective Date, signed on behalf of South Branch by the Chief Executive Officer of South Branch to such effect.

          (b) Performance of Obligations of South Branch.  South Branch shall
              ------------------------------------------
have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and Potomac shall have received a certificate, dated the Effective Date, signed on behalf of South Branch by the Chief Executive Officer of South Branch to such effect.

          (c) Opinion of Tax Counsel.  Potomac shall have received an opinion of
              ----------------------
Jackson & Kelly, LLP, special counsel to Potomac, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger constitutes a "reorganization" within the meaning of Section 368 of the Code and (ii) no gain or loss will be recognized by stockholders of Potomac who receive shares of Summit Common Stock in exchange for shares of Potomac Common Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests.

          (d) Accounting Treatment.  Potomac shall have received from Arnett &
              --------------------
Foster Accounts & Consultants, P.L.L.C., Potomac's independent auditors, a letter, dated the Effective Date, stating its opinion that the Merger shall qualify for "pooling-of-interests" accounting treatment.

          (e) Counsel Opinion.  Potomac shall have received an opinion of
              ---------------
counsel for South Branch date as of the Effective Date, to the effect that:

              (i) South Branch is a bank holding company duly organized, validly existing and in good standing under the laws of the State of West Virginia;

              (ii) The authorized capital stock and the number of shares issued and outstanding of South Branch are as stated in the opinion. The issued and outstanding shares are validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive rights of the shareholders of South Branch. As of such date, except as previously disclosed by South Branch, to the best of counsel's knowledge, there are no options, warrants, convertible securities or similar items outstanding on behalf of South Branch.

              (iii) South Branch has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by South Branch and constitutes the legal, valid and binding obligation of South Branch, enforceable in accordance with its terms except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors' rights generally.

              (iv) All necessary corporate proceedings have been duly and validly taken by South Branch, to the extent required by law, its respective articles of incorporation and bylaws, or otherwise, to authorize the execution and delivery of this Agreement by South Branch and the consummation of the transaction contemplated herein.

              (v) Counsel has reviewed the proxy statement contemplated hereby and, with respect to all information relating to South Branch contained therein, counsel does not know of any misleading statement of any material fact or failure to state a material fact which was necessary to be stated to prevent the statements made from being false or misleading in any material respect, except as to financial data, as to which counsel expresses no opinion.

               (vi) The consummation of the transaction contemplated herein will not violate or result in a breach of, or constitute a default under, the articles of incorporation or bylaws of South Branch, or constitute a breach or termination of, or default under, any agreement or instrument of which counsel is aware and which would have a material adverse effect on the business of South Branch, and to which it is a party or by which it or any of its property is bound.

          (f)  Due Diligence.  Potomac must have the opportunity to conduct a
               -------------
due diligence investigation into various aspects of South Branch's operations. Based on its investigation, which must be concluded by the end of the forty-fifth (45th) business day following the date of this Agreement, Potomac, in its discretion, may within five (5) calendar days after the close of the above due diligence period (i) elect not to pursue consummation of the proposed transactions or (ii) may notify South Branch of any objections or requirements resulting therefrom. If Potomac elects not to pursue consummation of the proposed transactions and properly notifies South Branch of the same, this Agreement shall expire and parties hereto shall have no further obligations or liabilities hereunder. If Potomac raises any objections as a result of its due diligence and properly notifies South Branch of the same, South Branch must cure or address the concerns to the satisfaction of Potomac or Potomac is not obligated to continue to pursue consummation of the transactions contemplated herein. Failure to provide notice under this paragraph shall not be construed as a waiver by Potomac of any item required by or condition of this Agreement.

          (g)  Potomac Satisfaction with Loan Loss Reserve, Provision of Charge-
               ----------------------------------------------------------------
Offs, Funding of Benefits, Other Reserve Accounts, Etc.  As of the Effective
-------------------------------------------------------
Time, Potomac, in its reasonable discretion, must be satisfied with the adequacy of the then existing level of South branch's loan loss reserve and with the sufficiency of the write-downs and charge offs in the loan portfolio, such level and sufficiency to be consistent with the requirements of any regulators and prudent banking practices. In addition, South Branch must reserve for all contingencies in a manner consistent with the requirements of the regulators and prudent banking practices.

     7.03 Conditions to Obligation of South Branch. The obligation of South Branch to consummate the Merger is also subject to the fulfillment or written waiver by South Branch prior to the Effective Time of each of the following conditions:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of Potomac set forth in this Agreement shall be true and correct, subject to Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and South Branch shall have received a certificate, dated the Effective Date, signed on behalf of Potomac by the Chief Executive Officer of Potomac to such effect.

          (b)  Performance of Obligations of Potomac.  Potomac shall have
               -------------------------------------
performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and South Branch shall have received a certificate, dated the Effective Date, signed on behalf of Potomac by the Chief Executive Officer of Potomac to such effect.

          (c) Opinion of South Branch Counsel.  South Branch shall have received
              -------------------------------
an opinion of Bowles Rice McDavid Graff & Love, PLLC, counsel to South Branch, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger constitutes a reorganization under Section 368 of the Code. In rendering its opinion, Bowles Rice McDavid Graff & Love, PLLC, may require and rely upon representations contained in letters from South Branch, Potomac and others.

          (d) Accounting Treatment.  South Branch shall have received from
              --------------------
Arnett & Foster, PLLC, South Branch's independent auditors, a letter, dated the Effective Date, stating its opinion that the Merger shall qualify for "pooling-of-interests" accounting treatment.

          (e) Counsel's Opinion.  South Branch shall have received an opinion of
              -----------------
counsel for Potomac dated as of the Effective Date, to the effect that:

              (i) Potomac is a state banking corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia;

              (ii) The authorized capital stock and the number of shares issued and outstanding of Potomac are as stated in the opinion. The issued and outstanding shares are validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive rights of the shareholders of Potomac. As of such date, except as Previously Disclosed by Potomac, to the best of counsel's knowledge, there are no options, warrants, convertible securities or similar items outstanding on behalf of Potomac.

              (iii) Potomac has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by Potomac and constitutes the legal, valid and binding obligation of Potomac, enforceable in accordance with its terms except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors' rights generally.

              (iv) All necessary corporate proceedings have been duly and validly taken by Potomac, to the extent required by law, its respective articles of incorporation and bylaws, or otherwise, to authorize the execution and delivery of this Agreement by Potomac and the consummation of the transaction contemplated herein.

              (v) Counsel has reviewed the proxy statement contemplated hereby and, with respect to all information relating to Potomac contained therein, counsel does not know of any misleading statement of any material fact or failure to state a material fact which was necessary to be stated to prevent the statements made from being false or misleading in any material respect, except as to financial data, as to which counsel expresses no opinion.

              (vi) The consummation of the transaction contemplated herein will not violate or result in a breach of, or constitute a default under, the articles of incorporation or bylaws of Potomac, or constitute a breach or termination of, or default under, any agreement or instrument of which counsel is aware and which would have a material adverse effect on the business of Potomac, and to which it is a party or by which it or any of its property is bound.

              (f)   Due Diligence.  South Branch must have the opportunity to
                    -------------
conduct a due diligence investigation into various aspects of Potomac's operations. Based on its investigation, which must be concluded by the end of the forty-fifth (45th) business day following the date of this Agreement, South Branch, in its discretion, may within five (5) calendar days after the close of the above due diligence period (i) elect not to pursue consummation of the proposed transactions or (ii) may notify Potomac of any objections or requirements resulting therefrom. If South Branch elects not to pursue consummation of the proposed transactions and properly notifies Potomac of the same, this Agreement shall expire and parties hereto shall have no further obligations or liabilities hereunder. If South Branch raises any objections as a result of its due diligence and properly notifies Potomac of the same, Potomac must cure or address the concerns to the satisfaction of South Branch or South Branch is not obligated to continue to pursue consummation of the transactions contemplated herein. Failure to provide notice under this paragraph shall not be construed as a waiver by South Branch of any item required by or condition of this Agreement.

              (g)   South Branch Satisfaction with Loan Loss Reserve,
                    -------------------------------------------------
Provision of Charge-Offs, Funding of Benefits, Other Reserve Accounts, Etc.  As
--------------------------------------------------------------------------
of the Effective Time, South Branch, in its reasonable discretion, must be satisfied with the adequacy of the then existing level of Potomac's loan loss reserve and with the sufficiency of the write-downs and charge-offs in the loan portfolio, such level and sufficiency to be consistent with the requirements of any regulators and prudent banking practices. In addition, Potomac must reserve for all contingencies in a manner consistent with the requirements of the regulators and prudent banking practices.


                                 ARTICLE VIII

                                  Termination

     8.01 Termination. This Agreement may be terminated, and the Merger may be abandoned:

          (a) Mutual Consent.  At any time prior to the Effective Time, by the
              --------------
mutual consent of South Branch and Potomac, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

          (b) Breach.  At any time prior to the Effective Time, by South Branch
              ------
or Potomac, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (i) or (ii)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect.

          (c) Delay.  At any time prior to the Effective Time, by South Branch
              -----
or Potomac, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by January 31, 2000, except to the extent that the failure of the Merger then to be consummated arises out of or results from the willful failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein.

          (d) No Approval.  By South Branch or Potomac, if its Board of
              -----------
Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or (ii) any stockholder approval required by Section 7.01(a) herein is not obtained at the South Branch Meeting or the Potomac Meeting, except in the case of clause (i) or clause (ii) that the failure of an action specified therein arises out of or results from the willful failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein.

          (e) Failure to Recommend, Etc.  At any time prior to the South Branch
              -------------------------
Meeting, by South Branch if the South Branch Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of South Branch; or at any time prior to the Potomac Meeting, by Potomac, if the Potomac Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Potomac.

     8.02 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 9.01 and (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination.


                                  ARTICLE IX

                                 Miscellaneous

     9.01 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Sections 3.04, 6.09, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18, 6.19 and this
Article IX which shall survive the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.03(b), 6.04, 6.05(b), 8.02 and this Article IX which shall survive such termination).

     9.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefitted by the provision, to the extent permitted by applicable law, or (ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that (A) after the Potomac Meeting, this Agreement may not be amended if it would violate the WVCA and (B) after the South Branch Meeting, this Agreement may not be amended if it would violate the WVCA.

     9.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

     9.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of West Virginia applicable to contracts made and to be performed entirely within such State.

     9.05 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that expenses incurred in connection with the printing of the Registration Statement and joint proxy statement and SEC fees shall be shared, in proportion to the respective book values of each as of June 30, 1999, between South Branch and Potomac. Notwithstanding the foregoing, if Potomac accepts an offer by another person other than South Branch within the sixty (60) days after execution of this Agreement, by and between South Branch and Potomac, Potomac shall pay all of South Branch's expenses. If South Branch accepts an offer by another person other than Potomac within sixty (60) days after execution of this Agreement, South Branch shall pay all of Potomac's expenses provided that Potomac elects to terminate as provided in Section 6.20 hereof. For purposes of this provision, "person" shall mean any individual, corporation, partnership of other entity.

     9.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

               If to South Branch, to:

               H. Charles Maddy, III
               South Branch Valley Bancorp, Inc.
               310 North Main Street
               P. O. Box 680
               Moorefield, West Virginia 26836

               With a copy to:

               Bowles Rice McDavid Graff & Love, PLLC
               Attention:  Sandra M. Murphy, Esq.
               600 Quarrier Street
               P. O. Box 1386
               Charleston, West Virginia  25325-1386

               If to Potomac, to:

               Patrick N. Frye
               Potomac Valley Bank
               4 North Main Street
               P. O. Box 1079
               Petersburg, West Virginia  26847-1079

               With a copy to:

               Charles D. Dunbar, Esq.
               Jackson & Kelley
               1600 Laidley Tower
               P. O. Box 553
               Charleston, West Virginia 25322

     9.07 Entire Understanding; No Third Party Beneficiaries. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made. Except for Sections 6.09, 6.11, 6.13, 6.14 and 6.15, nothing in this Agreement expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.08 Interpretation; Effect; Assignment; Successors. (a) When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require South Branch, Potomac or any of their respective Subsidiaries, affiliates or directors to take any action which would violate applicable law (whether statutory or common law), rule or regulation.

          (b) A party hereto may not assign any of its rights or obligations under this Agreement to any other person without the prior written consent of the other party. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                              SOUTH BRANCH VALLEY BANCORP, INC.


                              By:  /s/ H. Charles Maddy, III
                                 -------------------------------------------
                              Name:   H. Charles Maddy, III
                              Title:  President


                              POTOMAC VALLEY BANK


                              By:  /s/ Patrick N. Frye
                                 -------------------------------------------
                              Name:   Patrick N. Frye
                              Title:  President and Chief Executive Officer

                                                                       EXHIBIT A

                       FORM OF POTOMAC AFFILIATE LETTER


                                                              ____________, 1999


Potomac Valley Bank
4 North Main Street
P.O. Box 1079
Petersburg, West Virginia 26847

Attention:  Patrick N. Frye

Summit Financial Group, Inc.
310 North Main Street
P. O. Box 680
Moorefield, West Virginia 26836
Attention:  H. Charles Maddy, III

Ladies and Gentlemen:

          I have been advised that I may be deemed to be, but do not admit that I am, an "affiliate" of Potomac Valley Bank, a West Virginia corporation ("Potomac"), as that term is defined in Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and/or SEC Accounting Series Releases 130 and 135. I understand that pursuant to the terms of the Agreement and Plan of Merger, dated as of _____________, 1999 (the "Merger Agreement"), by and between South Branch Valley Bancorp, Inc., a West Virginia corporation ("South Branch"), and Potomac, a wholly owned subsidiary of South Branch will merge with and into Potomac (the "Merger") and that the Merger is intended to be accounted for under the "pooling-of-interests" accounting method.

          I further understand that as a result of the Merger, I may receive shares of common stock, par value $_____ per share, of Summit Financial Group, Inc, ("Summit") in exchange for shares of common stock, par value $_____ per share, of Potomac ("Potomac").

          I have carefully read this letter and reviewed the Merger Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of South Branch and Potomac Stock, to the extent I felt necessary, with my counsel or counsel for Potomac.

          I represent, warrant and covenant with and to Summit that in the event I receive any Summit Stock as a result of the Merger:

Potomac Valley Bank
Summit Financial Group, Inc.
_______________, 1999
Page 52

          1. I shall not make any sale, transfer, or other disposition of such Summit Financial Group, Inc. Stock unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Securities Act (as such rule may be amended from time to time), or (iii) in the opinion of counsel in form and substance reasonably satisfactory to Summit, or under a "no-action" letter obtained by me from the staff of the SEC, such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Securities Act.

          2. I understand that Summit is under no obligation to register the sale, transfer or other disposition of shares of Summit Stock by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

          3. I understand that stop transfer instructions will be given to Summit's transfer agent with respect to shares of Summit Stock issued to me as a result of the Merger and that there will be placed on the certificates for such shares, or any substitutions therefor, a legend stating in substance:

               "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement, dated __, 199_, between the registered holder hereof and Summit, a copy of which agreement is on file at the principal offices of Summit. This legend shall become null and void on and after ______ _________, [two years after the Effective Time.]"

          4. I understand that, unless transfer by me of the Summit Stock issued to me as a result of the Merger has been registered under the Securities Act or such transfer is made in conformity with the provisions of Rule 145(d) under the Securities Act, Summit reserves the right, in its sole discretion, to place the following legend on the certificates issued to my transferee:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under

Potomac Valley Bank
Summit Financial Group, Inc.
_______________, 1999
Page 53

               the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933. This legend shall become null and void on and after _____________ [two years after the effective time]."

          It is understood and agreed that the legends set forth in paragraphs
(3) and (4) above shall be removed by delivery of substitute certificates without such legends if I shall have delivered to Summit (i) a copy of a "no action" letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Summit, to the effect that such legend is not required for purposes of the Act, or (ii) evidence or representations satisfactory to Summit that the Summit Stock represented by such certificates is being or has been sold in conformity with the provisions of Rule 145(d).

          I further represent, warrant and covenant with and to Summit that I will not sell, transfer or otherwise dispose of, or reduce my risk relative to, any shares of Potomac Stock or South Branch Stock (whether or not acquired by me in the Merger) during the period commencing 30 days prior to effective date of the Merger and ending at such time as Summit notifies me that results covering at least 30 days of combined operations of Potomac and Summit after the Merger have been published by Summit. I understand that Summit is not obligated to publish such combined financial results except in accordance with its normal financial reporting practice.

          I further understand and agree that this letter agreement shall apply to all shares of Potomac Stock and Summit Stock that I am deemed to beneficially own pursuant to applicable federal securities law.

          I also understand that the Merger is intended to be treated as a "pooling of Interests" for accounting purposes, and I agree that if Potomac or Summit advises me in writing that additional

Potomac Valley Bank
Summit Financial Group, Inc.
_______________, 1999
Page 54

restrictions apply to my ability to sell, transfer, or otherwise dispose of Potomac Stock or Summit Stock in order for Summit to be entitled to use the pooling of interests accounting method, I will abide by such restrictions.

                              Very truly yours,


                              By__________________________
                                Name:


Accepted this ____ day of
_______________, 1999.


Potomac Valley Bank


By________________________
  Name:
  Title:


Summit Financial Group, Inc.


By________________________
  Name:
  Title:

                                                                       EXHIBIT B

                     FORM OF SUMMIT FINANCIAL GROUP, INC.


                                                              ____________, 1999

Summit Financial Group, Inc.
310 North Main Street
P. O. Box 680
Moorefield, West Virginia 26836
Attention: H. Charles Maddy, III

Ladies and Gentlemen:

          I have been advised that I may be deemed to be, but do not admit that I am, an "affiliate" of South Branch Valley Bancorp, Inc., a West Virginia corporation ("South Branch"), as that term is defined in the Securities and Exchange Commission's Accounting Series Releases 130 and 135. I understand that pursuant to the terms of the Agreement and Plan of Merger, dated as of ________ __, 1999 (the "Merger Agreement"), by and between South Branch and Potomac Valley Bank, a West Virginia corporation ("Potomac"), wholly-owned subsidiary of South Branch (the "Merger"), will merge with and into Potomac, and that the Merger is intended to be accounted for under the "pooling-of-interests" accounting method.

          I have carefully read this letter and reviewed the Merger Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of common stock of South Branch and Potomac, to the extent I felt necessary, with my counsel or counsel for Summit.

          I hereby represent, warrant and covenant with and to Summit that:

          1. I will not sell, transfer or otherwise dispose of, or reduce my risk relative to, any shares of common stock of Potomac or Summit (whether or not acquired by me in the Merger) during the period commencing 30 days prior to the effective date of the Merger and ending at such time as Summit notifies me that results covering at least 30 days of combined operations of Potomac and Summit after the Merger have been published by Summit. I understand that Summit is not obligated to publish such combined financial results except in accordance with its normal financial reporting practice.

          2. I further understand and agree that this letter agreement shall apply to all shares of common stock of Potomac and Summit that I am deemed to beneficially own pursuant to applicable federal securities laws.

Summit Financial Group, Inc.
_______________, 1999
Page 56

          3. If Summit advises me in writing that additional restrictions apply to my ability to sell, transfer, or otherwise dispose of common stock of Potomac or Summit in order for Summit to be entitled to use the "pooling-of-interests" accounting method, I will abide by such restrictions.

                              Very truly yours,


                              By__________________________
                                Name:


Accepted this ____ day of
_______________, 1999.

Summit Financial Group, Inc.


By________________________
  Name:
  Title:

                                                                         ANNEX A

                  FORM OF SUPPLEMENT FOR MERGER SUB ACCESSION
                              TO MERGER AGREEMENT



          SUPPLEMENT, dated as of the _______ day of ___________, 1999 (this "Supplement"), to the Agreement and Plan of Merger, dated as of ________________, 1999 (as amended from time to time in accordance with the terms thereof, the "Merger Agreement"), by and between South Branch Valley Bancorp, Inc. ("South Branch") and Potomac Valley Bank ("Potomac").

          WHEREAS, terms used but not otherwise defined herein have the meanings specified in the Merger Agreement; and

          WHEREAS, pursuant to Section 2.01 of the Merger Agreement, South Branch has determined to consummate the Merger in part through the merger of Merger Sub with and into Potomac.

          NOW, THEREFORE, by its execution of this Supplement, as of the date hereof, the undersigned (i) adopts and becomes a party to the Merger Agreement, as required by Section 2.01 thereof and (ii) agrees to perform all its obligations and agreements set forth therein.

          IN WITNESS WHEREOF, this Supplement has been duly executed and delivered by the undersigned, duly authorized thereunto as of the date first hereinabove written.


                                    [INSERT NAME OF MERGER SUB]


                                    By:________________________________
                                       Name:
                                       Title:

                                   ANNEX  II

     31-1-123. Rights of dissenting shareholders; procedure for purchasing of dissenting shareholders' shares; civil action for determining value of shares; procedure for transferring of such shares to corporation and payment therefor.

Statute text

     (a) Any shareholder electing to exercise his right to dissent, pursuant to section one hundred twenty-two [(S) 31-1-122] of this article, shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to such proposed corporate action. If such proposed corporate action be approved by the required vote and such shareholder shall not have voted in favor thereof, such shareholder may, within ten days after the date on which the vote was taken or if a corporation is to be merged without a vote of its shareholders into another corporation, any of its shareholders may, within fifteen days after the plan of such merger shall have been mailed to such shareholders, make written demand on the corporation, or, in the case of a merger or consolidation, on the surviving or new corporation, domestic or foreign, for payment of the fair value of such shareholder's shares, and, if such proposed corporate action is effected, such corporation shall pay to such shareholder, upon surrender of the certificate or certificates representing such shares, the fair value thereof as of the day prior to the date on which the vote was taken approving the proposed corporate action, excluding any appreciation or depreciation in anticipation of such corporate action. Any shareholder failing to make demand within the ten-day period shall be bound by the terms of the proposed corporate action. Any shareholder making such demand shall thereafter be entitled only to payment as in this section provided and shall not be entitled to vote or to exercise any other rights of a shareholder.

     (b) No such demand may be withdrawn unless the corporation shall consent thereto. If, however, such demand shall be withdrawn upon consent, or if the proposed corporate action shall be abandoned or rescinded or the shareholders shall revoke the authority to effect such action, or if, in the case of a merger, on the date of the filing of the articles of merger the surviving corporation, is the owner of all the outstanding shares of the other corporations, domestic and foreign, that are parties to the merger, or if no demand or petition for the determination of fair value by a court of general civil jurisdiction have been made or filed within the time provided in subsection (e) of this section, or if a court of general civil jurisdiction shall determine that such shareholder is not entitled to the relief provided by this section, then the right of such shareholder to be paid the fair value of his shares shall cease and his status as a shareholder shall be restored, without prejudice to any corporate proceedings which may have been taken during the interim.

     (c) Within ten days after such corporate action is effected, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, domestic or foreign, shall give written notice thereof to each dissenting shareholder who has made demand as herein provided, and shall make a written offer to each shareholder to pay for such shares at a specified price deemed by such corporation to be fair value thereof. Such notice and offer shall be accompanied by a balance sheet of the corporation the shares of which the dissenting shareholder holds, as of the latest available date and not more than twelve months prior to the making of such offer, and a profit and loss statement of such corporation for the twelve months' period ended on the date of such balance sheet.

(d) If within thirty days after the date on which such corporate action is effected the fair value of such shares is agreed upon between any such dissenting shareholder and the corporation, payment therefor shall be made within ninety days after the date on which such corporate action was effected, upon surrender of the certificate or certificates representing such shares. Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares.

(e) If within such period of thirty days, a dissenting shareholder and the corporation do not so agree, then the corporation shall within thirty days after receipt of written demand from any dissenting shareholder, which written demand must be given within sixty days after the date on which such corporate action was effected, file a complaint in a court of general civil jurisdiction requesting that the fair value of such shares be found and determined, or the corporation may file such complaint at any time within such sixty-day period at its own election. Such complaint shall be filed in any court of general civil jurisdiction in the county in which the principal office of the corporation is situated, or, if there be no such office in this State, in the county in which any dissenting shareholder resides or is found or in which the property of such corporation, or any part of it, may be. If the corporation shall fail to institute such proceedings, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders wherever residing, may be made parties to the proceedings as an action against their shares quasi in rem. A copy of the complaint shall be served on each dissenting shareholder who is a resident of this State in the same manner as in other civil actions. Dissenting shareholders who are nonresidents of this State shall be served a copy of the complaint by registered or certified mail, return receipt requested. In addition, service upon such nonresident shareholders shall be made by publication, as provided in Rule 4(e)(2) of the West Virginia Rules of Civil Procedure. All shareholders who are parties to the proceeding shall be entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as shall be specified in the order of their appointment or any subsequent appointment. The judgment shall be payable only upon and concurrently with the surrender to the corporation of the certificate or certificates representing such shares. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

     The judgment shall include an allowance for interest at such rate as the court may find to be fair and equitable in all the circumstances, from the date on which the vote was taken on the proposed corporate action to the date of payment.

     The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court may deem equitable against any or all of the dissenting shareholders who are parties to the proceeding to whom the corporation shall have made an offer to pay for the shares if the court shall find that the action of such shareholders in failing to accept such offer was arbitrary or vexatious or not in good faith. Such expenses shall include reasonable compensation for and reasonable expenses of the appraisers, but shall exclude the fees and expenses of counsel for and experts employed by any party; but if the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay therefor, or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court may determine to be reasonable compensation to any expert or experts employed by the shareholder in the proceeding. Any party to the proceeding may appeal any judgment or ruling of the court as in other civil cases.

     (f) Within twenty days after demanding payment for his shares, each shareholder demanding payment shall submit the certificate or certificates representing his shares to the corporation for notation thereon that such demand has been made. His failure to do so shall, at the option of the corporation, terminate his rights under this section unless a court of general civil jurisdiction, for good and sufficient cause shown, shall otherwise direct. If shares represented by a certificate on which notation has been so made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares, and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

     (g) Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this section provided, may be held and disposed of by such corporation as in the case of other treasury shares, except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

                                  ANNEX  III

                             PROPOSED AMENDMENT TO
                         ARTICLES OF INCORPORATION OF
                       SOUTH BRANCH VALLEY BANCORP, INC.

                              CURRENT ARTICLE  I

I. The undersigned agrees to become a corporation by the name of South Branch Valley Bancorp, Inc.

                              PROPOSED ARTICLE  I

I. The undersigned agrees to become a corporation by the name of Summit Financial Group, Inc.

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

     A. Excerpts from Article VI of the Bylaws of South Branch:

Indemnification of Directors and Officers

     Director and Officer Indemnification.  Unless otherwise prohibited by law,
     ------------------------------------
each director and officer of the corporation now or hereafter serving as such, and each director and officer of any majority or wholly owned subsidiary of the corporation that has been designated as entitled to indemnification by resolution of the board of directors of the corporation as may be from time to time determined by said board, shall be indemnified by the corporation against any and all claims and liabilities (other than an action by or in the right of the corporation or any majority or wholly owned subsidiary of the corporation) including expenses of defending such claim of liability to which he or she has or shall become subject by reason of any action alleged to have been taken, omitted, or neglected by him or her as such director or officer provided the director or officer acted in good faith and in a manner which the director or officer reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal proceeding, a director or officer shall be entitled to indemnification if such person had no reasonable cause to believe his or her conduct was unlawful. The corporation shall reimburse each such person as provided above in connection with any claim or liability brought or arising by or in the right of the corporation provided, however, that such person shall be not indemnified in connection with, any claim or liability brought by or in the right of the corporation or any majority or wholly owned subsidiary of the corporation as to which the director or officer shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation or any majority or wholly owned subsidiary of the corporation unless and only to the extent that the court in which such action or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

     The determination of eligibility for indemnification shall be made by those board members not party to the action or proceeding or in the absence of such board members by a panel of independent shareholders appointed for such purpose of a majority of the shareholders of the corporation or in any other manner provided by law.

     The right of indemnification hereinabove provided for shall not be exclusive of any rights to which any director or officer of the corporation may otherwise be entitled by law.

     The board of directors may by resolution, by law or other lawful manner from time to time as it shall determine extend the indemnification provided herein to agents and employees of the corporation, to directors, officers, agents or employees of other corporations or entities owned in whole or in part by the corporation. The corporation may purchase and maintain insurance for the purposes hereof.

     B.   West Virginia Corporation Law, W. Va. Code (S) 31-1-9:

Section 31-1-9. Indemnification of officers, directors, employees and agents.

     (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, taxes and penalties and interest thereon, and amounts paid in settlement actually and reasonably incurred by him in connection with such action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, that such person did have reasonable cause to believe that his conduct was unlawful.

     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the corporation to procure judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter, including, but not limited to, taxes or any interest or penalties thereon, as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in subsection

(a) or (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsection (a) or (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (a) or (b). Such determination shall be made
(1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders or members.

     (e) Expenses (including attorney's fees) incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding as authorized in the manner provided in Subsection (d) upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

     (f) The indemnification provided by this section shall not be deemed exclusive of any other rights to which any shareholder or member may be entitled under any bylaw, agreement, vote of shareholders, members or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section. (1961,c.15; 1974,c.13; 1975,c.118.)

South Branch does provide indemnity insurance to its officers and directors. Such insurance will not, however, indemnify officers or directors for willful misconduct or gross negligence in the performance of a duty to South Branch.

Item 21. Exhibits and Financial Statement Schedules.

     (a) The following documents are filed as exhibits to this registration statement on form S-4:

 Exhibit
   No.                            Description
 -------                          -----------

   2 Agreement and Plan of Merger dated as of July 16, 1999, between Potomac Valley Bank and South Branch Valley Bancorp, Inc. (included as Appendix I to the Proxy Statement/Prospectus)

   5      Opinion of Bowles Rice McDavid Graff & Love, PLLC

   8(a)   Tax Opinion of Bowles Rice McDavid Graff & Love, PLLC

   8(b)   Tax Opinion of Jackson & Kelly, PLLC

  10(b)   Employment Agreement with Patrick N. Frye

  15      Awareness Letter of Arnett & Foster, P.L.L.C.

  21      Subsidiaries of South Branch Valley Bancorp, Inc.

  23(a)   Consent of Bowles, Rice, McDavid, Graff & Love, PLLC (included as
          Exhibit 5)

  23(b)   Consent of Jackson & Kelly PLLC (included as Exhibit 8b)

  23(c)   Consent of Arnett & Foster, P.L.L.C.

  23(d)   Consent of Arnett & Foster, P.L.L.C.

  99(a)   Revocable Proxy Potomac Valley Bank

  99(b)   Revocable Proxy South Branch Valley Bancorp, Inc.

  99(c)   Form of Potomac Affiliate Letter

  99(d)   Form of Summit Financial Group, Inc.

Item 22.  Undertakings

     A.   The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     D. The registrant undertakes that every prospectus (i) that is filed pursuant to Paragraph (C) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     E. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     F. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     G. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.


SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Moorefield, State of West Virginia, on October 13, 1999.


                              SOUTH BRANCH VALLEY BANCORP, INC.


                              By:    /s/ H. Charles Maddy, III
                                  ----------------------------------------------
                                    H. Charles Maddy, III
                              Its   President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on October 13, 1999.


                                             /s/ H. Charles Maddy, III
/s/ Oscar M. Bean                            ------------------------------
------------------------------               Name:  H. Charles Maddy, III
Name:  Oscar M. Bean                         Title: President, Director
Title: Chairman, Director

   /s/ Robert S. Tissue                        /s/ Russell F. Ratliff, Jr.
---------------------------------           ----------------------------------
Name:  Robert S. Tissue                     Name:  Russell F. Ratliff, Jr.
Title: Chief Financial Officer              Title: Vice President, Director

   /s/ John W. Crites                          /s/ James M. Cookman
---------------------------------           ----------------------------------
Name:  John W. Crites                       Name:  James M. Cookman
Title: Director                             Title: Director

   /s/ Frank A. Baer, III                      /s/ Georgette R. George
---------------------------------           ----------------------------------
Name:  Frank A. Baer, III                   Name:  Georgette R. George
Title: Director                             Title: Director

   /s/ Phoebe F. Heishman                      /s/ Thomas J. Hawse, III
---------------------------------           ----------------------------------
Name:  Phoebe F. Heishman                   Name:  Thomas J. Hawse, III
Title: Director                             Title: Director

   /s/ Jeffrey E. Hott                         /s/ Gary L. Hinkle
---------------------------------           ----------------------------------
Name:  Jeffrey E. Hott                      Name:  Gary L. Hinkle
Title: Director                             Title: Director

   /s/ Ronald F. Miller                        /s/ Harry C. Welton
----------------------------------          ----------------------------------
Name:  Ronald F. Miller                     Name:  Harry C. Welton
Title: Director                             Title: Director

   /s/ Harold K. Michael                       /s/ Charles S. Piccirillo
----------------------------------          ----------------------------------
Name:  Harold K. Michael                    Name:  Charles S. Piccirillo
Title: Director                             Title: Director

   /s/ Donald W. Biller
----------------------------------
Name:  Donald W. Biller
Title: Vice Chairman, Director

                       SOUTH BRANCH VALLEY BANCORP, INC.
                                   FORM S-4
                               INDEX TO EXHIBITS

                                                                        S-B Item 601     Sequential
                                                                           Table            Page
       Description                                                        Reference       Number (a)
       -----------                                                        ---------       ---------
Underwriting agreement                                                        (1)            N/A

Agreement and Plan of Merger                                                  (2)

Articles of Incorporation and Bylaws:                                         (3)
     (a)  Articles of Incorporation of South Branch Valley                                   (b)
          Bancorp, Inc. as last amended on March 25, 1998
     (b)  Bylaws of South Branch Valley Bancorp, Inc.                                        (c)
          as last amended, effective December 31, 1995

Instruments Defining the Rights of Security Holders                           (4)            N/A

Opinions Re:  Legality                                                        (5)

Opinion Re: Liquidation Preference                                            (7)            N/A

Opinion Re: Tax Matters and Consent                                           (8)

Voting Trust Agreement                                                        (9)            N/A

Material Contracts                                                           (10)
     (a) Agreement with H. Charles Maddy, III                                                (d)
     (b) Agreement with Patrick N. Frye                                                 See Exhibit 10(b)
     (c) Agreement with Ronald F. Miller                                                     (e)
     (d) Agreement with C. David Robertson                                                   (f)
     (e) 1998 Officer Stock Option Plan                                                      (g)

Statement Re: Computation of Per Share Earnings                              (11)            (h)

Annual Report to Security Holders, et al.                                    (13)            N/A

Material Foreign Patents                                                     (14)            N/A

Letter Re: Unaudited Interim Financial Information                           (15)       See Exhibit 15

Letter Re: Changes in Certifying Accountant                                  (16)            N/A

Subsidiaries of the Registrant                                               (21)       See Exhibit 21

Consents:
  (a)  Consent of Bowles Rice McDavid Graff & Love, PLLC                     (23)       See Exhibit 5
                                                                                          and 8(a)
  (b)  Consent of Jackson & Kelly, PLLC                                                See Exhibit 8(b)

  (c)  Consent of Arnett & Foster, P.L.L.C.                                            See Exhibit 23(c)

  (d)  Consent of Arnett & Foster, P.L.L.C.                                            See Exhibit 23(d)

Power of Attorney                                                            (24)      See Exhibit 24

Statement of Eligibility of Trustee                                          (25)            N/A

Invitation for Competitive Bids                                              (26)            N/A

Financial Data Schedule                                                      (27)            N/A

Information From Reports Furnished To State Insurance                        (28)            N/A
Regulatory Authorities

Additional Exhibits:                                                         (29)
  (a)  Form of Proxy - Potomac                                                         See Exhibit 29(a)
                       South Branch                                                          29(b)
  (b)  Form of Agreement Regarding
      Affiliates - Potomac                                                             See Exhibit 29(c)
                   South Branch                                                              29(d)

Footnotes:
----------

 (a)   N/A = Not Applicable.

 (b) Incorporated by reference to Exhibit 3(i) of South Branch's filing on Form 10-QSB dated June 30, 1998.

 (c) Incorporated by reference to Exhibit 3(b) of South Branch's filing on Form S-4 dated December 22, 1997.

 (d) Incorporated by reference to Exhibit 10 to South Branch's filing on Form 10-KSB dated December 31, 1995.

 (e) Incorporated by reference to Exhibit 10(ii) to South Branch's filing on Form 10-KSB dated December 31, 1998.

 (f) Incorporated by reference to Exhibit 10 to South Branch's filing on Form 10-QSB dated June 30, 1999.

 (g) Incorporated by reference to Exhibit 10 to South Branch's filing on Form 10-QSB dated June 30, 1998.

 (h) Incorporated by reference to Exhibit 11 to South Branch's filing on Form 10-QSB dated June 30, 1999.

* Indicates document incorporated by reference.